CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
$500,000,000 8.500% Perpetual Subordinated Non-Preferred Contingent Convertible Additional Tier 1 Capital Notes	$500,000,000	$57,950

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(5)

Registration No. 333-215215

PROSPECTUS SUPPLEMENT

(to prospectus dated December 21, 2016)

U.S.$500,000,000 8.500% Perpetual Subordinated Non-Preferred Contingent Convertible Additional Tier 1 Capital Notes

Grupo Financiero Santander México, S.A.B. de C.V.

The U.S.$500,000,000 8.500% Perpetual Subordinated Non-Preferred Contingent Convertible Additional Tier 1 Capital Notes (the “Notes”) are Additional Tier 1 Capital (capital básico no fundamental) notes with no fixed maturity or fixed redemption date. From and including the date on which the Notes are initially issued, which is expected to be December 29, 2016 (the “Issue Date”), to but excluding January 20, 2022 (the “First Call Date”) the Notes will bear interest on the Current Principal Amount (as defined in this prospectus supplement) initially at a rate equal to 8.500% per annum. From and including the First Call Date (such date, and each fifth anniversary thereafter a “Reset Date”) to, but excluding, the next succeeding Reset Date, the applicable per annum interest rate will be equal to the sum of the then-prevailing Treasury Yield on the second Business Day (as defined in this prospectus supplement) immediately preceding the applicable Reset Date (the “Reset Determination Date”) and 647.20 basis points (rounded to two decimal places, with 0.005 being rounded down). The interest rate following any Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date. Subject to the conditions described further below, Grupo Financiero Santander México will pay interest on the Notes quarterly in arrears on January 20, April 20, July 20 and October 20 of each year (each an “Interest Payment Date”), commencing on April 20, 2017.

Interest on the Notes will be due and payable only at Grupo Financiero Santander México’s sole discretion and Grupo Financiero Santander México will have sole and absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. In addition, interest due on the Notes from Grupo Financiero Santander México will be automatically canceled in an Interest Cancellation Event (as defined in this prospectus supplement). Such canceled interest shall not accumulate or be due and payable at any time thereafter and the holders and the beneficial owners of the Notes shall not have any right to or claim against Grupo Financiero Santander México with respect to such unpaid interest amount.

Grupo Financiero Santander México may redeem the Notes at 100% of their principal amount plus accrued but unpaid (and not canceled) interest, plus Additional Interest (as defined under “Description of Notes—Payment of Additional Interest”), if any, to but excluding the date fixed for redemption, (i) in whole or in part, on the First Call Date and on any Interest Payment Date thereafter, (ii) in whole but not in part upon the occurrence of certain tax events affecting the withholding taxes payable on the Notes, or (iii) in whole but not in part upon the occurrence of certain special events, subject, in each case, to the conditions described in this prospectus supplement. Any such redemption shall be subject to certain regulatory requirements, including obtaining prior authorization from Banco de México, as described in this prospectus supplement.

Upon the occurrence of a Conversion Trigger Event (as defined in this prospectus supplement), on the Conversion Date (as defined in this prospectus supplement), the then Current Principal Amount (as defined in this prospectus supplement) of the Notes will be automatically reduced in one or more Automatic Conversions by the applicable Conversion Amount (as defined in this prospectus supplement) and the Converted Principal Amount (as defined in this prospectus supplement) relating to such Automatic Conversions shall be converted exclusively into (i) if the holder of the Notes is Banco Santander, S.A., the controlling shareholder of Grupo Financiero Santander México (“Santander España”), Grupo Financiero Santander México’s Series F shares and (ii) if the holder of the Notes is not Santander España, Grupo Financiero Santander México’s Series B shares (together with the Series F shares the “Ordinary Shares”) at the Conversion Price (as defined in this prospectus supplement), as described in this prospectus supplement.

Grupo Financiero Santander México intends to offer the Notes to, among others, its existing shareholders and certain employees of its subsidiaries. Santander España has agreed to purchase approximately 88% of the initial aggregate principal amount of the Notes.

The Notes will represent Grupo Financiero Santander México’s general, unsecured and subordinated obligations. The Notes constitute Subordinated Non-Preferred Indebtedness (as defined under “Description of Notes—Subordination—Definitions”) and will rank (i) subordinate and junior in right of payment and in liquidation to all of Grupo Financiero Santander México’s present and future Senior Indebtedness and Subordinated Preferred Indebtedness (as defined under “Description of Notes—Subordination—Definitions”), (ii) pari passu without preference among themselves and with all of Grupo Financiero Santander México’s present and future other unsecured Subordinated Non-Preferred Indebtedness and (iii) senior only to all classes of Grupo Financiero Santander México’s capital stock, as described in this prospectus supplement. Grupo Financiero Santander México may incur additional Senior Indebtedness, Subordinated Preferred Indebtedness and Subordinated Non-Preferred Indebtedness from time to time, and the Indenture for the Notes does not prohibit or limit the incurrence of other indebtedness, including additional Senior Indebtedness, Subordinated Preferred Indebtedness and Subordinated Non-Preferred Indebtedness.

Grupo Financiero Santander México will use the proceeds of the offering of the Notes to acquire from Banco Santander México a perpetual subordinated non-preferred contingent convertible additional tier 1 capital note in the same principal amount as the aggregate principal amount of the Notes and with substantially the same terms and conditions as the Notes, issued pursuant to an indenture that is substantially the same as the Indenture (as defined in this prospectus supplement) (the “Back-to-Back Note”). The Back-to-Back Note is not for the benefit of the holders of the Notes and holders of the Notes have no right to enforce the Back-to-Back Note or any other right thereunder.

Currently there is no public market for the Notes. Grupo Financiero Santander México intends to apply to the Irish Stock Exchange plc (the “ISE”) for the Notes to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the ISE. Admission to the Official List is expected, and trading on the Global Exchange Market is expected to begin, within 30 days of the initial delivery of the Notes. In the event that the Notes are admitted to listing on the ISE, Grupo Financiero Santander México will use its reasonable best efforts to maintain such listing, provided that if Grupo Financiero Santander México determines that it is unduly burdensome to maintain a listing on the ISE, it may delist the Notes from the ISE.

The Notes are complex financial instruments and are not a suitable or appropriate investment for all investors.

The Notes are not intended to be sold and should not be sold to retail clients in the European Economic Area (the “EEA”), as defined in the rules set out in the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015 (as amended or replaced from time to time) other than in circumstances that do not and will not give rise to a contravention of those rules by any person. Prospective investors are referred to the section headed “UK Financial Conduct Authority –Marketing Restriction of Contingent Convertible Securities” on page S-3 of this Prospectus Supplement for further information.

This Prospectus Supplement has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly, any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this Prospectus Supplement may only do so in circumstances in which no obligation arises for Grupo Financiero Santander México or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither Grupo Financiero Santander México nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for Grupo Financiero Santander México or the underwriters to publish or supplement a prospectus for such offer. Neither Grupo Financiero Santander México nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this Prospectus Supplement.

The expression Prospectus Directive means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Member State concerned.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-34 and as incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The information contained in this prospectus supplement is exclusively Grupo Financiero Santander México’s responsibility and has not been reviewed or authorized by the Mexican Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, the “CNBV”). An application has been made to register the Notes with the Mexican National Securities Registry (Registro Nacional de Valores, the “Registry”), maintained by the CNBV. Registration of the Notes with the Registry does not imply any certification as to the investment quality of the Notes, the solvency, liquidity or credit quality of Grupo Financiero Santander México or the accuracy or completeness of the information set forth herein.

THE NOTES ARE NOT DEPOSITS WITH GRUPO FINANCIERO SANTANDER MÉXICO OR THE GROUP (AS DEFINED BELOW), AND WILL BE UNSECURED, NOT ELIGIBLE FOR REIMBURSEMENT AND NOT GUARANTEED BY ANY MEXICAN GOVERNMENTAL AGENCY, INCLUDING, WITHOUT LIMITATION, THE MEXICAN SAVINGS PROTECTION AGENCY (INSTITUTO PARA LA PROTECCIÓN AL AHORRO BANCARIO OR “IPAB”), OR ANY OTHER MEXICAN

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GOVERNMENTAL AGENCY, OR ANY OF GRUPO FINANCIERO SANTANDER MÉXICO’S SUBSIDIARIES OR AFFILIATES OR ANY OTHER ENTITY THAT IS A PART OF GRUPO FINANCIERO SANTANDER MÉXICO.

	Price to Public	Underwriting Commission(1)	Proceeds to us
Per Note	100.000%	0.322%	99.678%
Total	U.S.$500,000,000	U.S.$1,610,000	U.S.$498,390,000

(1)	See “Underwriting” for additional information regarding underwriter compensation.

The initial price to public set forth above does not include accrued interest, if any. Interest on the Notes will accrue from the Issue Date and must be paid by the purchaser if the Notes are delivered thereafter.

The Notes will be issued in registered form in denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. Grupo Financiero Santander México expects that the Notes will be ready for delivery through the book-entry facilities of DTC and its participants, including through its indirect participants, INDEVAL, Euroclear and Clearstream Luxembourg, on or about December 29, 2016.

Joint Bookrunners

Santander	Goldman, Sachs & Co.	Morgan Stanley

Prospectus Supplement dated December 23, 2016

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table of contents

Page

Prospectus Supplement

Notice to Investors	S-2
About This Prospectus Supplement	S-4
Incorporation Of Information By Reference	S-5
Where You Can Find More Information	S-6
Enforcement of Civil Liabilities	S-6
Special Note Regarding Forward Looking Statements	S-7
Summary	S-9
Risk Factors	S-34
Recent Developments	S-50
Use Of Proceeds	S-51
Ratio Of Earnings To Fixed Charges	S-52
Capitalization	S-53
Description Of Notes	S-54
Taxation	S-96
Underwriting (Conflicts of Interest)	S-103
Legal Matters	S-109
Experts	S-109

Prospectus

About This Prospectus	1
Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	3
Grupo Financiero Santander México	4
Risk Factors	6
Special Note Regarding Forward-Looking Statements	7
Use of Proceeds	9
Ratio Of Earnings To Fixed Charges	10
Description of Contingent Convertible Securities	11
Description of Certain Provisions Relating to Contingent Convertible Securities	15
Description of Capital Stock	20
Description of American Depositary Shares	32
Plan of Distribution	41
Expenses of the Issue	41
Legal Matters	42
Experts	42
Service of Process and Enforcement of Judgments	42

Grupo Financiero Santander México has not, and Santander Investment Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC (the “underwriters”) have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of Grupo Financiero Santander México or to which Grupo Financiero Santander México has referred you. Grupo Financiero Santander México takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Grupo Financiero Santander México is not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein is accurate only as of their respective dates.

S-1

Notice to Investors

Agreements and acknowledgments of investors, including holders and beneficial owners

Interest Cancellation and Automatic Conversion

As described in this prospectus supplement, the terms of the Notes provide that interest on the Notes will be due and payable only at Grupo Financiero Santander México’s sole discretion, and Grupo Financiero Santander México will have sole and absolute discretion at all times and for any reason to cancel any interest payment, in whole or in part, that would otherwise be payable on any Interest Payment Date. As described herein, the terms of the Notes also provide for circumstances under which Grupo Financiero Santander México will be required not to make an interest payment, in whole or in part, on the Notes on an Interest Payment Date, and the interest payable in respect of any such Interest Payment Date shall be canceled, in whole or in part, and therefore not due and payable. Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled in accordance with the terms of the Notes and as further described herein.

As the Notes are perpetual and have no fixed maturity or fixed redemption date, a holder may not receive any payment of principal with respect to the Notes.

By its acquisition of the Notes, each holder and beneficial owner acknowledges and agrees that (1) interest is payable solely at Grupo Financiero Santander México’s discretion, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by Grupo Financiero Santander México at its sole discretion and/or has been canceled as a result of the occurrence and continuation of an Interest Cancellation Event, as described in this prospectus supplement; and (2) a cancellation of interest (in whole or in part) in accordance with the terms of the Indenture and the Notes shall not constitute a default in payment or otherwise under the terms of the Notes or the Indenture. Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled in accordance with the provisions described above. Any interest canceled (in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners shall have no rights thereto or to receive any additional interest, penalty or compensation as a result of such cancellation.

If a Conversion Trigger Event occurs (as defined in this prospectus supplement) relating to such Automatic Conversions on the Conversion Date, the then Current Principal Amount of the Notes shall be automatically reduced in one or more Automatic Conversions by the applicable Conversion Amount and the Converted Principal Amount relating to such Automatic Conversions shall be converted into Grupo Financiero Santander México’s Ordinary Shares at the Conversion Price, at which point all of Grupo Financiero Santander México’s obligations with respect to the Converted Principal Amount shall be irrevocably and automatically released in consideration of its delivery of the Settlement Shares (as defined in this prospectus supplement) to the Settlement Share Depositary (as defined in this prospectus supplement) (or other relevant recipient as described herein), and under no circumstances shall such released obligations be reinstated.

If any holder or beneficial owner (or group of either or both) of the Notes other than Santander España would become a holder or group of holders (i) of more than two percent (2%) of Grupo Financiero Santander México’s Ordinary Shares as a result of an Automatic Conversion, and the requirements specified in the Mexican Financial Groups Law (as defined below) are not satisfied by the applicable holder or group of holders, or (ii) of more than five percent (5%) of its Ordinary Shares as a result of an Automatic Conversion, Grupo Financiero Santander México will cause the Settlement Share Depositary to sell in whatever manner the Settlement Share Depositary determines, in its sole discretion, a sufficient amount of Settlement Shares in excess of any of the applicable percentages specified above (the “Excess Settlement Shares”) that would have been delivered to such holder or beneficial owner such that such holder or beneficial owner, together with any such group to which it belongs, does not become a holder of Ordinary Shares exceeding two percent (2%) or five percent (5%), as applicable, of Grupo Financiero Santander México’s Ordinary Shares, it being understood that such holders will be paid the proceeds, net of expenses, of the sale of the applicable Excess Settlement Shares.

By its acquisition of the Notes, each holder and beneficial owner shall be deemed to have (i) agreed to all of the terms and conditions of the Notes, including, without limitation, those related to (x) Automatic Conversion following a Conversion Trigger Event and (y) the appointment of the Settlement Share Depositary, the issuance of the Settlement Shares to the Settlement Share Depositary (or to the relevant recipient in accordance with the terms of the Indenture and the Notes) and the potential sale of Excess Settlement Shares by the Settlement Shares Depositary, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Notes or the Trustee, (ii) agreed that effective upon, and following, an Automatic Conversion, the Converted Principal Amount shall no longer be due and payable to the holders or beneficial owners of the Notes, and Grupo Financiero Santander México’s liability to pay the Converted Principal Amount, or any interest in respect of such Converted Principal Amount shall be automatically released, and the holders and beneficial owners shall not have the right to give a direction to the Trustee with respect to the Conversion Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Notes, including, without limitation, claims

S-2

related to or arising out of or in connection with a Conversion Trigger Event and/or any Automatic Conversion and (iv) authorized, directed and requested DTC (as defined in this prospectus supplement), its participants, including its indirect participants, INDEVAL, Euroclear and Clearstream Luxembourg, or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustee.

UK Financial Conduct Authority— Marketing Restriction of Contingent Convertible Securities

The Notes described in this prospectus supplement are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Notes to retail investors.

In particular, in June 2015, the U.K. Financial Conduct Authority (the “FCA”) published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015 (the “PI Rules”) which took effect from 1 October 2015. Under the rules set out in the PI Rules (as amended or replaced from time to time), certain contingent write-down or convertible securities, such as the Notes, must not be sold to retail clients in the EEA and nothing may be done that would or might result in the buying of such securities or the holding of a beneficial interest in such securities by a retail client in the EEA (in each case within the meaning of the PI Rules), other than in accordance with the limited exemptions set out in the PI Rules.

The Underwriters are subject to, and required to comply with, the PI Rules, or, if not subject to the PI Rules, they will comply with them as if they were subject to the PI Rules. By purchasing, or making or accepting an offer to purchase, any Notes from Grupo Financiero Santander México and/or the Underwriters, you represent, warrant, agree with and undertake to Grupo Financiero Santander México and each of the Underwriters that (1) you are not a retail client in the EEA (as defined in the PI Rules); (2) whether or not you are subject to the PI Rules, you will not sell or offer the Notes to retail clients in the EEA or do anything (including the distribution of this document) that would or might result in the buying of the Notes or the holding of a beneficial interest in the Notes by a retail client in the EEA (in each case within the meaning of the PI Rules,) other than (i) in relation to any sale or offer to sell the Notes to a retail client in or resident in the United Kingdom, in any other circumstances that do not and will not give rise to a contravention of the PI Rules by any person and/or (ii) in relation to any sale or offer to sell the Notes to a retail client in any EEA member state other than the United Kingdom, where (A) you have conducted an assessment and concluded that the relevant retail client understands the risks of an investment in Notes and is able to bear the potential losses involved in an investment in the Notes and (B) you have at all times acted in relation to such sale or offer in compliance with the Markets in Financial Instruments Directive (2004/39/EC) (“MiFID”) to the extent it applies to you or, to the extent MiFID does not apply to you, in a manner which would be in compliance with MiFID if it were to apply to you; and (3) you will at all times comply with all applicable local laws, regulations and regulatory guidance (whether inside or outside the EEA) relating to sales of instruments such as the Notes, including any such laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Notes by investors in any relevant jurisdiction.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Notes from Grupo Financiero Santander México and/or the Underwriters the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

For the avoidance of doubt, the restrictions described above do not affect the distribution of the Notes in jurisdictions outside of the EEA, such as in the United States provided that any distribution into the EEA complies with the PI Rules.

S-3

About This Prospectus Supplement

In this prospectus supplement, Grupo Financiero Santander México uses the following terms:

•	“we,” “us,” “our,” and “Grupo Financiero Santander México” mean Grupo Financiero Santander México, S.A.B. de C.V., a sociedad controladora de un grupo financiero;

•	“Group” means Grupo Financiero Santander México together with its consolidated subsidiaries;

•	“Banco Santander México” means Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, the licensed banking subsidiary of Grupo Financiero Santander México;

•	“Santander España” means Banco Santander, S.A., a Spanish bank and Grupo Financiero Santander México’s controlling shareholder;

•	“Santander Group” means Santander España together with its consolidated subsidiaries.

•	“Banco de México” is the Mexican Central Bank;

•	“Mexican Banking GAAP” means the accounting standards and regulations prescribed by the CNBV for credit institutions, as amended. These accounting standards apply to holding companies when the principal subsidiary is a bank;

•	“Mexican Government” means the federal government of México;

•	“México” means the United Mexican States;

•	“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board and interpretations issued by the IFRS Interpretations Committee;

•	“CNBV” means the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores);

•	“SEC” refers to the Securities and Exchange Commission;

•	“pesos” and “Mexican pesos” “Ps.” refer to the currency of Mexico;

•	“U.S. dollars” and “U.S.$” refer to the currency of the United States; and

•	References to “audited financial statements” are to the audited consolidated financial statements of Grupo Financiero Santander México as of December 31, 2014 and December 31, 2015, and for each of the fiscal years ended December 31, 2013, 2014 and 2015, together with the notes thereto. The audited financial statements were prepared in accordance with IFRS and are contained in Grupo Financiero Santander México’s annual report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference into this prospectus supplement.

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Incorporation Of Information By Reference

The SEC allows Grupo Financiero Santander México to “incorporate by reference” information into this prospectus supplement. This means that Grupo Financiero Santander México can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This means that you must look at all of the SEC filings that Grupo Financiero Santander México incorporates by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Grupo Financiero Santander México incorporates by reference into this prospectus supplement the following documents listed below, which it has already filed with or furnished to the SEC:

(1)       its Annual Report on Form 20-F for the fiscal year ended December 31, 2015 filed on May 2, 2016 (the “2015 Annual Report”); and

(2)       its Current Report on Form 6-K furnished to the SEC on December 21, 2016, containing its unaudited interim condensed consolidated financial statements for the nine-month periods ended September 30, 2016 and 2015 and at September 30, 2016 and December 31, 2015 (the “September 2016 Unaudited Interim Condensed Consolidated Financial Statements”) and a discussion and analysis of its results of operation and financial condition for the first nine months of 2016.

While Grupo Financiero Santander México has prepared its consolidated financial statements as of and for the years ended December 31, 2013, 2014 and 2015 included in the 2015 Annual Report and incorporated by reference in this prospectus supplement in accordance with IFRS, data reported by the CNBV for the Mexican financial sector as a whole as well as individual financial institutions in Mexico, including its own, is prepared in accordance with Mexican Banking GAAP and, thus, may not be comparable to its results prepared in accordance with IFRS. Unless otherwise indicated, all financial information provided in the 2015 Annual Report as well as in Grupo Financiero Santander México’s report on Form 6-K filed on December 21, 2016 has been prepared in accordance with IFRS. However, unless otherwise indicated, Grupo Financiero Santander México’s financial information provided in all other reports on Form 6-K incorporated by reference in this prospectus supplement is prepared in accordance with Mexican Banking GAAP and, thus, may not be comparable to Grupo Financiero Santander México’s results prepared in accordance with IFRS. IFRS differs in certain significant respects from Mexican Banking GAAP. For a discussion of the most significant differences between Mexican Banking GAAP and IFRS as they relate to Grupo Financiero Santander México, see note 1.b to Grupo Financiero Santander México’s consolidated financial statements included in the 2015 Annual Report and incorporated by reference in this prospectus supplement.

All subsequent reports that Grupo Financiero Santander México files on Form 20-F under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such documents. Grupo Financiero Santander México may also incorporate by reference any Form 6-K that it submits to the SEC after the date of this prospectus supplement and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in this prospectus supplement or in the most recent document incorporated by reference herein.

Grupo Financiero Santander México will provide without charge to each person to whom this prospectus supplement has been delivered, upon the written or oral request of any such person to it, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement by reference, including exhibits to such documents. Requests for such copies should be directed to:

División de Relación con Inversionistas

Avenida Prolongación Paseo de la Reforma 500
Colonia Lomas de Santa Fe
Delegación Álvaro Obregón

S-5

01219 Mexico City, Mexico
Telephone: +(52) 55-5257-8000

Where You Can Find More Information

Grupo Financiero Santander México files annual reports, current reports and other information with the SEC. You may read and copy any document that Grupo Financiero Santander México files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Grupo Financiero Santander México’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

Enforcement of Civil Liabilities

Grupo Financiero Santander México is a publicly traded variable capital corporation (sociedad anónima bursátil de capital variable) incorporated in accordance with the laws of Mexico. All of its directors and officers and experts named herein are non-residents of the United States, and all or substantially all of the assets of such persons and substantially all of Grupo Financiero Santander México’s assets are located outside the United States. As a result, it may not be possible for holders of the Notes to effect service of process within the United States upon such persons or to enforce against them or Grupo Financiero Santander México United States court judgments, whether or not predicated upon the civil liability provisions of the U.S. federal securities or other laws of the United States or any state thereof.

Grupo Financiero Santander México has been advised by its special Mexican counsel, Ritch, Mueller, Heather y Nicolau, S.C., that there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws. Grupo Financiero Santander México has been advised by such special Mexican counsel that no bilateral treaty is currently in effect between the United States and Mexico that covers the reciprocal enforcement of civil foreign judgments. In the past, Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the United States judgment, in order to ascertain, among other matters, whether Mexican legal principles of due process, public policy (orden público) and non-violation of Mexican law have been complied with, without reviewing the merits of the subject matter of the case.

Grupo Financiero Santander México will appoint Banco Santander, S.A., New York Branch as its authorized agent upon which process may be served in any action which may be instituted in any United States federal or state court having subject-matter jurisdiction in the Borough of Manhattan, The City of New York, New York arising out of or based upon the Notes or the Indenture governing the Notes. See “Description of Notes.”

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Special Note Regarding Forward Looking Statements

This prospectus supplement, the accompanying prospectus and the 2015 Annual Report incorporated herein by reference include forward-looking statements, principally under the captions “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview” and “Item 5. Operating and Financial Review and Prospects” in the 2015 Annual Report. These statements appear throughout this prospectus supplement, the accompanying prospectus and the 2015 Annual Report and include statements regarding Grupo Financiero Santander México’s intent, belief or current expectations in connection with:

•	asset growth and sources of funding;

•	growth of its fee-based business;

•	expansion of its distribution network;

•	financing plans;

•	competition;

•	impact of regulation and the interpretation thereof;

•	action to modify or revoke its authorization to act as a sociedad controladora de un grupo financiero or Banco Santander México’s banking license;

•	exposure to market risks including interest rate risk, foreign exchange risk and equity price risk;

•	exposure to credit risks including credit default risk and settlement risk;

•	projected capital expenditures;

•	capitalization and related requirements and level of reserves;

•	investments in its information technology platform;

•	liquidity;

•	trends affecting the economy generally; and

•	trends affecting its financial condition and its results of operations.

Many important factors, in addition to those discussed elsewhere in this prospectus supplement, the accompanying prospectus or the 2015 Annual Report incorporated herein by reference, could cause Grupo Financiero Santander México’s actual results to differ substantially from those anticipated in its forward-looking statements, including, among other things:

•	changes in capital markets in general that may affect policies or attitudes towards lending to Mexico or Mexican companies;

•	changes in economic conditions in Mexico in particular, in the United States or globally;

•	the monetary, foreign exchange and interest rate policies of Banco de México;

•	inflation;

•	deflation;

•	unemployment;

•	unanticipated turbulence in interest rates;

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•	movements in foreign exchange rates;

•	movements in equity prices or other rates or prices;

•	changes in Mexican and foreign policies, legislation and regulations;

•	changes in requirements to make contributions to, for the receipt of support from programs organized by or requiring deposits to be made or assessments observed or imposed by, the Mexican government;

•	changes in taxes and tax laws;

•	competition, changes in competition and pricing environments;

•	its inability to hedge certain risks economically;

•	economic conditions that affect consumer spending and the ability of customers to comply with obligations;

•	the adequacy of allowance for impairment losses and other losses;

•	increased default by borrowers;

•	its inability to successfully and effectively integrate acquisitions or to evaluate risks arising from asset acquisitions;

•	technological changes;

•	changes in consumer spending and saving habits;

•	increased costs;

•	unanticipated increases in financing and other costs or the inability to obtain additional debt or equity financing on attractive terms;

•	changes in capitalization requirements for Banco Santander México, including the imposition of additional capital buffers;

•	changes in, or failure to comply with, banking regulations or their interpretation; and

•	the other risk factors discussed under “Item 3. Key Information—D. Risk Factors” in the 2015 Annual Report.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast” and similar words are intended to identify forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date they were made. Grupo Financiero Santander México undertakes no obligation to update publicly or to revise any forward-looking statements after Grupo Financiero Santander México distributes this prospectus supplement because of new information, future events or other factors. Grupo Financiero Santander México’s independent public auditors have neither examined nor compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. In light of the risks and uncertainties described above, the future events and circumstances discussed in this prospectus supplement might not occur and are not guarantees of future performance. Because of these uncertainties, you should not make any investment decision based upon these estimates and forward-looking statements.

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Summary

The following is a summary of key information contained elsewhere, or incorporated by reference in, this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein, as a whole. Words and expressions defined in “Description of Notes” below shall have the same meanings in this summary.

Grupo Financiero Santander México is the second-largest financial services holding company in Mexico based on total loans made by Banco Santander México and Grupo Financiero Santander México’s other subsidiaries, the third-largest financial services holding company in Mexico based on total assets and deposits and the fourth-largest financial services holding company in Mexico based on net income as of September 30, 2016, in each case as determined in accordance with Mexican Banking GAAP, according to information published by the CNBV. Through Banco Santander México and Grupo Financiero Santander México’s other subsidiaries, Grupo Financiero Santander México provides a wide range of financial and related services, principally in Mexico, including retail and commercial banking, securities underwriting and brokerage and custody services. Grupo Financiero Santander México’s principal subsidiaries are Banco Santander México, its commercial bank subsidiary, and Casa de Bolsa Santander, S.A. de C.V., its broker-dealer subsidiary.

As of September 30, 2016, Grupo Financiero Santander México had total assets of Ps.1,281,599 million (U.S.$66,138 million) and total equity of Ps.119,212 million (U.S.$6,152 million). For the year ended December 31, 2015, Grupo Financiero Santander México had net income of Ps.14,004 million (U.S.$811 million), which represented a return-on-average equity, or ROAE, of 13.22% for that period. For the nine months ended September 30, 2016, Grupo Financiero Santander México had net income of Ps.12,981 million (U.S.$670 million), which represented a return-on-average equity, or ROAE, of 11.44% for that period.

Grupo Financiero Santander México’s most significant subsidiary is Banco Santander México, which as of September 30, 2016 accounted for 99.89% of Grupo Financiero Santander México’s total assets and 98.32% of its shareholders’ equity. For the year ended December 31, 2015 and the nine months ended September 30, 2016, Banco Santander México accounted for 100.40% of Grupo Financiero Santander México’s net income and 99.74% of its net income, respectively. As of September 30, 2016, Banco Santander México had total loans, net of allowance for impairment losses, of Ps.590,058 million (U.S.$30,451 million), total deposits of Ps.622,597 million (U.S.$32,130 million), 1,364 offices and 6,620 ATMs located throughout Mexico, and 16,828 employees. As of the date of this prospectus supplement, in order for Banco Santander México to be classified as Class I by the CNBV based on its compliance with the provisions of Mexican Capitalization Requirements, the minimum capital ratios are (i) 10.5% in respect of Total Net Capital (capital neto), (ii) 8.5% in the case of Tier 1 Capital (capital básico) and (iii) 7.0% in the case of Fundamental Capital (capital fundamental), plus, in each case, any other applicable capital supplement (as of the date of this prospectus supplement, within a four-year period starting December 31, 2016, a Systemically Important Bank Capital Supplement (as defined below) for Grade III banks of 1.20% and any Countercyclical Capital Supplement applicable to Banco Santander México). As of September 30, 2016, Banco Santander México’s capital ratios were 16.01% for Total Net Capital, 12.40% for Tier 1 Capital and 12.40% for Fundamental Capital.

Grupo Financiero Santander México offers a differentiated financial services platform in Mexico focused on the client segments that it believes are most profitable, such as high- and mid-income individuals, small and medium-sized enterprises, or SMEs, and medium and large companies in Mexico, while also providing integrated financial services to low-income individuals. Grupo Financiero Santander México developed its client segmentation strategy in 2008 with clearly defined client segments: high- and mid-income individuals, SMEs and middle-market corporations. Since then, it has focused its efforts on further refining its client segmentation, developing its product offerings, information technology systems and internal practices, as well as enhancing its distribution channels in order to maximize service in its key client segments.

The following chart sets forth the Retail Banking and Global Corporate Banking principal operating segments of Banco Santander México and their main focus.

Retail Banking	Global Corporate Banking
Focusing on the following categories of clients:	Offering to Grupo Financiero Santander México’s largest

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•      Individuals, with a net wealth of less than Ps.5 million, categorized as classic, preferred, premier or select

•      Private banking, for individuals with net wealth in excess of Ps.8 million. Individuals with net wealth between Ps.5 million to Ps.8 million are attended to by either the Individuals segment or the Private Banking segment described above, depending on the product offerings that would suit them best

•      SMEs, with annual gross revenues of up to Ps.200 million

•      Middle-market corporations, with annual gross revenues of more than Ps.200 million that are not clients of Global Corporate Banking

•      Government institutions, comprised of Mexican federal government agencies, state agencies and municipalities, as well as Mexican universities clients (mainly Mexican and multinational corporations, financial groups and large institutional clients) tailored services and products such as:

•     Global transaction banking (GTB), which includes cash management, working capital solutions, security services and trade finance solutions

•     Financial Solutions and Advisory (FS&A), which includes origination, structuring and distribution of structured credit and debt products, debt capital markets, project finance and asset-based finance

•     Corporate finance, which includes mergers and acquisitions and equity capital markets services

•     Markets, including “plain vanilla” and tailored fixed income, foreign exchange and equity investment and hedging solutions and brokerage services

•     Global Corporate Banking products and solutions for retail customers, which offers retail segment clients tailor-made corporate banking products and solutions in order to meet specific needs

In addition, Grupo Financiero Santander México has a Corporate Activities operating segment comprised of all other operational and administrative activities that are not assigned to a specific segment or product listed above. These activities include the centralized management of Grupo Financiero Santander México’s financial investments, the financial management of its structural interest rate risk and foreign exchange position and the management of its liquidity and equity through securities offerings and the management of assets and liabilities.

The investment banking and equity trading activities of Casa de Bolsa, Grupo Financiero Santander México’s broker-dealer subsidiary, are included in the Global Corporate Banking segment, while the retail portion of its brokerage business is part of the Retail Banking segment. Grupo Financiero Santander México’s insurance activities are included in the Retail Banking segment.

Banco Santander, S.A., or Santander España, is Grupo Financiero Santander México’s controlling shareholder and owns, directly or indirectly, 74.97% of its total capital stock. Grupo Financiero Santander México believes that its relationship with Santander España and the Santander Group as a whole offers it significant competitive advantages over other financial services holding companies in Mexico. As of September 30, 2016, the Santander Group had total assets of €1,329.5 billion (U.S.$1,484.5 billion), shareholders’ equity of €101,122 million (U.S.$112,902 million) and a market capitalization of €56,973 million (U.S.$63,616 million). It also generated an attributable profit of €4,975 million (U.S.$5,555 million) during the nine months ended September 30, 2016. As of September 30, 2016, Grupo Financiero Santander México represented approximately 7% of the Santander Group’s attributable profit, making it the fifth largest contributor of attributable profits to the Santander Group. As of September 30, 2016, Grupo Financiero Santander México also represented approximately 5% of the Santander Group’s assets, according to Santander España’s third quarter earnings report. As of September 30, 2016, the Santander Group had 12,391 branches and 189,675 employees, according to Santander España’s third quarter earnings report.

For a discussion of Grupo Financiero Santander México’s competitive strengths and strategy, please see “Item 4. Information on the Company—B. Business Overview—Our Competitive Strengths” and “—Our Strategy” in the 2015 Annual Report, which is incorporated herein by reference.

Grupo Financiero Santander México’s principal executive offices are located at Avenida Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, Delegación Álvaro Obregón, 01219, Mexico City, Mexico. Its

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telephone number at that address is +52 (55) 5257-8000 and its website is www.santander.com.mx. None of the information contained on Grupo Financiero Santander México’s website is incorporated by reference into, or forms part of, this prospectus supplement or the accompanying prospectus.

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The Offering

Issuer	Grupo Financiero Santander México, S.A.B. de C.V.
Bank	Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, Grupo Financiero Santander México’s principal subsidiary
Issue

U.S.$500,000,000 8.500% Perpetual Subordinated Non-Preferred Contingent Convertible Additional Tier 1 Capital Notes (the “Notes”).

The Notes will be issued pursuant to an Indenture (the “Original Indenture”), between Grupo Financiero Santander México, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of December 27, 2016, as supplemented by a first supplemental indenture with respect to the Notes dated as of December 27, 2016 (the “First Supplemental Indenture”). References to the “Indenture” are to the Original Indenture, as supplemented by the First Supplemental Indenture.

Grupo Financiero Santander México intends to offer the Notes to, among others, its existing shareholders and certain employees of its subsidiaries. Santander España has agreed to purchase approximately 88% of the initial aggregate principal amount of the Notes.

Issue Date	The date on which the Notes are initially issued, which is expected to be December 29, 2016.
Interest Rates

From and including the Issue Date to but excluding the First Call Date, interest will accrue on the then Current Principal Amount of Notes at an initial rate equal to 8.500% per annum. From and including each Reset Date, including the First Call Date, to but excluding the next succeeding Reset Date, interest will accrue on the then Current Principal Amount at a rate per annum equal to the sum of the then-prevailing Treasury Yield on the relevant Reset Determination Date and 647.20 basis points (rounded to two decimal places, with 0.005 being rounded down).

“Current Principal Amount” means in respect of each Note, at any time, the outstanding principal amount of such Note, being the Original Principal Amount of such Note as such amount may be reduced, on one or more occasions, as a result of an Automatic Conversion or a redemption of the Notes, as the case may be.

“Original Principal Amount” means, in respect of each Note, the amount of the denomination of such Note on the Issue Date.

First Call Date	January 20, 2022.
ISIN	US40053CAA36
CUSIP	40053C AA3
Common Code	154366300
Interest Payment Dates	Subject to the provisions set out below, the Notes will bear interest from and including the Issue Date at the rate per annum set forth above, payable quarterly in arrears on January 20, April 20, July 20 and October 20 of each

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year (each, an “Interest Payment Date”), commencing on April 20, 2017.
Reset Date	The First Call Date and every fifth anniversary thereafter.
Reset Determination Date	With respect to any Reset Date, the second Business Day immediately preceding such Reset Date.
Treasury Yield

As of the Reset Determination Date, an interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Reset Date following the next succeeding Reset Determination Date, and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the United States public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Determination Date, and (B) the other maturing as close as possible to, but later than the Reset Date following the next succeeding Reset Determination Date, in each case as published in the most recent H.15, or, if a weekly average yield to maturity for United States Treasury securities maturing on the Reset Date following the next succeeding Reset Determination Date is published in the most recent H.15, such weekly average yield to maturity as published in such H.15.

“H.15” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System, and most recent H.15 means the H.15 published closest in time but prior to the close of business on the third Business Day prior to the applicable Reset Date.

Regular Record Date	The regular record dates for the Notes will be the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day. The term “Business Day” means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Mexico City are authorized or required by law, regulation or executive order to remain closed.
Interest Payments Discretionary	Interest on the Notes will be due and payable only at Grupo Financiero Santander México’s full discretion and Grupo Financiero Santander México shall have sole and absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If Grupo Financiero Santander México elects not to make an interest payment on the relevant Interest Payment Date, or if it elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence Grupo Financiero Santander México’s exercise of discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or portion thereof, shall not be or become due and payable.
Mandatory Cancellation of Interest Payments	Interest due on the Notes from Grupo Financiero Santander México will be automatically canceled if (a) Banco Santander México is classified as Class II or below pursuant to Article 122 of the Mexican Banking Law and the regulations thereunder, which specify capitalization requirements, or if, as a result of the applicable payment of interest, Banco Santander México would be classified as Class II or below or (b) any financial entity (entidad financiera) that is a part of the financial group of which Grupo Financiero

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Santander México is the holding company experiences a capital deficiency (insuficiencia de capital) under the General Regulations (Reglas De Carácter General) specified in the penultimate paragraph of Article 91 of the Mexican Financial Groups Law, the foregoing being read in accordance with Article 118, Section III, of the Mexican Financial Groups Law, (each an “Interest Cancellation Event”). For purposes of the foregoing, capital deficiency means that the relevant entity does not satisfy the capitalization requirements specified under the laws and regulations specifically applicable to such entity. Currently, the minimum capital ratios to be classified as Class I (and, as a result, not Class II or below) are (i) 10.5% in respect of Total Net Capital (capital neto), (ii) 8.5% in the case of Tier 1 Capital (capital básico) and (iii) 7.0% in the case of Fundamental Capital (capital fundamental), plus in each case, any other applicable capital supplement (currently, within a four year period starting December 31, 2016, a Systemically Important Bank Capital Supplement for Grade III banks of 1.20% and any Countercyclical Capital Supplement applicable to Banco Santander México, as defined under “Description of Notes—Certain Defined Terms”).
Agreement to Interest Cancellation

By acquiring the Notes, holders and beneficial owners of the Notes acknowledge and agree that:

(a)   interest is payable solely at Grupo Financiero Santander México’s discretion, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by Grupo Financiero Santander México (in whole or in part) at its sole discretion and/or has been canceled as a result of the occurrence and continuation of an Interest Cancellation Event; and

(b)   a cancellation of interest (in whole or in part) in accordance with the terms of the Indenture and the Notes shall not constitute a default in payment or otherwise under the terms of the Notes or the Indenture.

Interest will only be due and payable on an Interest Payment Date to the extent that it is not canceled (in whole or in part) in accordance with the provisions described above. Any interest canceled (in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners of the Notes shall have no rights thereto or to receive any additional interest, penalty or compensation as a result of such cancellation.

Notice of Interest Cancellation	If practicable, Grupo Financiero Santander México will provide notice of any cancellation of interest (in whole or in part) to the holders of the Notes through the Depository Trust Company (“DTC”) (or, if the Notes are held in definitive form, to the holders of the Notes directly at their addresses shown on the register for the Notes) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest (and accordingly, such interest will not be due and payable), or give the holders and beneficial owners of the Notes any rights as a result of such failure.
Other Restrictions on Certain Payments

Unless the most recent payable accrued interest and any Additional Interest on the Notes have been paid, Grupo Financiero Santander México shall not:

(1)       declare or pay any dividends or distributions on, or

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redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

(2)       make any payment of premium, if any, or interest on or repay, repurchase or redeem any of its Subordinated Non-Preferred Indebtedness.

When any accrued interest payment is not paid in full on the then Current Principal Amount of the Notes or any other outstanding Subordinated Non-Preferred Indebtedness, all interest payments on the then Current Principal Amount of the Notes and any other Subordinated Non-Preferred Indebtedness during the twelve (12) month period commencing on the date of the missed or incomplete interest payment will be paid pro rata so that the amounts of interest paid on the then Current Principal Amount of Notes and any other Subordinated Non-Preferred Indebtedness during that period will in all cases bear to each other the same ratio as the ratio of (i) the scheduled interest payments on the then Current Principal Amount of the Notes during such period, without giving effect to any cancellation, and (ii) the scheduled interest payments on the then-outstanding principal amount of such Subordinated Non-Preferred Indebtedness during such period, without giving effect to any cancellation.

Ranking

The Notes will represent Grupo Financiero Santander México’s general, unsecured and subordinated obligations. The Notes constitute Subordinated Non-Preferred Indebtedness and will rank (i) subordinate and junior in right of payment and in liquidation to all of Grupo Financiero Santander México’s present and future Senior Indebtedness and Subordinated Preferred Indebtedness, (ii) pari passu without preference among themselves and with all of Grupo Financiero Santander México’s present and future other unsecured Subordinated Non-Preferred Indebtedness and (iii) senior only to all classes of Grupo Financiero Santander México’s capital stock, as described in this prospectus supplement.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation (concurso mercantil) of Grupo Financiero Santander México or the liquidation (resolución) of Banco Santander México (a “Liquidation Event”), holders of the Notes (unless Notes have been previously converted to Ordinary Shares pursuant to “—Loss Absorption (Automatic Conversion)” below, or previously redeemed) shall be entitled to receive, out of the assets of Grupo Financiero Santander México available for distribution to holders of the Notes, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Ordinary Shares or any other instrument of Grupo Financiero Santander México ranking junior to the Notes. Upon payment of the Liquidation Distribution, all interest accrued on the Notes to that date shall be canceled and such interest shall not become due and payable at any time nor shall any further interest accrue.

If, before the occurrence of a Liquidation Event, a Conversion Trigger Event occurs but the Automatic Conversion has not yet taken place, holders of the Notes will be entitled to receive out of the relevant assets of Grupo Financiero Santander México a monetary amount equal to that which holders of such Notes would have received on any distribution of the assets of Grupo Financiero Santander México if such Automatic Conversion had taken place immediately prior to such liquidation.

After payment of the relevant entitlement in respect of a Note as described in this section, such Note will confer no further right or claim to any of the

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remaining assets of Grupo Financiero Santander México.

“Liquidation Distribution” means the Liquidation Preference per Note without any accrued interest, which shall be canceled upon the occurrence of a Liquidation Event.

Liquidation Preference	The then Current Principal Amount of each Note at the time the Liquidation Distribution is paid.
Waiver of Right to Set-Off

Subject to applicable law, neither any holder or beneficial owner of the Notes nor the Trustee acting on behalf of the holders of the Notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Grupo Financiero Santander México in respect of, or arising under, or in connection with, the Notes or the Indenture and each holder and beneficial owner of the Notes, by virtue of its holding of any Notes or any interest therein, and the Trustee acting on behalf of the holders of the Notes, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Note or any interest therein by Grupo Financiero Santander México in respect of, or arising under, the Notes are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Grupo Financiero Santander México (or, if a Liquidation Event shall have occurred, the liquidator, administrator or conciliador of Grupo Financiero Santander México or any other applicable person designated for such purposes, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust or deposit (where possible) or otherwise for Grupo Financiero Santander México (or the liquidator, administrator or conciliador of Grupo Financiero Santander México or any other applicable person designated for such purposes, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

Conversion Trigger Event

A “Conversion Trigger Event” shall occur:

(i)   the Business Day in Mexico following the publication of a determination by the CNBV, in its official publication of capitalization levels for Mexican banks, that Banco Santander México’s Fundamental Capital Ratio, as calculated pursuant to the applicable Mexican Capitalization Requirements (as defined under “Description of Notes—Subordination—Definitions”), is equal to or below 5.125%;

(ii)  if both (A) the CNBV notifies Banco Santander México that it has made a determination, pursuant to Article 29 Bis of the Mexican Banking Law, that a cause for revocation of Banco Santander México’s license has occurred resulting from (x) Banco Santander México’s assets being insufficient to satisfy its liabilities, (y) Banco Santander México’s non-compliance with corrective measures imposed by the CNBV pursuant to the Mexican Banking Law, or (z) Banco Santander México’s non-compliance with the capitalization requirements set forth in the Mexican Capitalization Requirements and (B) Banco Santander México has not cured such cause for revocation, by (x) complying with such corrective measures, or (y)(1) submitting a capital restoration plan to, and receiving approval of such plan by, the CNBV, (2) not being classified in Class III, IV or V, and (3) transferring at least 75% of its shares to an irrevocable trust, or (z) remedying any capital

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deficiency, in each case, on or before the third or seventh calendar day in Mexico, as applicable, following the date on which the CNBV notifies Banco Santander México of such determination;

(iii) if the Banking Stability Committee, which is a committee formed by the CNBV, the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público), Banco de México and the IPAB, determines pursuant to Article 29 Bis 6 of the Mexican Banking Law that, under Article 148, Section II, paragraphs (a) and (b) of the Mexican Banking Law, financial assistance is required by Banco Santander México to avoid revocation of its license because Banco Santander México’s assets are insufficient to satisfy Banco Santander México’s liabilities, or Banco Santander México’s failure to comply with corrective measures, to comply with capitalization requirements, or to satisfy certain liabilities when due, as a means to maintain the solvency of the Mexican financial system or to avoid risks affecting the Mexican payments system and such determination is either made public or notified to Banco Santander México (for the avoidance of doubt, pursuant to Annex 1-R of the general rules applicable to Mexican banks, a Conversion Trigger Event shall occur if financial assistance or other loans shall be granted to the Bank pursuant to Article 148, Section II, paragraphs (a) and (b) of the Mexican Banking Law); or

(iv)  if any financial entity (entidad financiera) that is a part of the financial group of which Grupo Financiero Santander México is the holding company experiences a capital deficiency (insuficiencia de capital) under the General Regulations (Reglas de Carácter General) specified in the penultimate paragraph of Article 91 of the Mexican Financial Groups Law, the foregoing being read in accordance with Article 118, Section III, of the Mexican Financial Groups Law. For purposes of the foregoing, capital deficiency means that the relevant entity does not satisfy the capitalization requirements specified under the laws and regulations specifically applicable to such entity.

Loss Absorption (Automatic Conversion)

Upon the occurrence of a Conversion Trigger Event, on the Conversion Date, the then Current Principal Amount of the Notes will automatically be reduced in one or more Automatic Conversions by the applicable Conversion Amount and the Converted Principal Amount relating to such Automatic Conversions shall be converted exclusively into (i) if the holder of the Notes is Santander España, Grupo Financiero Santander México’s Series F shares and (ii) if the holder of the Notes is not Santander España, Grupo Financiero Santander México’s Series B shares, in each case credited as fully paid (the “Settlement Shares”) at the Conversion Price (as defined below under “—Conversion Price”) and in accordance with the terms set forth herein.

As of the Issue Date and while any Notes remain outstanding, Grupo Financiero Santander México agrees to have issued and to hold in treasury, free from preemptive or other preferential rights, sufficient Ordinary Shares to enable an Automatic Conversion of the then Current Principal Amount of the Notes to be discharged and satisfied in full.

Settlement Shares, upon any Automatic Conversion, shall be released and

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delivered to the Settlement Share Depositary (on behalf of the holders) by Grupo Financiero Santander México on the Conversion Date (the “Automatic Conversion”), in consideration for which all of Grupo Financiero Santander México’s obligations with respect to the Converted Principal Amount under the Notes resulting from such Automatic Conversion shall be irrevocably and automatically terminated, and under no circumstances shall such terminated obligations be reinstated. Once any portion of a Note has been converted into Settlement Shares, there is no provision for the reconversion of such Settlement Shares back into Notes. The Notes are not convertible at the option of the holders at any time. Automatic Conversion shall not constitute a default under the Notes or the Indenture.

On any Conversion Date, Grupo Financiero Santander México shall deliver the Settlement Shares to the Settlement Share Depositary (or as otherwise provided by the Indenture and the Notes) and, provided that the Settlement Shares are so delivered, no holder of Notes will have any rights against or recourse to Grupo Financiero Santander México with respect to the repayment of any Converted Principal Amount of the Notes or the payment of interest or any other amount on or in respect of the Converted Principal Amount, which liabilities shall be automatically released. Accordingly, the then Current Principal Amount of the Notes shall be reduced as described under “Description of Notes—Automatic Conversion” (although the Tradable Amount of such Notes shall remain unchanged until the distribution of the Settlement Shares arising from such Automatic Conversion, at which time the Tradable Amount will be reduced by an amount equal to the Converted Principal Amount relating to such Automatic Conversion). Any interest in respect of an interest period ending on any Interest Payment Date falling between the Conversion Trigger Event and the Conversion Date with respect to any Converted Principal Amount shall be canceled upon the occurrence of such Conversion Trigger Event and shall not be due and payable nor shall any further interest accrue on such Converted Principal Amount.

Provided that Grupo Financiero Santander México delivers the Settlement Shares to the Settlement Share Depositary in accordance with the terms of the Notes and the Indenture as described herein, with effect from and on the Conversion Date, holders of the Notes shall have recourse only to the Settlement Share Depositary for the delivery to them of Settlement Shares or, if they elect, American Depositary Receipts (“ADSs”). Subject to the occurrence of a Liquidation Event on or following a Conversion Trigger Event, if Grupo Financiero Santander México fails to deliver the Settlement Shares upon an Automatic Conversion to the Settlement Share Depositary on the Conversion Date, a holder’s only right under the Notes will be a claim for such Settlement Shares to be delivered to the Settlement Share Depositary. See “Description of Notes—Settlement Procedures.”

The Settlement Shares to be delivered shall (except where Grupo Financiero Santander México has been unable to appoint a Settlement Share Depositary) initially be registered in the name of the Settlement Share Depositary, which, shall hold such Settlement Shares on behalf of the holders of Notes. By virtue of its holding of any Note, each holder and beneficial owner of the Notes shall be deemed to have irrevocably directed Grupo Financiero Santander México to deliver the Settlement Shares corresponding to the conversion of its holding of Notes to the Settlement Share Depositary.

Following the delivery of the Settlement Shares to the Settlement Share

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Depositary on the Conversion Date, the Converted Principal Amount of the Notes shall remain in existence until the applicable Cancellation Date (as defined under “Description of Notes—Conversion—Settlement Procedures”) for the sole purpose of evidencing the holder’s right to receive Settlement Shares, or, if it elects, ADSs from the Settlement Share Depositary.

Subject to the conditions described under “Description of Notes—Conversion —Conversion Procedures”, the Settlement Shares, or, if a holder elects, ADSs will be delivered to holders of the Notes on the Settlement Date (as defined under “Description of Notes—Conversion—Settlement Procedures”) and the Converted Principal Amount of the Notes shall be canceled on the Cancellation Date.

“Conversion Amount” means: (i) a conversion of the then Current Principal Amount of Notes in an amount that would be sufficient, together with the simultaneous conversion of the Back-to-Back Note issued by Banco Santander México to Grupo Financiero Santander México by the same Conversion Amount and any concurrent pro rata write-down or conversion of any other Subordinated Non-Preferred Indebtedness issued by Banco Santander México and then outstanding, to return Banco Santander México’s Fundamental Capital Ratio to the then-applicable Fundamental Capital Ratio required by the CNBV in accordance with Section IV, c), 1 of Annex 1-R of the general rules applicable to Mexican banks or any successor regulation, which as of the date of this prospectus supplement is 7.0% (plus the amount required to restore any Countercyclical Capital Supplement and any Systemically Important Bank Capital Supplement to the minimum amounts required under the Mexican Capitalization Requirements on such Conversion Date); or, if no such amount, together with any such concurrent pro rata write-down or conversion, would be sufficient to so restore Banco Santander México’s Fundamental Capital Ratio to the aforementioned amount, then (ii) conversion of the then Current Principal Amount of Notes in the amount necessary to reduce the principal amount of each outstanding Note to zero.

“Converted Principal Amount” means the amount by which the principal of any Note has been converted by any one or more Automatic Conversions.

“Conversion Date” with respect to any Automatic Conversion resulting from a Conversion Trigger Event shall be the date specified in the Conversion Trigger Notice relating to such Conversion Trigger Event and shall occur without delay upon, and in any event within one month of, the occurrence of such Conversion Trigger Event.

“Conversion Trigger Notice” means the delivery by Grupo Financiero Santander México of notice to the Trustee, DTC and the holders of Notes following the occurrence of a Conversion Trigger Event without delay after such Conversion Trigger Event.

“Tradable Amount” is the denomination of each book-entry interest in a Global Note (as defined below) representing the Notes. Prior to an Automatic Conversion, the aggregate Tradable Amount of the book-entry interests in each Global Note shall be equal to such Global Note’s then Current Principal Amount. Following an Automatic Conversion, the principal amount of each Note shall be reduced by an amount equal to the Converted Principal Amount arising from such Automatic Conversion, but the Tradable Amount of the book-entry interests in each Global Note shall remain unchanged as a result of such Automatic Conversion until the

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distribution of the Settlement Shares arising from such Automatic Conversion, at which time the Tradable Amount will be reduced by an amount equal to the Converted Principal Amount arising from such Automatic Conversion.
Conversion Price

The Conversion Price shall be, if the Ordinary Shares are:

(i)           then admitted to trading on the Mexican Stock Exchange (as defined under “Description of Notes”), the higher of:

a.     the volume weighted average of the Ordinary Shares closing price on the Mexican Stock Exchange for the thirty (30) consecutive Business Days immediately preceding the Conversion Date, with each closing price for the thirty (30) consecutive Business Days being converted from Mexican pesos into U.S. dollars at the then-prevailing exchange rate; or

b.    floor price of Ps.20.30 converted into U.S. dollars at the then-prevailing exchange rate;

(ii)          not then admitted to trading on the Mexican Stock Exchange, the floor price of Ps.20.30 converted into U.S. dollars at the then-prevailing exchange rate.

The Conversion Price shall be subject to certain anti-dilution adjustments described under “Description of Notes—Anti-Dilution Adjustment of the Conversion Price”.

Agreement with Respect to Automatic Conversion	By its acquisition of the Notes, each holder and beneficial owner shall be deemed to have (i) agreed to all of the terms and conditions of the Notes, including, without limitation, those related to (x) Automatic Conversion following a Conversion Trigger Event and (y) the appointment of the Settlement Share Depositary and the issuance of the Settlement Shares to the Settlement Share Depositary (or to the relevant recipient in accordance with the terms of the Indenture or the Notes), and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Notes or the Trustee, (ii) agreed that effective upon, and following, an Automatic Conversion, no amount shall be due and payable to the holders or beneficial owners of the Notes, and Grupo Financiero Santander México’s liability to pay any Converted Principal Amount or any interest in respect of such Converted Principal Amount shall be automatically released, and the holders and beneficial owners shall not have the right to give a direction to the Trustee with respect to the Conversion Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Notes, including, without limitation, claims related to or arising out of or in connection with the Conversion Trigger Event and/or any Automatic Conversion and (iv) authorized, directed and requested DTC, INDEVAL and any direct participant in DTC, INDEVAL or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner of the Notes or the Trustee.
Excess Settlement Shares	If any holder or beneficial owner (or group of either or both) of the Notes

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other than Santander España would become a holder or group of holders (i) of more than two percent (2%) of Grupo Financiero Santander México’s Ordinary Shares as a result of an Automatic Conversion, and the requirements specified in the Ley para Regular las Agrupaciones Financieras (the “Mexican Financial Groups Law”) are not satisfied by the applicable holder or group of holders, or (ii) of more than five percent (5%) of its Ordinary Shares as a result of an Automatic Conversion, Grupo Financiero Santander México will cause the Settlement Share Depositary to sell in whatever manner the Settlement Share Depositary determines, in its sole discretion, a sufficient amount of Settlement Shares in excess of any of the applicable percentages specified above (the “Excess Settlement Shares”) that would have been delivered to such holder or beneficial owner such that such holder or beneficial owner, together with any such group to which it belongs, does not become a holder of Ordinary Shares exceeding two percent (2%) or five percent (5%), as applicable, of the Ordinary Shares of Grupo Financiero Santander México, it being understood that such holders will be paid the proceeds, net of expenses, of the sale of the applicable Excess Settlement Shares.
Agreement with Respect to Any Sale of Excess Settlement Shares	By its acquisition of the Notes, each holder and beneficial owner of the Notes acknowledges and agrees that Grupo Financiero Santander México will cause the Settlement Share Depositary to sell in whatever manner the Settlement Share Depositary determines, in its sole discretion, any Excess Settlement Shares that would have been delivered to such holder or beneficial owner such that such holder or beneficial owner, together with any group to which it belongs, does not become a holder of more than two percent (2%) or more than five percent (5%), as applicable, of the Ordinary Shares of Grupo Financiero Santander México and such holder and beneficial owner shall be deemed to have: (i) irrevocably consented to any such sale and, notwithstanding that such Excess Settlement Shares are held by the Settlement Share Depositary on behalf of the holders of the Notes, to the Settlement Share Depositary using the Excess Settlement Shares delivered to it to settle any such sale; (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Excess Settlement Shares delivered upon an Automatic Conversion to the Settlement Share Depositary or to one or more purchasers identified by the Settlement Share Depositary in connection with any such sale; (iii) irrevocably agreed that Grupo Financiero Santander México and the Settlement Share Depositary may take any and all actions necessary to such sale in accordance with the terms of the Notes; and (iv) irrevocably agreed that none of us, the Trustee or the Settlement Share Depositary shall, to the extent permitted by applicable law, incur any liability to the holders or beneficial owners of the Notes in respect of any such sale of Excess Settlement Shares (except for the obligations of the Settlement Share Depositary in respect of the holders’ and beneficial owners’ entitlement to, and subsequent delivery of the proceeds of such sale).
Cancellation	Notes purchased or otherwise acquired by Grupo Financiero Santander México shall be surrendered to the Trustee for cancellation (in which case all Notes so surrendered will forthwith be canceled in accordance with applicable law and thereafter may not be re-issued or resold). Grupo Financiero Santander México expects that Banco Santander México will concurrently cancel the same amount of the Back-to-Back Note.
Payment of Additional Interest	Grupo Financiero Santander México will pay Additional Interest in respect of any withholding or deduction imposed in respect of payments of interest on the Notes subject to certain exceptions, as described under “Description

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of Notes—Payment of Additional Interest”.
Further Issuances	Grupo Financiero Santander México may issue additional Notes from time to time, without the consent of the holders of the Notes then outstanding, but subject to the approval of Banco de México, having the same ranking and same interest rate, interest cancellation terms, redemption terms, conversion price and other terms as the Notes described in this prospectus supplement other than the price to the public and issue date as the Notes offered hereby (“Additional Notes”). Any such Additional Notes shall rank equally and ratably with the Notes offered by this prospectus supplement in all respects, so that any such Additional Notes shall be consolidated and form a single series with the Notes.
Enforcement Events and Remedies

There are no events of default under the Notes. In addition, under the terms of the Indenture neither the Automatic Conversion nor the cancellation of interest pursuant to the terms of the Notes will be an Enforcement Event.

Each of the following events described in clauses (1), (2) and (3) is an “Enforcement Event”:

(1) the occurrence of a Liquidation Event prior to the occurrence of a Conversion Trigger Event;

(2) a Principal Non-Payment Event (as defined below); or

(3) breach of a Performance Obligation (as defined below).

The occurrence of a Liquidation Event prior to the occurrence of a Conversion Trigger Event:

If a Liquidation Event occurs prior to the occurrence of a Conversion Trigger Event, the Liquidation Distribution shall become immediately due and payable pursuant to “Description of Notes—Liquidation Distribution.” For the avoidance of doubt, as the Liquidation Distribution will become immediately due and payable upon such a Liquidation Event, neither the Trustee nor the holders of the Notes are required to declare such amount to be due and payable.

Principal Non-Payment Event:

Subject to the satisfaction of any redemption conditions described under “— Optional Redemption” below, if Grupo Financiero Santander México does not make payment of principal in respect of the Notes for a period of fourteen (14) calendar days or more after the date on which such payment is due (a “Principal Non-Payment Event”), then the Trustee, on behalf of the holders and beneficial owners of the Notes, may, at its discretion, or shall at the direction of holders of 25% or more of the aggregate principal amount of outstanding Notes, subject to any applicable laws, institute proceedings for Grupo Financiero Santander México’s liquidation. In the event of a Liquidation Event, whether or not instituted by the Trustee, the Trustee may prove the claims of the holders and beneficial owners of the Notes and the Trustee. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Notes to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Notes.

Breach of a Performance Obligation:

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In the event of a breach of any term, obligation or condition binding on Grupo Financiero Santander México under the Notes or the Indenture (other than any of Grupo Financiero Santander México’s payment obligations under or arising from the Notes or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligation) (such obligation, a “Performance Obligation”), the Trustee may without further notice institute such proceedings against Grupo Financiero Santander México as it may deem fit to enforce the Performance Obligation, provided that Grupo Financiero Santander México shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Notes or the Indenture, if any.

No other remedies:

Other than the limited remedies specified above, no remedy against Grupo Financiero Santander México shall be available to the Trustee (acting on behalf of the holders of the Notes) or to the holders and beneficial owners of the Notes, provided that (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders and beneficial owners under the provisions of the Indenture, and (2) nothing shall impair the rights of a holder or beneficial owner of the Notes under the Trust Indenture Act, absent such holder’s or beneficial owner’s consent, to sue for any payment due but unpaid in respect of the Notes, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the Notes including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Notes shall be subject to the provisions of the Indenture. For the avoidance of doubt, such limitations shall not apply to Grupo Financiero Santander México’s obligations to pay the fees and expenses of, and to indemnify, the Trustee, and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in this prospectus supplement.

The Notes are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders and beneficial owners of the Notes may not request redemption of the Notes at any time.

Pre-conditions to Redemptions and Repurchases

Grupo Financiero Santander México may redeem the Notes in certain circumstances with the prior approval of Banco de México as described below, but only if (i)(a) Banco Santander México maintains, and after giving effect to the concurrent redemption of the Notes and the Back-to-Back Note, will maintain, each of its capital ratios equal to, or exceeding, the then-applicable capital ratios required by the CNBV in accordance with Section IV, c), 1 of Annex 1-R of the general rules applicable to Mexican banks or any successor regulation, which as of the date of this prospectus supplement are 10.5% in the case of Total Net Capital (capital neto), 8.5% in the case of Tier 1 Capital (capital básico), and 7.0% in the case of Fundamental Capital (capital fundamental), plus the then-applicable Countercyclical Capital Supplement and Systemically Important Bank Capital Supplement, or (b) Banco Santander México issues securities that replace the Back-to-Back Note such that it remains in compliance with the Mexican Capitalization Requirements, and (ii) Grupo Financiero Santander México has obtained the authorization from Banco de México to redeem the Notes prior to the applicable redemption date; provided, however, that if at any time a Conversion Trigger Event shall have occurred, then Grupo Financiero Santander México shall have no obligation to redeem any Notes

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called for redemption.

Grupo Financiero Santander México may also repurchase the Notes with the prior approval of Banco de México, but only if (i)(a) Banco Santander México maintains, and after giving effect to the repurchase of the Notes and any concurrent cancellation of the same amount of the Back-to-Back Note, will maintain, each of its capital ratios equal to, or exceeding, the then-applicable capital ratios required by the CNBV in accordance with Section IV, c), 1 of Annex 1-R of the general rules applicable to Mexican banks or any successor regulation, which as of the date of this prospectus supplement are 10.5% in the case of Total Net Capital (capital neto), 8.5% in the case of Tier 1 Capital (capital básico), and 7.0% in the case of Fundamental Capital (capital fundamental), plus the then-applicable Countercyclical Capital Supplement and Systemically Important Bank Capital Supplement, or (b) Banco Santander México issues securities that replace the amount of the Back-to-Back Note so canceled such that it remains in compliance with the Mexican Capitalization Requirements, and (ii) Grupo Financiero Santander México has obtained the authorization from Banco de México to repurchase the Notes prior to the applicable repurchase date; provided, however, that if at any time a Conversion Trigger Event shall have occurred, then Grupo Financiero Santander México shall have no obligation to repurchase any Notes it had agreed to repurchase.

Optional Redemption	The Notes will, subject to the satisfaction of the conditions described above under “—Pre-conditions to Redemptions and Repurchases”, be redeemable, at Grupo Financiero Santander México’s option, on the First Call Date and on any Interest Payment Date thereafter, in whole (up to the then Current Principal Amount), or in part, at par plus accrued and unpaid (and not canceled) interest due on, or with respect to, the Notes, plus Additional Interest, if any, up to, but excluding, the date of redemption.
Withholding Tax Redemption	If at any time a Withholding Tax Event has occurred and is continuing, Grupo Financiero Santander México may, subject to the satisfaction of the conditions described above under “—Pre-conditions to Redemptions and Repurchases”, at its option and at its sole discretion redeem the Notes, in whole (up to the then Current Principal Amount) but not in part, at par plus accrued and unpaid (and not canceled) interest due on, or with respect to, the Notes, plus Additional Interest, if any, up to, but excluding, the date of redemption. See “Description of Notes—Redemption—Withholding Tax Redemption” in this prospectus supplement.
Redemption for a Special Event

If at any time a Special Event occurs and is continuing, Grupo Financiero Santander México may, subject to the satisfaction of the conditions described above under “—Pre-conditions to Redemption and Repurchases”, at its option and at its sole discretion redeem the Notes, in whole (up to the then Current Principal Amount) but not in part, at par plus accrued and unpaid (and not canceled) interest due on, or with respect to, the Notes, plus Additional Interest, if any, up to, but excluding, the date of redemption.

A “Special Event” in respect of the Notes is a Capital Event or a Tax Event.

A “Capital Event” in respect of the Notes is defined in the Indenture to mean the reasonable determination by Grupo Financiero Santander México that, as a result of (a) the occurrence of any amendment to or change in the laws or any regulations thereunder of Mexico or (b) any official administrative pronouncement or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, there is

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more than an insubstantial risk that Banco Santander México will not be entitled to treat the Back-to-Back Note as Tier 1 Capital (capital básico), or the then-equivalent of Tier 1 Capital (capital básico) for purposes of the Mexican Capitalization Requirements, as then in effect and applicable to Banco Santander México.

A “Tax Event” is defined in the Indenture to mean the receipt by Grupo Financiero Santander México of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of a Change in Tax Law, there is more than an insubstantial risk that interest payable by Grupo Financiero Santander México on the Notes is not or will not be deductible by it in whole or in part for Mexican income tax purposes.

Book-Entry Issuance, Settlement and Clearance

The Notes will be issued only in registered form in minimum denominations of U.S.$200,000 and in integral multiples of U.S.$1,000 in excess thereof.

The Notes will be represented by one or more fully registered global notes (“Global Notes”) registered in the name of a nominee of DTC. Investors will hold beneficial interests in the Notes through DTC and its direct and indirect participants, including INDEVAL, Euroclear SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and DTC and its direct and indirect participants will record your beneficial interest on their books. Grupo Financiero Santander México will not issue certificated notes except as described in the accompanying prospectus. Settlement of the Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Certain Provisions Relating to Contingent Convertible Securities” in the accompanying prospectus.

Day Count Convention	30/360.
Listing and Trading

Grupo Financiero Santander México intends to apply to the ISE for the Notes to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the ISE. Admission to the Official List is expected, and trading on the Global Exchange Market is expected to begin, within 30 days of the initial delivery of the Notes. In the event that the Notes are admitted to listing on the ISE, Grupo Financiero Santander México will use its reasonable best efforts to maintain such listing, provided that if Grupo Financiero Santander México determines that it is unduly burdensome to maintain a listing on the ISE, it may delist the Notes from the ISE.

There is no established trading market for the Notes in Mexico, Ireland, the United States or elsewhere. Grupo Financiero Santander México cannot assure you that a trading market will develop or will continue if developed.

Trustee and Principal Paying Agent	The Bank of New York Mellon, having its corporate trust office at 101 Barclay Street, Floor 7-East, New York, New York 10286, Attention: International Corporate Trust, will act as the trustee and initial principal paying agent for the Notes.
Timing and Delivery	Grupo Financiero Santander México currently expects delivery of the Notes to occur on December 29, 2016.
Use of Proceeds	Grupo Financiero Santander México will use the proceeds of the offering of the Notes to acquire from Banco Santander México the Back-to-Back Note. Banco Santander México intends to use the net proceeds of the offering of the Back-to-Back Note for general corporate purposes. See “Use of

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Proceeds.”
Capital Stock	Immediately prior to this offering, Grupo Financiero Santander México had 6,786,394,913 Ordinary Shares outstanding. The number of Ordinary Shares outstanding immediately after this offering will be 7,436,394,913, of which 650,000,000 Ordinary Shares will be held in treasury by Grupo Financiero Santander México to enable an Automatic Conversion of the then Current Principal Amount of the Notes to be discharged and satisfied in full. The Ordinary Shares held in treasury will represent 8.7% of Grupo Financiero Santander México’s Ordinary Shares.
Governing Law	The Indenture and the Notes will be governed by, and construed in accordance with, the law of the State of New York. Whether a (i) Conversion Trigger Event or an event leading to a cancellation of interest has occurred is based upon applicable Mexican law or a determination by the applicable Mexican regulator based upon applicable Mexican law, as set forth under “Description of Notes,” in accordance with Mexican law (as amended from time to time); (ii) a Withholding Tax Event or a Tax Event has occurred is based upon a determination made in accordance with Mexican law, evidenced by an opinion of a nationally recognized law firm and, if required, a certification by Grupo Financiero Santander México, as set forth under “Description of Notes”; and (iii) a Capital Event has occurred is determined by Grupo Financiero Santander México, as set forth under “Description of Notes,” in accordance with Mexican law. The ranking and subordination of the Notes, will be governed by, and construed in accordance with, Mexican law. Grupo Financiero Santander México and each party to the Indenture will waive, and by purchasing the Notes, each holder of a Note will be deemed to have waived, any rights it may have under the law of the State of New York not to give effect to any such determination to the fullest extent permitted by applicable law. Any proceedings in respect of Grupo Financiero Santander México’s concurso mercantil or bankruptcy will be conducted in accordance with the Ley de Concursos Mercantiles and Chapter II of Title Seven of the Mexican Financial Groups Law.
Conflicts of Interest	Santander Investment Securities Inc., Grupo Financiero Santander México’s affiliate, is participating in this offering of notes as an underwriter. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to FINRA Rule 5121, Santander Investment Securities Inc. will not sell to an account holder with a discretionary account any security with respect to which the conflict exists, unless Santander Investment Securities Inc. has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

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Summary Consolidated Financial Data

The following tables present our selected consolidated financial data for each of the periods indicated. You should read this information in conjunction with our audited financial statements and related notes included in the 2015 Annual Report and with the September 2016 Unaudited Interim Condensed Consolidated Financial Statements.

We have derived our selected consolidated income statement data for the years ended December 31, 2011, 2012, 2013, 2014 and 2015 and our selected consolidated balance sheet data as of December 31, 2011, 2012, 2013, 2014 and 2015 from our audited financial statements, which have been prepared in accordance with IFRS. We have derived our selected consolidated income statement data for the nine months ended September 30, 2015 and 2016 and our selected consolidated balance sheet data as of September 30, 2015 and 2016 from the September 2016 Unaudited Interim Condensed Consolidated Financial Statements, which have been prepared in accordance with IFRS.

For comparative purposes, we have retrospectively adjusted previously presented consolidated income statement data for the years ended December 31, 2011 and 2012 and previously presented consolidated balance sheet data as of December 31, 2011 and 2012 to reflect the application of International Accounting Standard (IAS 19), Employee Benefits, as revised, as well as discontinued operations relating to our sale of Gestión Santander in December 2013.

We have retrospectively adjusted the comparative amounts from December 31, 2011 to December 31, 2012 in our selected financial data as if this IAS 19 revised standard had been in effect for this period. In addition, due to the sale of Gestión Santander in December 2013, we have included as discontinued operations, each year’s profit generated by this entity as profit from discontinued operations in the consolidated income statement data for the years ended December 31, 2011 and 2012, in addition to the amounts previously presented in this item regarding the Elavon transaction (as described in the 2015 Annual Report ) and the sale of Seguros Santander (as described in the 2015 Annual Report).

During 2015, we have made certain refinements to our impairment models to determine our allowance for impairment losses as part of our policy to continuously refine our accounting estimates. Our application of these refined models for the year ended December 31, 2015 does not materially affect the comparability of our financial position, results of operations and several financial measures when compared to prior years. See Note 2.h to our audited financial statements included in the 2015 Annual Report for more details on our change in accounting estimates regarding our refinements to impairment models.

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CONSOLIDATED INCOME STATEMENT DATA IN ACCORDANCE WITH IFRS

	For the year ended December 31,						For the nine months ended September 30,
	2011	2012	2013		2015	2015	2015	2016	2016
	(Millions of pesos)(1)					(Millions of U.S. dollars) (1)(2)	(Millions of pesos)(1)		(Millions of U.S. dollars) (1)(2)
Interest income and similar income	Ps.46,587	Ps.55,521	Ps.55,386	Ps.57,916	Ps.64,204	U.S.$ 3,722	Ps.46,719	Ps.55,924	U.S.$2,886
Interest expenses and similar charges	(17,976)	(21,639)	(19,539)	(20,305)	(21,178)	(1,228)	(15,325)	(19,836)	(1,024)
Net interest income	28,611	33,882	35,847	37,611	43,026	2,494	31,394	36,088	1,862
Income from equity instruments	299	212	245	153	117	7	110	110	6
Fee and commission income (net)	9,904	11,685	12,844	13,373	14,083	816	10,515	10,704	552
Gains/(losses) on financial assets and liabilities (net)	271	1,265	3,281	2,619	2,489	144	1,914	2,612	135
Exchange differences (net)	30	(6)	—	(11)	6	—	1	1	—
Other operating income	623	628	787	487	457	26	411	406	21
Other operating expenses	(1,590)	(1,794)	(2,078)	(2,479)	(3,011)	(175)	(2,255)	(2,411)	(124)
Total income	38,148	45,872	50,926	51,753	57,167	3,312	42,090	47,510	2,452
Administrative expenses	(14,918)	(16,724)	(18,630)	(19,897)	(21,332)	(1,237)	(15,845)	(16,909)	(873)
Personnel expenses	(7,297)	(8,232)	(9,261)	(9,977)	(11,033)	(640)	(8,301)	(8,694)	(449)
Other general administrative expenses	(7,621)	(8,492)	(9,369)	(9,920)	(10,299)	(597)	(7,544)	(8,215)	(424)
Depreciation and amortization	(1,457)	(1,537)	(1,620)	(1,682)	(1,864)	(108)	(1,435)	(1,577)	(81)
Impairment losses on financial assets (net)(7)	(5,435)	(8,970)	(14,905)	(13,132)	(16,041)	(930)	(11,843)	(12,175)	(628)
Loans and receivables(3)	(5,435)	(8,970)	(14,905)	(13,132)	(16,041)	(930)	(11,843)	(12,175)	(628)
Impairment losses on other assets (net)(7)	(100)	(34)	(22)	(48)	—	—	(11)	—	—
Other intangible assets	(30)	—	—	—	—	—	—	—	—
Non-current assets held for sale	(70)	(34)	(22)	(48)	—	—	(11)	—	—
Provisions (net)(4)	1,890	680	(751)	(157)	270	16	(225)	(632)	(33)
Gains/(losses) on disposal of assets not classified as non-current assets held for sale (net)	13	1,743	31	8	7	—	5	16	1
Gains/(losses) on disposal of non-current assets held for sale not classified as discontinued operations (net)	54	135	(16)	(15)	91	5	68	236	12
Operating profit before tax	18,195	21,165	15,013	16,830	18,298	1,058	12,804	16,469	850
Income tax	(4,776)	(3,853)	(2,670)	(3,541)	(4,294)	(249)	(3,005)	(3,488)	(180)
Profit from continuing operations	13,419	17,312	12,343	13,289	14,004	809	9,799	12,981	670
Profit from discontinued operations (net)	4,352	132	1,938	—	—	—	—	—	—
Profit for the year/period	Ps.17,771	Ps.17,444	Ps.14,281	Ps.13,289	Ps.14,004	U.S.$ 809	Ps.9,799	Ps.12,981	U.S.$ 670
Profit attributable to the Parent	17,770	17,443	14,279	13,288	14,003	809	9,798	12,980	670
Profit attributable to non-controlling interests	1	1	2	1	1	—	1	1	—

Earnings per share from continuing and discontinued operations:
Basic earnings per share	2.62	2.57	2.11	1.96	2.07	0.12	1.45	1.91	0.10
Diluted earnings per share	2.62	2.57	2.11	1.96	2.06	0.12	1.44	1.91	0.10
Earnings per share from continuing operations:
Basic earnings per share	1.98	2.55	1.82	1.96	2.07	0.12	1.45	1.91	0.10
Diluted earnings per share(5)	1.98	2.55	1.82	1.96	2.06	0.12	1.44	1.91	0.10
Cash dividend per share (pesos) (6)	1.67	1.08	3.08	0.51	1.00	0.06	0.52	0.57	0.03
Cash dividend per share (U.S. dollar) (2)(6)	0.10	0.06	0.18	0.03	0.06	0.06	0.03	0.03	0.03
Weighted average shares outstanding	6,786,395	6,782,807	6,773,812	6,775,809	6,777,713	6,777,713	6,777,860	6,778,955	6,778,955
Dilutive effect of rights on shares(5)	—	13,401	12,583	10,586	8,682	8,682	8,535	7,440	7,440
Adjusted number of shares	6,786,395	6,796,208	6,786,395	6,786,395	6,786,395	6,786,395	6,786,395	6,786,395	6,786,395

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(1)	Except per share amounts. Share amounts are presented in thousands of shares.

(2)	Results for the year ended December 31, 2015 and for the nine months ended September 30, 2016 have been translated into U.S. dollars, for convenience purposes only, using the exchange rate of Ps.17.2487 and Ps. 19.3776, respectively, per U.S.$1.00 as calculated on December 31, 2015 and September 30, 2016, respectively, reported by the Mexican Central Bank in the Official Gazette of the Federation (Diario Oficial de la Federación) on January 4, 2016 and October 3, 2016, respectively, as the exchange rate for the payment of obligations denominated in currencies other than pesos and payable within Mexico.

(3)	Impairment losses on loans and receivables less recoveries of loans previously charged off (net of legal expenses).

(4)	Principally includes provisions for off-balance sheet risk and provisions for tax and legal matters. See “Item 3. Operating and Financial Review and Prospects” of our report on Form 6-K filed on December 21, 2016.

(5)	To calculate diluted earnings per share, the amount of Profit attributable to the Parent and the weighted average number of shares issued, net of treasury shares, are adjusted to take into account all the dilutive effects relating to potential share issuances (share options, warrants and convertible debt instruments). See Note 5.2.ii to our audited financial statements included in the 2015 Annual Report.

(6)	On February 2, 2011, we paid a dividend of Ps.6,400 million, equal to Ps.0.94 per share, with respect to fiscal year 2010. On March 5, 2012, we paid a dividend of Ps.11,350 million, equal to Ps.1.67 per share, with respect to fiscal year 2011. On September 13, 2012, we paid a dividend of Ps.7,300 million, equal to Ps.1.08 per share, in advance with respect to fiscal year 2012. On August 30, 2013, we paid a dividend of Ps.3,950 million, equal to Ps.0.58 per share, in advance with respect to fiscal year 2013. On December 27, 2013, we paid a dividend of Ps.4,900 million, equal to Ps.0.72 per share, in advance with respect to fiscal year 2013. On December 27, 2013, we paid an extraordinary dividend of Ps.12,000 million, equal to Ps.1.77 per share. On December 29, 2014, we paid an extraordinary dividend of Ps.3,473 million, equal to Ps.0.51 per share. On May 29, 2015, we paid a dividend of Ps. 3,534 million, equal to Ps.0.52 per share. On December 22, 2015, we paid a dividend of Ps.3,226 million, equal to Ps.0.48 per share. On May 27, 2016, we paid a dividend of Ps.3,844 million, equal to Ps.0.57 per share.

(7)	See Note 2.h to our audited financial statements included in the 2015 Annual Report for more details on our change in accounting estimates regarding our refinements to impairment models.

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CONSOLIDATED BALANCE SHEET DATA IN ACCORDANCE WITH IFRS

	As of December 31,						As of September 30,
	2011	2012	2013	2014	2015(3)	2015	2016	2016
	(Millions of pesos)					(Millions of U.S. dollars)(1)	(Millions of pesos)	(Millions of U.S. dollars)(1)
Assets
Cash and balances with Mexican Central Bank	Ps.44,143	Ps.48,397	Ps.49,681	Ps.51,823	Ps.59,788	U.S.$3,466	Ps.50,602	U.S.$2,611
Financial assets held for trading	242,463	198,250	176,907	208,371	328,117	19,023	299,673	15,465
Other financial assets at fair value through profit or loss	21,589	63,168	86,361	31,872	27,358	1,586	69,162	3,569
Available-for-sale financial assets	61,582	47,518	61,525	83,128	113,620	6,587	143,376	7,399
Loans and receivables	346,187	403,036	441,657	530,397	598,887	34,721	662,874	34,208
Hedging derivatives	897	300	300	4,740	12,121	703	13,798	712
Non-current assets held for sale	464	576	1,100	844	1,101	64	1,029	53
Tangible assets	5,607	4,113	4,767	5,262	5,551	322	5,412	279
Intangible assets	3,462	3,648	3,751	4,079	4,877	283	5,339	276
Tax assets	13,454	17,784	25,943	22,988	18,673	1,083	20,296	1,048
Other assets	4,426	6,242	5,826	6,479	5,942	343	10,038	518
Total assets	Ps.744,274	Ps.793,032	Ps.857,818	Ps.949,983	Ps.1,176,035	U.S.$68,181	Ps.1,281,599	U.S.$66,138
Liabilities
Financial liabilities held for trading	Ps.125,291	Ps.141,101	Ps.136,199	Ps.136,805	Ps.174, 576	U.S.$10, 121	Ps.272,529	U.S.$14,064
Other financial liabilities at fair value through profit or loss	118,269	71,192	76,025	108,784	204, 829	11,875	125,233	6,463
Financial liabilities at amortized cost	391,568	458,856	528,184	579,125	659,186	38,217	727,964	37,567
Hedging derivatives	2,501	1,637	1,392	4,403	9,568	555	15,785	815
Provisions(2)	7,069	6,294	5,710	6,086	6,694	388	7,414	383
Tax liabilities	866	758	856	80	673	39	2,161	111
Other liabilities	7,866	13,582	16,934	12,413	10,849	630	11,301	583
Total liabilities	Ps.653,430	Ps.693,420	Ps.765,300	Ps.847,696	Ps.1,066,375	U.S.$61,825	Ps.1,162,387	U.S.$59,986
Shareholders’ equity
Share capital	Ps.25,658	Ps.25,658	Ps.25,658	Ps.25,658	Ps.25,658	U.S.$1,488	Ps.25,658	U.S.$1,324
Share premium	11,415	11,415	11,415	11,415	11,415	662	11,415	589
Accumulated reserves	34,618	44,324	41,593	52,160	58,193	3,374	68,569	3,538
Profit for the year attributable to the Parent	17,770	17,443	14,279	13,288	14,003	809	12,980	670
Valuation adjustments	1,372	764	(436)	(244)	380	22	578	30
Non-controlling interests	11	8	9	10	11	1	12	1
Total equity	90,844	99,612	92,518	102,287	109,660	6,356	119,212	6,152
Total liabilities and equity	Ps.744,274	Ps.793,032	Ps.857,818	Ps.949,983	Ps.1,176,035	U.S.$68,181	Ps.1,281,599	U.S.$66,138

(1)	Balances as of December 31, 2015 and as of September 30, 2016 have been translated into U.S. dollars, for convenience purposes only, using the exchange rate of Ps.17.2487 and Ps. 19.3776, respectively, per U.S.$1.00 as calculated on December 31, 2015 and September 30, 2016, respectively, reported by the Mexican Central Bank in the Official Gazette of the Federation (Diario Oficial de la Federación) on January 4, 2016 and October 3, 2016, respectively, as the exchange rate for the payment of obligations denominated in currencies other than pesos and payable within Mexico.

(2)	Includes provisions for pensions and similar obligations, provisions for off-balance sheet risk and provisions for tax and legal matters. See “Item 3. Operating and Financial Review and Prospects” of our report on Form 6-K filed on December 21, 2016.

(3)	See Note 2.h to our audited financial statements included in the 2015 Annual Report for more details on our change in accounting estimates regarding our refinements to impairment models.

SELECTED RATIOS AND OTHER DATA

All of the selected ratios and other data below (except for number of shares, branch and employee data) are presented in accordance with IFRS unless otherwise noted. Ratios and other data for the nine-month periods presented have not been annualized.

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	As of and for the year ended December 31,					As of and for the nine months ended September 30,
	2011	2012	2013	2014	2015	2015	2016
	(Millions of pesos or percentages, except per share, branch and employee data)
Profitability and performance
Net interest margin(1)	5.08%	5.09%	5.29%	4.82%	4.89%	3.68%	3.69%
Total margin(2)	6.82%	6.84%	7.17%	6.52%	6.48%	4.90%	4.78%
Return-on-average total assets (ROAA)(3)	2.67%	2.24%	1.83%	1.43%	1.35%	0.97%	1.19%
Return-on-average equity (ROAE)(4)	22.01%	18.25%	14.16%	13.54%	13.22%	9.33%	11.44%
Efficiency ratio(5)	42.92%	39.81%	39.76%	41.70%	40.58%	41.05%	38.91%
Net fee and commission income as a percentage of operating expenses(6)	60.48%	63.99%	63.43%	61.97%	60.71%	60.85%	57.90%
Yield on average interest-earning assets	8.18%	8.29%	8.12%	7.39%	7.27%	5.45%	5.70%
Average cost of interest-bearing liabilities	3.71%	3.66%	3.26%	2.85%	2.61%	2.59%	3.00%
Net interest spread	4.47%	4.63%	4.86%	4.54%	4.66%	2.86%	2.70%
Common stock dividend payout ratio(7)	63.87%	41.85%	146.00%	26.14%	48.28%	36.06%	29.61%
Average interest-earning assets	569,502	669,697	682,420	783,865	883,073	857,096	980,382
Average interest-bearing liabilities	483,925	590,861	598,484	713,105	812,614	787,862	882,998
Capital adequacy for the Bank
Total capital (Mexican Banking GAAP)	73,144	76,197	86,531	96,517	103,639	103,800	113,191
Tier 1 capital (Mexican Banking GAAP)	71,674	74,618	69,409	76,697	80,328	81,344	87,719
Tier 1 capital to risk-weighted assets (Mexican Banking GAAP)	14.53%	14.47%	12.79%	12.85%	12.10%	12.09%	12.40%
Total capital to risk-weighted assets(8) (Mexican Banking GAAP)	14.82%	14.78%	15.94%	16.17%	15.61%	15.43%	16.01%
Asset quality
Non-performing loans as a percentage of total loans(9)	1.98%	2.06%	3.81%	3.90%	3.56%	3.68%	3.15%
Non-performing loans as a percentage of computable credit risk(9)(10)	1.83%	1.92%	3.56%	3.66%	3.32%	3.43%	2.87%
Loan charge-offs as a percentage of average total loans	2.38%	2.45%	3.33%	3.10%	2.85%	2.12%	2.42%
Loan charge-offs as a percentage of computable credit risk(10)	1.98%	2.15%	2.94%	2.68%	2.42%	1.82%	2.07%
Allowance for impairment losses as a percentage of average total loans(11)	2.49%	2.80%	3.66%	3.49%	3.70%	3.62%	3.27%
Allowance for impairment losses as a percentage of non-performing loans(9)(11)	113.55%	128.08%	90.70%	82.46%	94.97%	90.41%	97.19%
Allowance for impairment losses as a percentage of loan charge-offs(11)	104.76%	114.34%	109.85%	112.49%	129.98%	170.62%	135.03%
Allowance for impairment losses as a percentage of total loans(11)	2.25%	2.64%	3.45%	3.22%	3.38%	3.33%	3.06%
Liquidity
Liquid assets as a percentage of deposits(12)	78.96%	56.48%	48.79%	47.32%	46.41%	49.74%	40.05%
Total loans, net of allowance for impairment losses, as a percentage of deposits(13)	99.97%	98.23%	98.45%	102.15%	72.35%	72.97%	82.34%
Total loans as a percentage of total funding(14)	65.86%	70.49%	67.86%	69.97%	65.17%	66.19%	73.23%
Deposits as a percentage of total funding(13)(14)	64.39%	69.86%	66.55%	66.29%	87.03%	87.69%	86.21%
Operations
Offices(15)	1,097	1,142	1,234	1,322	1,354	1,351	1,364
Employees (full-time equivalent)	12,395	13,385	14,260	16,427	17,208	17,068	16,828

(1)	Net interest margin is defined as net interest income (including income from equity investments) divided by average interest-earning assets, which are loans, receivables, debt instruments and other financial assets, which yield interest or similar income.

(2)	Total margin is defined as net interest income (including income from equity investments) plus fee and commission income (net) over average interest-earning assets.

(3)	Calculated based upon the average daily balance of total assets.

(4)	Calculated based upon the average daily balance of equity.

(5)	Efficiency ratio is defined as administrative expenses plus depreciation and amortization, divided by total income.

(6)	Net fee and commission income divided by administrative expenses plus depreciation and amortization.

(7)	Dividends paid per share divided by net income per share.

(8)	Tier 1 plus Tier 2 capital divided by total risk-weighted assets, calculated according to the Mexican Capitalization Requirements.

(9)	Non-performing loans include (i) all credits past due by more than (x) 30 days, in the case of single-payment loans, (y) 60 days, in the case of revolving loans (including consumer loans and credit card loans), and (z) 90 days, in the case of periodic-payment loans (including non-revolving consumer loans, mortgages and commercial loans), and (ii) other doubtful credits. Other doubtful credits include (i) the sum of all transactions of a customer when the loan balances of such customer classified as impaired are more than 25% of the total outstanding amounts; and (ii) loans to borrowers in doubtful financial situations such as bankruptcy.

Since December 2015, classification of non-performing loans remain the same, except for (i) revolving consumer credit cards loans when payment is not received in up to 90 days after it becomes due; and (ii) the sum of all transactions of a

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customer is when the loan balances of the same customer classified as impaired are more than 20% of the total outstanding amounts.

See Note 2.h to our audited financial statements included in the 2015 Annual Report for more details on our change in accounting estimates regarding our refinements to impairment models.

See Note 2.g.i to our audited financial statements included in the 2015 Annual Report for more details on the classification of impaired loans.

(10)	Computable credit risk is the sum of the face amounts of loans (including non-performing loans), guarantees and documentary credits. When guarantees or documentary credits are contracted, we book them as off-balance sheet accounts.

(11)	Allowance for impairment losses were Ps.7,247 million, Ps.9,387 million, Ps.13,764 million, Ps.15,198 million, Ps. 18,749 million, Ps.17,919 million and Ps. 18,633 million, as of December 31, 2011, 2012, 2013, 2014, 2015, September 30, 2015 and September 30, 2016, respectively. See Note 2.h to our audited financial statements included in the 2015 Annual Report for more details on our change in accounting estimates regarding our refinements to impairment models.

(12)	For the purpose of calculating this ratio, the amount of deposits includes the sum of demand deposits and time deposits. See “Item 3. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Composition of Deposits” of our report on Form 6-K filed on December 21, 2016.

Liquid assets include cash due from banks and government securities recorded at market prices. We believe we could obtain cash for our liquid assets immediately, although under systemic stress scenarios, we would likely be subject to a discount to the face value of these assets. As of December 31, 2011, 2012, 2013, 2014, 2015, September 30, 2015 and September 30, 2016, we had a total amount of liquid assets of Ps.248,505 million, Ps.198,777 million, Ps.190,678 million, Ps.211,821 million, Ps.343,353 million, Ps.354,455 million and Ps.287,022 million, respectively. For the years ended December 31, 2011, 2012, 2013, 2014 and 2015, and for the periods ended September 30, 2015 and September 30, 2016, the average amounts outstanding were Ps.220,444 million, Ps.215,274 million, Ps.188,614 million, Ps.203,061 million, Ps.291,828 million, Ps.307,656 million and Ps.311,250 million, respectively.

As of December 31, 2011, liquid assets were composed of the following: 17.8% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 53.9% debt instruments issued by the Mexican Government; and 28.3% debt instruments issued by the Mexican Central Bank.

As of December 31, 2012, liquid assets were composed of the following: 24.3% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 45.7% debt instruments issued by the Mexican Government; and 30.0% debt instruments issued by the Mexican Central Bank.

As of December 31, 2013, liquid assets were composed of the following: 26.0% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 51.0% debt instruments issued by the Mexican Government; and 23.0% debt instruments issued by the Mexican Central Bank.

As of December 31, 2014, liquid assets were composed of the following: 24.5% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 31.6% debt instruments issued by the Mexican Government; and 43.9% debt instruments issued by the Mexican Central Bank.

As of December 31, 2015, liquid assets were composed of the following: 17.4% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 35.3% debt instruments issued by the Mexican Government; and 47.2% debt instruments issued by the Mexican Central Bank.

As of September 30, 2015, liquid assets were composed of the following: 15.10% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 38.95% debt instruments issued by the Mexican Government; and 45.95% debt instruments issued by the Mexican Central Bank.

As of September 30, 2016, liquid assets were composed of the following: 17.63% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 49.50% debt instruments issued by the Mexican Government; and 32.87% debt instruments issued by the Mexican Central Bank.

(13)	For the purpose of calculating this ratio, the amount of deposits includes the sum of demand deposits and time deposits. See “Item 3. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Composition of Deposits” of our report on Form 6-K filed on December 21, 2016.

(14)	For the purpose of calculating this ratio, the amount of total funding comprises the total of our deposits and repurchase agreements, our total marketable debt securities and the amount of our subordinated liabilities.

For December 31, 2011, 2012, 2013, 2014, 2015, September 30, 2015 and September 30, 2016, our deposits and repurchase agreements amounted to Ps.463,841 million, Ps.449,034 million, Ps.517,340 million, Ps.596,706 million, Ps.739,846 million, Ps.712,673 million and Ps.716,742 million, respectively, and our marketable debt securities amounted to Ps.23,894 million, Ps.54,703 million, Ps.53,118 million, Ps.59,077 million, Ps.87,449 million, Ps.78,047 million and Ps.89,382 million, respectively. For December 31, 2013, 2014, 2015, September 30, 2015 and September 30, 2016, our subordinated liabilities amounted to Ps.16,824 million, Ps.19,446 million, Ps.22,788 million, Ps.22,000 million and Ps.25,251 million, respectively.

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(15)	Includes offices servicing small and medium-sized enterprises, which are companies with annual revenue of up to Ps.200,000,000 (U.S.$10,321,196 converted from pesos at the exchange rate as of September 30, 2016) (each, an “SME”); branches (including branches with Select service, which is tailored to the high-income segment, and SME branches); cash desks (ventanillas – including cash desk with Select service); Santander Select offices (including Centros Select, Espacios Select, box offices and corner Select); and Santander Select units (módulos).

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Risk Factors

Investing in the Notes involves a high degree of risk. You should carefully consider the risks described below and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, including the additional risk factors set forth therein, before investing in the Notes. The risks described below are not the only ones facing Grupo Financiero Santander México. Additional risks not presently known to Grupo Financiero Santander México or that it currently considers less significant may also impair its business operations, financial condition or its ability to service the Notes. Grupo Financiero Santander México’s business could be materially adversely affected by any of these risks.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Grupo Financiero Santander México’s actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by Grupo Financiero Santander México described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Special Note Regarding Forward-Looking Statements.”

Risks Relating to the Notes

The Notes have no scheduled maturity and no fixed redemption date and you do not have the right to cause the Notes to be redeemed or otherwise accelerate the repayment of the principal amount of the Notes except in very limited circumstances.

The Notes are perpetual securities and have no fixed maturity date or fixed redemption date and holders and beneficial owners of the Notes may not require any redemption of the Notes at any time. Although under certain circumstances as described under “Description of Notes—Redemption” it may redeem the Notes, Grupo Financiero Santander México is under no obligation to do so and you have no right to call for their redemption. Therefore, you have no ability to cash in your investment except under limited circumstances.

There is no right of acceleration in the case of any non-payment of principal of, or interest on, the Notes or in the case of a failure by Grupo Financiero Santander México to perform any other covenant under the Notes or under the Indenture. Accordingly, Grupo Financiero Santander México is not required to make any repayment of the principal amount of Notes at any time or under any circumstances other than in connection with a Liquidation Event. In a Liquidation Event you may receive some of any resulting liquidation proceeds, depending upon the outcome of the proceedings, but only following payment in full of all senior creditors.

Interest payments on the Notes will be due and payable in Grupo Financiero Santander México’s sole and absolute discretion and Grupo Financiero Santander México may (and in certain circumstances must) cancel interest payments, in whole or in part, at any time. Canceled interest shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

Interest on the Notes will be due and payable only at Grupo Financiero Santander México’s sole discretion and Grupo Financiero Santander México shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled in accordance with the terms of the Notes, including as a result of a mandatory cancellation as required under applicable law. There can, therefore, be no assurances that you will receive interest payments in respect of the Notes.

If Grupo Financiero Santander México elects to cancel any scheduled interest payment or any such interest payment is mandatorily canceled, such interest payment shall not be or become due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto or claim against it with respect to such interest amount or be able to accelerate the principal of the Notes as a result of such interest cancellation. If Grupo Financiero Santander México does not make an interest payment on the relevant Interest Payment Date (or if it elects to make a payment of a portion of, but not all of such interest payment) such non-payment shall evidence the exercise of Grupo Financiero Santander México’s discretion to cancel such interest payment, or the portion of such interest payment not paid. Furthermore, no cancellation of interest in accordance with the terms of the Indenture or the Notes shall constitute a default in payment or otherwise under the terms of the Notes. If practicable, Grupo Financiero Santander México will provide notice of any cancellation of interest (in whole or in part) to you through

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DTC (or, if you hold the Notes in definitive form, directly to the address shown in the register for the Notes) and to the Trustee directly on or prior to the relevant Interest Payment Date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give you any rights as a result of such failure.

Following cancellation of any interest payment, and until it makes a scheduled interest payment in full, the Indenture will restrict Grupo Financiero Santander México’s ability to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or (ii) make any payment of premium, if any, or interest on or repay, repurchase or redeem any of its Subordinated Non-Preferred Indebtedness. However, Grupo Financiero Santander México’s ability to make payments with respect to securities that rank senior to its Subordinated Non-Preferred Indebtedness will not be in any way limited or restricted. Grupo Financiero Santander México may therefore cancel (in whole or in part) any interest payment on the Notes at its discretion and may without restriction use funds that could have been applied to make such canceled payments to meet its obligations under securities that rank senior to its Subordinated Non-Preferred Indebtedness as they become due.

In addition to Grupo Financiero Santander México’s right to cancel, in whole or in part, interest payments at any time, the terms of the Notes also restrict Grupo Financiero Santander México from making interest payments on the Notes in certain circumstances, in which case such interest shall be canceled. Interest that is canceled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no right to such interest.

In addition to its right to cancel, in whole or in part, interest payments at any time as described above and, subject to the extent permitted in the following paragraphs in respect of partial interest payments, Grupo Financiero Santander México shall not make an interest payment on the Notes on any Interest Payment Date if an Interest Cancellation Event takes place, and such interest payment shall therefore be automatically canceled and thus shall not be due and payable on such Interest Payment Date. Currently, the minimum capital ratios to be classified as Class I (and, as a result, not Class II or below) are (i) 10.5% in respect of Total Net Capital (capital neto), (ii) 8.5% in the case of Tier 1 Capital (capital básico) and (iii) 7.0% in the case of Fundamental Capital (capital fundamental), plus in each case, any other applicable capital supplement (currently, within a four year period starting December 31, 2016, a Systemically Important Bank Capital Supplement for Grade III banks of 1.20% and any Countercyclical Capital Supplement applicable to Banco Santander México).

Although Grupo Financiero Santander México may, in its sole discretion, elect to make a partial interest payment on the Notes on any Interest Payment Date, it may only do so to the extent that such partial interest payment may be made without breaching the restrictions in the preceding paragraphs. In addition, Grupo Financiero Santander México may elect to make a full or partial interest payment with respect to any security ranking senior to the Notes without making an interest payment on any or all of the Notes on any Interest Payment Date.

Grupo Financiero Santander México will be responsible for determining compliance with this restriction, and neither the Trustee nor any other agent will be required to monitor such compliance or to perform any calculations in connection therewith.

Any interest canceled on any relevant Interest Payment Date shall not be due and shall not accumulate or be payable at any time thereafter, and you shall have no rights thereto or to receive any additional interest, penalty or compensation as a result of such cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture or the Notes as described above shall constitute a default in payment or otherwise under the terms of the Notes. If practicable, Grupo Financiero Santander México will provide notice of any cancellation of interest (in whole or in part) to you through DTC (or, if you hold the Notes in definitive form, directly to the address shown in the register for the Notes) and to the Trustee directly on or prior to the relevant Interest Payment Date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give you any rights as a result of such failure.

The Notes are novel and complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The Notes are novel and complex financial instruments that involve a high degree of risk. As a result, an investment in the Notes and the Settlement Shares issuable following a Conversion Trigger Event will involve risks

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that are not common and are incremental to those applicable in respect of debt securities. Each potential investor of the Notes must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement to this prospectus supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Notes and the impact such investment will have on its overall investment portfolio and expected income;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes, including where the currency for principal or interest payments, i.e., U.S. dollars, is different from the currency in which such potential investor’s financial activities are principally denominated and the possibility that the entire principal amount of the Notes be paid in a different currency and could be lost;

(iv)	understand thoroughly the terms of the Notes, such as the provisions governing the Automatic Conversion (including, in particular, the calculation of the Fundamental Capital Ratio, as well as under what circumstances a Conversion Trigger Event will occur), and be familiar with the behavior of any relevant indices and financial markets; and

(v)	be able to evaluate possible scenarios for economic, banking industry, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Sophisticated investors generally do not purchase complex financial instruments that bear a high degree of risk as stand-alone investments. They purchase such financial instruments as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in the Notes unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the likelihood of the Automatic Conversion into Settlement Shares and the value of the Notes, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the base prospectus or incorporated by reference herein.

As a holding company, Grupo Financiero Santander México’s ability to make interest payments on the Notes is affected by a number of factors that may restrict its ability to make interest payments on the Notes. Additionally, as Grupo Financiero Santander México will use the proceeds from the offering of the Notes to purchase the Back-to-Back Note, its ability to make interest payments on the Notes is affected by Banco Santander México’s ability to make interest payments on the Back-to-Back Note. Some of these factors are outside Grupo Financiero Santander México’s or Banco Santander México’s control.

As a holding company, Grupo Financiero Santander México’s ability to make interest payments on the Notes is affected by a number of factors, principally its ability to receive funds, directly or indirectly, from its operating subsidiaries, including Banco Santander México. Consequently, Grupo Financiero Santander México’s ability to make interest payments is a function of its future profitability and performance and the ability of its operating subsidiaries to distribute funds or dividend profits up to it, including the distribution of funds pursuant to the Back-to-Back Note. In addition, Grupo Financiero Santander México’s ability to make interest payments on the Notes will also be reduced by the redemption of equity instruments and the servicing of other debt and equity instruments and there are no restrictions on Grupo Financiero Santander México’s ability to make payments on, or redemptions of, securities ranking senior to the Notes even if that results in its inability to make a scheduled interest payment on the Notes.

The ability of Grupo Financiero Santander México’s subsidiaries to pay dividends and its ability to receive distributions and other payments from its investments in other entities is subject to applicable local laws and other restrictions, including applicable regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws, and any changes thereto. These laws and restrictions could limit the payment of dividends, distributions and other payments to Grupo Financiero Santander México by its subsidiaries,

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which could in time, restrict its ability to fund other operations or to maintain or make scheduled interest payments on the Notes.

Further, Grupo Financiero Santander México’s ability to make interest payments on the Notes may be adversely affected by the performance of its business in general, changes in its organizational structure, factors affecting its financial position (including capital and leverage), the economic environment in which it operates and other factors outside of its control. Interest that is canceled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no right to such interest. See “—In addition to its right to cancel, in whole or in part, interest payments at any time, the terms of the Notes also restrict Grupo Financiero Santander México from making interest payments on the Notes in certain circumstances, in which case such interest shall be canceled. Interest that is canceled shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no right thereto.”

Additionally, as Grupo Financiero Santander México will use the proceeds of the offering of the Notes to acquire from Banco Santander México the Back-to-Back Note in the same principal amount as the aggregate principal amount of the Notes and having the same terms and conditions as the Notes, Grupo Financiero Santander México may be unable to make interest payments on the Notes if Banco Santander México is unable to make interest payments to it in respect of the Back-to-Back Note. Banco Santander México’s ability to make interest payments on the Back-to-Back Note is a function of its performance and profitability, which may be adversely affected by factors outside Grupo Financiero Santander México’s control.

The Notes may be traded with accrued interest, but under certain circumstances described above, such interest may be canceled and not paid on the relevant Interest Payment Date.

The Notes may trade, and/or the prices for the Notes may appear, on the ISE and in other trading systems with accrued interest. If this occurs, purchasers of Notes in the secondary market will pay a price that reflects such accrued interest upon purchase of the Notes. However, if a payment of interest on any Interest Payment Date is canceled (in whole or in part) as described herein and thus is not due and payable, purchasers of such Notes will not be entitled to that interest payment (or if Grupo Financiero Santander México elects to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant Interest Payment Date. This may affect the value of your investment in the Notes.

The interest rate on the Notes will be reset on each Reset Determination Date, which may affect the market value of the Notes.

From and including the Issue Date to but excluding the First Call Date, interest will accrue on the then Current Principal Amount of Notes at an initial rate equal to 8.500% per annum. From and including each Reset Date, including the First Call Date, to but excluding the next succeeding Reset Date, interest will accrue on the then Current Principal Amount at a rate per annum equal to the sum of the then-prevailing Treasury Yield on the relevant Reset Determination Date and 647.20 basis points. This reset rate following each Reset Date could be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which could affect the amount of any interest payments under the Notes and, by extension, could affect the market value of the Notes.

Changes to the Mexican Capitalization Requirements and/or Banco de México’s interpretation thereof may negatively affect Banco Santander México’s capital ratios, thereby increasing the risk of a Conversion Trigger Event which will lead to an Automatic Conversion, as a result of which all or a portion of your Notes will automatically be converted into Settlement Shares.

The application of the Mexican Capitalization Requirements on capital ratios is subject to interpretation, regulatory changes and to the new requirements relating to the Systemically Important Bank Capital Supplement and the Countercyclical Capital Supplement, which in Grupo Financiero Santander México’s case are dependent upon Banco Santander México’s capitalization level. Any changes or interpretations, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to Banco Santander México’s capital and funding and may result in a need for further management actions to meet the changed requirements, such as increasing capital or funding (including through the issuance of senior or subordinated notes that rank senior to the Notes), reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for us) and changing Banco Santander México’s business mix or exiting other businesses and/or undertaking other actions to strengthen Banco Santander México’s capital position.

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In addition, regulatory initiatives or regulatory changes may impact the calculation of Banco Santander México’s risk weighted assets, which are the denominator of Banco Santander México’s regulatory capital ratios. The Basel Committee on Banking Supervision is currently consulting on revisions to the standardized approach for credit risk, with the main proposed changes being to (i) reduce reliance on external credit ratings for the purposes of assessing the credit profile of a financial institution’s assets by replacing such credit ratings with a number of risk drivers which will vary depending on the type of exposure and (ii) require that in calculating risk-based capital ratios, banks use in the denominator of their ratios the higher of risk-weighted assets as calculated under the standardized approach or, for banks that apply advanced approaches, advanced approaches. Although the timing for adoption, contents and impact of these proposals remain subject to considerable uncertainty, the implementation of this new risk assessment framework may impact the calculation of Banco Santander México’s risk weighted assets and, consequently, its capital ratios.

Any changes that may occur in the Mexican Capitalization Requirements subsequent to the date of this prospectus supplement and/or any subsequent changes to such rules and other variables may individually and/or in the aggregate negatively affect Banco Santander México’s capital ratios and thus increase the risk of a Conversion Trigger Event, which will lead to an Automatic Conversion, as a result of which you could lose all or part of the value of your investment in the Notes.

The Notes may be subject to Automatic Conversion following the occurrence of a Conversion Trigger Event, which will occur, among other circumstances, at the point of non-viability, in which case the Notes will be converted into Settlement Shares and, as a result, you could lose all or part of your investment in the Notes.

A Conversion Trigger Event shall occur (i) the Business Day in Mexico following the publication of a determination by the CNBV, in its official publication of capitalization levels for Mexican banks, that Banco Santander México’s Fundamental Capital Ratio, as calculated pursuant to the applicable Mexican Capitalization Requirements, is equal to or below 5.125%; (ii) if both (A) the CNBV notifies Banco Santander México that it has made a determination, pursuant to Article 29 Bis of the Mexican Banking Law, that a cause for revocation of Banco Santander México’s license has occurred resulting from (x) Banco Santander México’s assets being insufficient to satisfy its liabilities, (y) Banco Santander México’s non-compliance with corrective measures imposed by the CNBV pursuant to the Mexican Banking Law, or (z) Banco Santander México’s non-compliance with the capitalization requirements set forth in the Mexican Capitalization Requirements and (B) Banco Santander México has not cured such cause for revocation, by (x) complying with such corrective measures, or (y)(1) submitting a capital restoration plan to, and receiving approval of such plan by, the CNBV, (2) not being classified in Class III, IV or V, and (3) transferring at least 75% of its shares to an irrevocable trust, or (z) remedying any capital deficiency, in each case, on or before the third or seventh calendar day in Mexico, as applicable, following the date on which the CNBV notifies Banco Santander México of such determination; (iii) if the Banking Stability Committee, which is a committee formed by the CNBV, the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público), Banco de México and the IPAB, determines pursuant to Article 29 Bis 6 of the Mexican Banking Law that, under Article 148, Section II, paragraphs (a) and (b) of the Mexican Banking Law, financial assistance is required by Banco Santander México to avoid revocation of its license because Banco Santander México’s assets are insufficient to satisfy Banco Santander México’s liabilities, or Banco Santander México’s failure to comply with corrective measures, to comply with capitalization requirements, or to satisfy certain liabilities when due, as a means to maintain the solvency of the Mexican financial system or to avoid risks affecting the Mexican payments system and such determination is either made public or notified to Banco Santander México (for the avoidance of doubt, pursuant to Annex 1-R of the general rules applicable to Mexican banks, a Conversion Trigger Event shall occur if financial assistance or other loans shall be granted to the Bank pursuant to Article 148, Section II, paragraphs (a) and (b) of the Mexican Banking Law); or (iv) if any financial entity (entidad financiera) that is a part of the financial group of which Grupo Financiero Santander México is the holding company experiences a capital deficiency (insuficiencia de capital) under the General Regulations (Reglas de Carácter General) specified in the penultimate paragraph of Article 91 of the Mexican Financial Groups Law, the foregoing being read in accordance with Article 118, Section III, of the Mexican Financial Groups Law. For purposes of the foregoing, capital deficiency means that the relevant entity does not satisfy the capitalization requirements specified under the laws and regulations specifically applicable to such entity. See “Description of Notes—Conversion—Automatic Conversion.”

Upon the occurrence of a Conversion Trigger Event, on the Conversion Date, the then Current Principal Amount of the Notes will automatically be reduced in one or more Automatic Conversions by the applicable Conversion Amount and the Converted Principal Amount relating to such Automatic Conversions shall be converted

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exclusively into (i) if the holder of the Notes is Santander España, Grupo Financiero Santander México’s Series F shares and (ii) if the holder of the Notes is not Santander España, its Series B shares, in each case credited as fully paid at the Conversion Price and in accordance with the terms set forth herein.

Settlement Shares upon any Automatic Conversion shall be delivered to the Settlement Share Depositary (on behalf of the holders and beneficial owners) on the Conversion Date in consideration for which all of Grupo Financiero Santander México’s obligations with respect to the Converted Principal Amount under the Notes resulting from such Automatic Conversion shall be irrevocably and automatically released, and under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the Notes, as, following the Automatic Conversion, you will receive only (i) the Settlement Shares or, if you elect, ADSs, or (ii) to the extent you receive Excess Settlement Shares that are sold by the Settlement Share Depositary, the cash proceeds from the sale of such Excess Settlement Shares. The occurrence of an Automatic Conversion shall not constitute an event of default or an Enforcement Event under the terms of the Notes or the Indenture.

The circumstances surrounding or triggering the Automatic Conversion are inherently unpredictable and may be caused by factors outside of Grupo Financiero Santander México’s control. Banco Santander México’s Fundamental Capital Ratio and the capital ratios of Grupo Financiero Santander México’s other financial entity subsidiaries are affected by business decisions made by Grupo Financiero Santander México and its shareholders and, in making such decisions, these interests may not be aligned with those of the holders of Notes offered hereby. Grupo Financiero Santander México has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore Banco Santander México’s Fundamental Capital Ratio or the capital ratios of any of its other financial entity subsidiaries to avoid a Conversion Trigger Event and actions Grupo Financiero Santander México takes could result in Banco Santander México’s Fundamental Capital Ratio or the capital ratios of its other financial entity subsidiaries falling.

In making such decisions, Grupo Financiero Santander México’s interests may not be aligned with those of holders of the Notes. The occurrence of a Conversion Trigger Event and therefore the Automatic Conversion is inherently unpredictable and depends on a number of factors, some of which may be outside of Grupo Financiero Santander México’s control. A Conversion Trigger Event could occur at any date, even though Grupo Financiero Santander México currently publicly reports Banco Santander México’s Fundamental Capital Ratio only as of each quarterly period end. The CNBV, as part of its supervisory activity, may instruct Grupo Financiero Santander México or Banco Santander México to calculate such ratio as of any date or Grupo Financiero Santander México might otherwise at any time calculate such ratio in its own discretion. As such, the Automatic Conversion could occur at any time. A decline or perceived decline in Banco Santander México’s Fundamental Capital Ratio may have a significant adverse effect on the trading price of the Notes.

A Conversion Trigger Event will occur, among other events, the Business Day in Mexico following the publication of a determination by the CNBV, in its official publication of capitalization levels for Mexican banks, that Banco Santander México’s Fundamental Capital Ratio, as calculated pursuant to the applicable Mexican Capitalization Requirements, is equal to or below 5.125%. Such calculation could be affected by, among other things, the growth of Banco Santander México’s business and Grupo Financiero Santander México’s future earnings, shock stress events that have a material negative impact on Banco Santander México’s capital, declared dividend payments, regulatory changes (including changes to definitions and calculations of regulatory capital, including Fundamental Capital (capital fundamental) and risk weighted assets) actions that Banco Santander México is required to take at the direction of the CNBV, and Banco Santander México’s ability to manage its risk weighted assets in both Grupo Financiero Santander México’s ongoing businesses and those which it may seek to enter. In addition, Banco Santander México has capital resources and risk weighted assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the Mexican peso equivalent value of foreign currency denominated capital resources and risk weighted assets, as has been the case in the past. Actions that Banco Santander México takes could also affect its Fundamental Capital Ratio, including causing it to decline. Grupo Financiero Santander México has no obligation to increase Banco Santander México’s Fundamental Capital (capital fundamental), reduce its risk weighted assets or otherwise operate its business in such a way, or take mitigating actions in order to prevent its Fundamental Capital Ratio from falling below 5.125%, or to maintain or increase its Fundamental Capital Ratio or to otherwise consider the interests of the holders of the Notes in connection with any of Grupo Financiero Santander México’s or Banco Santander México’s business decisions that might affect Banco Santander México’s Fundamental Capital Ratio. Grupo Financiero Santander México has no obligation to consider the interests of the holders of the Notes offered hereby (or any other series of its indebtedness

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that may be outstanding) in connection with its overall strategic decisions or the overall strategic decisions of Santander España, including in respect of capital management, regardless of whether they result in the occurrence of a Conversion Trigger Event. In addition, holders of the Notes will not have any claim against Grupo Financiero Santander México or its shareholders relating to decisions that affect the business and operations of the Group, including the capital position of Banco Santander México, regardless of whether they result in the occurrence of any event that causes a suspension or cancellation of amounts due in respect of the Notes.

The calculation of the Fundamental Capital Ratio may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments which modify accounting rules, are not yet in force as of the relevant calculation date, the CNBV could require Banco Santander México to reflect such changes in any particular calculation of Banco Santander México’s Fundamental Capital Ratio. Accordingly, regulatory changes or accounting changes may have a material adverse impact on Grupo Financiero Santander México’s calculations of Banco Santander México’s regulatory capital, including Fundamental Capital (capital fundamental) and risk weighted assets and Banco Santander México’s Fundamental Capital Ratio.

Because of the inherent uncertainty regarding whether a Conversion Trigger Event will occur and there being no affirmative obligation on Grupo Financiero Santander México’s part to prevent its occurrence, it will be difficult to predict when or if an Automatic Conversion will occur. Accordingly, the trading behavior of the Notes may not necessarily follow the trading behavior of other types of convertible debt securities. Fluctuations in Banco Santander México’s Fundamental Capital Ratio may be caused by changes in the amount of Fundamental Capital (capital fundamental) and risk weighted assets as well as changes to their respective definitions under the Mexican Capitalization Requirements. Any indication that Banco Santander México’s Fundamental Capital Ratio is moving towards the level which would cause the occurrence of a Conversion Trigger Event may have an adverse effect on the market price and liquidity of the Notes. Therefore, you may not be able to sell your Notes easily or at prices that will provide you with a yield comparable to other types of subordinated debt securities, including Grupo Financiero Santander México’s other subordinated debt securities. In addition, the risk of Automatic Conversion could drive down the price of Grupo Financiero Santander México’s Ordinary Shares and have a material adverse effect on the market value of any Settlement Shares received upon an Automatic Conversion.

Even if Banco Santander México’s Fundamental Capital Ratio is maintained at required levels and no Conversion Trigger Event relating to Banco Santander México occurs, a Conversion Trigger Event may still occur if another financial entity subsidiary of Grupo Financiero Santander México, such as Casa de Bolsa, experiences a capital shortfall. Such a Conversion Trigger Event would cause a conversion of the entire principal amount of the Notes.

You will have limited rights after the Automatic Conversion and the delivery of the Settlement Shares to the Settlement Share Depositary (or to the relevant recipient in accordance with terms of the Indenture and the Notes) will constitute an irrevocable and automatic release of all of Grupo Financiero Santander México’s obligations in respect of the Converted Principal Amount under the Notes resulting from such Automatic Conversion.

Following an Automatic Conversion, Grupo Financiero Santander México will be obligated to deliver to the Settlement Shares to the Settlement Share Depositary (or to the relevant recipient in accordance with the terms of the Indenture and the Notes), which will hold the Settlement Shares on your behalf. Once the Settlement Shares are delivered to the Settlement Share Depositary (or to the relevant recipient in accordance with the terms of the Indenture and the Notes), all of Grupo Financiero Santander México’s obligations in respect of the Converted Principal Amount under the Notes resulting from such Automatic Conversion will be irrevocably and automatically released in consideration of such delivery to the Settlement Share Depositary (or to the relevant recipient in accordance with the terms of the Indenture and the Notes), and under no circumstances will such released obligations be reinstated and you will not be entitled to any form of compensation in the event of Grupo Financiero Santander México’s potential recovery or change in Banco Santander México’s Fundamental Capital Ratio after the Conversion Date. With effect from the Conversion Date, you will have recourse only to the Settlement Share Depositary for the delivery to you of Settlement Shares or, if you elect, ADSs or to the extent you receive Excess Settlement Shares that are sold by the Settlement Share Depositary, the cash proceeds from the sale of such Excess Settlement Shares.

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Although Grupo Financiero Santander México is undertaking to have issued and hold in treasury, free from preemptive or other preferential rights, sufficient Ordinary Shares to enable an Automatic Conversion of the then Current Principal Amount of the Notes to be discharged and satisfied in full, the issuance of Settlement Shares (including any additional issuances to cure any shortfall as a result of corporate events that dilute Grupo Financiero Santander México’s Ordinary Shares) requires the approval of Grupo Financiero Santander México’s shareholders, which is beyond its control. Therefore, Grupo Financiero Santander México may not be able to issue enough Settlement Shares to fulfill its obligations in the event of an Automatic Conversion.

If Grupo Financiero Santander México does not deliver the Settlement Shares to the Settlement Share Depositary following a Conversion Trigger Event, the only claim you will have against it will be for specific performance to have such Settlement Shares delivered. Moreover, you will not have any rights against Grupo Financiero Santander México with respect to repayment of the Converted Principal Amount under the Notes or payment of interest or any other amount on, or in respect of, the Converted Principal Amount under the Notes, which liabilities will be automatically released.

In addition, Grupo Financiero Santander México has not yet appointed a Settlement Share Depositary and it may not be able to appoint a Settlement Share Depositary if an Automatic Conversion occurs. In such case, Grupo Financiero Santander México will effect, by means it deems reasonable under the circumstances (including, without limitation, delivery of the Settlement Shares to another nominee or to you directly), the delivery of the Settlement Shares or, if you elect, ADSs to you. Such arrangements may be disadvantageous to, and more restrictive on, you, such as involving a longer period of time before you receive your Settlement Shares, or, if you elect, ADSs, than would be the case under the arrangements expected to be entered into with a Settlement Share Depositary. Nevertheless, such delivery also will irrevocably and automatically release all of Grupo Financiero Santander México’s obligations under the Notes as if the Settlement Shares had been issued to the Settlement Share Depositary.

If any holder or beneficial owner (or group of either or both) of the Notes other than Santander España would become a holder or group of holders (i) of more than two percent (2%) of Grupo Financiero Santander México’s Ordinary Shares as a result of an Automatic Conversion, and the requirements specified in the Mexican Financial Groups Law are not satisfied by the applicable holder or group of holders, or (ii) of more than five percent (5%) of its Ordinary Shares as a result of an Automatic Conversion, Grupo Financiero Santander México will cause the Settlement Share Depositary to sell in whatever manner the Settlement Share Depositary determines, in its sole discretion, the Excess Settlement Shares that would have been delivered to such holder or beneficial owner such that such holder or beneficial owner, together with any such group to which it belongs, does not become a holder of Ordinary Shares exceeding two percent (2%) or five percent (5%), as applicable, of the Ordinary Shares of Grupo Financiero Santander México, it being understood that such holders will be paid the proceeds, net of expenses, of the sale of the applicable Excess Settlement Shares. Grupo Financiero Santander México has no responsibility or control with regard to the terms on which the Settlement Share Depositary sells the Settlement Shares or the reasonableness of the expenses of sale or foreign exchange expenses.

Grupo Financiero Santander México’s obligations under the Notes are unsecured and subordinated and will be further subordinated upon conversion into Settlement Shares.

The Indenture for the Notes provides that the Notes will represent Grupo Financiero Santander México’s unsecured and subordinated obligations. The Indenture further provides that the Notes constitute Subordinated Non-Preferred Indebtedness, will rank (i) subordinate and junior in right of payment and in liquidation to all of Grupo Financiero Santander México’s present and future Senior Indebtedness and Subordinated Preferred Indebtedness, (ii) pari passu without preference among themselves and all of Grupo Financiero Santander México’s present and future other unsecured Subordinated Non-Preferred Indebtedness and (iii) senior only to all classes of Grupo Financiero Santander México’s capital stock.

If a Liquidation Event occurs prior to the date on which a Conversion Trigger Event occurs, Grupo Financiero Santander México will pay each holder or beneficial owner of the Notes the Liquidation Distribution. If a Liquidation Event occurs at any time on or after the date on which a Conversion Trigger Event occurs but the Settlement Shares to be delivered to the Settlement Share Depositary on the Conversion Date have not been so delivered, Grupo Financiero Santander México will pay such amount, if any, equal to that which holders of such Notes would have received on any distribution of the assets of Grupo Financiero Santander México if such Automatic Conversion had taken place immediately prior to such liquidation.

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Subject to complying with applicable regulatory requirements, Grupo Financiero Santander México expects from time to time to incur additional indebtedness or other obligations that will constitute senior and other subordinated indebtedness that will rank ahead of the Notes, and the Notes do not contain any provisions restricting Grupo Financiero Santander México or its subsidiaries’ ability to incur such senior or subordinated indebtedness. Although the Notes may pay a higher rate of interest than other comparable securities that are not as deeply subordinated, there is a risk that you will lose all or some of your investment should Grupo Financiero Santander México become insolvent since its assets would be available to pay such amounts only after all of its senior creditors have been paid in full.

Therefore, if a Liquidation Event was to occur, Grupo Financiero Santander México’s liquidator, administrator, conciliador or competent judge having jurisdiction over the matter, would first apply its assets to satisfy all rights and claims of pursuant to indebtedness senior to the Notes. If Grupo Financiero Santander México does not have sufficient assets to settle claims of such senior creditors in full, your claims under the Notes will not be settled and, as a result, you will lose the entire amount of your investment in the Notes. The Notes will share equally in payment with claims under Subordinated Non-Preferred Indebtedness if Grupo Financiero Santander México does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, you could lose all or part of your investment.

In addition, you should be aware that following a Conversion Trigger Event, you will be, effectively, further subordinated with respect of the Converted Principal Amount under the Notes resulting from the relevant Automatic Conversion as you will be treated as, and subsequently become with respect to that Converted Principal Amount, holders of Ordinary Shares even if Subordinated Non-Preferred Indebtedness and preference shares remain outstanding. There is a risk that you will lose the entire amount of your investment, regardless of whether or not Grupo Financiero Santander México has sufficient assets available to settle what would have been your claims under the Notes or of securities subordinated to the same or greater extent as the Notes, in liquidation proceedings or otherwise.

Following an Automatic Conversion, the Converted Principal Amount under the Notes resulting from such Automatic Conversion will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing your right to receive Settlement Shares or, if you elect, ADSs, from the Settlement Share Depositary (or the relevant recipient in accordance with the terms of the Indenture and the Notes), and your rights will be limited accordingly.

Following an Automatic Conversion (and thus the delivery of the Settlement Shares to the Settlement Share Depositary or relevant recipient on the Conversion Date), the Converted Principal Amount under the Notes resulting from such Automatic Conversion will remain in existence until the applicable Cancellation Date (at which point the Notes will be canceled) for the sole purpose of evidencing your right to receive Settlement Shares or, if you elect, ADSs. If it has been unable to appoint a Settlement Share Depositary, Grupo Financiero Santander México will effect, by means it deems reasonable under the circumstances (including, without limitation, delivery of the Settlement Shares to another nominee or to the holders of the Notes directly), the delivery of the Settlement Shares, or, if you elect, ADSs to you. See also “—You will have limited rights after the Automatic Conversion and the delivery of the Settlement Shares to the Settlement Share Depositary (or to the relevant recipient in accordance with terms of the Indenture and the Notes) will constitute an irrevocable and automatic release of all of Grupo Financiero Santander México’s obligations in respect of the Converted Principal Amount under the Notes resulting from such Automatic Conversion.”

Although Grupo Financiero Santander México currently expects that beneficial interests in the Notes will be transferable between the Conversion Date and the date on which DTC shall suspend all clearance and settlement of transactions in the Notes in accordance with its rules and procedures (the “Suspension Date”) and that any trades in the Notes would clear and settle through DTC in such period, there is no guarantee that this will be the case. Even if the Notes are transferable following the Automatic Conversion, there is no guarantee that an active trading market will exist for the Notes following the Automatic Conversion. Accordingly, the price received for the sale of any beneficial interest in any Note during this period may not reflect the market price of such Notes or the Settlement Shares. Furthermore, transfers of beneficial interests in the Notes may be restricted following the Conversion Date. For example, if the clearance and settlement of transactions in the Notes is suspended by DTC at an earlier time than currently expected, it may not be possible to transfer beneficial interests in the Notes in DTC and trading in the Notes may cease. The Notes may also cease to be traded on the ISE before or after the Suspension Date.

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In addition, DTC shall suspend all clearance and settlement of transactions in the Notes on the Suspension Date. As a result, you will not be able to settle the transfer of any Notes through DTC following the Suspension Date, and any sale or other transfer of the Notes that you may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The Notes may cease to be admitted to trading on the ISE or any other stock exchange on which the Notes are then listed or admitted to trading after the Suspension Date.

Moreover, although you will become a beneficial owner of your pro rata share of Settlement Shares upon the delivery of such Settlement Shares to the Settlement Share Depositary (or the relevant recipient in accordance with the terms of the Indenture and the Notes) and the Settlement Shares will be registered in the name of the Settlement Share Depositary (or the relevant recipient in accordance with the terms of the Indenture and the Notes), you will not be able to sell or otherwise transfer any Settlement Shares until such time as they are delivered to you and registered in your name.

You must submit a Settlement Notice and may need an account with the applicable clearing system in order to receive delivery of the Settlement Shares, or, if you elect, ADSs, and you will be required to provide further documentation if such Settlement Notice is delivered after the Notice Cut-off Date.

In order to obtain delivery of the relevant Settlement Shares, or, if you elect, ADSs, you (or your nominee, custodian or other representative) must deliver a Settlement Notice (as defined under “Description of Notes—Conversion—Settlement Procedures”) (and the relevant Notes, if held in definitive form) to the Settlement Share Depositary. The Settlement Notice must contain certain information, including information relating to you, the Notes you hold, your clearing system account details with INDEVAL or DTC (assuming the Settlement Shares are a participating security in a clearing system) and any such other details as may be required by the Settlement Share Depositary. Accordingly, in such cases, you (or your nominee, custodian or other representative) must have an account with the relevant clearing system in order to receive the Settlement Shares or pro rata Settlement Shares component, as applicable. Where the Notes are held through DTC, the Settlement Notice must be given in accordance with the standard procedures of DTC (which may include delivery of the notice to the Settlement Share Depositary by electronic means) and in a form acceptable to DTC and the Settlement Share Depositary. Moreover, each Settlement Notice shall be irrevocable and the Settlement Share Depositary will determine, in its sole and absolute discretion, whether your Settlement Notice has been properly completed and delivered, and such determination will be conclusive and binding on you. If you fail to properly complete and deliver a Settlement Notice (and the relevant Notes, if held in definitive form) the Settlement Share Depositary will be entitled to treat such Settlement Notice as null and void.

Although the Settlement Share Depositary will continue to hold the relevant Settlement Shares, if you fail to properly complete and deliver an Automatic Conversion Settlement Notice (as defined under “Description of Notes—Conversion—Settlement Procedures”) on or before the Notice Cut-off Date (as defined under “Description of Notes—Conversion—Settlement Procedures”), the relevant Notes will be canceled on the Final Cancellation Date (which will be a date at most twelve (12) Business Days after the Notice Cut-off Date). Moreover, after the Notice Cut-off Date you will continue to be required to provide a Settlement Notice, as well as evidence of your entitlement to the relevant Settlement Shares or, if you elect, ADSs. Such evidence must be satisfactory to the Settlement Share Depositary in its sole and absolute discretion in order for you to receive delivery of such Settlement Shares or, if you elect, ADSs.

Grupo Financiero Santander México will have no liability to you for any loss resulting from your failure to receive any Settlement Shares, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) failing to duly submit a Settlement Notice (and the relevant Notes, if held in definitive form) on a timely basis or at all.

You will not be entitled to any rights with respect to the Settlement Shares prior to receipt of such Settlement Shares, but will be subject to all changes made with respect to the Settlement Shares.

The exercise of voting rights and rights related thereto with respect to any Settlement Shares is only possible after delivery of the Settlement Shares following the Conversion Date, through book entries at DTC or INDEVAL. For further information, see “Description of Notes—Conversion—Conversion Procedures”.

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As the Conversion Price includes a floor price that is fixed at the time of issue of the Notes, you may bear the risk of fluctuation in the value of Ordinary Shares. You will also bear the risk of changes in the U.S. dollar and Mexican peso exchange rate.

Upon the occurrence of a Conversion Trigger Event, the Notes will be automatically converted into Settlement Shares. Pursuant to the terms of the Notes, the Conversion Price includes a floor price of Ps.20.30.  Although the market value of the Settlement Shares or, if you elect, ADSs, you receive could over time increase in value, at the time the Settlement Shares are issued, because a Conversion Trigger Event may be the result of Banco Santander México’s Fundamental Capital Ratio having deteriorated, a Conversion Trigger Event may be accompanied by a prior deterioration in the market price of the Ordinary Shares and/or ADSs, which may be expected to continue after the occurrence of the Conversion Trigger Event. This could result in the Conversion Price equaling the floor price of Ps.20.30. In such circumstances, investors could receive Settlement Shares or ADSs (as the case may be) at a time when the market price of the Ordinary Shares or ADSs (as the case may be) are significantly below the Conversion Price. In addition, there may be a delay in receiving your Settlement Shares following a Conversion Trigger Event, during which time the market price of the Ordinary Shares and/or ADSs may further decline. As a result, the realizable value of the Settlement Shares and/or ADSs (as the case may be) may be well below the Conversion Price.

 In addition, as Grupo Financiero Santander México’s Ordinary Shares are denominated and trade in Mexican pesos, the market price of the Notes may also be affected by fluctuations in the U.S. dollar and Mexican peso exchange rate due to the Notes being denominated in U.S. dollars. If there is a delay in you receiving your Settlement Shares following a Conversion Trigger Event, fluctuations in the U.S. dollar and Mexican peso exchange rate could affect the realizable value of the Settlement Shares. No interest or other compensation is payable in the event of a loss by you due to foreign currency conversions or a disparity between the market price of Grupo Financiero Santander México’s Ordinary Shares and the Conversion Price at the time of an Automatic Conversion.

You will have limited anti-dilution protection.

The number of Settlement Shares issued by Grupo Financiero Santander México to be released to the Settlement Share Depositary upon an Automatic Conversion will be the Converted Principal Amount under the Notes resulting from such Automatic Conversion on the Conversion Date divided by the Conversion Price prevailing on the Conversion Date. Fractions of Settlement Shares will not be delivered to the Settlement Share Depositary following the Automatic Conversion and no cash payment shall be made in lieu thereof.

The Conversion Price will be adjusted if there is a consolidation, reclassification, redesignation or subdivision of the Ordinary Shares, an issuance of Ordinary Shares in certain circumstances by way of capitalization of profits or reserves, a rights issue, an Extraordinary Dividend (as defined under “Description of Notes—Conversion—Anti-Dilution Adjustment of the Conversion Price”) or an issue of Ordinary Shares to shareholders as a class by way of rights or other instruments allowing you to subscribe for or purchase, or carrying rights of conversion or exchange into, Ordinary Shares (but only in the situations and only to the extent provided in “Description of Notes—Conversion—Anti-Dilution Adjustment of the Conversion Price”). These may include any modifications as an independent financial institution of international repute appointed by Grupo Financiero Santander México at its own expense shall determine to be appropriate. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Ordinary Shares. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the Notes.

As a result of your receiving Settlement Shares, or, at your election, ADSs, upon a Conversion Trigger Event, you are particularly exposed to changes in the market price of the Ordinary Shares or ADSs.

Many investors in convertible or exchangeable securities seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Notes may look to sell Ordinary Shares or ADSs (as the case may be) in anticipation of taking a position in, or during the term of, the Notes. This could drive down the price of the Ordinary Shares and/or ADSs. Since the Notes will mandatorily convert into a fixed number of Settlement Shares upon a Conversion Trigger Event, the price of the Ordinary Shares and/or ADSs may be more volatile if Grupo Financiero Santander México is trending toward a Conversion Trigger Event.

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INDEVAL is not a direct participant in DTC or vice versa. As a consequence, holding your Notes through INDEVAL can have certain adverse impacts on the Notes.

INDEVAL is not a direct participant in DTC and, as a result, any payment in respect of the Notes and the receipt of notices or any other administrative activity may be subject to delays. Furthermore, transfers of Notes by persons holding through INDEVAL will need to be made indirectly and will be subject to delays, which are likely to impact the price and liquidity of the Notes held by such persons. Receipt of Settlement Shares through INDEVAL and not directly through DTC or a direct participant in DTC may result in similar inefficiencies. Grupo Financiero Santander México recommends that holders evaluate the procedures, including by consulting their custodians, and the potential impact holding the Notes or the Settlement Shares though INDEVAL may have on the liquidity and price of the Notes and the Settlement Shares.

In addition, Grupo Financiero Santander México has agreed to pay Additional Interest to the holders of the Notes whose Notes are held through DTC, Euroclear or Clearstream Luxembourg, except that Grupo Financiero Santander México has not agreed to pay Additional Interest to those holding their Notes through INDEVAL. Consequently, if your Notes are held through INDEVAL and any interest payments under the Notes are subject to withholding taxes, you may receive lower amounts, which may in turn adversely affect your return on the Notes.

Subject to the occurrence of certain events and conditions, including regulatory approvals, Grupo Financiero Santander México has the option to redeem the Notes on certain dates.

Subject to certain regulatory conditions as described under “Description of Notes—Redemption” being satisfied on the relevant redemption date, including obtaining prior authorization from Banco de México, Grupo Financiero Santander México may opt to redeem the Notes, in whole (up to the then Current Principal Amount) but not in part, at par plus accrued and unpaid (and not canceled) interest due on, or with respect to, the Notes, plus Additional Interest, if any, up to, but excluding, the date of redemption, upon the occurrence of a Withholding Tax Event or a Special Event as described in “Description of Notes—Redemption.” If either of these events were to occur at any time after the Issue Date, it is therefore possible that Grupo Financiero Santander México would be able to redeem the Notes prior to the First Call Date.

In addition, Grupo Financiero Santander México may redeem the Notes at its option, on the First Call Date and on any Interest Payment Date thereafter, in whole (up to the then Current Principal Amount), or in part, at par plus accrued and unpaid (and not canceled) interest due on, or with respect to, the Notes, plus Additional Interest, if any, up to, but excluding, the date of redemption, as more particularly described under “Description of Notes—Redemption—Optional Redemption.” Grupo Financiero Santander México’s optional redemption on may limit the market value of the Notes to the redemption price during the period shortly before the First Call Date. Moreover, if Grupo Financiero Santander México redeems the Notes in any of the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield.

The Notes do not contain events of default and the remedies available to you under the Notes are limited.

The terms of the Notes do not provide for any events of default. You may not at any time demand repayment or redemption of your Notes, although in a Liquidation Event prior to a Conversion Trigger Event, you will have a claim for an amount equal to Liquidation Distribution. There is no right of acceleration in the case of non-payment of principal or interest on the Notes or of Grupo Financiero Santander México’s failure to perform any of its obligations under or in respect of the Notes.

The sole remedy in the event of any non-payment of principal under the Notes subject to certain conditions as described under “Description of Notes—Enforcement Events and Remedies” is that the Trustee, on your behalf may, at its discretion, or shall at the direction of the holders of 25% or more of the aggregate principal amount of the outstanding Notes, subject to any applicable laws, institute proceedings for Grupo Financiero Santander México’s liquidation. In the event of a Liquidation Event, whether or not instituted by the Trustee, the Trustee may evidence any of Grupo Financiero Santander México’s obligations arising under the Notes in any such Liquidation Event.

Prior to the occurrence of any Liquidation Event, the Notes will remain subject to Automatic Conversion upon a Conversion Trigger Event, which does not constitute an Enforcement Event or a Liquidation Event under the Indenture. Grupo Financiero Santander México is entitled to cancel any interest payment as described under

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“Description of Notes——Interest Cancellation” and such cancellation (in whole or in part) will not constitute an Enforcement Event. If Settlement Shares are not delivered to the Settlement Share Depositary following a Conversion Trigger Event, your only claim will be a claim for specific performance to have such Settlement Shares delivered, or claims to participate in Grupo Financiero Santander México’s liquidation proceeds.

The remedies under the Notes are more limited than those typically available to Grupo Financiero Santander México’s unsubordinated creditors. For further detail regarding the limited remedies of the Trustee and the holders of the Notes, see “Description of Notes—Enforcement Events and Remedies”.

The Indenture governing the Notes will not contain covenants that afford holders thereof protection against certain actions that Grupo Financiero Santander México may take, including, for example, highly leveraged transactions or a change of control. In addition, there is no limit on the amount or type of further securities or indebtedness that Grupo Financiero Santander México may issue, incur or guarantee.

The Indenture will not contain any restrictive debt covenants or other provisions which afford holders of the Notes protection in the event of a highly leveraged transaction or a change of control. In addition, there is no restriction on the amount of securities or other liabilities that Grupo Financiero Santander México may issue, incur or guarantee and which rank senior to, or pari passu with, the Notes. The issue or guaranteeing of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by you during a Liquidation Event and may limit Grupo Financiero Santander México’s ability to meet its obligations under the Notes. In addition, the Notes do not contain any restriction on Grupo Financiero Santander México’s ability to issue securities, including additional Tier 1 Capital (capital básico) securities, that may have preferential rights to those of the Notes or securities with similar, different or no Conversion Trigger Event provisions. Holders of the Notes should be aware of these flexibilities afforded to Grupo Financiero Santander México when making their investment decision.

The Notes are Grupo Financiero Santander México’s exclusive obligations.

The Notes are Grupo Financiero Santander México’s exclusive obligations. Grupo Financiero Santander México is a holding company and conducts substantially all of its operations through its subsidiaries. Grupo Financiero Santander México’s subsidiaries are separate and distinct legal entities, and have no obligations to pay any amounts due on the Notes or to provide it with funds to meet any of its payment obligations. Grupo Financiero Santander México’s rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors.

The market value of the Notes may be influenced by unpredictable factors.

Certain factors, many of which are beyond Grupo Financiero Santander México’s control, will influence the value of the Notes and the price, if any, at which securities dealers may be willing to purchase or sell the Notes in the secondary market, including:

•	its creditworthiness from time to time;

•	supply and demand for the Notes;

•	economic, financial, political or regulatory events or judicial decisions that affect it or the financial markets generally, including the introduction of any financial transactions tax; and

•	the trading price of its Ordinary Shares and/or ADSs.

Accordingly, if you sell your Notes in the secondary market, you may not be able to obtain a price equal to the principal amount of the Notes or a price equal to the price that you paid for the Notes.

Changes in law may adversely affect your rights under the Notes or may adversely affect the Group’s business, financial performance and capital plans.

Changes in law after the date hereof may affect your rights as a holder of Notes as well as the market value of the Notes. A number of regulators are currently proposing or considering legislation and rule making which may affect the Group’s business, your rights as a holder of the Notes and the market value of the Notes. Such changes in

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law may include changes in statutory, tax and regulatory regimes during the life of the Notes, or changes that could have a significant impact on the future legal entity structure, business mix (including a potential exit of certain business activities) and management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the Notes.

Such legislative and regulatory uncertainty could also affect your ability to accurately value the Notes and therefore affect the trading price of the Notes given the extent and impact on the Notes that one or more regulatory or legislative changes could have on the Notes.

You may be subject to disclosure obligations and/or may need approval from Grupo Financiero Santander México’s regulator under certain circumstances.

As Settlement Shares represent voting securities of a holding company of a number of regulated entities, under the laws of Mexico, the United States and other jurisdictions, ownership of the Notes (or the Settlement Shares) above certain levels may require you to obtain regulatory approval or subject you to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Notes. Accordingly, each potential investor should consult its legal advisers as to the terms of the Note, in respect of its existing shareholding and the level of holding it would have if it receives Settlement Shares following a Conversion Trigger Event.

In addition, if any holder or beneficial owner (or group of either or both) of the Notes other than Santander España would become a holder or group of holders (i) of more than two percent (2%) of Grupo Financiero Santander México’s Ordinary Shares as a result of an Automatic Conversion, and the requirements specified in the Mexican Financial Groups Law are not satisfied by the applicable holder or group of holders, or (ii) of more than five percent (5%) of its Ordinary Shares as a result of an Automatic Conversion, Grupo Financiero Santander México will cause the Settlement Share Depositary to sell in whatever manner the Settlement Share Depositary determines, in its sole discretion, the Excess Settlement Shares that would have been delivered to such holder or beneficial owner such that such holder or beneficial owner does not, together with any such group to which it belongs, become a holder of more than two percent (2%) or five percent (5%), as applicable, of the Ordinary Shares of Grupo Financiero Santander México, it being understood that such holders will be paid the proceeds, net of expenses, of the sale of the applicable Excess Settlement Shares. Grupo Financiero Santander México has no responsibility or control with regard to the terms on which the Settlement Share Depositary sells the Settlement Shares or the reasonableness of the expenses of sale or foreign exchange expenses.

There is no established trading market for the Notes and one may not develop.

The Notes will have no established trading market when issued, and although Grupo Financiero Santander México expects to list the Notes on the ISE, a trading market may never develop. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for securities that are especially sensitive to interest rates, currency or market risks, are designed for specific investment objectives and strategies, have been structured to meet the investment requirements of limited categories of investors or include features such as the Automatic Conversion. These types of securities would generally have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a material adverse effect on the market value of the Notes.

Santander España has agreed to purchase approximately 88% of the initial aggregate principal amount of the Notes. Such concentration in ownership may have an adverse effect on the price and liquidity of the trading market of the Notes, which may adversely and significantly affect your investment in the Notes.

Ratings may not reflect all risks and a downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Notes could cause the liquidity or market value of the Notes to decline.

One or more independent rating agencies may assign credit ratings to the Notes. The ratings may not reflect the potential impact of all risks related to the structure, market, Automatic Conversion, additional factors discussed

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above and other factors that may affect the value of the Notes. A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. An assigned rating may be raised or lowered depending, among other things, on a credit rating agency’s assessment of Grupo Financiero Santander México’s or Santander España’s financial strength, as well as its assessment of Mexican sovereign risk generally.

Moreover, the rating agencies that currently, or may in the future, publish a rating for Grupo Financiero Santander México or the Notes may change the methodologies that they use for analyzing Grupo Financiero Santander México or securities with features similar to the Notes.

Upon issuance, the Notes will be rated by internationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, Grupo Financiero Santander México is under no obligation to ensure the Notes are rated by any rating agency and any rating initially assigned to the Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to Grupo Financiero Santander México’s business, so warrant. If Grupo Financiero Santander México decides to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Notes.

Real or expected downgrades, suspensions or withdrawals of, or changes in the methodology used to determine, ratings assigned to Grupo Financiero Santander México or the Notes could cause the liquidity or trading prices of the Notes to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the ratings assigned to Grupo Financiero Santander México or the Notes may adversely affect the market value of the Notes.

Mexican law does not require Grupo Financiero Santander México to pay its foreign-currency judgments in a currency other than Pesos.

Although Grupo Financiero Santander México’s obligations to pay U.S. dollars outside Mexico are valid, under Article 8 of the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), if proceedings are brought in Mexico seeking to enforce in Mexico any of its obligations under the Notes (as a result of failure to pay interest, to redeem the Notes if Grupo Financiero Santander México elects to do so or in the event of liquidation), Grupo Financiero Santander México would not be required to discharge such obligations in Mexico in a currency other than Mexican currency. Pursuant to such Article 8, an obligation that is payable in Mexico in a currency other than Mexican currency may be satisfied in Mexican currency at the rate of exchange in effect on the date and in the place payment occurs. Such rate currently is determined by Banco de México every Business Day in Mexico and published the following Business Day in the Official Gazette of the Federation (Diario Oficial de la Federación). It is unclear, however, whether the applicable rate of exchange applied by the Mexican court to determine the Mexican judgment currency is the rate prevailing at the time when the judgment is rendered or when the judgment is paid. Provisions that purport to limit Grupo Financiero Santander México’s liability to discharge its obligations as described above, or to give any party an additional course of action seeking indemnity or compensation for possible deficiencies arising or resulting from variations in rates of exchange, may not be enforceable in Mexico.

As such, although the Notes are denominated in U.S. dollars, in connection with a judgment of a Mexican Court you may receive payments in Mexican pesos in an amount lower than the amount required to obtain a return equivalent to the nominal value of the Notes in U.S. dollars.

Grupo Financiero Santander México’s obligations under the Notes may be impaired in the event of bankruptcy.

Under the Mexican Bankruptcy Law, if Grupo Financiero Santander México is declared insolvent, bankrupt or became subject to a reorganization proceeding (concurso mercantil), its obligations under the Notes (i) would be satisfied at the time claims of all its creditors are satisfied, (ii) would be subject to the outcome of, and priorities recognized in, the relevant proceedings, which differ from those in other jurisdictions such as the United States, (iii) would not be adjusted to take into account any depreciation of the peso against the U.S. dollar occurring after such declaration and (iv) would be subject to certain statutory preferences, including tax, social security and labor claims, claims of secured creditors (up to the value of the collateral provided to such creditors) and claims of all senior creditors. There is limited relevant legal related precedent and outcomes may be uncertain.

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Holders of the Notes will be responsible for any taxes following an Automatic Conversion.

Neither Grupo Financiero Santander México nor any member of the Group will be liable for any taxes or duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion or that may arise or be paid in connection with the delivery of Settlement Shares following an Automatic Conversion. You must pay any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion in connection with the delivery of Settlement Shares to the Settlement Share Depositary on your behalf.

Potential FATCA Withholding After December 31, 2016

Under certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury regulations promulgated thereunder commonly referred to as “FATCA” as well as certain intergovernmental agreements between the United States and certain other countries together with implementing legislation and regulations, certain payments in respect of the Notes, Settlement Shares and ADSs made after December 31, 2018 may be subject to withholding (“FATCA withholding”) to the extent that such payments are “foreign passthru payments” to non-U.S. financial institutions (including intermediaries) that have not entered into agreements with the U.S. Treasury pursuant to FATCA or otherwise established an exemption from FATCA, or to other holders that fail to provide sufficient identifying information.  Under current guidance it is not clear whether and to what extent payments on the Notes, Settlement Shares and ADSs will be considered foreign passthru payments subject to FATCA withholding or the extent to which foreign passthru payment withholding will be required under intergovernmental agreements or implementing legislation or regulations.  Holders of Notes, Settlement Shares and ADSs should consult their tax advisers as to how these rules may apply to payments they receive under the Notes, Settlement Shares and ADSs.

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Recent Developments

Third Quarter Interim Report

Please refer to Grupo Financiero Santander México’s report on Form 6-K filed on December 21, 2016, containing the September 2016 Unaudited Interim Condensed Consolidated Financial Statements, which are incorporated by reference herein and contains recent developments, including in relation to the Group’s strategic plan, operating performance, and litigation, investigations and proceedings.

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Use Of Proceeds

The net proceeds from the issue of the Notes are expected to amount to U.S.$496,150,000 after deduction of the underwriting commission and the other expenses incurred in connection with the issue of the Notes. Grupo Financiero Santander México will use the proceeds of the offering of the Notes to acquire from Banco Santander México the Back-to-Back Note. Banco Santander México intends to use the net proceeds of the offering of the Back-to-Back Note for general corporate purposes.

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Ratio Of Earnings To Fixed Charges

	Nine months ended September 30,	Year Ended December 31,
	2016(1)	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges only(1)(2)
– including interest on deposits	1.81	1.84	1.81	1.75	1.96	2.00
– excluding interest on deposits	3.96	3.70	3.26	3.48	4.94	5.49

(1)	Based on unaudited numbers.

(2)	Fixed charges consist of total interest expensed plus an estimate of the portion of rental expenses representing interest cost. This has been estimated at 30% of rental expenses, as a reasonable approximation of the interest factor.

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Capitalization

The following table presents Grupo Financiero Santander México’s consolidated capitalization (i) on an actual basis as of September 30, 2016 derived from the September 2016 Unaudited Interim Condensed Consolidated Financial Statements, prepared in accordance with IFRS and (ii) as adjusted to give effect to the issuance of the Notes offered hereby and application of the gross proceeds of U.S.$500,000,000, and the expected payment of dividends of Ps.13.624 billion, composed of an ordinary and extraordinary dividend, in December 2016, as if such events had occurred as of September 30, 2016. This table should be read in conjunction with, and is qualified in its entirety by reference to the September 2016 Unaudited Interim Condensed Consolidated Financial Statements, and the related notes thereto incorporated by reference in this prospectus supplement.

	As of September 30, 2016
	Actual				As adjusted(1)
	(Millions of pesos or U.S. dollars, as indicated)
	Pesos		U.S. dollars(2)		Pesos		U.S. dollars(2)
Indebtedness:
Current debt(3)	Ps.	46,133	U.S.$	2,381	Ps.	46,133	U.S.$	2,381
Long-term debt(4)		68,500		3,535		78,189		4,035
Total indebtedness		114,633		5,916		124,322		6,416
Shareholders’ equity:
Share capital		25,658		1,324		25,658		1,324
Share premium		11,415		589		11,415		589
Accumulated reserves		68,569		3,539		54,945		2,836
Profit for the year attributable to the Parent		12,980		670		12,980		670
Valuation adjustments(5)		578		30		578		30
Non-controlling interests		12		1		12		1
Total shareholders’ equity		119,212		6,153		105,588		5,450
Total capitalization(6)	Ps.	233,845	U.S.$	12,069	Ps.	229,910	U.S.$	11,866

(1)	On December 22, 2016, at the General Ordinary Shareholders’ Meetings (Asambleas Generales Ordinarias de Accionistas) of each of Grupo Financiero Santander México and Banco Santander México, a payment of a cash dividend from retained earnings of Ps.13,624 million, to be paid on December 30, 2016, was approved. In 2017 and subsequently thereafter, Grupo Financiero Santander México expects to continue its practice of paying annual ordinary dividends of its retained earnings, although dividend payments will ultimately be subject to annual earnings and shareholders’ resolutions.

(2)	The balance as of September 30, 2016 has been converted into U.S. dollars, for convenience purposes only, using the exchange rate of Ps.19.3776 per U.S.$1.00 as calculated on September 30, 2016 and reported by Banco de México in the Official Gazette of the Federation on September 30, 2016 as the exchange rate for the payment of obligations denominated in currencies other than pesos and payable within Mexico.

(3)	Consists of certificates of deposit (certificados de depósito bancario de dinero a plazo), which are unsecured, structured bank bonds (bonos bancarios estructurados) and promissory notes (certificados de depósito bancario de dinero a plazo).

(4)	Consists of structured bank bonds (bonos bancarios estructurados), unsecured bonds (certificados bursátiles bancarios) and mortgage-backed bonds (certificados bursátiles respaldados por hipotecas) in the local Mexican market, senior notes and Tier 2 Subordinated capital notes in the international market and the Notes offered hereby.

(5)	Includes valuation of available-for-sale financial assets and valuation of cash flow hedges.

(6)	Total capitalization equals total indebtedness plus total shareholders’ equity.

For a discussion of Banco Santander México’s capital adequacy, including total Tier 1 Capital (capital básico) and Tier 2 Capital (capital complementario) and related ratios, pursuant to Mexican Banking GAAP, see “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources” in the 2015 Annual Report incorporated herein by reference.

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Description Of Notes

Grupo Financiero Santander México will issue 8.500% Perpetual Subordinated Non-Preferred Contingent Convertible Additional Tier 1 Capital Notes (the “Notes”) under an Indenture (the “Original Indenture”), between Grupo Financiero Santander México, as issuer, and The Bank of New York Mellon, as Trustee (the “Trustee”) and Paying Agent (“Paying Agent”), dated as of December 27, 2016, a form of which was filed as Exhibit 4.3 to Grupo Financiero Santander México’s registration statement on Form F-3 on December 21, 2016, as supplemented by a first supplemental indenture with respect to the Notes dated as of December 27, 2016 (the “First Supplemental Indenture”). The Notes will be issued under a declaración unilateral de voluntad evidenced by the Indenture, executed by the Trustee, and acknowledged by the Mexican National Banking and Securities Commission (the “CNBV”). References to the “Indenture” are to the Original Indenture, as supplemented by the First Supplemental Indenture. The First Supplemental Indenture will be filed as an exhibit to a report on Form 6-K on or about the Issue Date (as defined below), which will be incorporated by reference in Grupo Financiero Santander México’s registration statement on Form F-3. The Notes constitute a series of Contingent Convertible Securities referred to in the accompanying prospectus. No series other than the series described in this prospectus supplement may be issued under the Indenture. The Indenture is not intended to be, and shall not be construed to be, a basis of a program for ongoing issuances of notes.

Grupo Financiero Santander México will use the proceeds of the offering of the Notes to acquire from Banco Santander México a perpetual subordinated non-preferred contingent capital note in the same principal amount as aggregate principal amount of the Notes and with substantially the same terms and conditions as the Notes, issued pursuant to an indenture that is substantially the same as the Indenture (the “Back-to-Back Note”). The Back-to-Back Note is not for the benefit of the holders of the Notes and holders of the Notes have no right to enforce the Back-to-Back Note or any other right thereunder.

In this “Description of Notes”, references to “Grupo Financiero Santander México”, “we”, “our”, “ours”, “us” or similar terms refer to Grupo Financiero Santander México, S.A.B. de C.V. The term “Banco Santander México” refers to Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, the licensed banking subsidiary of Grupo Financiero Santander México. The term “Santander España” refers to Banco Santander, S.A., the controlling shareholder of Grupo Financiero Santander México.

The Indenture does not limit the amount of senior, secured or other additional indebtedness or other obligations that Grupo Financiero Santander México may incur.

This summary describes certain terms and provisions of the Notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture and the Notes, including the definitions therein of certain terms. Grupo Financiero Santander México urges you to read each of the Indenture and the form of the Notes because they, and not this description, define your rights as a holder of Notes. In case of any conflict regarding the rights and obligations of the holders of the Notes under the Original Indenture, the First Supplemental Indenture, the Notes, the accompanying prospectus and this prospectus supplement, the terms of the First Supplemental Indenture will prevail. In case of any conflict regarding the translations of the provisions of applicable Mexican law or regulation, the official text in Spanish of the relevant Mexican law or regulation will prevail.

The Notes are perpetual instruments with no fixed maturity or fixed redemption date. Grupo Financiero Santander México has the option to redeem the then Current Principal Amount (as defined below) of the Notes on January 20, 2022 and every Interest Payment Date (as defined below) thereafter.

General

The Notes will be issued as book-entry interests in one or more Global Notes (as defined below) with an initial aggregate principal amount of U.S.$500,000,000 in registered form, in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof (the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest). Prior to any Automatic Conversion (as defined below), the aggregate Tradable Amount of the book-entry interests in each Global Note shall be equal to such Global Note’s then Current Principal Amount. Following an Automatic Conversion, the principal amount of each Note shall be

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reduced by an amount equal to the Converted Principal Amount arising from such Automatic Conversion (as described below under “—Conversion”) but the Tradable Amount of the book-entry interests in each Global Note shall remain unchanged as a result of such Automatic Conversion until the distribution of the Settlement Shares (as defined below) arising from such Automatic Conversion, at which time the Tradable Amount will be reduced by an amount equal to the Converted Principal Amount arising from such Automatic Conversion.

Upon issuance, the Notes will be represented by one or more fully registered global notes (“Global Notes”). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company (“DTC”). You will hold a beneficial interest in the Notes through DTC and its participants, including through its indirect participants, INDEVAL (as defined below), Euroclear and Clearstream Luxembourg. Grupo Financiero Santander México expects to deliver the Notes through the facilities of DTC on the Issue Date. For a more detailed summary of the form of the Notes and settlement and clearance arrangements, see “Description of Certain Provisions Relating to Contingent Convertible Securities” in the accompanying prospectus.

Payment of principal of and interest, if any, on the Notes, so long as the Notes are represented by Global Notes, will be made in immediately available funds. Beneficial interests in the Global Notes will trade in the same-day funds settlement system of DTC and pay in immediately available funds. Secondary market trading activity in such interests will therefore settle in same-day funds. Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of DTC, including those of its indirect participants, INDEVAL, Euroclear and Clearstream Luxembourg. Definitive securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Contingent Convertible Securities—Issuance of Definitive Securities” in the accompanying prospectus.

THE NOTES WILL BE UNSECURED AND NOT GUARANTEED, OR OTHERWISE ELIGIBLE FOR REIMBURSEMENT, BY THE INSTITUTO PARA LA PROTECCIÓN AL AHORRO BANCARIO (“IPAB”) OF MEXICO OR ANY OTHER MEXICAN GOVERNMENTAL AGENCY, OR ANY OF GRUPO FINANCIERO SANTANDER MÉXICO’S SUBSIDIARIES OR AFFILIATES OR ANY OTHER ENTITY THAT IS A PART OF GRUPO FINANCIERO SANTANDER MÉXICO.

GRUPO FINANCIERO SANTANDER MÉXICO MAY REDEEM THE NOTES UNDER THE CIRCUMSTANCES DESCRIBED BELOW UNDER “— REDEMPTION—OPTIONAL REDEMPTION”, “—REDEMPTION—WITHHOLDING TAX REDEMPTION” AND “—REDEMPTION—SPECIAL EVENT REDEMPTION” WITH THE PRIOR APPROVAL OF BANCO DE MÉXICO. OTHER THAN IN ACCORDANCE WITH AN OPTIONAL REDEMPTION, A WITHHOLDING TAX REDEMPTION OR A SPECIAL EVENT REDEMPTION, THE NOTES WILL NOT BE REDEEMABLE.

The Indenture and the Notes do not contain any provision, of any nature whatsoever, that would protect the holders of the Notes against a sudden and dramatic decline in Grupo Financiero Santander México’s credit quality resulting from a takeover, recapitalization, restructuring or other event involving Grupo Financiero Santander México or Banco Santander México.

Grupo Financiero Santander México will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be presented for exchange or transfer. Such office or agency initially will be located at 101 Barclay Street, Floor 7-East, New York, New York 10286, Attention: International Corporate Trust. The holders of the Notes will not have to pay a service charge to register the transfer or exchange of any Notes, but Grupo Financiero Santander México may require that holders of the Notes pay any applicable tax or other governmental charge.

Ranking

The Notes will represent Grupo Financiero Santander México’s general, unsecured and subordinated obligations. The Notes constitute Subordinated Non-Preferred Indebtedness and will rank (i) subordinate and junior in right of payment and in liquidation to all of Grupo Financiero Santander México’s present and future Senior Indebtedness and Subordinated Preferred Indebtedness, (ii) pari passu without preference among themselves and with all of Grupo Financiero Santander México’s present and future other unsecured Subordinated Non-Preferred Indebtedness and (iii) senior only to all classes of Grupo Financiero Santander México’s capital stock, as described in this prospectus supplement. See “—Subordination”. Grupo Financiero Santander México may incur additional Senior Indebtedness, Subordinated Preferred Indebtedness and Subordinated Non-Preferred Indebtedness from time

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to time, and the Indenture for the Notes does not prohibit or limit the incurrence of other indebtedness, including additional Senior Indebtedness, Subordinated Preferred Indebtedness and Subordinated Non-Preferred Indebtedness. See “—Subordination”.

As of September 30, 2016, Grupo Financiero Santander México had approximately Ps.114,633 million (U.S.$5,916 million) aggregate principal amount of outstanding Senior Indebtedness on a consolidated basis and no aggregate principal amount of outstanding Senior Indebtedness on an unconsolidated basis, and Ps.25,191 million (U.S.$1,300 million) aggregate principal amount of outstanding Subordinated Preferred Indebtedness on a consolidated basis and no aggregate principal amount of outstanding Subordinated Preferred Indebtedness on an unconsolidated basis. Grupo Financiero Santander México does not have any Subordinated Non-Preferred Indebtedness.

Subordination

The Indenture for the Notes provides that the Notes constitute Subordinated Non-Preferred Indebtedness and will rank (i) subordinate and junior in right of payment and in liquidation to all of Grupo Financiero Santander México’s present and future Senior Indebtedness and Subordinated Preferred Indebtedness, (ii) pari passu without preference among themselves and with all of Grupo Financiero Santander México’s present and future other unsecured Subordinated Non-Preferred Indebtedness and (iii) senior only to all classes of Grupo Financiero Santander México’s capital stock. No payment of principal or interest on the Notes may be made at any time when (1) any Senior Indebtedness in an amount greater than U.S.$25.0 million is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) the maturity of any Senior Indebtedness in an amount greater than U.S.$25.0 million has been accelerated because of a default and such Senior Indebtedness has not been paid in full or such acceleration rescinded.

If a Liquidation Event occurs, (i) all principal, premium, if any, and interest due or to become due on all Senior Indebtedness and Subordinated Preferred Indebtedness must be paid in full before the holders of Subordinated Non-Preferred Indebtedness (including the Notes) are entitled to receive or retain any payment in respect thereof, and (ii) the holders of unsecured Subordinated Non-Preferred Indebtedness (including the Notes) will be entitled to receive pari passu among themselves any payment in respect thereof.

The Notes and all other Subordinated Non-Preferred Indebtedness will be senior to all classes of capital stock of Grupo Financiero Santander México.

Definitions

For the purposes of the Notes:

(1)	The term “Senior Indebtedness” is defined in the Indenture to mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, unless the terms thereof specifically provide that it is not superior in right of payment and in liquidation to the Subordinated Preferred Indebtedness, and any deferrals, renewals or extensions of such Senior Indebtedness;

(2)	The term “Subordinated Preferred Indebtedness” refers to obligaciones subordinadas preferentes and is defined in the Indenture to mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which terms specifically provide that it is junior in right of payment and in liquidation to Senior Indebtedness, but is senior in right of payment and in liquidation to Subordinated Non-Preferred Indebtedness and all classes of Grupo Financiero Santander México’s capital stock, and any deferrals, renewals or extensions of such Subordinated Preferred Indebtedness;

(3)	The term “Subordinated Non-Preferred Indebtedness” (including the Notes) refers to obligaciones subordinadas no preferentes and is defined in the Indenture to mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which terms specifically provide that it is junior in right of payment and in liquidation to Senior Indebtedness and Subordinated Preferred Indebtedness, but is senior in right of payment and in liquidation to all classes of Grupo Financiero Santander México’s capital stock, and any deferrals, renewals or extensions of such Subordinated Non-Preferred Indebtedness;

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(4)	The term “Indebtedness for Money Borrowed” is defined in the Indenture to mean any obligation of, or any obligation guaranteed by Grupo Financiero Santander México (to the extent permitted under applicable law) for the repayment of borrowed money, whether or not evidenced by notes, debentures, debt securities or other written instruments, but shall not include (a) any trade accounts payable in the ordinary course of business, (b) any such indebtedness that by its terms ranks junior in right of payment and in liquidation to Subordinated Non-Preferred Indebtedness, (c) indebtedness to any of Grupo Financiero Santander México’s employees, (d) indebtedness which, when incurred, was without recourse to Grupo Financiero Santander México, and (e) any other indebtedness that would otherwise qualify as Indebtedness for Money Borrowed to the extent that such indebtedness, by its terms, ranks pari passu with or junior in right of payment and in liquidation to any of the indebtedness described in clause (a) or (b) above; and

(5)	The term “Mexican Capitalization Requirements” is defined in the Indenture to mean the capitalization requirements for commercial banks, including Banco Santander México, set forth under the Mexican Banking Law and the general rules applicable to Mexican banks, as such laws and regulations may be amended or superseded.

Interest

Subject to a prior redemption or one or more Automatic Conversions, from and including the date on which the Notes are initially issued, which is expected to be December 29, 2016 (the “Issue Date”), to but excluding January 20, 2022 (the “First Call Date”), interest will accrue on the then Current Principal Amount of Notes at an initial rate equal to 8.500% per annum. Interest, to the extent paid, shall be paid from amounts maintained in Grupo Financiero Santander México’s net retained earnings (utilidades netas acumuladas) account. The First Call Date and every fifth anniversary thereafter shall each be a “Reset Date”. Subject to a prior redemption or one or more Automatic Conversions, from and including each Reset Date, including the First Call Date, to but excluding the next succeeding Reset Date, interest will accrue on the then Current Principal Amount at a rate per annum equal to the sum of the then-prevailing Treasury Yield on the relevant Reset Determination Date and 647.20 basis points (rounded to two decimal places, with 0.005 being rounded down).

“Treasury Yield” means, as of the Reset Determination Date, an interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Reset Date following the next succeeding Reset Determination Date, and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the United States public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Determination Date, and (B) the other maturing as close as possible to, but later than the Reset Date following the next succeeding Reset Determination Date, in each case as published in the most recent H.15, or, if a weekly average yield to maturity for United States Treasury securities maturing on the Reset Date following the next succeeding Reset Determination Date is published in the most recent H.15, such weekly average yield to maturity as published in such H.15.

“H.15” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System, and most recent H.15 means the H.15 published closest in time but prior to the close of business on the third Business Day prior to the applicable Reset Date.

The “Reset Determination Date” with respect to any Reset Date shall be the second Business Day immediately preceding such Reset Date.

“Current Principal Amount” means in respect of each Note, at any time, the outstanding principal amount of such Note, being the Original Principal Amount (as defined below) of such Note as such amount may be reduced, on one or more occasions, as a result of an Automatic Conversion (as defined below) or a redemption of the Notes, as the case may be.

“Original Principal Amount” means, in respect of each Note, the amount of the denomination of such Note on the Issue Date.

Subject to the provisions under “—Interest Cancellation”, “—Liquidation Distribution” and “—Conversion—Automatic Conversion”, from and including the Issue Date, interest on the Notes, if any, will be payable quarterly in arrears on January 20, April 20, July 20 and October 20 of each year (each an “Interest Payment Date”),

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commencing on April 20, 2017. The regular record dates for the Notes will be the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”). Payments of interest, if any, so payable, and paid or duly provided for, on any Interest Payment Date will be paid to the person shown on the register for the Notes at the close of business on the Record Date.

If any scheduled Interest Payment Date is not a Business Day, Grupo Financiero Santander México will pay interest, to the extent Grupo Financiero Santander México elects to make an interest payment, on the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. If any scheduled redemption date is not a Business Day, payment of interest, if any, and principal shall be postponed to the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled redemption date.

Subject to the provisions described in this section, if any interest payment is to be made in respect of the Notes on any date other than an Interest Payment Date, including on any scheduled redemption date, it shall be calculated by the Paying Agent by applying the interest rate as described above using the 30/360 convention and rounding the resulting figure to the nearest cent (half a cent being rounded upward). For this purpose, “30/360” means, in respect of any period, the number of days in the relevant period, from, and including, the first day in such period to but excluding the last day in such period, such number of days being calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each, divided by 360.

For purposes hereof, the term “Business Day” is defined in the Indenture as any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Mexico City are authorized or required by law, regulation or executive order to remain closed.

Interest Cancellation

Interest Payments Discretionary and Non-cumulative

Interest on the Notes will be due and payable only at Grupo Financiero Santander México’s sole discretion and Grupo Financiero Santander México shall have sole and absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date.

If Grupo Financiero Santander México elects not to make an interest payment on the relevant Interest Payment Date, or if Grupo Financiero Santander México elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence its exercise of discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or portion thereof, shall be canceled and shall not be or become due and payable. For the avoidance of doubt, if Grupo Financiero Santander México provides notice to cancel a portion, but not all, of an interest payment in respect of the Notes, and Grupo Financiero Santander México subsequently does not make a payment of the remaining portion of such interest payment on the relevant Interest Payment Date, such non-payment will evidence Grupo Financiero Santander México’s exercise of its discretion to cancel such remaining portion of such interest payment, and accordingly such remaining portion of the interest payment will also not be due and payable.

Such canceled interest shall not accumulate or be due and payable at any time thereafter and the holders and the beneficial owners of the Notes shall not have any right to or claim against Grupo Financiero Santander México with respect to such unpaid interest amount. Any such cancellation shall not constitute a default under the terms of the Notes or the Indenture and the holders and beneficial owners of the Notes shall have no rights thereto or to receive any additional interest, penalty or compensation as a result of such cancellation.

Grupo Financiero Santander México may cancel, in whole or in part, any interest payment at its discretion and may use the funds corresponding to such canceled payments to meet Grupo Financiero Santander México’s other obligations as they become due or to be kept by Banco Santander México to satisfy capitalization requirements under the Mexican Capitalization Requirements, except as described under “—Other Restrictions on Certain Payments” below.

In addition, the Notes will cease to bear interest from, and including, the date of any redemption of the Notes as described under “—Redemption” unless payment and performance of all amounts and obligations due by Grupo Financiero Santander México in respect of the Notes is not properly and duly made, in which event interest shall

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continue to accrue on the Notes until payment and performance of all amounts and obligations has been properly and duly made.

Furthermore, in the event of the Automatic Conversion of the Notes upon the occurrence of a Conversion Trigger Event, as described under “—Conversion—Automatic Conversion” below, or a Liquidation Event (as defined under “—Liquidation Distribution” below) any accrued but unpaid interest on the Notes shall be canceled upon the occurrence of such Conversion Trigger Event or Liquidation Event, as the case may be, and such interest shall not become due and payable at any time nor shall any further interest accrue.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Other Restrictions on Certain Payments

Unless the most recent payable accrued interest and any Additional Interest (as defined below) on the Notes have been paid, Grupo Financiero Santander México shall not:

(1)       declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

(2)       make any payment of premium, if any, or interest on or repay, repurchase or redeem any of its Subordinated Non-Preferred Indebtedness.

When any accrued interest payment is not paid in full on the then Current Principal Amount of the Notes or any other outstanding Subordinated Non-Preferred Indebtedness, all interest payments on the then Current Principal Amount of the Notes and any other Subordinated Non-Preferred Indebtedness during the twelve (12) month period commencing on the date of the missed or incomplete interest payment will be paid pro rata so that the amounts of interest paid on the then Current Principal Amount of Notes and any other Subordinated Non-Preferred Indebtedness during that period will in all cases bear to each other the same ratio as the ratio of (i) the scheduled interest payments on the then Current Principal Amount of the Notes during such period, without giving effect to any cancellation, and (ii) the scheduled interest payments on the then-outstanding principal amount of such Subordinated Non-Preferred Indebtedness during such period, without giving effect to any cancellation.

Mandatory Cancellation of Interest Payments

INTEREST DUE ON THE NOTES FROM GRUPO FINANCIERO SANTANDER MÉXICO WILL BE AUTOMATICALLY CANCELED IF (A) BANCO SANTANDER MÉXICO, ITS SUBSIDIARY, IS CLASSIFIED AS CLASS II OR BELOW PURSUANT TO ARTICLE 122 OF THE MEXICAN BANKING LAW AND THE REGULATIONS THEREUNDER, WHICH SPECIFY CAPITALIZATION REQUIREMENTS, OR IF, AS A RESULT OF THE APPLICABLE PAYMENT OF INTEREST, BANCO SANTANDER MÉXICO WOULD BE CLASSIFIED AS CLASS II OR BELOW OR (B) ANY FINANCIAL ENTITY (ENTIDAD FINANCIERA) THAT IS A PART OF THE FINANCIAL GROUP OF WHICH GRUPO FINANCIERO SANTANDER MÉXICO IS THE HOLDING COMPANY EXPERIENCES A CAPITAL DEFICIENCY (INSUFICIENCIA DE CAPITAL) UNDER THE GENERAL REGULATIONS (REGLAS DE CARÁCTER GENERAL) SPECIFIED IN THE PENULTIMATE PARAGRAPH OF ARTICLE 91 OF THE MEXICAN FINANCIAL GROUPS LAW, THE FOREGOING BEING READ IN ACCORDANCE WITH ARTICLE 118, SECTION III, OF THE MEXICAN FINANCIAL GROUPS LAW, (EACH AN “INTEREST CANCELLATION EVENT”). FOR PURPOSES OF THE FOREGOING, CAPITAL DEFICIENCY MEANS THAT THE RELEVANT ENTITY DOES NOT SATISFY THE CAPITALIZATION REQUIREMENTS SPECIFIED UNDER THE LAWS AND REGULATIONS SPECIFICALLY APPLICABLE TO SUCH ENTITY. CURRENTLY, THE MINIMUM CAPITAL RATIOS TO BE CLASSIFIED AS CLASS I (AND, AS A RESULT, NOT CLASS II OR BELOW) ARE (I) 10.5% IN RESPECT OF TOTAL NET CAPITAL (CAPITAL NETO), (II) 8.5% IN THE CASE OF TIER 1 CAPITAL (CAPITAL BÁSICO) AND (III) 7.0% IN THE CASE OF FUNDAMENTAL CAPITAL (CAPITAL FUNDAMENTAL), PLUS IN EACH CASE, ANY OTHER APPLICABLE CAPITAL SUPPLEMENT (CURRENTLY, WITHIN A FOUR-YEAR PERIOD STARTING DECEMBER 31, 2016, A SYSTEMICALLY IMPORTANT BANK CAPITAL SUPPLEMENT (AS DEFINED BELOW) FOR GRADE III BANKS OF 1.20% AND ANY COUNTERCYCLICAL CAPITAL SUPPLEMENT APPLICABLE TO BANCO SANTANDER MÉXICO).

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IN THE EVENT OF A CANCELLATION OF THE PAYMENT OF INTEREST ON THE NOTES, GRUPO FINANCIERO SANTANDER MÉXICO WILL NOTIFY THE HOLDERS OF THE NOTES AND THE TRUSTEE IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest (and accordingly, such interest will not be due and payable), or give the holders and beneficial owners of the Notes any rights. CANCELED INTEREST WILL NOT BE DUE AND PAYABLE. ANY SUCH CANCELLATION WILL NOT CONSTITUTE A DEFAULT UNDER THE TERMS OF THE NOTES OR THE INDENTURE, AND THE HOLDERS AND BENEFICIAL OWNERS OF THE NOTES WILL NOT HAVE ANY RIGHT TO SUCH INTEREST OR TO RECEIVE ANY ADDITIONAL INTEREST OR COMPENSATION AS A RESULT OF SUCH CANCELLATION. PAYMENTS OF INTEREST DUE ON THE NOTES WILL NOT BE CUMULATIVE, SO THAT IN THE EVENT THAT PAYMENTS OF INTEREST ARE CANCELED, HOLDERS OF THE NOTES WILL NOT HAVE THE RIGHT TO CLAIM AND RECEIVE CANCELED INTEREST, EVEN IF BANCO SANTANDER MÉXICO THEREAFTER SATISFIES APPLICABLE CAPITALIZATION REQUIREMENTS. IF AN INTEREST CANCELLATION EVENT IS IN EFFECT ON ANY AUTOMATIC CONVERSION OF THE NOTES UPON THE OCCURRENCE OF A CONVERSION TRIGGER EVENT, GRUPO FINANCIERO SANTANDER MÉXICO WILL ONLY CONVERT THE NOTES ON SUCH DATE BUT WILL CANCEL ANY AND ALL INTEREST ACCRUED.

Agreement to Interest Cancellation

By acquiring the Notes, holders and beneficial owners of the Notes acknowledge and agree that:

(a)	interest is payable solely at Grupo Financiero Santander México’s discretion, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by Grupo Financiero Santander México (in whole or in part) at its sole discretion and/or has been canceled as a result of the occurrence and continuation of an Interest Cancellation Event; and

(b)	a cancellation of interest (in whole or in part) in accordance with the terms of the Indenture and the Notes shall not constitute a default in payment or otherwise under the terms of the Notes or the Indenture.

Interest will only be due and payable on an Interest Payment Date to the extent that it is not canceled (in whole or in part) in accordance with the provisions described under “—Interest Cancellation”, “—Liquidation Distribution” and “—Conversion—Automatic Conversion”. Any interest canceled (in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners of the Notes shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation.

Notice of Interest Cancellation

If practicable, Grupo Financiero Santander México will provide notice of any cancellation of interest (in whole or in part) to the holders of the Notes through DTC (or, if the Notes are held in definitive form, to the holders of the Notes directly at their addresses shown on the register for the Notes) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest (and accordingly, such interest will not be due and payable), or give the holders and beneficial owners of the Notes any rights as a result of such failure.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation (concurso mercantil) of Grupo Financiero Santander México or the liquidation (resolución) of Banco Santander México (a “Liquidation Event”), holders of the Notes (unless Notes have been previously converted into Grupo Financiero Santander México’s Series F or Series B shares, collectively, “Ordinary Shares”, pursuant to “—Conversion” below, or previously redeemed) shall be entitled to receive, out of the assets of Grupo Financiero Santander México available for distribution to holders of the Notes, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Ordinary Shares or any other instrument of Grupo Financiero Santander México ranking junior to the Notes. Upon payment of the Liquidation Distribution, all interest

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accrued on the Notes to that date shall be canceled and such interest shall not become due and payable at any time nor shall any further interest accrue.

If, before the occurrence of a Liquidation Event, a Conversion Trigger Event occurs but the Automatic Conversion has not yet taken place, holders of the Notes will be entitled to receive out of the relevant assets of Grupo Financiero Santander México a monetary amount equal to that which holders of such Notes would have received on any distribution of the assets of Grupo Financiero Santander México if such Automatic Conversion had taken place immediately prior to such liquidation.

After payment of the relevant entitlement in respect of a Note as described in this section, such Note will confer no further right or claim to any of the remaining assets of Grupo Financiero Santander México.

“Liquidation Distribution” means the Liquidation Preference per Note without any accrued interest, which shall be canceled upon the occurrence of a Liquidation Event.

“Liquidation Preference” means the then Current Principal Amount of each Note at the time the Liquidation Distribution is paid.

Waiver of Right to Set-Off

Subject to applicable law, neither any holder or beneficial owner of the Notes nor the Trustee acting on behalf of the holders of the Notes may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Grupo Financiero Santander México in respect of, or arising under, or in connection with, the Notes or the Indenture and each holder and beneficial owner of the Notes, by virtue of its holding of any Notes or any interest therein, and the Trustee acting on behalf of the holders of the Notes, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a Note or any interest therein by Grupo Financiero Santander México in respect of, or arising under, the Notes are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to Grupo Financiero Santander México (or, if a Liquidation Event shall have occurred, the liquidator, administrator or conciliador of Grupo Financiero Santander México or any other applicable person designated for such purposes, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust or deposit (where possible) or otherwise for Grupo Financiero Santander México (or the liquidator, administrator or conciliador of Grupo Financiero Santander México or any other applicable person designated for such purposes, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.

General Rules Applicable to Mexican Banks and their Application to Banco Santander México

Below is a summary description of the general rules applicable to Mexican banks and their application to Banco Santander México.

Article 121 of the Mexican Banking Law provides that, in the exercise of its supervisory duties, the CNBV, through general regulations issued thereby, will classify banking institutions based on their compliance with the provisions of the Mexican Capitalization Requirements, which may take into account capital ratios that reflect the degree of stability and solvency of a Mexican bank.

Article 122 of the Mexican Banking Law provides that if a Mexican bank does not comply with the capital ratios required to be classified as Class I pursuant to the Mexican Capitalization Requirements, such bank must implement the corrective measures ordered by the CNBV, which may include:

(1)	informing the bank’s board of directors of its classification, based on the capital ratios thereof, and submitting a detailed report containing an evaluation of the bank’s overall financial status and its level of compliance with applicable regulations; the bank shall provide written notice to the chief executive officer and the chairman of the board of directors of the bank’s holding company (sociedad controladora del grupo financiero), which is Grupo Financiero Santander México, with respect to such events and the status thereof;

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(2)	within a period not to exceed seven (7) calendar days, filing with the CNBV, for its approval, a capital recovery plan to increase the bank’s capital ratios; the bank’s capital recovery plan shall be approved by such bank’s board of directors before it is submitted to the CNBV;

(3)	suspending any payment of dividends to its shareholders, as well as any mechanism or act for the making of any distributions or the granting of any economic benefits to shareholders;

(4)	suspending any share repurchase programs;

(5)	deferring or canceling payment of interest and deferring or canceling the payment of principal on outstanding subordinated debt, as the case may be, or, if applicable, exchanging outstanding convertible subordinated debt into shares of the bank in the amount necessary to cover the capital deficiency if ordered by the CNBV; these corrective measures shall be applicable to subordinated debt considered part of the bank’s Tier 1 Capital (capital básico) or Tier 2 Capital (capital complementario); in the event that the bank issues subordinated debt, the bank is obligated to include in the documentation evidencing such debt, in the applicable indenture and in the applicable offering document, that such deferral or cancellation of payment of principal or deferral and cancellation of payments of interest, as the case may be, shall apply upon the occurrence of certain events as provided in the general rules applicable to Mexican banks and that the implementation of such measures shall not be considered a default under the relevant debt documentation;

(6)	suspending payment of any extraordinary benefits and bonuses that are not a component of the ordinary salary of the chief executive officer or any officer within the next two levels of seniority, and suspending the granting of new benefits to the chief executive officer and the officers mentioned above until the bank complies with the minimum capital ratios set forth under the Mexican Capitalization Requirements;

(7)	abstaining from increasing outstanding amounts of any loans granted to any person who is a related party of the bank pursuant to Article 73 and related provisions of the Mexican Banking Law; and

(8)	any other corrective measures that, in each case, are provided by the general rules applicable to Mexican banks.

Article 122 of the Mexican Banking Law further provides that:

(1)	If a Mexican bank complies with the minimum capital ratios required pursuant to the Mexican Capitalization Requirements but any of its capital ratios is below the capital ratios required to be satisfied for a bank not to be subject to any corrective measures, such bank must implement certain corrective measures ordered by the CNBV, including, among others, (A) informing the bank’s board of directors of its classification, based on the capital ratios thereof and submitting a detailed report containing an evaluation of the bank’s overall financial status and its level of compliance with applicable regulations including the principal regulatory ratios, that reflect the bank’s degree of stability and solvency (together with any determinations or indications made by any of the CNBV or Banco de México) and providing written notice to the chief executive officer and the chairman of the board of directors of the bank’s holding company (sociedad controladora del grupo financiero), which is Grupo Financiero Santander México, with respect to such events and the status thereof; (B) abstaining from entering into any transaction that may decrease the bank’s capital ratios below the Mexican Capitalization Requirements; and (C) any other corrective measures ordered by the CNBV.

(2)	Regardless of the capitalization level, the CNBV may order the implementation of additional special corrective measures applicable to Mexican banks, including, among others: (1) requiring compliance with additional corrective measures that the bank will be required to carry out to avoid a decrease of its capital ratios; (2) special audits to be performed by special auditors in connection with specific matters; (3) abstaining from increasing the salaries and benefits of all officers and employees of the bank, except for any change in salary previously agreed on and subject to the officers’ and employees’ labor rights; (4) removing officers, directors, statutory auditors or external auditors or appointing any persons to such positions; or (5) any other measures ordered by the CNBV, based on its inspection and supervision authorities or sound banking practices.

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(3)	If a Mexican bank does not comply with any Capital Supplement requirements pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements, the CNBV may order the bank to suspend any payment of dividends or other distributions to its shareholders.

(4)	Corrective measures will not be applicable to Mexican banks with a capital ratios equal to or greater than the capital ratios required to be classified as Class I pursuant to the Mexican Capitalization Requirements.

The Mexican Banking Law and the general rules applicable to Mexican banks classify Mexican banks in categories from I through V based on their capital ratios for Total Net Capital (capital neto), Tier 1 Capital (capital básico) and Fundamental Capital (capital fundamental); corrective measures are imposed based on such classification, starting at the time a bank is included in the category Class II.

Article 122 of the Mexican Banking Law specifies that if a bank does not satisfy the capital ratios required to be classified as Class I pursuant to the Mexican Capitalization Requirements, the bank must implement the corrective measures ordered by the CNBV. Currently, the minimum capital ratios required to be classified as Class I are (i) 10.5% in the case of the Total Net Capital (capital neto), (ii) 8.5% in the case of Tier 1 Capital (capital básico) and (iii) 7.0% in the case of Fundamental Capital (capital fundamental), plus, in each case, any applicable Capital Supplement.

Further, according to the general rules applicable to Mexican banks in effect on the date hereof, a Mexican bank is classified as Class II, III, IV or V, if any of its capital ratios is below certain minimum capital ratios, which as of the date hereof are: (a) 10.5% in the case of Total Net Capital (capital neto), (b) 8.5% in the case of Tier 1 Capital (capital básico), or (c) 7.0% in the case of Fundamental Capital (capital fundamental), plus, in each case, any applicable Capital Supplement thereof required under the Mexican Capitalization Requirements.

The general rules applicable to Mexican banks further provide that corrective measures applicable to Mexican banks classified in Class II, III, IV or V include, among others, requiring a bank to suspend or cancel payment of interest and defer or cancel payment of any principal on outstanding subordinated debt or exchange outstanding convertible subordinated debt into shares of the bank in the amount necessary to cover the capital deficiency; in the event that a bank issues subordinated debt, a bank must include in the relevant debt documentation, in the applicable indenture and in the applicable offering document, that such suspension or cancellation of payment of interest and deferral or cancellation of payment of principal shall apply to subordinated debt in the event that a bank is classified in Class II, III, IV, or V and that the implementation of such measures shall not be considered a default under the relevant debt documentation.

Mexican banks that are determined by the CNBV to be D-SIBs (as defined below), in light of the impact that their default may cause to the Mexican financial system, the Mexican payment system or the Mexican economy, are required by the CNBV to implement an additional capital supplement, as determined from time to time (a “Systemically Important Bank Capital Supplement”). The CNBV also has the authority to require a Countercyclical Capital Supplement on any and all Mexican banks, designed to cover adverse economic cycles, in the event that the aggregate financing received by the Mexican private sector grows at a higher level as compared to the level of growth of the Mexican economy.

In May 2016, as a Grade III D-SIB, Banco Santander México was required by the CNBV to implement a Systemically Important Bank Capital Supplement of 1.20%. Banco Santander México is required to implement this capital supplement progressively over a period of four (4) years beginning December 31, 2016. The CNBV also imposed an initial Countercyclical Capital Supplement. However, as of the date of this prospectus supplement, the CNBV has not defined the level at which, or period within which, such Countercyclical Capital Supplement must be implemented.

As a result of the foregoing, and considering the Capital Supplements to be created by Banco Santander México during the next four-year period, the minimum capital ratios applicable to Banco Santander México as of the date hereof, to remain classified as Class I pursuant to the Mexican Capitalization Requirements are as follows:

		2016	2017	2018	2019
(i)	Total Net Capital (capital neto)	10.80%	11.10%	11.40%	11.70%
(ii)	Tier 1 Capital (capital básico)	8.80%	9.10%	9.40%	9.70%
(iii)	Fundamental Capital (capital fundamental)	7.30%	7.60%	7.90%	8.20%

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As of September 30, 2016, Banco Santander México’s capital ratios were (i) 16.01% in the case of Total Net Capital (capital neto), (ii) 12.40% in the case of Tier 1 Capital (capital básico) and (iii) 12.40% in the case of Fundamental Capital (capital fundamental). As of December 31, 2015, Banco Santander México’s capital ratios were (i) 15.61% in the case of Total Net Capital (capital neto), (ii) 12.10% in the case of Tier 1 Capital (capital básico), and (iii) 12.10% in the case of Fundamental Capital (capital fundamental).

Banco Santander México is currently classified as Class I and, as a result, it is not subject to any corrective measures.

Further Issuances

Grupo Financiero Santander México may issue additional Notes from time to time, without the consent of the holders of the Notes then outstanding, but subject to the approval of Banco de México, having the same ranking and same interest rate, interest cancellation terms, redemption terms, conversion price and other terms as the Notes described in this prospectus supplement other than the price to the public and issue date as the Notes offered hereby (“Additional Notes”). Any such Additional Notes shall rank equally and ratably with the Notes offered by this prospectus supplement in all respects, so that any such Additional Notes shall be consolidated and form a single series with the Notes.

Highly Leveraged Transactions; Change of Control

The Indenture does not include any debt covenants or other provisions which afford holders of the Notes protection in the event of a highly leveraged transaction or a change of control.

Indebtedness, Liens, Reserves and Maintenance of Properties

The Indenture does not limit Grupo Financiero Santander México’s ability to incur senior, secured or other additional indebtedness (including additional Notes), its ability to grant liens on its assets and properties, or require Grupo Financiero Santander México to create or maintain any reserves.

Payment of Additional Interest

All payments made by or on Grupo Financiero Santander México’s behalf in respect of the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature and interest, penalties and fines in respect thereof, imposed or levied by or on behalf of Mexico or any other jurisdiction through which payments are made or any authority or agency therein or thereof having power to tax (each a “Relevant Jurisdiction” and any such amount, a “Relevant Tax”) unless the withholding or deduction of such Relevant Tax is required by law. In that event, Grupo Financiero Santander México will pay such additional interest (“Additional Interest”) as may be necessary so that the net amounts received by the holders of the Notes after such withholding or deduction will equal the amount which would have been received in respect of the Notes in the absence of such withholding or deduction, except that no Additional Interest will be payable to a holder or beneficial owner to the extent that such Relevant Tax:

(1)	is imposed as a result of the existence of any present or former connection between such holder or a beneficial owner (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a partnership, a limited liability company or a corporation) and a Relevant Jurisdiction, including, without limitation, the holder or beneficial owner (or such fiduciary, settlor, beneficiary, partner member or shareholder) being or having been a citizen or resident of a Relevant Jurisdiction or being or having been engaged in a trade or business or present in a Relevant Jurisdiction or having, or having had, a permanent establishment for tax purposes in a Relevant Jurisdiction, other than the mere receipt of payment in respect of the Notes or ownership of the Notes or the enforcement of rights thereunder;

(2)	is imposed as a result of the failure of such holder or a beneficial owner to comply with certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the applicable Relevant Jurisdiction of such holder or beneficial owner, if compliance is required by statute or by regulation of a Relevant Jurisdiction as a precondition to relief or exemption from the Relevant Tax, provided that (x) Grupo Financiero Santander México has or its agent has provided the

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holder of the Notes or its nominee with at least thirty (30) calendar days’ written notice that such holder or beneficial owner will be required to comply with any such information, documentation or reporting requirement, and (y) in no event, shall such holder’s or beneficial owner’s requirement to make such a declaration or claim require such holder or beneficial owner to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner been required to file IRS Forms W-8BEN, W-8BEN-E,W-8ECI, W-8EXP and/or W-8IMY, except to the extent required under applicable law or regulation or a double taxation treaty to which the Relevant Jurisdiction is a party and which is in effect, so that Grupo Financiero Santander México may determine the appropriate rate for tax withholding;

(3)	is imposed on a holder (or beneficial owner) of a Note that has been presented (where presentation is required) for payment on a date more than thirty (30) calendar days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that such holder would be entitled to Additional Interest had the Notes been presented for payment on the last day of such 30-day period;

(4)	is imposed as a result of the presentation of any Note for payment to a paying agent (where presentation is required) where the payment could be made without such withholding or deduction by the presentation of the Note for payment to at least one other paying agent;

(5)	is an estate, inheritance, gift, sale, transfer or personal property tax or any similar tax, assessment or governmental charge;

(6)	is imposed other than by withholding or deduction from payments on or in respect of any Note;

(7)	is withheld or deducted pursuant to, or in connection with, Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 and the Treasury regulations thereunder (“FATCA”), including any agreement with the U.S. Internal Revenue Service with respect thereto, any intergovernmental agreement between the United States and Mexico or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or in connection with, FATCA or any intergovernmental agreement with respect to FATCA; or

(8)	is imposed as a result of any combination of (1) through (7) above.

Item (2) above does not require, and should not be construed as requiring, that any person, including any non-Mexican pension fund, retirement fund or financial institution, of any nature, register with, or provide information to, the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) or the Tax Management Service (Servicio de Administración Tributaria) to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

In addition, Additional Interest will not be paid with respect to any payment on a Note to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Interest had that beneficiary, settlor, member or beneficial owner been the holder.

Grupo Financiero Santander México or its agent will (i) make such withholding or deduction and (ii) remit the full amount withheld or deducted to the relevant taxing authority in the Relevant Jurisdiction in accordance with applicable law.

Grupo Financiero Santander México or its agent will provide the Trustee with documentation, which may be certified copies of filed returns, evidencing the payment of any such taxes in respect of which Grupo Financiero Santander México has paid any Additional Interest. Grupo Financiero Santander México will make copies of such documentation available to the holders of the Notes or the relevant Paying Agent upon request.

At least thirty (30) calendar days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Interest arises after the thirtieth (30th) calendar day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be

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promptly thereafter), if Grupo Financiero Santander México will be obligated to pay Additional Interest with respect to such payment, it will deliver to the Trustee an officer’s certificate stating that such Additional Interest will be payable and the amounts so payable and setting forth such other information as is necessary to enable the Trustee to pay such Additional Interest to the holders of such Notes on the payment date.

Except as specifically provided herein, Grupo Financiero Santander México will pay any present or future stamp, administrative, court, or any similar documentary taxes or any other excise or property taxes, charges or similar taxes or levies arising in a Relevant Jurisdiction in connection with the execution, delivery or registration of the Notes or any other document or instrument referred to herein or therein and will indemnify the holders for any such taxes paid by holders.

All references to principal or interest payable on the Notes shall be deemed to include any Additional Interest payable by Grupo Financiero Santander México under the Notes or the Indenture (including, for the avoidance of doubt, and without limitation, for purposes of the provisions described under” —Interest Cancellation”, “—Liquidation Distributions”, and “Conversion—Automatic Conversion”). The foregoing obligations shall survive any termination, defeasance or discharge of the Notes and the Indenture.

In the event that Additional Interest actually paid with respect to the Notes pursuant to the preceding paragraphs is based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to a holder or beneficial owner of the Notes, and as a result thereof such holder or beneficial owner is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, such holder or beneficial owner shall, by purchasing and holding (or holding a beneficial interest in) the Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to Grupo Financiero Santander México. However, by making such assignment, the holder makes no representation or warranty that Grupo Financiero Santander México will be entitled to receive such a refund or credit and incurs no other obligation with respect thereto, except for such assignment and transfer and for assisting it in obtaining such refund. Grupo Financiero Santander México will inform the Trustee in writing of the refund or credit within thirty (30) Business Days of its determination that Grupo Financiero Santander México is entitled to receive such refund or credit.

Unclaimed Money, Prescription

If money deposited with the Trustee or any agent for the payment of principal of or interest or Additional Interest (as defined above), if any, on the Notes remains unclaimed for two years, the Trustee or such Paying Agent shall return the money upon written request to Grupo Financiero Santander México, subject to applicable unclaimed property law. After that, holders of the Notes entitled to the money must look to Grupo Financiero Santander México for payment unless applicable unclaimed property law designates another person. Other than as set forth in this paragraph, the Indenture does not provide for any prescription periods for the payment of principal of or interest or Additional Interest, if any, on the Notes.

Conversion

AUTOMATIC CONVERSION

UPON THE OCCURRENCE OF A CONVERSION TRIGGER EVENT, ON THE CONVERSION DATE (AS DEFINED BELOW), THE THEN CURRENT PRINCIPAL AMOUNT OF THE NOTES WILL AUTOMATICALLY BE REDUCED IN ONE OR MORE AUTOMATIC CONVERSIONS (AS DEFINED BELOW) BY THE APPLICABLE CONVERSION AMOUNT (AS DEFINED BELOW) AND THE CONVERTED PRINCIPAL AMOUNT RELATING TO SUCH AUTOMATIC CONVERSIONS SHALL BE CONVERTED EXCLUSIVELY INTO (I) IF THE HOLDER OF THE NOTES IS BANCO SANTANDER, S.A., THE CONTROLLING SHAREHOLDER OF GRUPO FINANCIERO SANTANDER MÉXICO (HEREINAFTER, “SANTANDER ESPAÑA”), GRUPO FINANCIERO SANTANDER MÉXICO SERIES F SHARES AND (II) IF THE HOLDER OF THE NOTES IS NOT SANTANDER ESPAÑA, ITS SERIES B SHARES, IN EACH CASE CREDITED AS FULLY PAID (THE “SETTLEMENT SHARES”) AT THE CONVERSION PRICE (AS DEFINED BELOW UNDER “—CONVERSION PRICE”) AND IN ACCORDANCE WITH THE TERMS SET FORTH HEREIN.

AS OF THE ISSUE DATE AND WHILE ANY NOTES REMAIN OUTSTANDING, GRUPO FINANCIERO SANTANDER MÉXICO AGREES TO HAVE ISSUED AND TO HOLD IN TREASURY, FREE FROM

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PREEMPTIVE OR OTHER PREFERENTIAL RIGHTS, SUFFICIENT ORDINARY SHARES TO ENABLE AN AUTOMATIC CONVERSION OF THE THEN CURRENT PRINCIPAL AMOUNT OF THE NOTES TO BE DISCHARGED AND SATISFIED IN FULL.

“CONVERSION AMOUNT” MEANS: (I) A CONVERSION OF THE THEN CURRENT PRINCIPAL AMOUNT OF NOTES IN AN AMOUNT THAT WOULD BE SUFFICIENT, TOGETHER WITH THE SIMULTANEOUS CONVERSION OF THE BACK-TO-BACK NOTE ISSUED BY BANCO SANTANDER MÉXICO TO GRUPO FINANCIERO SANTANDER MÉXICO BY THE SAME CONVERSION AMOUNT AND ANY CONCURRENT PRO RATA WRITE-DOWN OR CONVERSION OF ANY OTHER SUBORDINATED NON-PREFERRED INDEBTEDNESS ISSUED BY BANCO SANTANDER MÉXICO AND THEN OUTSTANDING, TO RETURN BANCO SANTANDER MÉXICO’S FUNDAMENTAL CAPITAL RATIO TO THE THEN-APPLICABLE FUNDAMENTAL CAPITAL RATIO REQUIRED BY THE CNBV IN ACCORDANCE WITH SECTION IV, C), 1 OF ANNEX 1-R OF THE GENERAL RULES APPLICABLE TO MEXICAN BANKS OR ANY SUCCESSOR REGULATION, WHICH AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT IS 7.0% (PLUS THE AMOUNT REQUIRED TO RESTORE ANY COUNTERCYCLICAL CAPITAL SUPPLEMENT AND ANY SYSTEMICALLY IMPORTANT BANK CAPITAL SUPPLEMENT TO THE MINIMUM AMOUNTS REQUIRED UNDER THE MEXICAN CAPITALIZATION REQUIREMENTS ON SUCH CONVERSION DATE); OR, IF NO SUCH AMOUNT, TOGETHER WITH ANY SUCH CONCURRENT PRO RATA WRITE-DOWN OR CONVERSION, WOULD BE SUFFICIENT TO SO RESTORE BANCO SANTANDER MÉXICO’S FUNDAMENTAL CAPITAL RATIO TO THE AFOREMENTIONED AMOUNT, THEN (II) CONVERSION OF THE THEN CURRENT PRINCIPAL AMOUNT OF NOTES IN THE AMOUNT NECESSARY TO REDUCE THE PRINCIPAL AMOUNT OF EACH OUTSTANDING NOTE TO ZERO.

“CONVERTED PRINCIPAL AMOUNT” MEANS THE AMOUNT BY WHICH THE PRINCIPAL OF ANY NOTE HAS BEEN CONVERTED BY ANY ONE OR MORE AUTOMATIC CONVERSIONS.

SETTLEMENT SHARES UPON ANY AUTOMATIC CONVERSION SHALL BE RELEASED AND DELIVERED BY GRUPO FINANCIERO SANTANDER MÉXICO TO THE SETTLEMENT SHARE DEPOSITARY (AS DEFINED BELOW) (ON BEHALF OF THE HOLDERS AND BENEFICIAL OWNERS) ON THE CONVERSION DATE (THE “AUTOMATIC CONVERSION”), IN CONSIDERATION FOR WHICH ALL OF GRUPO FINANCIERO SANTANDER MÉXICO’S OBLIGATIONS WITH RESPECT TO THE CONVERTED PRINCIPAL AMOUNT UNDER THE NOTES RESULTING FROM SUCH AUTOMATIC CONVERSION SHALL BE IRREVOCABLY AND AUTOMATICALLY TERMINATED, AND UNDER NO CIRCUMSTANCES SHALL SUCH TERMINATED OBLIGATIONS BE REINSTATED. ONCE ANY PORTION OF A NOTE HAS BEEN CONVERTED INTO SETTLEMENT SHARES, THERE IS NO PROVISION FOR THE RECONVERSION OF SUCH SETTLEMENT SHARES BACK INTO NOTES. AUTOMATIC CONVERSION SHALL NOT CONSTITUTE A DEFAULT UNDER THE NOTES OR THE INDENTURE.

THE NOTES ARE NOT CONVERTIBLE AT THE OPTION OF THE HOLDERS AT ANY TIME.

IF GRUPO FINANCIERO SANTANDER MÉXICO HAS BEEN UNABLE TO APPOINT A SETTLEMENT SHARE DEPOSITARY, GRUPO FINANCIERO SANTANDER MÉXICO SHALL MAKE SUCH OTHER ARRANGEMENTS FOR THE DELIVERY OF THE SETTLEMENT SHARES TO THE HOLDERS OF THE NOTES AS GRUPO FINANCIERO SANTANDER MÉXICO SHALL CONSIDER REASONABLE IN THE CIRCUMSTANCES, WHICH MAY INCLUDE DELIVERING THE SETTLEMENT SHARES TO ANOTHER INDEPENDENT NOMINEE OR TO THE HOLDERS OF THE NOTES DIRECTLY, WHICH DELIVERY OF THE SETTLEMENT SHARES SHALL IRREVOCABLY AND AUTOMATICALLY RELEASE ALL OF GRUPO FINANCIERO SANTANDER MÉXICO’S OBLIGATIONS UNDER THE NOTES WITH RESPECT TO THE CONVERTED PRINCIPAL AMOUNT RESULTING FROM SUCH AUTOMATIC CONVERSION AS IF THE SETTLEMENT SHARES HAD BEEN DELIVERED TO THE SETTLEMENT SHARE DEPOSITARY, AND, IN WHICH CASE, WHERE THE CONTEXT SO ADMITS, REFERENCES IN THE NOTES AND THE INDENTURE TO THE DELIVERY OF SETTLEMENT SHARES TO THE SETTLEMENT SHARE DEPOSITARY SHALL BE CONSTRUED ACCORDINGLY AND APPLY MUTATIS MUTANDIS. WHERE PRACTICABLE, GRUPO FINANCIERO SANTANDER MÉXICO SHALL MAKE SUCH OTHER ARRANGEMENTS AS ARE NECESSARY TO ALLOW HOLDERS, IF THEY SO ELECT, TO TAKE DELIVERY OF THEIR SETTLEMENT SHARES IN THE FORM OF AMERICAN DEPOSITARY SHARES (“ADSS”).

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THE “CONVERSION DATE” WITH RESPECT TO ANY AUTOMATIC CONVERSION RESULTING FROM A CONVERSION TRIGGER EVENT SHALL BE THE DATE SPECIFIED IN THE CONVERSION TRIGGER NOTICE RELATING TO SUCH CONVERSION TRIGGER EVENT AND SHALL OCCUR WITHOUT DELAY UPON, AND IN ANY EVENT WITHIN ONE MONTH OF, THE OCCURRENCE OF SUCH CONVERSION TRIGGER EVENT.

“FUNDAMENTAL CAPITAL RATIO” MEANS, WITH RESPECT TO BANCO SANTANDER MÉXICO, THE RATIO OF FUNDAMENTAL CAPITAL (CAPITAL FUNDAMENTAL) TO RISK WEIGHTED ASSETS EXPRESSED AS A PERCENTAGE APPLICABLE TO MEXICAN BANKS CALCULATED PURSUANT TO THE MEXICAN CAPITALIZATION REQUIREMENTS.

A “CONVERSION TRIGGER EVENT” SHALL OCCUR:

(I)	THE BUSINESS DAY IN MEXICO FOLLOWING THE PUBLICATION OF A DETERMINATION BY THE CNBV, IN ITS OFFICIAL PUBLICATION OF CAPITALIZATION LEVELS FOR MEXICAN BANKS, THAT BANCO SANTANDER MÉXICO’S FUNDAMENTAL CAPITAL RATIO, AS CALCULATED PURSUANT TO THE APPLICABLE MEXICAN CAPITALIZATION REQUIREMENTS, IS EQUAL TO OR BELOW 5.125%;

(II)	IF BOTH (A) THE CNBV NOTIFIES BANCO SANTANDER MÉXICO THAT IT HAS MADE A DETERMINATION, PURSUANT TO ARTICLE 29 BIS OF THE MEXICAN BANKING LAW, THAT A CAUSE FOR REVOCATION OF BANCO SANTANDER MÉXICO’S LICENSE HAS OCCURRED RESULTING FROM (X) BANCO SANTANDER MÉXICO’S ASSETS BEING INSUFFICIENT TO SATISFY ITS LIABILITIES, (Y) BANCO SANTANDER MÉXICO’S NON-COMPLIANCE WITH CORRECTIVE MEASURES IMPOSED BY THE CNBV PURSUANT TO THE MEXICAN BANKING LAW, OR (Z) BANCO SANTANDER MÉXICO’S NON-COMPLIANCE WITH THE CAPITALIZATION REQUIREMENTS SET FORTH IN THE MEXICAN CAPITALIZATION REQUIREMENTS AND (B) BANCO SANTANDER MÉXICO HAS NOT CURED SUCH CAUSE FOR REVOCATION, BY (X) COMPLYING WITH SUCH CORRECTIVE MEASURES, OR (Y)(1) SUBMITTING A CAPITAL RESTORATION PLAN TO, AND RECEIVING APPROVAL OF SUCH PLAN BY, THE CNBV, (2) NOT BEING CLASSIFIED IN CLASS III, IV OR V, AND (3) TRANSFERRING AT LEAST 75% OF ITS SHARES TO AN IRREVOCABLE TRUST, OR (Z) REMEDYING ANY CAPITAL DEFICIENCY, IN EACH CASE, ON OR BEFORE THE THIRD OR SEVENTH CALENDAR DAY IN MEXICO, AS APPLICABLE, FOLLOWING THE DATE ON WHICH THE CNBV NOTIFIES BANCO SANTANDER MÉXICO OF SUCH DETERMINATION;

(III)	IF THE BANKING STABILITY COMMITTEE, WHICH IS A COMMITTEE FORMED BY THE CNBV, THE MINISTRY OF FINANCE AND PUBLIC CREDIT (SECRETARÍA DE HACIENDA Y CRÉDITO PÚBLICO), BANCO DE MÉXICO AND THE IPAB, DETERMINES PURSUANT TO ARTICLE 29 BIS 6 OF THE MEXICAN BANKING LAW THAT, UNDER ARTICLE 148, SECTION II, PARAGRAPHS (A) AND (B) OF THE MEXICAN BANKING LAW, FINANCIAL ASSISTANCE IS REQUIRED BY BANCO SANTANDER MÉXICO TO AVOID REVOCATION OF ITS LICENSE BECAUSE BANCO SANTANDER MÉXICO’S ASSETS ARE INSUFFICIENT TO SATISFY ITS LIABILITIES, OR BANCO SANTANDER MÉXICO’S FAILURE TO COMPLY WITH CORRECTIVE MEASURES, TO COMPLY WITH CAPITALIZATION REQUIREMENTS, OR TO SATISFY CERTAIN LIABILITIES WHEN DUE, AS A MEANS TO MAINTAIN THE SOLVENCY OF THE MEXICAN FINANCIAL SYSTEM OR TO AVOID RISKS AFFECTING THE MEXICAN PAYMENTS SYSTEM AND SUCH DETERMINATION IS EITHER MADE PUBLIC OR NOTIFIED TO BANCO SANTANDER MÉXICO (FOR THE AVOIDANCE OF DOUBT, PURSUANT TO ANNEX 1-R OF THE GENERAL RULES APPLICABLE TO MEXICAN BANKS, A CONVERSION TRIGGER EVENT SHALL OCCUR IF FINANCIAL ASSISTANCE OR OTHER LOANS SHALL BE GRANTED TO THE BANK PURSUANT TO ARTICLE 148, SECTION II, PARAGRAPHS (A) AND (B) OF THE MEXICAN BANKING LAW); OR

(IV)	IF ANY FINANCIAL ENTITY (ENTIDAD FINANCIERA) THAT IS A PART OF THE FINANCIAL GROUP OF WHICH GRUPO FINANCIERO SANTANDER MÉXICO IS THE HOLDING COMPANY EXPERIENCES A CAPITAL DEFICIENCY (INSUFICIENCIA DE CAPITAL) UNDER THE GENERAL REGULATIONS (REGLAS DE CARÁCTER GENERAL) SPECIFIED IN THE PENULTIMATE

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PARAGRAPH OF ARTICLE 91 OF THE MEXICAN FINANCIAL GROUPS LAW, THE FOREGOING BEING READ IN ACCORDANCE WITH ARTICLE 118, SECTION III, OF THE MEXICAN FINANCIAL GROUPS LAW. FOR PURPOSES OF THE FOREGOING, CAPITAL DEFICIENCY MEANS THAT THE RELEVANT ENTITY DOES NOT SATISFY THE CAPITALIZATION REQUIREMENTS SPECIFIED UNDER THE LAWS AND REGULATIONS SPECIFICALLY APPLICABLE TO SUCH ENTITY.

“SETTLEMENT SHARE DEPOSITARY” MEANS A REPUTABLE FINANCIAL INSTITUTION, DEPOSITORY ENTITY, TRUST COMPANY OR SIMILAR ENTITY (WHICH IN EACH SUCH CASE IS WHOLLY INDEPENDENT OF GRUPO FINANCIERO SANTANDER MÉXICO) TO BE APPOINTED BY GRUPO FINANCIERO SANTANDER MÉXICO ON OR PRIOR TO ANY DATE WHEN A FUNCTION ASCRIBED TO THE SETTLEMENT SHARE DEPOSITARY IN THE INDENTURE IS REQUIRED TO BE PERFORMED, TO PERFORM SUCH FUNCTIONS AND WHICH WILL BE REQUIRED TO UNDERTAKE, FOR THE BENEFIT OF THE HOLDERS AND BENEFICIAL OWNERS OF THE NOTES, TO HOLD THE SETTLEMENT SHARES ON BEHALF OF SUCH HOLDERS AND BENEFICIAL OWNERS OF THE NOTES IN ONE OR MORE SEGREGATED ACCOUNTS.

CONVERSION TRIGGER NOTICE

FOLLOWING THE OCCURRENCE OF A CONVERSION TRIGGER EVENT, GRUPO FINANCIERO SANTANDER MÉXICO SHALL DELIVER NOTICE THEREOF TO THE TRUSTEE, DTC AND THE HOLDERS OF THE NOTES (THE “CONVERSION TRIGGER NOTICE”) IN ACCORDANCE WITH “—NOTICES” BELOW WITHOUT DELAY AFTER SUCH A CONVERSION TRIGGER EVENT. THE DATE ON WHICH THE CONVERSION TRIGGER NOTICE SHALL BE DEEMED TO HAVE BEEN GIVEN SHALL BE THE DATE ON WHICH IT IS DISPATCHED BY GRUPO FINANCIERO SANTANDER MÉXICO TO DTC (OR IF THE NOTES ARE HELD IN DEFINITIVE FORM, TO THE HOLDERS OF THE NOTES DIRECTLY).

UPON ITS DETERMINATION THAT A CONVERSION TRIGGER EVENT HAS OCCURRED, GRUPO FINANCIERO SANTANDER MÉXICO SHALL, PRIOR TO GIVING A CONVERSION TRIGGER NOTICE, DELIVER TO THE TRUSTEE A CERTIFICATE STATING THAT A CONVERSION TRIGGER EVENT HAS OCCURRED, WHICH THE TRUSTEE SHALL ACCEPT WITHOUT ANY FURTHER INQUIRY AS SUFFICIENT EVIDENCE OF THE OCCURRENCE OF THE CONVERSION TRIGGER EVENT, IN WHICH EVENT SUCH CERTIFICATE WILL BE CONCLUSIVE AND BINDING ON THE TRUSTEE, THE HOLDERS AND BENEFICIAL OWNERS OF THE NOTES.

THE CONVERSION TRIGGER NOTICE SHALL SPECIFY (I) THAT THE CONVERSION TRIGGER EVENT HAS OCCURRED, (II) THE CONVERSION DATE, (III) THE THEN-PREVAILING CONVERSION PRICE (WHICH CONVERSION PRICE SHALL REMAIN SUBJECT TO ANY SUBSEQUENT ADJUSTMENT AS SET FORTH UNDER “—ANTI-DILUTION ADJUSTMENT OF THE CONVERSION PRICE” BELOW UP TO THE CONVERSION DATE), (IV) THE METHOD OF CALCULATION FOR THE RELEVANT CONVERSION AMOUNT; (V) THE CONTACT DETAILS OF ANY SETTLEMENT SHARE DEPOSITARY, OR, IF GRUPO FINANCIERO SANTANDER MÉXICO HAS BEEN UNABLE TO APPOINT A SETTLEMENT SHARE DEPOSITARY, SUCH OTHER ARRANGEMENTS FOR THE DELIVERY OF THE SETTLEMENT SHARES OR, IF THE HOLDER ELECTS, ADSS TO THE HOLDERS OF THE NOTES AS GRUPO FINANCIERO SANTANDER MÉXICO SHALL CONSIDER REASONABLE IN THE CIRCUMSTANCES, AND (VI) THE SUSPENSION DATE AND THAT THE NOTES SHALL REMAIN IN EXISTENCE FOR THE SOLE PURPOSE OF EVIDENCING THE HOLDER’S RIGHT TO RECEIVE SETTLEMENT SHARES OR, IF THE HOLDER ELECTS, ADSS FROM THE SETTLEMENT SHARE DEPOSITARY AND THAT THE NOTES MAY CONTINUE TO BE TRANSFERABLE UNTIL THE SUSPENSION DATE.

GRUPO FINANCIERO SANTANDER MÉXICO SHALL REQUEST THAT DTC, PROMPTLY FOLLOWING ITS RECEIPT OF THE CONVERSION TRIGGER NOTICE, POST THE CONVERSION TRIGGER NOTICE ON ITS REORGANIZATION INQUIRY FOR PARTICIPANTS SYSTEM PURSUANT TO DTC’S PROCEDURES THEN IN EFFECT (OR SUCH OTHER SYSTEM AS DTC USES FOR PROVIDING NOTICES TO HOLDERS OF SECURITIES). WITHIN TWO (2) BUSINESS DAYS OF ITS RECEIPT OF THE CONVERSION TRIGGER NOTICE, THE TRUSTEE SHALL TRANSMIT THE CONVERSION TRIGGER NOTICE TO THE DIRECT PARTICIPANTS OF DTC HOLDING THE NOTES AT SUCH TIME.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY, ONCE GRUPO FINANCIERO SANTANDER MÉXICO HAS DELIVERED A CONVERSION TRIGGER NOTICE FOLLOWING THE OCCURRENCE OF A CONVERSION TRIGGER EVENT, (I) SUBJECT TO THE RIGHT OF HOLDERS OF THE NOTES RELATING TO A BREACH OF PERFORMANCE OBLIGATION (AS DEFINED BELOW) IN THE EVENT OF A FAILURE BY GRUPO FINANCIERO SANTANDER MÉXICO TO DELIVER ANY SETTLEMENT SHARES TO THE SETTLEMENT SHARE DEPOSITARY ON THE CONVERSION DATE, THE INDENTURE SHALL IMPOSE NO DUTIES UPON THE TRUSTEE WHATSOEVER WITH REGARD TO AN AUTOMATIC CONVERSION UPON A CONVERSION TRIGGER EVENT AND THE HOLDERS AND BENEFICIAL OWNERS OF THE NOTES SHALL HAVE NO RIGHTS WHATSOEVER UNDER THE INDENTURE OR THE NOTES TO INSTRUCT THE TRUSTEE TO TAKE ANY ACTION WHATSOEVER AND (II) AS OF THE DATE OF THE CONVERSION TRIGGER NOTICE, EXCEPT FOR ANY INDEMNITY AND/OR SECURITY PROVIDED BY ANY HOLDERS OR BENEFICIAL OWNERS OF THE NOTES IN SUCH DIRECTION OR RELATED TO SUCH DIRECTION, ANY DIRECTION PREVIOUSLY GIVEN TO THE TRUSTEE BY ANY HOLDERS OF THE NOTES SHALL CEASE AUTOMATICALLY AND SHALL BE NULL AND VOID AND OF NO FURTHER EFFECT; EXCEPT IN EACH CASE OF (I) AND (II) OF THIS PARAGRAPH, WITH RESPECT TO ANY RIGHTS OF HOLDERS OR BENEFICIAL OWNERS OF THE NOTES WITH RESPECT TO ANY PAYMENTS UNDER THE NOTES THAT WERE UNCONDITIONALLY DUE AND PAYABLE PRIOR TO THE DATE OF THE CONVERSION TRIGGER NOTICE OR UNLESS THE TRUSTEE IS INSTRUCTED IN WRITING BY GRUPO FINANCIERO SANTANDER MÉXICO TO ACT OTHERWISE.

GRUPO FINANCIERO SANTANDER MÉXICO’S OBLIGATIONS TO INDEMNIFY THE TRUSTEE IN ACCORDANCE WITH SECTION 6.05 OF THE ORIGINAL INDENTURE SHALL SURVIVE ANY AUTOMATIC CONVERSION.

SETTLEMENT SHARES

THE NUMBER OF SETTLEMENT SHARES ISSUED BY GRUPO FINANCIERO SANTANDER MÉXICO TO BE RELEASED TO THE SETTLEMENT SHARE DEPOSITARY ON THE CONVERSION DATE WILL BE DETERMINED BY DIVIDING THE CONVERTED PRINCIPAL AMOUNT ARISING ON THE CONVERSION DATE BY THE CONVERSION PRICE PREVAILING ON THE CONVERSION DATE. THE NUMBER OF SETTLEMENT SHARES TO BE DELIVERED TO EACH HOLDER SHALL BE ROUNDED DOWN, IF NECESSARY, TO THE NEAREST WHOLE NUMBER OF SETTLEMENT SHARES. FRACTIONS OF SETTLEMENT SHARES WILL NOT BE DELIVERED TO THE SETTLEMENT SHARE DEPOSITARY FOLLOWING AN AUTOMATIC CONVERSION, AND NO CASH PAYMENT WILL BE MADE IN LIEU THEREOF. THE NUMBER OF SETTLEMENT SHARES TO BE HELD BY THE SETTLEMENT SHARE DEPOSITARY FOR THE BENEFIT OF EACH HOLDER SHALL EQUAL THE NUMBER OF SETTLEMENT SHARES THUS CALCULATED MULTIPLIED BY A FRACTION EQUAL TO (I) THE TRADABLE AMOUNT OF THE BOOK-ENTRY INTERESTS IN THE NOTES HELD BY SUCH HOLDER ON THE CONVERSION DATE DIVIDED BY (II) THE CURRENT PRINCIPAL AMOUNT IMMEDIATELY PRECEDING SUCH AUTOMATIC CONVERSION, ROUNDED DOWN, IF NECESSARY, TO THE NEAREST WHOLE NUMBER OF SETTLEMENT SHARES, PROVIDED THAT (X) SETTLEMENT SHARES EXCEEDING TWO PERCENT (2%) OF GRUPO FINANCIERO SANTANDER MÉXICO’S AGGREGATE OUTSTANDING SHARES SHALL ONLY BE DELIVERED TO A HOLDER OR GROUP OF HOLDERS IF THE REQUIREMENTS SPECIFIED IN THE LEY PARA REGULAR LAS AGRUPACIONES FINANCIERAS, AS REPLACED OR AMENDED, OR ANY SUCCESSOR THEREOF (THE “MEXICAN FINANCIAL GROUPS LAW”) ARE SATISFIED BY SUCH HOLDER OR GROUP OF HOLDERS, (Y) NO SETTLEMENT SHARES EXCEEDING FIVE PERCENT (5%) OF GRUPO FINANCIERO SANTANDER MÉXICO’S AGGREGATE OUTSTANDING SHARES SHALL BE DELIVERED TO A HOLDER OR GROUP OF HOLDERS, PROVIDED THAT A LESSER PERCENTAGE OF SHARES NOT EXCEEDING SUCH FIVE PERCENT (5%) MAY BE DELIVERED IF THE REQUIREMENTS SPECIFIED IN CLAUSE (X) ABOVE ARE SATISFIED, AND (Z) NO SETTLEMENT SHARES SHALL BE DELIVERED TO A HOLDER THAT IS CONSIDERED A FOREIGN GOVERNMENT UNDER THE MEXICAN FINANCIAL GROUPS LAW.

THE SETTLEMENT SHARES RELEASED UPON AN AUTOMATIC CONVERSION WILL BE FULLY PAID AND NON-ASSESSABLE AND WILL BE ORDINARY SHARES. FOR AS LONG AS THE SETTLEMENT SHARES ARE HELD BY THE SETTLEMENT SHARE DEPOSITARY, EACH HOLDER AND BENEFICIAL OWNER OF THE NOTES SHALL BE ENTITLED TO DIRECT THE SETTLEMENT SHARE DEPOSITARY TO EXERCISE ON ITS BEHALF ALL RIGHTS OF A HOLDER OF ORDINARY SHARES

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(INCLUDING VOTING RIGHTS AND RIGHTS TO RECEIVE DIVIDENDS), TO THE GREATEST EXTENT PERMITTED UNDER APPLICABLE LAW, EXCEPT THAT HOLDERS AND BENEFICIAL OWNERS SHALL NOT BE ABLE TO SELL OR OTHERWISE TRANSFER SUCH SETTLEMENT SHARES UNLESS AND UNTIL SUCH TIME AS THEY HAVE BEEN DELIVERED TO HOLDERS IN ACCORDANCE WITH “—SETTLEMENT PROCEDURES” BELOW.

CONVERSION PRICE

THE CONVERSION PRICE SHALL BE, IF THE ORDINARY SHARES ARE:

(i)	THEN ADMITTED TO TRADING ON THE BOLSA MEXICANA DE VALORES, S.A.B. DE C.V. (THE “MEXICAN STOCK EXCHANGE”), THE HIGHER OF:

a.	THE VOLUME WEIGHTED AVERAGE OF THE ORDINARY SHARES CLOSING PRICE ON THE MEXICAN STOCK EXCHANGE FOR THE THIRTY (30) CONSECUTIVE BUSINESS DAYS IMMEDIATELY PRECEDING THE CONVERSION DATE, WITH EACH CLOSING PRICE FOR THE THIRTY (30) CONSECUTIVE BUSINESS DAYS BEING CONVERTED FROM MEXICAN PESOS INTO U.S. DOLLARS AT THE THEN-PREVAILING EXCHANGE RATE; OR

b.	FLOOR PRICE OF PS.20.30 CONVERTED INTO U.S. DOLLARS AT THE THEN-PREVAILING EXCHANGE RATE;

(ii)	NOT THEN ADMITTED TO TRADING ON THE MEXICAN STOCK EXCHANGE, THE FLOOR PRICE OF PS.20.30 CONVERTED INTO U.S. DOLLARS AT THE THEN-PREVAILING EXCHANGE RATE;

THE CONVERSION PRICE SHALL BE SUBJECT TO CERTAIN ANTI-DILUTION ADJUSTMENTS DESCRIBED UNDER “—ANTI-DILUTION ADJUSTMENT OF THE CONVERSION PRICE” BELOW (THE “CONVERSION PRICE”).

ANTI-DILUTION ADJUSTMENT OF THE CONVERSION PRICE

UPON THE OCCURRENCE OF ANY OF THE EVENTS DESCRIBED BELOW, THE CONVERSION PRICE SHALL BE ADJUSTED AS FOLLOWS:

(I)	IF AND WHENEVER THERE SHALL BE A CONSOLIDATION, RECLASSIFICATION, REDESIGNATION OR SUBDIVISION IN RELATION TO THE ORDINARY SHARES WHICH ALTERS THE NUMBER OF ORDINARY SHARES IN ISSUE, THE CONVERSION PRICE SHALL BE ADJUSTED BY MULTIPLYING THE CONVERSION PRICE IN FORCE IMMEDIATELY PRIOR TO SUCH CONSOLIDATION, RECLASSIFICATION, REDESIGNATION OR SUBDIVISION BY THE FOLLOWING FRACTION:

WHERE:

A	IS THE AGGREGATE NUMBER OF ORDINARY SHARES IN ISSUE IMMEDIATELY BEFORE SUCH CONSOLIDATION, RECLASSIFICATION, REDESIGNATION OR SUBDIVISION, AS THE CASE MAY BE; AND

B	IS THE AGGREGATE NUMBER OF ORDINARY SHARES IN ISSUE IMMEDIATELY AFTER, AND AS A RESULT OF, SUCH CONSOLIDATION, RECLASSIFICATION, REDESIGNATION OR SUBDIVISION, AS THE CASE MAY BE.

SUCH ADJUSTMENT SHALL BECOME EFFECTIVE ON THE DATE THAT THE CONSOLIDATION, RECLASSIFICATION, REDESIGNATION OR SUBDIVISION, AS THE CASE MAY BE, TAKES EFFECT.

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(II)	IF AND WHENEVER GRUPO FINANCIERO SANTANDER MÉXICO SHALL ISSUE ANY ORDINARY SHARES TO ITS EXISTING SHAREHOLDERS CREDITED AS FULLY PAID BY WAY OF CAPITALIZATION OF PROFITS OR RESERVES (INCLUDING ANY SHARE PREMIUM ACCOUNT OR CAPITAL REDEMPTION RESERVE) OTHER THAN (1) WHERE ANY SUCH ORDINARY SHARES ARE OR ARE TO BE ISSUED INSTEAD OF THE WHOLE OR PART OF A CASH DIVIDEND WHICH ITS SHAREHOLDERS WOULD OR COULD OTHERWISE HAVE ELECTED TO RECEIVE, (2) WHERE ITS SHAREHOLDERS MAY ELECT TO RECEIVE A CASH DIVIDEND IN LIEU OF SUCH ORDINARY SHARES OR (3) WHERE ANY SUCH ORDINARY SHARES ARE OR ARE EXPRESSED TO BE ISSUED IN LIEU OF A DIVIDEND (WHETHER OR NOT A CASH DIVIDEND EQUIVALENT OR AMOUNT IS ANNOUNCED OR WOULD OTHERWISE BE PAYABLE TO ITS SHAREHOLDERS, WHETHER AT THEIR ELECTION OR OTHERWISE), THE CONVERSION PRICE SHALL BE ADJUSTED BY MULTIPLYING THE CONVERSION PRICE IN FORCE IMMEDIATELY PRIOR TO SUCH ISSUE BY THE FOLLOWING FRACTION:

WHERE:

A	IS THE AGGREGATE NUMBER OF ORDINARY SHARES IN ISSUE IMMEDIATELY BEFORE SUCH ISSUE; AND

B	IS THE AGGREGATE NUMBER OF ORDINARY SHARES IN ISSUE IMMEDIATELY AFTER SUCH ISSUE.

SUCH ADJUSTMENT SHALL BECOME EFFECTIVE ON THE DATE OF ISSUE OF SUCH ORDINARY SHARES.

(III)	IF AND WHENEVER GRUPO FINANCIERO SANTANDER MÉXICO SHALL PAY ANY EXTRAORDINARY DIVIDEND TO ITS SHAREHOLDERS, THE CONVERSION PRICE SHALL BE ADJUSTED BY MULTIPLYING THE CONVERSION PRICE IN FORCE IMMEDIATELY PRIOR TO THE EFFECTIVE DATE BY THE FOLLOWING FRACTION:

A	IS THE CURRENT MARKET PRICE OF ONE ORDINARY SHARE ON THE EFFECTIVE DATE; AND

B	IS THE PORTION OF THE AGGREGATE EXTRAORDINARY DIVIDEND ATTRIBUTABLE TO ONE ORDINARY SHARE, WITH SUCH PORTION BEING DETERMINED BY DIVIDING THE AGGREGATE EXTRAORDINARY DIVIDEND BY THE NUMBER OF ORDINARY SHARES ENTITLED TO RECEIVE THE RELEVANT EXTRAORDINARY DIVIDEND. IF THE EXTRAORDINARY DIVIDEND SHALL BE EXPRESSED IN A CURRENCY OTHER THAN THE RELEVANT CURRENCY, IT SHALL BE CONVERTED INTO THE RELEVANT CURRENCY AT THE PREVAILING RATE ON THE RELEVANT EFFECTIVE DATE.

SUCH ADJUSTMENT SHALL BECOME EFFECTIVE ON THE EFFECTIVE DATE. IF ANY EXTRAORDINARY DIVIDEND IS DECLARED BUT NOT SO PAID, THE CONVERSION PRICE SHALL BE IMMEDIATELY READJUSTED, EFFECTIVE AS OF THE DATE GRUPO FINANCIERO SANTANDER MÉXICO DETERMINES NOT TO PAY SUCH EXTRAORDINARY DIVIDEND, TO THE CONVERSION PRICE THAT WOULD BE IN EFFECT IF SUCH EXTRAORDINARY DIVIDEND HAD NOT BEEN DECLARED.

“CASH DIVIDEND” MEANS ANY DIVIDEND OR DISTRIBUTION IN RESPECT OF THE ORDINARY SHARES WHICH IS TO BE PAID OR MADE TO GRUPO FINANCIERO SANTANDER MÉXICO’S SHAREHOLDERS AS A CLASS IN CASH (IN WHATEVER CURRENCY) AND HOWEVER DESCRIBED AND WHETHER PAYABLE OUT OF SHARE PREMIUM ACCOUNT, PROFITS, RETAINED EARNINGS OR

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ANY OTHER CAPITAL OR REVENUE RESERVE OR ACCOUNT, AND INCLUDING A DISTRIBUTION OR PAYMENT TO GRUPO FINANCIERO SANTANDER MÉXICO’S SHAREHOLDERS UPON OR IN CONNECTION WITH A REDUCTION OF CAPITAL.

“EFFECTIVE DATE” MEANS, IN RESPECT OF THIS SUB-PARAGRAPH (III), THE FIRST DATE ON WHICH THE ORDINARY SHARES ARE TRADED EX-THE EXTRAORDINARY DIVIDEND ON THE RELEVANT STOCK EXCHANGE.

“EXTRAORDINARY DIVIDEND” MEANS ANY CASH DIVIDEND THAT IS EXPRESSLY DECLARED BY GRUPO FINANCIERO SANTANDER MÉXICO TO BE A CAPITAL DISTRIBUTION, EXTRAORDINARY DIVIDEND, EXTRAORDINARY DISTRIBUTION, SPECIAL DIVIDEND, SPECIAL DISTRIBUTION OR RETURN OF VALUE TO ITS SHAREHOLDERS AS A CLASS, OR ANY ANALOGOUS OR SIMILAR TERM, IN WHICH CASE THE EXTRAORDINARY DIVIDEND SHALL BE SUCH CASH DIVIDEND.

“PREVAILING RATE” MEANS, IN RESPECT OF ANY CURRENCIES ON ANY DAY, THE SPOT RATE OF EXCHANGE BETWEEN THE RELEVANT CURRENCIES PREVAILING AS AT OR ABOUT 12 NOON (NEW YORK TIME) ON THAT DATE AS APPEARING ON OR DERIVED FROM THE RELEVANT PAGE OR, IF SUCH A RATE CANNOT BE DETERMINED AT SUCH TIME, THE RATE PREVAILING AS AT OR ABOUT 12 NOON (NEW YORK TIME) ON THE IMMEDIATELY PRECEDING DAY ON WHICH SUCH RATE CAN BE SO DETERMINED OR, IF SUCH RATE CANNOT BE SO DETERMINED BY REFERENCE TO THE RELEVANT PAGE, THE RATE DETERMINED IN SUCH OTHER MANNER AS AN INDEPENDENT FINANCIAL ADVISER SHALL IN GOOD FAITH PRESCRIBE.

“RELEVANT PAGE” MEANS THE RELEVANT PAGE ON BLOOMBERG OR SUCH OTHER INFORMATION SERVICE PROVIDER THAT DISPLAYS THE RELEVANT MID-PRICE INFORMATION.

(IV)	IF AND WHENEVER GRUPO FINANCIERO SANTANDER MÉXICO SHALL ISSUE ORDINARY SHARES TO ITS EXISTING SHAREHOLDERS AS A CLASS BY WAY OF RIGHTS OR GRUPO FINANCIERO SANTANDER MÉXICO OR ANY MEMBER OF ITS GROUP OR (AT THE DIRECTION OR REQUEST OR PURSUANT TO ARRANGEMENTS WITH GRUPO FINANCIERO SANTANDER MÉXICO OR ANY MEMBER OF ITS GROUP) ANY OTHER COMPANY, PERSON OR ENTITY SHALL ISSUE OR GRANT TO SHAREHOLDERS AS A CLASS BY WAY OF RIGHTS, ANY OPTIONS, WARRANTS OR OTHER RIGHTS TO SUBSCRIBE FOR OR PURCHASE ITS ORDINARY SHARES, OR ANY OTHER INSTRUMENTS WHICH BY THEIR TERMS OF ISSUE CARRY (DIRECTLY OR INDIRECTLY) RIGHTS OF CONVERSION INTO, OR EXCHANGE OR SUBSCRIPTION FOR, ANY OF ITS ORDINARY SHARES (OR SHALL GRANT ANY SUCH RIGHTS IN RESPECT OF EXISTING OTHER INSTRUMENTS SO ISSUED), IN EACH CASE AT A PRICE PER ORDINARY SHARE WHICH IS LESS THAN 95% OF THE CURRENT MARKET PRICE PER ORDINARY SHARE ON THE EFFECTIVE DATE, THE CONVERSION PRICE SHALL BE ADJUSTED BY MULTIPLYING THE CONVERSION PRICE IN FORCE IMMEDIATELY PRIOR TO THE EFFECTIVE DATE BY THE FOLLOWING FRACTION:

WHERE:

A	IS THE NUMBER OF ORDINARY SHARES IN ISSUE ON THE EFFECTIVE DATE;

B	IS THE NUMBER OF ORDINARY SHARES THAT THE AGGREGATE CONSIDERATION (IF ANY) RECEIVABLE FOR THE ORDINARY SHARES ISSUED BY WAY OF RIGHTS, OR FOR THE OTHER INSTRUMENTS AND FOR THE TOTAL NUMBER OF ORDINARY SHARES DELIVERABLE ON THE EXERCISE THEREOF, WOULD PURCHASE AT SUCH CURRENT MARKET PRICE PER ORDINARY SHARE ON THE EFFECTIVE DATE; AND

C	IS THE NUMBER OF ORDINARY SHARES TO BE ISSUED OR, AS THE CASE MAY BE, THE MAXIMUM NUMBER OF ORDINARY SHARES WHICH MAY BE ISSUED UPON EXERCISE OF SUCH OPTIONS, WARRANTS OR RIGHTS CALCULATED AS AT THE DATE OF ISSUE OF SUCH OPTIONS, WARRANTS OR RIGHTS OR UPON CONVERSION OR EXCHANGE OR

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EXERCISE OF RIGHTS OF SUBSCRIPTION OR PURCHASE IN RESPECT THEREOF AT THE INITIAL CONVERSION, EXCHANGE, SUBSCRIPTION OR PURCHASE PRICE OR RATE.

PROVIDED THAT IF, ON THE EFFECTIVE DATE, SUCH NUMBER OF ORDINARY SHARES IS TO BE DETERMINED BY REFERENCE TO THE APPLICATION OF A FORMULA OR OTHER VARIABLE FEATURE OR THE OCCURRENCE OF ANY EVENT AT SOME SUBSEQUENT TIME, THEN FOR THE PURPOSES OF THIS SUB-PARAGRAPH (IV), “C” SHALL BE DETERMINED BY THE APPLICATION OF SUCH FORMULA OR VARIABLE FEATURE OR AS IF THE RELEVANT EVENT OCCURS OR HAD OCCURRED AS AT THE EFFECTIVE DATE AND AS IF SUCH CONVERSION, EXCHANGE, SUBSCRIPTION, PURCHASE OR ACQUISITION HAD TAKEN PLACE ON THE EFFECTIVE DATE.

SUCH ADJUSTMENT SHALL BECOME EFFECTIVE ON THE EFFECTIVE DATE. TO THE EXTENT THAT ORDINARY SHARES ARE NOT SO ISSUED OR ARE NOT SO DELIVERED AFTER THE EXPIRATION OF SUCH RIGHTS, OPTIONS, WARRANTS OR OTHER RIGHTS, THE CONVERSION PRICE SHALL BE IMMEDIATELY READJUSTED TO THE CONVERSION PRICE THAT WOULD THEN BE IN EFFECT HAD THE ADJUSTMENT WITH RESPECT TO THE ISSUANCE OF SUCH ORDINARY SHARES OR SUCH RIGHTS, OPTIONS, WARRANTS OR OTHER RIGHTS BEEN MADE ON THE BASIS OF DELIVERY OF ONLY THE NUMBER OF ORDINARY SHARES ACTUALLY DELIVERED. IF SUCH ORDINARY SHARES OR SUCH RIGHTS, OPTIONS, WARRANTS OR OTHER RIGHTS ARE NOT SO ISSUED, THE CONVERSION PRICE SHALL BE IMMEDIATELY READJUSTED TO THE CONVERSION PRICE THAT WOULD THEN BE IN EFFECT IF SUCH EFFECTIVE DATE FOR SUCH ISSUANCE HAD NOT OCCURRED.

“EFFECTIVE DATE” MEANS, IN RESPECT OF THIS SUB-PARAGRAPH (IV), THE FIRST DATE ON WHICH THE ORDINARY SHARES ARE TRADED EX-RIGHTS, EX-OPTIONS OR EX-WARRANTS ON THE RELEVANT STOCK EXCHANGE.

FOR THE PURPOSE OF ANY CALCULATION OF THE CONSIDERATION RECEIVABLE OR PRICE PURSUANT TO SUB-PARAGRAPH (IV), THE FOLLOWING PROVISIONS SHALL APPLY:

(I)	THE AGGREGATE CONSIDERATION RECEIVABLE OR PRICE FOR ORDINARY SHARES ISSUED FOR CASH SHALL BE THE AMOUNT OF SUCH CASH;

(II)	(X) THE AGGREGATE CONSIDERATION RECEIVABLE OR PRICE FOR ORDINARY SHARES TO BE ISSUED OR OTHERWISE MADE AVAILABLE UPON THE CONVERSION OR EXCHANGE OF ANY OTHER INSTRUMENTS SHALL BE DEEMED TO BE THE CONSIDERATION OR PRICE RECEIVED OR RECEIVABLE FOR ANY SUCH OTHER INSTRUMENTS AND (Y) THE AGGREGATE CONSIDERATION RECEIVABLE OR PRICE FOR ORDINARY SHARES TO BE ISSUED OR OTHERWISE MADE AVAILABLE UPON THE EXERCISE OF RIGHTS OF SUBSCRIPTION ATTACHED TO ANY OTHER INSTRUMENTS SHALL BE DEEMED TO BE THAT PART (WHICH MAY BE THE WHOLE) OF THE CONSIDERATION OR PRICE RECEIVED OR RECEIVABLE FOR SUCH OTHER INSTRUMENTS WHICH ARE ATTRIBUTED BY GRUPO FINANCIERO SANTANDER MÉXICO TO SUCH RIGHTS OF SUBSCRIPTION OR, IF NO PART OF SUCH CONSIDERATION OR PRICE IS SO ATTRIBUTED, THE FAIR MARKET VALUE OF SUCH RIGHTS OF SUBSCRIPTION AS AT THE RELEVANT EFFECTIVE DATE, PLUS IN THE CASE OF EACH OF (X) AND (Y) ABOVE, THE ADDITIONAL MINIMUM CONSIDERATION RECEIVABLE OR PRICE (IF ANY) UPON THE CONVERSION OR EXCHANGE OF SUCH OTHER INSTRUMENTS, OR UPON THE EXERCISE OF SUCH RIGHTS OF SUBSCRIPTION ATTACHED THERETO AND (Z) THE CONSIDERATION RECEIVABLE OR PRICE PER ORDINARY SHARE UPON THE CONVERSION OR EXCHANGE OF, OR UPON THE EXERCISE OF SUCH RIGHTS OF SUBSCRIPTION ATTACHED TO, SUCH OTHER INSTRUMENTS SHALL BE THE AGGREGATE CONSIDERATION OR PRICE REFERRED TO IN (X) OR (Y) ABOVE (AS THE CASE MAY BE) DIVIDED BY THE NUMBER OF ORDINARY SHARES TO BE ISSUED UPON SUCH CONVERSION OR EXCHANGE OR EXERCISE AT THE INITIAL CONVERSION, EXCHANGE OR SUBSCRIPTION PRICE OR RATE;

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(III)	IF THE CONSIDERATION OR PRICE DETERMINED PURSUANT TO (I) OR (II) ABOVE (OR ANY COMPONENT THEREOF) SHALL BE EXPRESSED IN A CURRENCY OTHER THAN THE RELEVANT CURRENCY, IT SHALL BE CONVERTED INTO THE RELEVANT CURRENCY AT THE PREVAILING RATE ON THE RELEVANT EFFECTIVE DATE;

(IV)	IN DETERMINING THE CONSIDERATION OR PRICE PURSUANT TO THE ABOVE, NO DEDUCTION SHALL BE MADE FOR ANY COMMISSIONS OR FEES (HOWSOEVER DESCRIBED) OR ANY EXPENSES PAID OR INCURRED FOR ANY UNDERWRITING, PLACING OR MANAGEMENT OF THE ISSUE OF THE RELEVANT ORDINARY SHARES OR OTHER INSTRUMENTS, OR OTHERWISE IN CONNECTION THEREWITH; AND

(V)	THE CONSIDERATION OR PRICE SHALL BE DETERMINED AS PROVIDED ABOVE ON THE BASIS OF THE CONSIDERATION OR PRICE RECEIVED, RECEIVABLE, PAID OR PAYABLE, REGARDLESS OF WHETHER ALL OR PART THEREOF IS RECEIVED, RECEIVABLE, PAID OR PAYABLE BY OR TO GRUPO FINANCIERO SANTANDER MÉXICO OR ANOTHER ENTITY.

NOTWITHSTANDING THE FOREGOING PROVISIONS:

(A)	WHERE THE EVENTS OR CIRCUMSTANCES GIVING RISE TO ANY ADJUSTMENT TO THE CONVERSION PRICE HAVE ALREADY RESULTED OR WILL RESULT IN AN ADJUSTMENT TO THE CONVERSION PRICE OR THE EVENTS OR CIRCUMSTANCES GIVING RISE TO ANY ADJUSTMENT ARISE BY VIRTUE OF ANY OTHER EVENTS OR CIRCUMSTANCES THAT HAVE ALREADY GIVEN OR WILL GIVE RISE TO AN ADJUSTMENT TO THE CONVERSION PRICE OR WHERE MORE THAN ONE EVENT WHICH GIVES RISE TO AN ADJUSTMENT TO THE CONVERSION PRICE OCCURS WITHIN SUCH A SHORT PERIOD OF TIME THAT, IN GRUPO FINANCIERO SANTANDER MÉXICO’S OPINION, A MODIFICATION TO THE PROVISIONS ABOVE IS REQUIRED TO GIVE THE INTENDED RESULT, SUCH MODIFICATION SHALL BE MADE TO THE OPERATION OF THE ADJUSTMENT PROVISIONS AS MAY BE DETERMINED IN GOOD FAITH BY AN INDEPENDENT FINANCIAL ADVISER TO BE IN ITS OPINION APPROPRIATE TO GIVE THE INTENDED RESULT;

(B)	SUCH MODIFICATION WILL BE MADE AS MAY BE DETERMINED IN GOOD FAITH BY AN INDEPENDENT FINANCIAL ADVISER TO BE IN ITS OPINION APPROPRIATE (I) TO ENSURE THAT AN ADJUSTMENT TO THE CONVERSION PRICE OR THE ECONOMIC EFFECT THEREOF SHALL NOT BE TAKEN INTO ACCOUNT MORE THAN ONCE, (II) TO ENSURE THAT THE ECONOMIC EFFECT OF AN EXTRAORDINARY DIVIDEND IS NOT TAKEN INTO ACCOUNT MORE THAN ONCE AND (III) TO REFLECT ANY REDENOMINATION OF GRUPO FINANCIERO SANTANDER MÉXICO’S ISSUED ORDINARY SHARES FOR THE TIME BEING INTO A NEW CURRENCY;

(C)	OTHER THAN PROVIDED UNDER PARAGRAPHS (A) AND (B) ABOVE, IF ANY DOUBT SHALL ARISE AS TO WHETHER AN ADJUSTMENT FAILS TO BE MADE TO THE CONVERSION PRICE OR AS TO THE APPROPRIATE ADJUSTMENT TO THE CONVERSION PRICE, GRUPO FINANCIERO SANTANDER MÉXICO MAY AT ITS DISCRETION APPOINT AN INDEPENDENT FINANCIAL ADVISER, AND FOLLOWING CONSULTATION BETWEEN GRUPO FINANCIERO SANTANDER MÉXICO AND SUCH INDEPENDENT FINANCIAL ADVISER, A WRITTEN OPINION OF SUCH INDEPENDENT FINANCIAL ADVISER IN RESPECT THEREOF SHALL BE CONCLUSIVE AND BINDING ON GRUPO FINANCIERO SANTANDER MÉXICO AND THE HOLDERS AND BENEFICIAL OWNERS OF THE NOTES, SAVE IN THE CASE OF MANIFEST ERROR.

(D)	NO ADJUSTMENT WILL BE MADE TO THE CONVERSION PRICE WHERE ORDINARY SHARES OR OTHER INSTRUMENTS ARE ISSUED, OFFERED, EXERCISED, ALLOTTED, PURCHASED, APPROPRIATED, MODIFIED OR GRANTED TO, OR FOR THE BENEFIT OF, EMPLOYEES OR FORMER EMPLOYEES (INCLUDING DIRECTORS HOLDING OR FORMERLY HOLDING EXECUTIVE OFFICE OR THE PERSONAL SERVICE COMPANY OF ANY SUCH PERSON) OR THEIR SPOUSES OR RELATIVES, IN EACH CASE, OF GRUPO FINANCIERO SANTANDER MÉXICO OR ANY OF ITS SUBSIDIARIES OR ANY ASSOCIATED COMPANY OR TO A TRUSTEE

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OR TRUSTEES TO BE HELD FOR THE BENEFIT OF ANY SUCH PERSON, IN ANY SUCH CASE PURSUANT TO ANY SHARE OR OPTION SCHEME;

(E)	ON ANY ADJUSTMENT, IF THE RESULTANT CONVERSION PRICE HAS MORE DECIMAL PLACES THAN THE INITIAL CONVERSION PRICE, IT SHALL BE ROUNDED TO THE SAME NUMBER OF DECIMAL PLACES AS THE INITIAL CONVERSION PRICE (WITH 0.005 BEING ROUNDED DOWN). NO ADJUSTMENT SHALL BE MADE TO THE CONVERSION PRICE WHERE SUCH ADJUSTMENT (ROUNDED DOWN IF APPLICABLE) WOULD BE LESS THAN 1% OF THE CONVERSION PRICE THEN IN EFFECT. ANY ADJUSTMENT NOT REQUIRED TO BE MADE PURSUANT TO THE ABOVE, AND/OR ANY AMOUNT BY WHICH THE CONVERSION PRICE HAS BEEN ROUNDED DOWN, SHALL BE CARRIED FORWARD AND TAKEN INTO ACCOUNT IN ANY SUBSEQUENT ADJUSTMENT, AND SUCH SUBSEQUENT ADJUSTMENT SHALL BE MADE ON THE BASIS THAT THE ADJUSTMENT NOT REQUIRED TO BE MADE HAD BEEN MADE AT THE RELEVANT TIME AND/OR, AS THE CASE MAY BE, THAT THE RELEVANT ROUNDING DOWN HAD NOT BEEN MADE;

(F)	NOTICE OF ANY ADJUSTMENTS TO THE CONVERSION PRICE SHALL BE GIVEN BY GRUPO FINANCIERO SANTANDER MÉXICO TO HOLDERS OF THE NOTES PROMPTLY AFTER THE DETERMINATION THEREOF IN ACCORDANCE WITH “—NOTICES” BELOW; AND

(G)	ANY ADJUSTMENT TO THE CONVERSION PRICE SHALL BE SUBJECT TO SUCH CONVERSION PRICE NOT BEING LESS THAN THE U.S. DOLLAR EQUIVALENT OF THE NOMINAL AMOUNT OF AN ORDINARY SHARE AT SUCH TIME. GRUPO FINANCIERO SANTANDER MÉXICO UNDERTAKES THAT IT SHALL NOT TAKE ANY ACTION, AND SHALL PROCURE THAT NO ACTION IS TAKEN, THAT WOULD OTHERWISE RESULT IN AN ADJUSTMENT TO THE CONVERSION PRICE TO BELOW SUCH NOMINAL VALUE THEN IN EFFECT.

REFERENCES TO ANY ISSUE OR OFFER OR GRANT TO SHAREHOLDERS “AS A CLASS” OR “BY WAY OF RIGHTS” SHALL BE TAKEN TO BE REFERENCES TO AN ISSUE OR OFFER OR GRANT TO ALL OR SUBSTANTIALLY ALL SHAREHOLDERS, AS THE CASE MAY BE, OTHER THAN SHAREHOLDERS, AS THE CASE MAY BE, TO WHOM, BY REASON OF THE LAWS OF ANY TERRITORY OR REQUIREMENTS OF ANY RECOGNIZED REGULATORY BODY OR ANY OTHER STOCK EXCHANGE OR SECURITIES MARKET IN ANY TERRITORY OR IN CONNECTION WITH FRACTIONAL ENTITLEMENTS, IT IS DETERMINED NOT TO MAKE SUCH ISSUE OR OFFER OR GRANT.

RECAPITALIZATIONS, RECLASSIFICATIONS AND CHANGES OF THE ORDINARY SHARES

IN THE CASE OF:

•	ANY RECAPITALIZATION, RECLASSIFICATION OR SIMILAR CHANGE AFFECTING THE ORDINARY SHARES (OTHER THAN CHANGES RESULTING FROM A SUBDIVISION OR COMBINATION),

•	ANY CONSOLIDATION, MERGER OR COMBINATION INVOLVING GRUPO FINANCIERO SANTANDER MÉXICO, OR

•	ANY SALE, LEASE OR OTHER TRANSFER TO A THIRD PARTY OF THE CONSOLIDATED ASSETS OF GRUPO FINANCIERO SANTANDER MÉXICO AND ITS SUBSIDIARIES SUBSTANTIALLY AS AN ENTIRETY,

IN EACH CASE, AS A RESULT OF WHICH THE ORDINARY SHARES WOULD BE CONVERTED INTO, OR EXCHANGED FOR, STOCK, OTHER PROPERTY OR ASSETS (INCLUDING CASH OR ANY COMBINATION THEREOF), THEN, AT AND AFTER THE EFFECTIVE TIME OF THE TRANSACTION, EACH NOTE WILL INSTEAD BE CONVERTIBLE INTO THE KIND AND AMOUNT OF SHARES OF STOCK OR OTHER PROPERTY OR ASSETS (INCLUDING CASH OR ANY COMBINATION THEREOF) THAT A HOLDER OF A NUMBER OF ORDINARY SHARES EQUAL TO THE NUMBER OF SETTLEMENT SHARES UNDERLYING SUCH NOTE (DETERMINED BY DIVIDING THE CONVERTED PRINCIPAL AMOUNT OF SUCH NOTE BY THE CONVERSION PRICE (BOTH DETERMINED IMMEDIATELY PRIOR

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TO SUCH TRANSACTION)) WOULD HAVE OWNED OR BEEN ENTITLED TO RECEIVE (THE “REFERENCE PROPERTY”) UPON SUCH TRANSACTION. HOWEVER, AT AND AFTER THE EFFECTIVE TIME OF THE TRANSACTION, THE NUMBER OF ORDINARY SHARES OTHERWISE DELIVERABLE UPON CONVERSION OF THE NOTES AS SET FORTH UNDER “—CONVERSION PROCEDURES” BELOW WILL INSTEAD BE DELIVERABLE IN THE AMOUNT AND TYPE OF REFERENCE PROPERTY THAT A HOLDER OF THAT NUMBER OF ORDINARY SHARES WOULD HAVE RECEIVED IN SUCH TRANSACTION. IF THE TRANSACTION CAUSES THE ORDINARY SHARES TO BE CONVERTED INTO, OR EXCHANGED FOR, THE RIGHT TO RECEIVE MORE THAN A SINGLE TYPE OF CONSIDERATION (DETERMINED BASED IN PART UPON ANY FORM OF STOCKHOLDER ELECTION), THE REFERENCE PROPERTY INTO WHICH THE NOTES WILL BE CONVERTIBLE WILL BE DEEMED TO BE (I) THE WEIGHTED AVERAGE OF THE TYPES AND AMOUNTS OF CONSIDERATION RECEIVED BY THE HOLDERS OF ORDINARY SHARES THAT AFFIRMATIVELY MAKE SUCH AN ELECTION OR (II) IF NO HOLDERS OF ORDINARY SHARES AFFIRMATIVELY MAKE SUCH AN ELECTION, THE TYPES AND AMOUNTS OF CONSIDERATION ACTUALLY RECEIVED BY THE HOLDERS OF ORDINARY SHARES. GRUPO FINANCIERO SANTANDER MÉXICO WILL NOTIFY THE TRUSTEE OF THE WEIGHTED AVERAGE AS SOON AS PRACTICABLE AFTER SUCH DETERMINATION IS MADE.

THE SUPPLEMENTAL INDENTURE PROVIDING THAT THE NOTES WILL BE CONVERTIBLE INTO REFERENCE PROPERTY WILL ALSO PROVIDE FOR ANTI-DILUTION AND OTHER ADJUSTMENTS THAT ARE AS NEARLY EQUIVALENT AS POSSIBLE TO THE ADJUSTMENTS DESCRIBED UNDER “—ANTI-DILUTION ADJUSTMENT OF THE CONVERSION PRICE” ABOVE. IF THE REFERENCE PROPERTY IN RESPECT OF ANY SUCH TRANSACTION INCLUDES SHARES OF STOCK, SECURITIES OR OTHER PROPERTY OR ASSETS OF AN ENTITY OTHER THAN GRUPO FINANCIERO SANTANDER MÉXICO OR THE SUCCESSOR OR PURCHASING ENTITY, AS THE CASE MAY BE, IN SUCH TRANSACTION, SUCH OTHER ENTITY WILL ALSO EXECUTE A SUPPLEMENTAL INDENTURE, AND SUCH SUPPLEMENTAL INDENTURE WILL CONTAIN SUCH ADDITIONAL PROVISIONS TO PROTECT THE INTERESTS OF THE HOLDERS AS GRUPO FINANCIERO SANTANDER MÉXICO REASONABLY CONSIDERS NECESSARY BY REASON OF THE FOREGOING. GRUPO FINANCIERO SANTANDER MÉXICO WILL AGREE IN THE INDENTURE NOT TO BECOME A PARTY TO ANY SUCH TRANSACTION UNLESS ITS TERMS ARE CONSISTENT WITH THE FOREGOING.

ADJUSTMENTS OF PRICES

WHENEVER ANY PROVISION OF THE INDENTURE REQUIRES GRUPO FINANCIERO SANTANDER MÉXICO TO CALCULATE ANY PRICE OR VALUE UNDER THE INDENTURE WITH RESPECT TO THE ORDINARY SHARES AND/OR THE CONVERSION PRICE (INCLUDING, WITHOUT LIMITATION, THE VOLUME WEIGHTED AVERAGE PRICE OF AN ORDINARY SHARE) OVER A SPAN OF MULTIPLE DAYS, GRUPO FINANCIERO SANTANDER MÉXICO WILL MAKE APPROPRIATE ADJUSTMENTS IN GOOD FAITH TO ACCOUNT FOR ANY ADJUSTMENT TO THE CONVERSION PRICE THAT BECOMES EFFECTIVE OR IS TO BECOME EFFECTIVE OVER, OR IN RESPECT OF, SUCH PERIOD.

CONVERSION PROCEDURES

THE PROCEDURES FOLLOWING AN AUTOMATIC CONVERSION SET FORTH IN THIS SECTION ARE SUBJECT TO CHANGE TO REFLECT CHANGES IN CLEARING SYSTEM PRACTICES.

ON ANY CONVERSION DATE, GRUPO FINANCIERO SANTANDER MÉXICO SHALL DELIVER THE SETTLEMENT SHARES TO THE SETTLEMENT SHARE DEPOSITARY (OR AS OTHERWISE PROVIDED BY THE INDENTURE AND THE NOTES) AND, PROVIDED THAT THE SETTLEMENT SHARES ARE SO DELIVERED, NO HOLDER OF NOTES WILL HAVE ANY RIGHTS AGAINST OR RECOURSE TO GRUPO FINANCIERO SANTANDER MÉXICO WITH RESPECT TO THE REPAYMENT OF ANY CONVERTED PRINCIPAL AMOUNT OF THE NOTES OR THE PAYMENT OF INTEREST OR ANY OTHER AMOUNT ON OR IN RESPECT OF THE CONVERTED PRINCIPAL AMOUNT, WHICH LIABILITIES SHALL BE AUTOMATICALLY RELEASED. ACCORDINGLY, THE THEN CURRENT PRINCIPAL AMOUNT OF THE NOTES SHALL BE REDUCED AS DESCRIBED UNDER “—AUTOMATIC CONVERSION” ABOVE (ALTHOUGH THE TRADABLE AMOUNT OF SUCH NOTES SHALL REMAIN UNCHANGED UNTIL THE DISTRIBUTION OF THE SETTLEMENT SHARES ARISING FROM SUCH AUTOMATIC CONVERSION, AT WHICH TIME THE TRADABLE AMOUNT WILL BE REDUCED BY AN AMOUNT EQUAL TO THE

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CONVERTED PRINCIPAL AMOUNT RELATING TO SUCH AUTOMATIC CONVERSION). ANY INTEREST IN RESPECT OF AN INTEREST PERIOD ENDING ON ANY INTEREST PAYMENT DATE FALLING BETWEEN THE CONVERSION TRIGGER EVENT AND THE CONVERSION DATE WITH RESPECT TO ANY CONVERTED PRINCIPAL AMOUNT SHALL BE CANCELED UPON THE OCCURRENCE OF SUCH CONVERSION TRIGGER EVENT AND SHALL NOT BE DUE AND PAYABLE NOR SHALL ANY FURTHER INTEREST ACCRUE ON SUCH CONVERTED PRINCIPAL AMOUNT.

PROVIDED THAT GRUPO FINANCIERO SANTANDER MÉXICO DELIVERS THE SETTLEMENT SHARES TO THE SETTLEMENT SHARE DEPOSITARY IN ACCORDANCE WITH THE TERMS OF THE NOTES AND THE INDENTURE AS DESCRIBED HEREIN, WITH EFFECT FROM AND ON THE CONVERSION DATE, HOLDERS OF THE NOTES SHALL HAVE RECOURSE ONLY TO THE SETTLEMENT SHARE DEPOSITARY FOR THE DELIVERY TO THEM OF SETTLEMENT SHARES OR, IF THEY ELECT, ADSS. SUBJECT TO THE OCCURRENCE OF A LIQUIDATION EVENT ON OR FOLLOWING A CONVERSION TRIGGER EVENT, IF GRUPO FINANCIERO SANTANDER MÉXICO FAILS TO DELIVER THE SETTLEMENT SHARES UPON AN AUTOMATIC CONVERSION TO THE SETTLEMENT SHARE DEPOSITARY ON THE CONVERSION DATE, A HOLDER’S ONLY RIGHT UNDER THE NOTES WILL BE A CLAIM FOR SUCH SETTLEMENT SHARES TO BE DELIVERED TO THE SETTLEMENT SHARE DEPOSITARY, SUBJECT TO THE PROVISIONS DESCRIBED UNDER “—SETTLEMENT PROCEDURES” BELOW.

AS OF THE ISSUE DATE AND WHILE ANY NOTES REMAIN OUTSTANDING, GRUPO FINANCIERO SANTANDER MÉXICO AGREES TO HAVE ISSUED AND TO HOLD IN TREASURY, FREE FROM PREEMPTIVE OR OTHER PREFERENTIAL RIGHTS, SUFFICIENT ORDINARY SHARES TO ENABLE AN AUTOMATIC CONVERSION OF THE THEN CURRENT PRINCIPAL AMOUNT OF THE NOTES TO BE DISCHARGED AND SATISFIED IN FULL. ONCE ANY PORTION OF THE NOTES HAS BEEN CONVERTED INTO SETTLEMENT SHARES, THERE WILL BE NO PROVISION FOR THE RECONVERSION OF SUCH SETTLEMENT SHARES INTO NOTES.

THE SETTLEMENT SHARES TO BE DELIVERED SHALL (EXCEPT WHERE GRUPO FINANCIERO SANTANDER MÉXICO HAS BEEN UNABLE TO APPOINT A SETTLEMENT SHARE DEPOSITARY) INITIALLY BE REGISTERED IN THE NAME OF THE SETTLEMENT SHARE DEPOSITARY, WHICH SHALL HOLD SUCH SETTLEMENT SHARES ON BEHALF OF THE HOLDERS OF THE NOTES. BY VIRTUE OF ITS HOLDING OF ANY NOTES, EACH HOLDER AND BENEFICIAL OWNER OF THE NOTES SHALL BE DEEMED TO HAVE IRREVOCABLY DIRECTED GRUPO FINANCIERO SANTANDER MÉXICO TO DELIVER THE SETTLEMENT SHARES CORRESPONDING TO THE CONVERSION OF ITS HOLDING OF NOTES TO THE SETTLEMENT SHARE DEPOSITARY.

FOLLOWING THE DELIVERY OF THE SETTLEMENT SHARES TO THE SETTLEMENT SHARE DEPOSITARY ON A CONVERSION DATE, THE CONVERTED PRINCIPAL AMOUNT RELATING TO SUCH AUTOMATIC CONVERSION OF THE NOTES SHALL REMAIN IN EXISTENCE UNTIL THE APPLICABLE CANCELLATION DATE FOR THE SOLE PURPOSE OF EVIDENCING A HOLDER’S RIGHT TO RECEIVE SETTLEMENT SHARES OR, IF IT ELECTS, ADSS FROM THE SETTLEMENT SHARE DEPOSITARY.

SUBJECT TO THE CONDITIONS DESCRIBED IN THIS SECTION, THE SETTLEMENT SHARES OR, IF A HOLDER ELECTS, ADSS WILL BE DELIVERED TO HOLDERS OF THE NOTES ON THE SETTLEMENT DATE, AND THE CONVERTED PRINCIPAL AMOUNT OF THE NOTES SHALL BE CANCELED ON THE CANCELLATION DATE.

AGREEMENT WITH RESPECT TO AUTOMATIC CONVERSION

THE NOTES ARE NOT CONVERTIBLE INTO SETTLEMENT SHARES AT THE OPTION OF THE HOLDERS AT ANY TIME. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, BY ITS ACQUISITION OF THE NOTES, EACH HOLDER AND BENEFICIAL OWNER SHALL BE DEEMED TO HAVE (I) AGREED TO ALL OF THE TERMS AND CONDITIONS OF THE NOTES, INCLUDING, WITHOUT LIMITATION, THOSE RELATED TO (X) AUTOMATIC CONVERSION FOLLOWING A CONVERSION TRIGGER EVENT AND (Y) THE APPOINTMENT OF THE SETTLEMENT SHARE DEPOSITARY AND THE ISSUANCE OF THE SETTLEMENT SHARES TO THE SETTLEMENT SHARE DEPOSITARY (OR TO THE

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RELEVANT RECIPIENT IN ACCORDANCE WITH THE TERMS OF THE INDENTURE OR THE NOTES), AND ACKNOWLEDGED THAT SUCH EVENTS IN (X) AND (Y) MAY OCCUR WITHOUT ANY FURTHER ACTION ON THE PART OF THE HOLDERS OR BENEFICIAL OWNERS OF THE NOTES OR THE TRUSTEE, (II) AGREED THAT EFFECTIVE UPON, AND FOLLOWING, AN AUTOMATIC CONVERSION, NO AMOUNT SHALL BE DUE AND PAYABLE TO THE HOLDERS OR BENEFICIAL OWNERS OF THE NOTES, AND GRUPO FINANCIERO SANTANDER MÉXICO’S LIABILITY TO PAY ANY CONVERTED PRINCIPAL AMOUNT OR ANY INTEREST IN RESPECT OF SUCH CONVERTED PRINCIPAL AMOUNT SHALL BE AUTOMATICALLY RELEASED, AND THE HOLDERS AND BENEFICIAL OWNERS SHALL NOT HAVE THE RIGHT TO GIVE A DIRECTION TO THE TRUSTEE WITH RESPECT TO THE CONVERSION TRIGGER EVENT AND ANY RELATED AUTOMATIC CONVERSION, (III) WAIVED, TO THE EXTENT PERMITTED BY THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE “TRUST INDENTURE ACT”), ANY CLAIM AGAINST THE TRUSTEE ARISING OUT OF ITS ACCEPTANCE OF ITS TRUSTEESHIP UNDER, AND THE PERFORMANCE OF ITS DUTIES, POWERS AND RIGHTS IN RESPECT OF, THE INDENTURE AND IN CONNECTION WITH THE NOTES, INCLUDING, WITHOUT LIMITATION, CLAIMS RELATED TO OR ARISING OUT OF OR IN CONNECTION WITH THE CONVERSION TRIGGER EVENT AND/OR ANY AUTOMATIC CONVERSION AND (IV) AUTHORIZED, DIRECTED AND REQUESTED DTC AND ANY DIRECT PARTICIPANT IN DTC OR OTHER INTERMEDIARY THROUGH WHICH IT HOLDS SUCH NOTES TO TAKE ANY AND ALL NECESSARY ACTION, IF REQUIRED, TO IMPLEMENT THE AUTOMATIC CONVERSION WITHOUT ANY FURTHER ACTION OR DIRECTION ON THE PART OF SUCH HOLDER OR BENEFICIAL OWNER OF THE NOTES OR THE TRUSTEE.

EXCESS SETTLEMENT SHARES

IF ANY HOLDER OR BENEFICIAL OWNER (OR GROUP OF EITHER OR BOTH) OF THE NOTES OTHER THAN SANTANDER ESPAÑA WOULD BECOME A HOLDER OR GROUP OF HOLDERS (I) OF MORE THAN TWO PERCENT (2%) OF GRUPO FINANCIERO SANTANDER MÉXICO’S ORDINARY SHARES AS A RESULT OF AN AUTOMATIC CONVERSION, AND THE REQUIREMENTS SPECIFIED IN THE MEXICAN FINANCIAL GROUPS LAW ARE NOT SATISFIED BY THE APPLICABLE HOLDER OR GROUP OF HOLDERS, OR (II) OF MORE THAN FIVE PERCENT (5%) OF ITS ORDINARY SHARES AS A RESULT OF AN AUTOMATIC CONVERSION, GRUPO FINANCIERO SANTANDER MÉXICO WILL CAUSE THE SETTLEMENT SHARE DEPOSITARY TO SELL IN WHATEVER MANNER THE SETTLEMENT SHARE DEPOSITARY DETERMINES, IN ITS SOLE DISCRETION, A SUFFICIENT AMOUNT OF SETTLEMENT SHARES IN EXCESS OF ANY OF THE APPLICABLE PERCENTAGES SPECIFIED ABOVE (THE “EXCESS SETTLEMENT SHARES”) SUCH THAT SUCH HOLDER OR BENEFICIAL OWNER, TOGETHER WITH ANY SUCH GROUP, DOES NOT BECOME A HOLDER OF ORDINARY SHARES EXCEEDING TWO PERCENT (2%) OR FIVE PERCENT (5%), AS APPLICABLE, OF THE ORDINARY SHARES OF GRUPO FINANCIERO SANTANDER MÉXICO, IT BEING UNDERSTOOD THAT SUCH HOLDER WILL BE PAID THE PROCEEDS, NET OF EXPENSES, OF THE SALE OF THE APPLICABLE EXCESS SETTLEMENT SHARES.

SETTLEMENT PROCEDURES

DELIVERY OF THE SETTLEMENT SHARES OR, IF THE HOLDER ELECTS, ADSS TO THE HOLDERS OF THE NOTES WILL BE MADE IN ACCORDANCE WITH THE FOLLOWING PROCEDURES. THE PROCEDURES SET FORTH IN THIS SECTION ARE SUBJECT TO CHANGE TO REFLECT CHANGES IN CLEARING SYSTEM PRACTICES.

IT IS EXPECTED THAT THE SETTLEMENT SHARES WILL BE DELIVERED TO HOLDERS OF THE NOTES IN BOOK-ENTRY FORM THROUGH DEPOSITARIES MAINTAINING ACCOUNTS AT THE MEXICAN SECURITIES CLEARING SYSTEM, S.D. INDEVAL INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, S.A. DE C.V. (“INDEVAL”) OR, IN THE CASE OF HOLDERS ELECTING ADSS, DTC.

THE CONVERSION TRIGGER NOTICE SHALL SPECIFY THE SUSPENSION DATE. ON THE SUSPENSION DATE, DTC SHALL SUSPEND ALL CLEARANCE AND SETTLEMENT OF TRANSACTIONS IN THE NOTES. AS A RESULT, FROM THE APPLICABLE SUSPENSION DATE, HOLDERS OF THE NOTES WILL NOT BE ABLE TO SETTLE THE TRANSFER OF ANY NOTES, INCLUDING ANY THEN CURRENT PRINCIPAL AMOUNT THROUGH DTC, FOLLOWING THE SUSPENSION DATE, AND ANY SALE OR OTHER TRANSFER OF THE NOTES THAT A HOLDER OR BENEFICIAL OWNER OF THE

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NOTES MAY HAVE INITIATED PRIOR TO THE SUSPENSION DATE THAT IS SCHEDULED TO SETTLE AFTER THE SUSPENSION DATE WILL BE REJECTED BY DTC AND WILL NOT BE SETTLED THROUGH DTC. THE CONVERTED PRINCIPAL AMOUNT OF THE NOTES MAY CEASE TO BE ADMITTED TO TRADING ON THE ISE OR ANY OTHER STOCK EXCHANGE ON WHICH THE NOTES ARE THEN LISTED OR ADMITTED TO TRADING AFTER THE SUSPENSION DATE. IF ANY THEN CURRENT PRINCIPAL AMOUNT REMAINS OUTSTANDING FOLLOWING AN AUTOMATIC CONVERSION, CLEARANCE AND SETTLEMENT TRANSACTIONS IN THE NOTES WILL RESUME ON THE BUSINESS DAY IMMEDIATELY FOLLOWING THE CONVERSION DATE SPECIFIED IN THE CONVERSION TRIGGER NOTICE.

ON THE SUSPENSION DATE, GRUPO FINANCIERO SANTANDER MÉXICO SHALL DELIVER A NOTICE IN ACCORDANCE WITH “—NOTICES” BELOW TO THE TRUSTEE AND TO DTC AND THE HOLDERS OF THE NOTES (A “SETTLEMENT REQUEST NOTICE”) REQUESTING THAT HOLDERS AND BENEFICIAL OWNERS OF THE NOTES COMPLETE A NOTICE TO BE DELIVERED TO THE SETTLEMENT SHARE DEPOSITARY, WITH A COPY TO THE TRUSTEE (A “SETTLEMENT NOTICE”). THE SETTLEMENT REQUEST NOTICE SHALL SPECIFY:

(I)	THE DATE BY WHICH THE SETTLEMENT NOTICE MUST BE RECEIVED BY THE SETTLEMENT SHARE DEPOSITARY (THE “NOTICE CUT-OFF DATE”) AND

(II)	THE DATE ON WHICH THE CONVERTED PRINCIPAL AMOUNT OF THE NOTES IN RELATION TO WHICH NO SETTLEMENT NOTICE HAS BEEN RECEIVED BY THE SETTLEMENT SHARE DEPOSITARY ON OR BEFORE THE NOTICE CUT-OFF DATE SHALL BE CANCELED, WHICH DATE MAY BE UP TO TWELVE (12) BUSINESS DAYS FOLLOWING THE NOTICE CUT-OFF DATE (THE “FINAL CANCELLATION DATE”).

IN ORDER TO OBTAIN DELIVERY OF THE RELEVANT SETTLEMENT SHARES OR, IF THE HOLDER ELECTS, ADSS, A HOLDER MUST DELIVER ITS SETTLEMENT NOTICE TO THE SETTLEMENT SHARE DEPOSITARY ON OR BEFORE THE NOTICE CUT-OFF DATE. IF SUCH DELIVERY IS MADE AFTER THE END OF NORMAL BUSINESS HOURS AT THE SPECIFIED OFFICE OF THE SETTLEMENT SHARE DEPOSITARY, SUCH DELIVERY SHALL BE DEEMED FOR ALL PURPOSES TO HAVE BEEN MADE OR GIVEN ON THE FOLLOWING BUSINESS DAY. THE SETTLEMENT NOTICE SHALL CONTAIN: (I) THE NAME OF THE HOLDER; (II) THE TRADABLE AMOUNT OF THE BOOK-ENTRY INTERESTS IN THE NOTES HELD BY SUCH HOLDER ON THE DATE OF SUCH NOTICE; (III) THE NAME TO BE ENTERED IN GRUPO FINANCIERO SANTANDER MÉXICO’S SHARE REGISTER OR IN RECORDS MAINTAINED BY INDEVAL OR AN INDEVAL CUSTODIAN; (IV) WHETHER SETTLEMENT SHARES ARE TO BE DELIVERED TO THE HOLDER OR BENEFICIAL OWNER OR, IF THE HOLDER ELECTS, ADSS ARE TO BE DEPOSITED WITH THE ADS DEPOSITARY ON BEHALF OF THE HOLDER OR BENEFICIAL OWNER THROUGH GRUPO FINANCIERO SANTANDER MÉXICO’S ADS FACILITY, (V) THE DETAILS OF THE DTC, INDEVAL OR OTHER CLEARING SYSTEM ACCOUNT (SUBJECT TO THE LIMITATIONS SET OUT BELOW), DETAILS OF THE REGISTERED ACCOUNT IN GRUPO FINANCIERO SANTANDER MÉXICO’S ADS FACILITY, OR, IF THE SETTLEMENT SHARES ARE NOT A PARTICIPATING SECURITY IN DTC, INDEVAL OR ANOTHER CLEARING SYSTEM, THE ADDRESS TO WHICH THE SETTLEMENT SHARES (IF NOT EXPECTED TO BE DELIVERED THROUGH DTC OR INDEVAL) SHOULD BE DELIVERED; AND (VI) SUCH OTHER DETAILS AS MAY BE REQUIRED BY THE SETTLEMENT SHARE DEPOSITARY.

IF THE NOTES ARE HELD THROUGH DTC, THE SETTLEMENT NOTICE MUST BE GIVEN IN ACCORDANCE WITH THE STANDARD PROCEDURES OF DTC (WHICH MAY INCLUDE DELIVERY OF THE NOTICE TO THE SETTLEMENT SHARE DEPOSITARY BY ELECTRONIC MEANS) AND IN A FORM ACCEPTABLE TO DTC AND THE SETTLEMENT SHARE DEPOSITARY. IF ANY NOTES ARE IN DEFINITIVE FORM, THE SETTLEMENT NOTICE MUST BE DELIVERED TO THE SPECIFIED OFFICE OF THE SETTLEMENT SHARE DEPOSITARY TOGETHER WITH THE RELEVANT NOTES.

SUBJECT AS PROVIDED HEREIN AND PROVIDED THAT THE SETTLEMENT NOTICE AND THE RELEVANT NOTES, IF APPLICABLE WHEN HELD IN DEFINITIVE FORM, ARE DELIVERED ON OR BEFORE THE NOTICE CUT-OFF DATE, THE SETTLEMENT SHARE DEPOSITARY SHALL DELIVER THE RELEVANT SETTLEMENT SHARES (ROUNDED DOWN TO THE NEAREST WHOLE NUMBER OF

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SETTLEMENT SHARES) TO, OR SHALL DEPOSIT SUCH RELEVANT SETTLEMENT SHARES WITH THE ADS DEPOSITARY ON BEHALF OF, THE HOLDER OF THE RELEVANT NOTES COMPLETING THE RELEVANT SETTLEMENT NOTICE OR ITS NOMINEE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN IN SUCH SETTLEMENT NOTICE ON THE APPLICABLE SETTLEMENT DATE.

EACH SETTLEMENT NOTICE SHALL BE IRREVOCABLE. FAILURE TO PROPERLY COMPLETE AND DELIVER A SETTLEMENT NOTICE AND THE RELEVANT NOTES, IF APPLICABLE, MAY RESULT IN SUCH SETTLEMENT NOTICE BEING TREATED BY THE SETTLEMENT SHARE DEPOSITARY AS NULL AND VOID. ANY DETERMINATION AS TO WHETHER ANY SETTLEMENT NOTICE HAS BEEN PROPERLY COMPLETED AND DELIVERED SHALL BE MADE BY THE SETTLEMENT SHARE DEPOSITARY IN ITS SOLE AND ABSOLUTE DISCRETION AND SHALL BE CONCLUSIVE AND BINDING ON THE RELEVANT HOLDER OR BENEFICIAL OWNER.

NEITHER GRUPO FINANCIERO SANTANDER MÉXICO NOR ANY OF ITS SUBSIDIARIES WILL PAY ANY TAXES OR DUTIES (INCLUDING WITHOUT LIMITATION, ANY STAMP DUTY, STAMP DUTY RESERVE TAX OR ANY OTHER CAPITAL ISSUE, TRANSFER, REGISTRATION, FINANCIAL TRANSACTION OR DOCUMENTARY TAX OR DUTY) ARISING UPON AN AUTOMATIC CONVERSION OR THAT MAY ARISE OR BE PAID AS A CONSEQUENCE OF THE DELIVERY OF SETTLEMENT SHARES TO THE SETTLEMENT SHARE DEPOSITARY OR IN CONNECTION WITH THE ISSUE OF ADSS. HOLDERS AND BENEFICIAL OWNERS OF THE NOTES MUST PAY ANY TAXES OR DUTIES (INCLUDING WITHOUT LIMITATION, ANY STAMP DUTY, STAMP DUTY RESERVE TAX OR ANY OTHER CAPITAL ISSUE, TRANSFER, REGISTRATION, FINANCIAL TRANSACTION OR DOCUMENTARY TAX OR DUTY) ARISING UPON AN AUTOMATIC CONVERSION IN CONNECTION WITH THE DELIVERY OF THE SETTLEMENT SHARES TO THE SETTLEMENT SHARE DEPOSITARY AND/OR THE ISSUE OF ADSS, AND SUCH HOLDERS OR BENEFICIAL OWNERS OF THE NOTES MUST PAY ALL, IF ANY, SUCH TAXES OR DUTIES (INCLUDING WITHOUT LIMITATION, ANY STAMP DUTY, STAMP DUTY RESERVE TAX OR ANY OTHER CAPITAL ISSUE, TRANSFER, REGISTRATION, FINANCIAL TRANSACTION OR DOCUMENTARY TAX OR DUTY) ARISING BY REFERENCE TO ANY DISPOSAL OR DEEMED DISPOSAL OF SUCH HOLDERS’ OR BENEFICIAL OWNERS’ NOTES OR INTEREST THEREIN.

FAILURE TO DELIVER A SETTLEMENT NOTICE

IF A SETTLEMENT NOTICE AND THE RELEVANT NOTES, IF APPLICABLE, ARE NOT DELIVERED TO THE SETTLEMENT SHARE DEPOSITARY ON OR BEFORE THE NOTICE CUT-OFF DATE, THE SETTLEMENT SHARE DEPOSITARY SHALL CONTINUE TO HOLD THE RELEVANT SETTLEMENT SHARES UNTIL A SETTLEMENT NOTICE (AND THE RELEVANT NOTES, IF APPLICABLE WHEN HELD IN DEFINITIVE FORM) ARE SO DELIVERED. HOWEVER, THE RELEVANT NOTES SHALL BE CANCELED ON THE FINAL CANCELLATION DATE AND ANY HOLDER OF THE NOTES DELIVERING A SETTLEMENT NOTICE AFTER THE NOTICE CUT-OFF DATE WILL HAVE TO PROVIDE EVIDENCE OF ITS ENTITLEMENT TO THE RELEVANT SETTLEMENT SHARES OR, IF THE HOLDER ELECTS, ADSS, SATISFACTORY TO THE SETTLEMENT SHARE DEPOSITARY IN ITS SOLE AND ABSOLUTE DISCRETION IN ORDER TO RECEIVE DELIVERY OF SUCH SETTLEMENT SHARES OR ADSS (IF SO ELECTED TO BE DEPOSITED WITH THE ADS DEPOSITARY ON ITS BEHALF). GRUPO FINANCIERO SANTANDER MÉXICO SHALL HAVE NO LIABILITY TO ANY HOLDER OR BENEFICIAL OWNER OF NOTES FOR ANY LOSS RESULTING FROM SUCH HOLDER OR BENEFICIAL OWNER NOT RECEIVING ANY SETTLEMENT SHARES OR ADSS OR FROM ANY DELAY IN THE RECEIPT THEREOF, IN EACH CASE AS A RESULT OF SUCH HOLDER’S OR BENEFICIAL OWNER’S FAILING TO DULY SUBMIT A SETTLEMENT NOTICE AND THE RELEVANT NOTES, IF APPLICABLE, ON A TIMELY BASIS OR AT ALL.

DELIVERY OF ADSS

IN RESPECT OF ANY SETTLEMENT SHARES WHICH HOLDERS ELECT TO BE CONVERTED INTO ADSS AS SPECIFIED IN THE SETTLEMENT NOTICE, THE SETTLEMENT SHARE DEPOSITARY SHALL DEPOSIT WITH THE ADS DEPOSITARY THE NUMBER OF SETTLEMENT SHARES RELEASED UPON AN AUTOMATIC CONVERSION OF THE RELEVANT NOTES, AND INSTRUCT THE ADS DEPOSITARY TO ISSUE THE CORRESPONDING NUMBER OF ADSS TO SUCH HOLDERS (PER THE ADS-TO-

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ORDINARY SHARE RATIO IN EFFECT ON THE CONVERSION DATE). ONCE DEPOSITED, THE ADS DEPOSITARY SHALL BE ENTITLED TO THE ECONOMIC RIGHTS OF A HOLDER OR BENEFICIAL OWNER OF THE SETTLEMENT SHARES FOR THE PURPOSES OF ANY DIVIDEND ENTITLEMENT AND OTHERWISE ON BEHALF OF THE ADS HOLDERS, AND THE HOLDER WILL BECOME THE RECORD HOLDER OF THE RELATED ADSS FOR ALL PURPOSES UNDER THE ADS DEPOSIT AGREEMENT. HOWEVER, THE ISSUANCE OF THE ADSS BY THE ADS DEPOSITARY MAY BE DELAYED UNTIL THE DEPOSITARY BANK OR THE CUSTODIAN RECEIVES CONFIRMATION THAT ALL REQUIRED APPROVALS HAVE BEEN GIVEN AND THAT THE SETTLEMENT SHARES HAVE BEEN DULY TRANSFERRED TO THE CUSTODIAN AND THAT ALL APPLICABLE DEPOSITARY FEES AND PAYMENTS HAVE BEEN PAID TO THE ADS DEPOSITARY. FOR FURTHER INFORMATION ON THE ADSS OR THE ADS DEPOSIT AGREEMENT, SEE “DESCRIPTION OF AMERICAN DEPOSITARY SHARES” IN THE ACCOMPANYING PROSPECTUS.

FOR THE PURPOSES OF THESE PROVISIONS:

“ADS DEPOSITARY” MEANS JPMORGAN CHASE BANK N.A., AS THE DEPOSITARY UNDER THE DEPOSIT AGREEMENT AMONG GRUPO FINANCIERO SANTANDER MÉXICO, JPMORGAN CHASE BANK, N.A. AND ALL HOLDERS FROM TIME TO TIME OF ADSS.

“CANCELLATION DATE” MEANS (I) WITH RESPECT TO ANY NOTES FOR WHICH A SETTLEMENT NOTICE IS RECEIVED BY THE SETTLEMENT SHARE DEPOSITARY ON OR BEFORE THE NOTICE CUT-OFF DATE, THE APPLICABLE SETTLEMENT DATE AND (II) WITH RESPECT TO ANY NOTES FOR WHICH A SETTLEMENT NOTICE IS NOT RECEIVED BY THE SETTLEMENT SHARE DEPOSITARY ON OR BEFORE THE NOTICE CUT-OFF DATE, THE FINAL CANCELLATION DATE.

“SETTLEMENT DATE” MEANS:

(I)	WITH RESPECT TO ANY NOTE IN RELATION TO WHICH A SETTLEMENT NOTICE IS RECEIVED BY THE SETTLEMENT SHARE DEPOSITARY ON OR BEFORE THE NOTICE CUT-OFF DATE, THE DATE THAT IS TWO (2) BUSINESS DAYS AFTER THE LATTER OF (X) THE CONVERSION DATE AND (Y) THE DATE ON WHICH THE RELEVANT SETTLEMENT NOTICE HAS BEEN RECEIVED BY THE SETTLEMENT SHARE DEPOSITARY; AND

(II)	WITH RESPECT TO ANY NOTES IN RELATION TO WHICH A SETTLEMENT NOTICE IS NOT SO RECEIVED BY THE SETTLEMENT SHARE DEPOSITARY ON OR BEFORE THE NOTICE CUT-OFF DATE, THE DATE ON WHICH THE SETTLEMENT SHARE DEPOSITARY DELIVERS THE RELEVANT SETTLEMENT SHARES OR, IF THE HOLDER ELECTS, ADSS TO THE RELEVANT HOLDERS OR BENEFICIAL OWNERS OF THE NOTES.

Redemption

Optional Redemption

Grupo Financiero Santander México has the option, but not the obligation, under the Indenture to redeem the Notes on the First Call Date and on any Interest Payment Date thereafter, in whole (up to the then Current Principal Amount), or in part, at par plus accrued and unpaid (and not canceled) interest due on, or with respect to, the Notes, plus Additional Interest, if any, up to, but excluding, the date of redemption (an “Optional Redemption”).

Grupo Financiero Santander México may redeem the Notes and Banco Santander México may redeem the Back-to-Back Note only if (i)(a) Banco Santander México maintains, and after giving effect to the concurrent redemption of the Notes and the Back-to-Back Note, will maintain, each of its capital ratios equal to, or exceeding, the then-applicable capital ratios required by the CNBV in accordance with Section IV, c), 1 of Annex 1-R of the general rules applicable to Mexican banks or any successor regulation, which as of the date of this prospectus supplement are 10.5% in the case of Total Net Capital (capital neto), 8.5% in  the case of Tier 1 Capital (capital básico), and 7.0% in the case of Fundamental Capital (capital fundamental), plus the then-applicable Countercyclical Capital Supplement and Systemically Important Bank Capital Supplement, or (b) Banco Santander México issues securities that replace the Back-to-Back Note such that it remains in compliance with the Mexican Capitalization Requirements, and (ii) Grupo Financiero Santander México has obtained the authorization from Banco de México to redeem the Notes prior to the applicable redemption date; provided, however, that if at any time

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a Conversion Trigger Event shall have occurred, then Grupo Financiero Santander México shall have no obligation to redeem any Notes called for Optional Redemption.

In the event of such an Optional Redemption, Grupo Financiero Santander México is required to obtain the authorization of Banco de México to redeem the Notes prior to the applicable redemption date. The obligation of Grupo Financiero Santander México to obtain Banco de México’s authorization to redeem the Notes shall not grant any rights to the holders of the Notes to have the Notes redeemed, even if such authorization is obtained.

Withholding Tax Redemption

Grupo Financiero Santander México has the option, but not the obligation, under the Indenture to redeem the Notes at any time, in whole (up to the then Current Principal Amount) but not in part, at par plus accrued and unpaid (and not canceled) interest due on, or with respect to, the Notes, plus Additional Interest, if any, up to, but excluding, the date of redemption, upon the occurrence of a Withholding Tax Event (as defined below) affecting the Notes (a “Withholding Tax Redemption”); provided, however, that in the event of such a Withholding Tax Redemption, (i)(a) Banco Santander México maintains, and after giving effect to the concurrent redemption of the Notes and the Back-to-Back Note, will maintain, each of its capital ratios equal to, or exceeding, the then-applicable capital ratios required by the CNBV in accordance with Section IV, c), 1 of Annex 1-R of the general rules applicable to Mexican banks or any successor regulation, which as of the date of this prospectus supplement are 10.5% in the case of Total Net Capital (capital neto), 8.5% in  the case of Tier 1 Capital (capital básico), and 7.0% in the case of Fundamental Capital (capital fundamental), plus the then-applicable Countercyclical Capital Supplement and Systemically Important Bank Capital Supplement, or (b) Banco Santander México issues securities that replace the Back-to-Back Note such that it remains in compliance with the Mexican Capitalization Requirements, and (ii) Grupo Financiero Santander México has obtained the authorization from Banco de México to redeem the Notes prior to the applicable redemption date; provided, however, that if at any time a Conversion Trigger Event shall have occurred, then Grupo Financiero Santander México shall have no obligation to redeem any Notes called for Withholding Tax Redemption.

In the event of such a Withholding Tax Redemption, Grupo Financiero Santander México is required required to obtain the authorization of Banco de México to redeem the Notes prior to the applicable redemption date. The obligation of Grupo Financiero Santander México to obtain Banco de México’s authorization to redeem the Notes shall not grant any rights to the holders of the Notes to have the Notes redeemed, even if such authorization is obtained.

For the purposes of the foregoing, the term “Withholding Tax Event” is defined in the Indenture to mean (i) the receipt by Grupo Financiero Santander México and the delivery to the Trustee of an opinion of a law firm nationally recognized in the Relevant Jurisdiction and experienced in such matters to the effect that, as a result of (a) any amendment to or change (including an official announcement of any prospective change) in the laws or treaties (or any rules or regulations thereunder) of any Relevant Jurisdiction affecting taxation, (b) any judicial decision, administrative pronouncement or regulatory procedure, of any Relevant Jurisdiction (each, an “Administrative Action”), or (c) any amendment to or change in the official position or the official interpretation of such Administrative Action that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Notes, (collectively, a “Change in Tax Law”), there is more than an insubstantial risk that Grupo Financiero Santander México is or will be liable for a payment of Additional Interest in excess of the Additional Interest attributable to a 10% (or 4.9% if at such time Santander España and its affiliates do not own 5% or more of the Current Principal Amount of the Notes) withholding tax in respect of the Notes, and (ii) the delivery to the Trustee of a certificate signed by Grupo Financiero Santander México’s chief financial officer stating that the requirement to make such withholding or deduction cannot be avoided by taking reasonable measures available to Grupo Financiero Santander México (such measures not involving any material cost to it or the incurring by it of any other tax or penalty or changing its place of residence). For the avoidance of doubt, reasonable measures shall include a change in the jurisdiction of a Paying Agent.

Special Event Redemption

Grupo Financiero Santander México also has the option, but not the obligation, under the Indenture to redeem the Notes at any time, in whole (up to the then Current Principal Amount) but not in part, at par plus accrued and

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unpaid (and not canceled) interest due on, or with respect to, the Notes, plus Additional Interest, if any, up to, but excluding, the date of redemption, upon the occurrence of a Special Event (as defined below) affecting the Notes (a “Special Event Redemption”); provided, however, that in the event of such a Special Event Redemption, (i)(a) Banco Santander México maintains, and after giving effect to the concurrent redemption of the Notes and the Back-to-Back Note, will maintain, each of its capital ratios equal to, or exceeding, the then-applicable capital ratios required by the CNBV in accordance with Section IV, c), 1 of Annex 1-R of the general rules applicable to Mexican banks or any successor regulation, which as of the date of this prospectus supplement are 10.5% in the case of Total Net Capital (capital neto), 8.5% in  the case of Tier 1 Capital (capital básico), and 7.0% in the case of Fundamental Capital (capital fundamental), plus the then-applicable Countercyclical Capital Supplement and Systemically Important Bank Capital Supplement, or (b) Banco Santander México issues securities that replace the Back-to-Back Note such that it remains in compliance with the Mexican Capitalization Requirements, and (ii) Grupo Financiero Santander México has obtained the authorization from Banco de México to redeem the Notes prior to the applicable redemption date; provided, however, that if at any time a Conversion Trigger Event shall have occurred, then Grupo Financiero Santander México shall have no obligation to redeem any Notes called for Special Event Redemption.

In the event of such a Special Event Redemption, Grupo Financiero Santander México is required to obtain the authorization of Banco de México to redeem the Notes prior to the applicable redemption date. The obligation of Grupo Financiero Santander México to obtain Banco de México’s authorization to redeem the Notes shall not grant any rights to the holders of the Notes to have the Notes redeemed, even if such authorization is obtained.

For the purposes of the foregoing:

(1)	The term “Special Event” in respect of the Notes is defined in the Indenture to mean a Capital Event or a Tax Event (both as defined below);

(2)	The term “Capital Event” in respect of the Notes is defined in the Indenture to mean the reasonable determination by Grupo Financiero Santander México that, as a result of (a) the occurrence of any amendment to or change in the laws or any regulations thereunder of Mexico or (b) any official administrative pronouncement or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that Banco Santander México will not be entitled to treat the Back-to-Back Note as Tier 1 Capital (capital básico), or the then-equivalent of Tier 1 Capital (capital básico) for purposes of the Mexican Capitalization Requirements, as then in effect and applicable to Banco Santander México;

(3)	The term “Tax Event” is defined in the Indenture to mean the receipt by Grupo Financiero Santander México of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of a Change in Tax Law, there is more than an insubstantial risk that interest payable by Grupo Financiero Santander México on the Notes is not or will not be deductible by Grupo Financiero Santander México in whole or in part for Mexican income tax purposes.

Redemption Procedures

If Grupo Financiero Santander México gives a notice of an Optional Redemption, a Withholding Tax Redemption or a Special Event Redemption in respect of the Notes, by 11:00 a.m., New York City time, on the applicable redemption date, to the extent funds are legally available, with respect to the Notes being redeemed and held by DTC or its nominee, the Trustee or the Paying Agent will pay the applicable redemption price to DTC for further distribution to its participants, including indirect participants such as INDEVAL, Euroclear and Clearstream Luxembourg; provided, however, that if at any time a Conversion Trigger Event shall have occurred Grupo Financiero Santander México shall have no obligation to redeem any Notes called for redemption. Such notice will also be made in accordance with the procedures set forth in “—Notices”. With respect to the Notes being redeemed and held in certificated form, the Trustee, to the extent funds are legally available, will pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the Notes. Interest payable on the redemption date shall be payable to the holders of the Notes on the relevant Record Date. If notice of redemption shall have been given and funds deposited with the Trustee to pay the applicable redemption price for the Notes being redeemed, then upon the date of such deposit, all rights of the holders of the of the Notes will cease with respect to the portion of Notes being so redeemed, except the right of the holders of the Notes to receive the applicable redemption price, but without interest on such redemption price, and the Notes so redeemed will cease to

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be outstanding. In the event that any redemption date in respect of the Notes is not a Business Day, then the applicable redemption price payable on such date will be paid on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) with the same force and effect as if made on such redemption date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid by Grupo Financiero Santander México (1) interest due on the Notes being redeemed will continue to accrue at the then applicable rate, from the redemption date originally established by Grupo Financiero Santander México to the date such applicable redemption price is actually paid, and (2) the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

If Grupo Financiero Santander México has delivered a notice of redemption, but prior to the payment of the redemption amount with respect to such redemption a Conversion Trigger Event has occurred, such notice of redemption shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

If Grupo Financiero Santander México has delivered a notice of redemption, but prior to the date of any such redemption Banco de México has objected to or refused to grant permission to Grupo Financiero Santander México, as applicable, to redeem the relevant Notes, such notice of redemption shall be automatically rescinded and shall be of no force and effect and no payment in respect of any redemption amount, if applicable, shall be due and payable.

If Grupo Financiero Santander México has delivered a notice of redemption, but prior to the payment of the redemption amount with respect to such redemption Banco Santander México is not in compliance with the Mexican Capitalization Requirements or any alternative or additional pre-conditions required by Banco de México as a pre-requisite to its permission for such redemption, such notice of redemption shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

In the event of a partial Optional Redemption of the Notes, the Notes shall be redeemed from each holder thereof pro rata according to the then Current Principal Amount of the Notes held by the relevant holder in relation to the then Current Principal Amount of all Notes; provided, however, that Global Notes to be redeemed that are held through DTC shall be selected in accordance with the applicable procedures of DTC. In respect of the Notes held by DTC or its nominee, the distribution of the proceeds from such redemption will be made to DTC or its nominee and disbursed by DTC or its nominee in accordance with the procedures applied by DTC or its nominee. In determining the proration of the Notes to be redeemed, Grupo Financiero Santander México may make such adjustments as may be appropriate in order that only the Notes in authorized denominations shall be redeemed, subject to the minimum denominations set forth in this prospectus supplement.

Grupo Financiero Santander México shall deliver notice of any redemption to the Trustee not less than forty (40) calendar days or more than (60) calendar days prior to the applicable redemption date. The Trustee shall in turn mail notice of any such redemption to each holder of the Note at least thirty (30) calendar days but not more than sixty (60) calendar days prior to the redemption date to each holder of the Notes in accordance with the procedures described in the Indenture. Unless Grupo Financiero Santander México defaults in payment of the applicable amounts due on, or in the repayment of, the Notes, on and after the applicable redemption date, interest due will cease to accrue on the Notes called for redemption.

Any Withholding Tax Redemption or Special Events Redemption may occur on a non-Interest Payment Date, in Grupo Financiero Santander México’s discretion.

Repurchases

Subject to applicable law, Grupo Financiero Santander México may at any time and from time to time repurchase, or procure others to repurchase for its account, the Notes in the open market, by tender or by private agreement in any manner and at any price or at differing prices. Notes purchased or otherwise acquired by Grupo Financiero Santander México shall be surrendered to the Trustee for cancellation (in which case all Notes so surrendered will forthwith be canceled in accordance with applicable law and thereafter may not be reissued or resold) and Grupo Financiero Santander México expects that Banco Santander México will concurrently cancel the same amount of the Back-to-Back Note. Any such purchases will be subject to the satisfaction of the following conditions: (x)(a) Banco Santander México maintains, and after giving effect to the repurchase of the Notes by Grupo Financiero Santander México and any concurrent cancellation by Banco Santander México of the same amount of the Back-to-Back Note, will maintain, each of its capital ratios equal to, or exceeding, the then-applicable

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capital ratios required by the CNBV in accordance with Section IV, c), 1 of Annex 1-R of the general rules applicable to Mexican banks or any successor regulation, which as of the date of this prospectus supplement are 10.5% in the case of Total Net Capital (capital neto), 8.5% in  the case of Tier 1 Capital (capital básico), and 7.0% in the case of Fundamental Capital (capital fundamental), plus the then-applicable Countercyclical Capital Supplement and Systemically Important Bank Capital Supplement, or (b) Banco Santander México issues securities that replace the amount of the Back-to-Back Note so canceled such that it remains in compliance with the Mexican Capitalization Requirements, and (y) Grupo Financiero Santander México has obtained the authorization from Banco de México to repurchase the Notes prior to the applicable repurchase date; provided, however, that if at any time a Conversion Trigger Event shall have occurred, then Grupo Financiero Santander México shall have no obligation to repurchase any Notes it had agreed to repurchase.

Grupo Financiero Santander México is required to obtain the prior authorization of Banco de México in order to repurchase Notes. The obligation of Grupo Financiero Santander México to obtain Banco de México’s authorization to redeem the Notes shall not grant any rights to the holders of the Notes to have the Notes repurchased, even if such authorization is obtained.

Enforcement Events and Remedies

There are no events of default under the Notes. In addition, under the terms of the Indenture the Automatic Conversion will not be an Enforcement Event.

Enforcement Events

Each of the following events described in clauses (i), (ii) and (iii) is an “Enforcement Event”:

(i)	the occurrence of a Liquidation Event prior to the occurrence of a Conversion Trigger Event;

(ii)	a Principal Non-Payment Event (as defined below); or

(iii)	breach of a Performance Obligation (as defined below).

Remedies

(i)	The occurrence of a Liquidation Event prior to the occurrence of a Conversion Trigger Event. If a Liquidation Event occurs prior to the occurrence of a Conversion Trigger Event, the Liquidation Distribution shall become immediately due and payable pursuant to “—Liquidation Distribution”. For the avoidance of doubt, as the Liquidation Distribution will become immediately due and payable upon such a Liquidation Event, neither the Trustee nor the holders of the Notes are required to declare such amount to be due and payable.

(ii)	Principal Non-Payment Event. Subject to the satisfaction of any redemption conditions described under “—Redemption” above, if Grupo Financiero Santander México does not make payment of principal in respect of the Notes for a period of fourteen (14) calendar days or more after the date on which such payment is due (a “Principal Non-Payment Event”), then the Trustee, on behalf of the holders and beneficial owners of the Notes, may, at its discretion, or shall at the direction of holders of 25% or more of the aggregate principal amount of outstanding Notes, subject to any applicable laws, institute proceedings for Grupo Financiero Santander México’s liquidation. In the event of a Liquidation Event, whether or not instituted by the Trustee, the Trustee may prove the claims of the holders and beneficial owners of the Notes and the Trustee. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Notes to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Notes.

(iii)	Breach of a Performance Obligation. In the event of a breach of any term, obligation or condition binding on Grupo Financiero Santander México under the Notes or the Indenture (other than any of Grupo Financiero Santander México’s payment obligations under or arising from the Notes or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligation) (such obligation, a “Performance Obligation”), the Trustee may without further notice institute such proceedings against Grupo Financiero Santander México as it may deem fit to enforce the Performance Obligation, provided that Grupo Financiero Santander México shall not by virtue of the

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institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Notes or the Indenture, if any.

For the avoidance of doubt, the breach by Grupo Financiero Santander México of any Performance Obligation shall not give the Trustee acting on behalf of the holders with respect to the Notes and/or the holders or beneficial owners of the Notes a claim for damages, and, in such circumstances, the sole and exclusive remedy that the Trustee and/or the holders or beneficial owners of the Notes may seek under the Notes and the Indenture is specific performance under New York law. By its acquisition of the Notes, each holder and beneficial owner of Notes acknowledges and agrees that such holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against Grupo Financiero Santander México in respect of a breach by it of a Performance Obligation and that the sole and exclusive remedy that such holder and the Trustee acting on behalf of the holders with respect to the Notes may seek under the Notes and the Indenture for a breach by Grupo Financiero Santander México of a Performance Obligation is specific performance under New York law. See “Risk Factors— Risks relating to the Notes—The Notes do not contain events of default and the remedies available to you under the Notes are limited”.

No Other Remedies

Other than the limited remedies specified above, no remedy against Grupo Financiero Santander México shall be available to the Trustee (acting on behalf of the holders of the Notes) or to the holders and beneficial owners of the Notes, provided that (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders and beneficial owners under the provisions of the Indenture and (2) nothing shall impair the rights of a holder or beneficial owner of the Notes under the Trust Indenture Act, absent such holder’s or beneficial owner’s consent, to sue for any payment due but unpaid in respect of the Notes, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the Notes including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Notes shall be subject to the provisions of the Indenture. For the avoidance of doubt, such limitations shall not apply to Grupo Financiero Santander México’s obligations to pay the fees and expenses of, and to indemnify, the Trustee, and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in this prospectus supplement.

The Notes are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders and beneficial owners of the Notes may not request any redemption of the Notes at any time.

Trustee’s Duties

Holders of not less than a majority in aggregate of the Current Principal Amount of the Notes may on behalf of all holders of the Notes waive any past Enforcement Event that results from a breach by Grupo Financiero Santander México of a Performance Obligation.

Holders of a majority in aggregate of the Current Principal Amount of the Notes may not waive any past Enforcement Event that results from a Liquidation Event or non-payment of principal when due.

If an Enforcement Event has occurred and is continuing, the Trustee will have no obligation to take any action at the direction of any holders of the Notes, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. The holders of a majority in aggregate of the Current Principal Amount of the Notes shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holders of the Notes not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

By acquiring the Notes, the holders and beneficial owners acknowledge and agree that neither an Automatic Conversion or a cancellation of interest, (in whole or in part) in accordance with the terms of the Indenture and the Notes will give rise to a default for the purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

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Modification of Indenture; Waiver of Covenants

Grupo Financiero Santander México and the Trustee may, without the consent of any holders of Notes, amend, waive or supplement each of the Indenture or the Notes in certain circumstances, including, among other things, to cure any ambiguity, omission, defect or inconsistency, to conform the text of the Indenture or the Notes to any provision in this Description of Notes, as supplemented by the related pricing term sheet, and to make any other change that does not adversely affect the rights of any relevant holder in any material respect. For the avoidance of doubt, no such amendment, waiver or supplement described in the preceding sentence may modify the payment dates or any other payment provision of any Note, unless such amendment, waiver or supplement is made to conform the text of the Indenture or the Notes to any provision in this Description of Notes, as supplemented by the related pricing term sheet.

In any event, the authorization of Banco de México is required for any amendment to any provision of the Notes or the Indenture. In addition, Grupo Financiero Santander México and the Trustee may amend, waive or supplement the Indenture or the Notes with the written consent of the holders of at least a majority in aggregate of the Current Principal Amount of the outstanding Notes. However, without the consent of 100% of the holders of the Notes and the approval of 75% of the members of Grupo Financiero Santander México’s board of directors, Grupo Financiero Santander México may not, among other things:

•	change any Interest Payment Date (or periods) on any Note;

•	reduce the principal amount of or reduce interest on any Note;

•	change the currency of payment of principal or interest on any Note;

•	modify any other payment provision of any Note;

•	impair the right to sue for the enforcement of any payment on or with respect to any Note;

•	reduce the percentage in principal amount of outstanding Notes that is required for the consent of the holders in order to modify or amend the Indenture or to waive compliance with some provisions of the Indenture or to waive some defaults; or

•	modify the provisions relating to any Conversion Trigger Event and subordination provisions, provisions relating to consolidation, merger, conveyance or transfer of Banco Santander México and/or all of its properties, and any provisions dealing with bankruptcy or liquidation of Banco Santander México and the governing law of the Notes in any manner adverse to the holders of the Notes.

In addition, no supplemental indenture may, without the consent of each holder of an outstanding Note affected by such supplemental indenture, make any change that adversely affects the Automatic Conversion of any of the Notes.

The holders of not less than a majority in aggregate of the Current Principal Amount of the Notes may waive any past default or Enforcement Event under the Indenture, except a default under a provision that cannot be modified without the consent of each holder of a Note that would be affected. Upon the occurrence of any such waiver, such Enforcement Event shall be deemed to have been cured and not to have occurred for every purpose of the Indenture.

Santander España has agreed to purchase approximately 88% of the initial aggregate principal amount of the Notes. In determining whether the holders of the requisite aggregate Current Principal Amount of the outstanding Notes have given any request, demand, authorization, direction, declaration, notice, consent, amendment, supplement or waiver under the Indenture, Notes owned by Santander España or any of Grupo Financiero Santander México’s affiliates shall be disregarded and deemed not to be outstanding.

Consolidation, Merger, Sale or Transfer of Assets

Grupo Financiero Santander México may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

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(i)	the successor corporation, if other than Grupo Financiero Santander México, shall be a corporation organized and existing under the laws of Mexico or the United States of America or any state thereof, and shall expressly assume by a supplemental indenture, delivered to and in a form satisfactory to the Trustee, the due and punctual payment of the principal of and interest and Additional Interest, if any, on all the outstanding Notes and the performance of every covenant in the Indenture on Grupo Financiero Santander México’s part to be performed or observed;

(ii)	the merger or consolidation shall have been approved by the relevant authorities pursuant to applicable law, including the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público);

(iii)	immediately after giving effect to such transaction, no Enforcement Event, and no event which, after notice or lapse of time or both would become an Enforcement Event, shall have happened and be continuing; and

(iv)	Grupo Financiero Santander México shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the foregoing provisions relating to such transaction and all conditions precedent in the Indenture relating to such a transaction have been complied with. In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for Grupo Financiero Santander México as obligor on the Notes with the same effect as if it had issued the Notes. Upon the assumption of its obligations by any such successor corporation in such circumstances, subject to certain exceptions, Grupo Financiero Santander México will be discharged from all obligations under the Notes and the Indenture.

Restrictions Applicable to Grupo Financiero Santander México and to Other Mexican Financial Institutions

Unless otherwise permitted by applicable law, the Indenture will provide that the Notes (i) may not constitute collateral granted in favor of Mexican credit institutions (instituciones de crédito) including Banco Santander México and (ii) may not be directly or indirectly acquired by Banco Santander México for its own account or by any person controlled by Banco Santander México, or by any of the following entities:

(a)	Mexican financial entities (entidades financieras) of any kind that acquire the Notes for their own accounts except for (1) investment companies that invest in debt and variable yield instruments (fondos de inversión en instrumentos de deuda y de renta variable), (2) securities brokers (casas de bolsa) that acquire the Notes for placement with investors, and (3) insurance companies (instituciones y sociedades mutualistas de seguros) and bonding companies (instituciones de fianzas) to the extent they acquire the Notes to invest their technical reserves; provided, however, that the exceptions referred to in (1), (2) and (3) of this paragraph shall not apply to (x) investment companies in which Banco Santander México or any other entity that forms part of Banco Santander México’s financial group (grupo financiero) holds, directly or indirectly, the majority of its fixed capital and (y) financial entities that form part of Banco Santander México’s financial group (grupo financiero), of which Grupo Financiero Santander México is the holding company (sociedad controladora del grupo financiero);

(b)	Mexican or non-Mexican entities with respect to which Banco Santander México (1) owns voting stock representing at least 51% of their outstanding paid-in capital, (2) has control of the shareholders’ meetings of such entity, as such term is defined in the Mexican Securities Market Law, or (3) is in a position to appoint the majority of the members of such entity’s board of directors;

(c)	Mexican pension or retirement funds if managed by Banco Santander México or another entity that forms part of Banco Santander México’s financial group (grupo financiero), of which Grupo Financiero Santander México is the holding company (sociedad controladora del grupo financiero); and

(d)	Banco Santander México or another entity that forms part of its financial group (grupo financiero), of which Grupo Financiero Santander México is the holding company (sociedad controladora del grupo financiero), acting in its capacity of trustee, representative, agent or attorney-in-fact if, by acting in such capacity, it has discretionary investment authority; provided, however, that any Mexican financial entity or Mexican pension or retirement fund that is not otherwise prevented from investing in the Notes may acquire, together with any other such entity that is an affiliate or that forms part of the same financial group on a collective basis, up to 10% of the aggregate principal amount of the outstanding Notes.

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Notices

All notices regarding the Notes will be deemed to be validly given if sent by first-class mail to the holders of the Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Notes, in accordance with DTC’s applicable procedures and the procedures of its indirect participants, including INDEVAL, Euroclear and Clearstream Luxembourg. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

Registrar, Transfer Agent and Paying Agent

The Trustee will act as registrar for the Notes. The Trustee will also act as transfer agent and Paying Agent for the Notes. Registration of transfers of the Notes will be effected without charge, but upon payment (with the giving of such indemnity as Grupo Financiero Santander México may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Grupo Financiero Santander México will not be required to register or cause to be registered the transfer of the Notes after the Notes have been called for redemption.

The Trustee will initially act as Paying Agent for the Notes. Grupo Financiero Santander México may appoint additional or successor agents (together, the “Agents”).

Grupo Financiero Santander México will procure that there will at all times be a Paying Agent. Grupo Financiero Santander México may change the Paying Agent without prior notice to the holders and beneficial owners of the Notes, and in such an event Grupo Financiero Santander México may act as Paying Agent. Grupo Financiero Santander México is entitled to appoint other banks of international standing as Agents. Furthermore, Grupo Financiero Santander México is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, Grupo Financiero Santander México will appoint another bank of international standing as Agent in the relevant capacity. Such appointment or termination will be published without undue delay in accordance with the Indenture or, should this not be possible, be published in another appropriate manner.

Listing

Grupo Financiero Santander México intends to apply to the ISE for the Notes to be admitted to the Official List and to trading on the Global Exchange Market, which is the exchange regulated market of the ISE. Admission to the Official List is expected, and trading on the Global Exchange Market is expected to begin, within 30 days of the initial delivery of the Notes. In the event that the Notes are admitted to listing on the ISE, Grupo Financiero Santander México will use its reasonable best efforts to maintain such listing, provided that if Grupo Financiero Santander México determines that it is unduly burdensome to maintain a listing on the ISE, it may delist the Notes from the ISE. Although there is no assurance as to the liquidity that may result from a listing on the ISE, delisting the Notes from the ISE may have a material effect on the ability of holders of the Notes to resell the Notes in the secondary market.

Subsequent Holders’ Agreement

Holders of the Notes that acquire the Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Notes, including in relation to interest cancellation, the Automatic Conversion and the limitations on remedies specified in “—Enforcement Events and Remedies” above.

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The Trustee

The Bank of New York Mellon will act as Trustee under the Indenture. Notices to the Trustee should be directed to the Trustee at its corporate trust office, located at 101 Barclay Street, Floor 7-East, New York, New York 10286, Attn: International Corporate Trust. The Trustee also will initially act as registrar, Paying Agent and transfer agent for service of demands and notices in connection with the Notes and the Indenture. The Trustee may resign or be removed under circumstances described in the Indenture and Grupo Financiero Santander México may appoint a successor Trustee to act in connection with the Notes. Any action described in this prospectus supplement or the accompanying prospectus to be taken by the Trustee may then be taken by the successor trustee. The Trustee has only its express duties under the Indenture and no implied duties.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Grupo Financiero Santander México or its affiliates with the same rights the Trustee would have if it were not trustee. Any Paying Agent, registrar or co-registrar may do the same with like rights.

The Indenture contains some limitations on the right of the Trustee should it become a creditor of Grupo Financiero Santander México, to obtain payment of claims in some cases or to realize on some property received regarding any such claim, as security or otherwise. The Trustee will be permitted to engage in transactions with Grupo Financiero Santander México. The occurrence of a default under the Indenture could create a conflicting interest (as defined in the Indenture) for the Trustee. In this case, if the default has not been cured or waived within 90 calendar days after the Trustee has or acquires a conflicting interest, the Trustee generally is required to eliminate the conflicting interest or resign as trustee for the Notes. In the event of the Trustee’s resignation, Grupo Financiero Santander México will promptly appoint a successor trustee for the Notes.

The Trustee may be removed by the holders of a majority of the outstanding Notes if an Enforcement Event under the Indenture has occurred and is continuing. No resignation or removal of the Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Indenture.

By its acquisition of the Notes, each holder of the Notes, to the extent permitted by applicable law, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with any Automatic Conversion or Enforcement Event on the terms set forth herein and in the Indenture.

By its acquisition of the Notes, each holder of the Notes acknowledges and agrees that, upon a Conversion Trigger Event the Trustee shall not be required to take any further directions from holders of the Notes under the Indenture, which authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes.

Governing Law; Consent to Jurisdiction

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. WHETHER (I) A CONVERSION TRIGGER EVENT OR AN EVENT LEADING TO A CANCELLATION OF INTEREST HAS OCCURRED IS BASED UPON APPLICABLE MEXICAN LAW OR A DETERMINATION BY THE APPLICABLE MEXICAN REGULATOR, AS SET FORTH ABOVE, IN ACCORDANCE WITH MEXICAN LAW (AS AMENDED FROM TIME TO TIME); (II) A WITHHOLDING TAX EVENT OR A TAX EVENT HAS OCCURRED IS BASED UPON A DETERMINATION IN ACCORDANCE WITH MEXICAN LAW (OR OTHER APPLICABLE LAW IN THE CASE OF A WITHHOLDING TAX EVENT INVOLVING A JURISDICTION OTHER THAN MEXICO), AS AMENDED FROM TIME TO TIME, EVIDENCED BY AN OPINION OF A NATIONALLY RECOGNIZED LAW FIRM AND, IF REQUIRED, A CERTIFICATION BY GRUPO FINANCIERO SANTANDER MÉXICO, AS SET FORTH ABOVE; AND (III) A CAPITAL EVENT HAS OCCURRED IS DETERMINED BY GRUPO FINANCIERO SANTANDER MÉXICO, AS SET FORTH ABOVE, IN ACCORDANCE WITH MEXICAN LAW (AS AMENDED FROM TIME TO TIME). THE RANKING AND SUBORDINATION OF THE NOTES, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, MEXICAN LAW (AS AMENDED FROM TIME TO TIME). GRUPO FINANCIERO SANTANDER MÉXICO, EACH PARTY TO THE INDENTURE AND EACH HOLDER OF A NOTE WILL WAIVE ANY RIGHTS IT MAY HAVE UNDER THE LAW OF THE

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STATE OF NEW YORK NOT TO GIVE EFFECT TO ANY SUCH DETERMINATION TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. ANY PROCEEDINGS IN RESPECT OF GRUPO FINANCIERO SANTANDER MÉXICO’S CONCURSO MERCANTIL OR BANKRUPTCY WILL BE CONDUCTED IN ACCORDANCE WITH THE LEY DE CONCURSOS MERCANTILES, AS REPLACED OR AMENDED, OR ANY SUCCESSOR THEREOF, AND CHAPTER II OF TITLE SEVEN OF THE MEXICAN FINANCIAL GROUPS LAW, AND ANY MERGER OR CONSOLIDATION OF GRUPO FINANCIERO SANTANDER MÉXICO SHALL BE SUBJECT TO APPLICABLE APPROVALS UNDER THE MEXICAN FINANCIAL GROUPS LAW AND ANY OTHER APPLICABLE MEXICAN LAWS, AS AMENDED OR REPLACED FROM TIME TO TIME, OR ANY SUCCESSOR THEREOF.

Grupo Financiero Santander México and each party to the Indenture will consent to the jurisdiction of the Supreme Court of the State of New York, County of New York and the United States District Court for the Southern District of New York, each in the Borough of Manhattan, and will agree that all disputes under the Indenture may be submitted to the jurisdiction of such courts. Grupo Financiero Santander México and each party to the Indenture will irrevocably consent to and waive to the fullest extent permitted by law any objection that it may have to the laying of venue of any suit, action or proceeding against it or its properties, assets and revenues with respect to the Indenture or any such suit, action or proceeding in any such court and any right to which it may be entitled by virtue of its present or future or domicile or for any other reason.

To the extent that Grupo Financiero Santander México or any of its revenues, assets or properties shall be entitled to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process remedy, Grupo Financiero Santander México will irrevocably agree not to claim and will irrevocably waive such immunity to the fullest extent permitted by the laws of such jurisdiction.

Grupo Financiero Santander México will agree that service of all writs, claims, process and summons in any suit, action or proceeding against it or its properties, assets or revenues with respect to the Indenture or any suit, action or proceeding to enforce or execute any judgment brought against it in the State of New York may be made upon Banco Santander, S.A., New York Branch, 45 East 53rd Street, New York, NY 10022, and Grupo Financiero Santander México will irrevocably appoint Banco Santander, S.A., New York Branch as its agent to accept such service of any and all such writs, claims, process and summonses.

Currency Rate Indemnity

Grupo Financiero Santander México has agreed that, to the greatest extent permitted under applicable law, if a judgment or order made by any court for the payment of any amount in respect of any Notes is expressed in a currency other than U.S. dollars, Grupo Financiero Santander México will indemnify the relevant holder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from Grupo Financiero Santander México’s other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the Notes.

Replacement of Notes

In case of mutilated, destroyed, lost or stolen Notes, application for replacement thereof may be made to the Trustee or Grupo Financiero Santander México. Any such Note shall be replaced by the Trustee in compliance with such procedures, on such terms as to evidence and indemnification as the Trustee and Grupo Financiero Santander México may require and subject to any applicable law or regulation. All such costs as may be incurred in connection with the replacement of any Notes shall be borne by the applicant. Mutilated Notes must be surrendered before new ones will be issued.

Certain Defined Terms

In this Description of Notes the following terms have the following meanings:

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“Additional Tier 1 Capital (capital básico no fundamental)” means the amount of the non-core capital of Tier 1 Capital (capital básico), as such term is determined based on the Mexican Capitalization Requirements, also known as non-fundamental basic capital (capital básico no fundamental), as such determination may be amended from time to time.

“Capital Supplement” means the Countercyclical Capital Supplement and the D-SIBs Capital Supplement, together with any other additional capital conservation or loss absorbency capital required to be constituted by Mexican banks pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements.

“Countercyclical Capital Supplement” means any applicable additional countercyclical amount of capital that may be required from Mexican banks, as determined by the CNBV pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements.

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five (5) consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if at any time during the said five (5) dealing-day period the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum dividend (or cum any other entitlement), then:

(i)	if the Ordinary Shares to be created, issued, transferred or delivered are not entitled to the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum dividend (or cum any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)	if the Ordinary Shares to be created, issued, transferred or delivered are entitled to the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

and provided further that, if on each of the said five (5) dealing days the Volume Weighted Average Price shall have been based on a price cum dividend (or cum any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be delivered are not entitled to that dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five (5) dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five (5) dealing-day period shall be used (subject to a minimum of two such prices), and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“D-SIB” means any domestic systemically important bank, as determined by the CNBV annually pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements.

“D-SIBs Capital Supplement” means the additional loss absorbency capital to be constituted by D-SIBs to reflect the greater risk that they pose to the domestic financial system, as determined by the CNBV pursuant to the Mexican Banking Law and the Mexican Capitalization Requirements.

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“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith, provided that (i) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Other Instruments are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Financial Adviser), the Fair Market Value of such Other Instruments shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Other Instruments, during the period of five (5) dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Other Instruments are publicly traded) or such shorter period as such Other Instruments are publicly traded; and (iv) where Other Instruments are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Other Instruments shall be determined in good faith by an Independent Financial Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Other Instruments, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if declared, announced, made, paid or payable in a currency other than the Relevant Currency, and if the relevant dividend is payable at the option of Grupo Financiero Santander México or a shareholder in any currency additional to the Relevant Currency, the relevant dividend shall be treated as payable in the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit.

“Fundamental Capital (capital fundamental)” means capital fundamental, as calculated pursuant to the applicable Mexican Capitalization Requirements.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by Grupo Financiero Santander México at its own expense.

“ISE” means The Irish Stock Exchange plc.

“Mexican Banking Law” means the Ley de Instituciones de Crédito of Mexico, as replaced or amended, or any successor thereof.

“Mexican Securities Market Law” means the Ley del Mercado de Valores, as replaced or amended, or any successor thereof.

“Other Instruments” means options, warrants, rights, convertible securities, exchangeable securities or other similar securities granting a right to subscribe for or purchase or acquire ordinary shares in the capital of Grupo Financiero Santander México (and each an “Other Instrument”).

“Relevant Currency” means Mexican pesos or, if at the relevant time or for the purposes of the relevant calculation or determination the Mexican Stock Exchange is not the Relevant Stock Exchange, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Stock Exchange” means the Mexican Stock Exchange or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the Mexican Stock Exchange, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Tier 1 Capital (capital básico)” means the basic capital (capital básico) of the Total Net Capital (capital neto), as such term is determined based on the Mexican Capitalization Requirements, as such determination may be made from time to time, which is comprised of Fundamental Capital (capital fundamental) and Additional Tier 1 Capital (capital básico no fundamental).

“Tier 2 Capital (capital complementario)” means the additional capital (capital complementario) of the Total Net Capital (capital neto), as such term is determined based on the Mexican Capitalization Requirements, as such determination may be amended from time to time.

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“Total Net Capital (capital neto)” means net capital (capital neto), as such term is determined based on the Mexican Banking Law and the Mexican Capitalization Requirements, also known as Tier 1 Capital (capital básico) plus Tier 2 Capital (capital complementario), as such determination may be amended from time to time.

“Volume Weighted Average Price” means, in respect of an Ordinary Share or Other Instrument on any dealing day, the order book volume weighted average price of an Ordinary Share or Other Instrument published by or derived (in the case of an Ordinary Share) from the relevant Bloomberg page or (in the case of an Other Instrument (other than Ordinary Shares)) from the principal stock exchange or securities market on which such Other Instruments are then listed or quoted or dealt in, if any, or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share or Other Instrument, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

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Taxation

The following discussion summarizes certain Mexican federal tax and U.S. federal income tax consequences to beneficial owners arising from the purchase, ownership or disposition of the Notes. The summary does not purport to be a comprehensive description of all potential Mexican federal tax and U.S. federal income tax considerations that may be relevant to a decision to purchase, own or dispose of the Notes, and is not intended as tax advice to any particular investor. This summary does not describe any tax consequences arising under the laws of any state, municipality or other taxing jurisdiction other than federal income tax consequences applicable in Mexico and the United States.

Prospective purchasers of the Notes should consult their own tax advisers as to the Mexican, United States or other tax consequences (including tax consequences arising under double-taxation treaties) of the purchase, ownership and disposition of the Notes, including, in particular, the application of the tax considerations discussed below to their particular situations, as well as the application of state, local, municipal, foreign or other tax laws.

Certain Mexican Income Tax Considerations

The following summary contains a description of the principal Mexican federal income tax consequences of the purchase, ownership and disposition of Notes by a non-Mexican holder (as defined below). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, hold or dispose of the Notes. In addition, it does not describe any tax consequences (i) arising under the laws of any taxing jurisdiction other than Mexico, (ii) arising under the laws other than the federal tax laws of Mexico (excluding the laws of any state or municipality within Mexico), or (iii) that are applicable to a resident of Mexico for tax purposes that may purchase, own or dispose of the Notes.

For purposes of this summary, the term “non-Mexican holder” shall mean a holder that is not a resident of Mexico for tax purposes, as defined by the Mexican Federal Fiscal Code (Código Fiscal de la Federación), or that does not conduct a trade or business in Mexico through a permanent establishment for tax purposes in Mexico to which income in respect of the Notes is attributable.

For purposes of Mexican taxation:

•	individuals are residents of Mexico for tax purposes, if they have established their principal place of residence in Mexico or, if they have established their principal place of residence outside Mexico, if their core of vital interests (centro de intereses vitales) is located within Mexican territory. This will be deemed to occur if (i) more than 50.0% of their aggregate annual income derives from Mexican sources, or (ii) the main center of their professional activities is located in Mexico. Mexican nationals who filed a change of tax residence to a country or jurisdiction that does not have a comprehensive exchange of information agreement with Mexico, in which their income is subject to a preferred tax regime pursuant to the provisions of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta), will be considered Mexican residents for tax purposes during the year of filing of the notice of such residence change and during the following three years;

•	unless otherwise evidenced, a Mexican individual shall be deemed a Mexican resident for tax purposes. An individual will also be considered a resident of Mexico for tax purposes, if such individual is a Mexican federal government employee, regardless of the location of the individual’s core of vital interests; and

•	a legal entity is a resident of Mexico for tax purposes if it maintains the principal administration of its business or the place of its effective management, in Mexico.

Non-residents of Mexico (whether individuals or corporate entities) who are deemed to have a permanent establishment in Mexico for tax purposes, shall be subject to the Mexican income tax laws, and all income attributable to such permanent establishment in Mexico, will be subject to Mexican taxes in accordance with the Mexican Income Tax Law.

This summary is based upon the Mexican Income Tax Law and the Mexican Federal Fiscal Code in effect as of the date of this prospectus supplement, all of which are subject to change.

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Mexico has entered into, and is negotiating, several double taxation treaties with various countries, that may affect the Mexican withholding tax liabilities applicable to non-Mexican holders. Prospective purchasers of the Notes should consult their own tax advisers as to the tax consequences, if any, of such treaties.

Payments of Interest

Under the Mexican Income Tax Law, payments of interest Grupo Financiero Santander México makes in respect of the Notes, including payments of principal in excess of the issue price of the Notes, if any, which, under Mexican law are deemed to be interest, to a non-Mexican holder (other than certain of its affiliates that will own more than 5% of the aggregate principal amount of the Notes), will be subject to a Mexican withholding tax assessed at a rate of 10.0%, if (i) the Notes are placed through banks or brokerage houses (casas de bolsa) in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation, which is in effect, (ii) Grupo Financiero Santander México delivers notice of the offering of the Notes to the CNBV in accordance with Article 7 of the Ley del Mercado de Valores (the Mexican Securities Market Law), and (iii) the information requirements specified by the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) or the Tax Administration Service (Servicio de Administración Tributaria) under its general rules are satisfied. Such withholding tax rate will decline to 4.9% at such time as Santander España and its affiliates cease to hold 5% or more of the aggregate principal amount of the Notes.

The withholding tax rate applicable to interest payments that Grupo Financiero Santander México makes in respect of the Notes may be reduced under tax treaties entered into by Mexico and various countries, to the extent that the relevant holder is a resident of a treaty jurisdiction that can claim the benefits of the relevant treaty and takes any and all steps necessary to benefit from such reduction. Pursuant to the Tax Treaty between Mexico and Spain, payments of interest Grupo Financiero Santander México makes in respect of the Notes including payments of principal in excess of the issue price of the Notes, if any, which, under Mexican law are deemed to be interest to Santander España, will be subject to a Mexican withholding tax assessed at a rate of 5%.

Payments of interest Grupo Financiero Santander México makes in respect of the Notes to a non-Mexican pension or retirement fund will be generally exempt from Mexican withholding taxes, provided that (i) the fund is the effective beneficiary of such interest income, (ii) the fund is duly established pursuant to the laws of its country of residence, (iii) the relevant interest income is exempt from taxation in such country and (iv) the fund provides information to the Tax Administration Service, through us, in accordance with rules issued by the Tax Administration Service for these purposes.

Grupo Financiero Santander México has agreed, subject to specified exceptions and limitations, to pay Additional Interest to non-Mexican holders of the Notes in respect of the Mexican withholding taxes attributable to interest payments mentioned above. If Grupo Financiero Santander México pays Additional Interest in respect of such Mexican withholding taxes attributable to interest payments, any refunds of such Additional Interest will be for its account. See “Description of Notes—Payment of Additional Interest.”

Holders or beneficial owners of the Notes may be requested by Grupo Financiero Santander México or on its behalf, to provide information or documentation necessary to enable it to determine the appropriate Mexican withholding tax rate applicable to interest and deemed interest payments made by it to such holders or beneficial owners. In the event that the specified information or documentation concerning the holder or beneficial owner, if requested, is not provided to us, or on its behalf, on a complete or timely basis, Grupo Financiero Santander México’s obligations to pay Additional Interest may be limited as set forth under “Description of Notes — Payment of Additional Interest.”

Under the Mexican Income Tax Law, payments of principal Grupo Financiero Santander México makes in respect of the Notes to a non-Mexican holder of the Notes will not be subject to any Mexican withholding or similar taxes.

Conversion of the Notes

Under the Mexican Income Tax Law, the conversion of the Notes upon the occurrence of a Conversion Trigger Event into Ordinary Shares at the Conversion Price, for the benefit of a non-Mexican holder of the Notes, will not be subject to any Mexican withholding or similar taxes.

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Sale or Other Disposition of the Notes

Gains from the sale or other disposition of the Notes by a non-Mexican holder to another non-Mexican holder (other than to a Mexican permanent establishment of a non-Mexican holder) will not be subject to Mexican withholding taxes. However, gains resulting from the sale or other disposition of the Notes by a non-Mexican holder to a Mexican resident for tax purposes or to a permanent establishment of a non-Mexican holder deemed to have a permanent establishment in Mexico for tax purposes will be subject to the Mexican withholding taxes pursuant to the rules described above applicable to interest payments, in respect of the difference between the nominal value (or the face value) of the Notes and the price obtained upon sale by the seller, and any such withholding taxes will not benefit from Grupo Financiero Santander México’s obligations to pay additional interest, except in the case of a redemption by it.

A non-Mexican holder will not be liable for Mexican estate, gift, inheritance or similar taxes with respect to the acquisition, ownership, or disposition of the Notes, nor will it be liable for any Mexican stamp, issue, registration or similar taxes.

Material U.S. Federal Income Tax Considerations

In the opinion of Davis Polk & Wardwell LLP, the following is a description of the material U.S. federal income tax consequences to a “U.S. Holder” (as defined below) of owning and disposing of Notes purchased in this offering and held as capital assets for U.S. federal income tax purposes. Except for the discussion under “Possible FATCA Withholding After 2018,” this discussion does not apply to non-U.S. Holders.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	a regulated investment company;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	holding Notes as part of a “straddle” or integrated transaction;

•	a person whose functional currency is not the U.S. dollar;

•	a person holding Notes in connection with a trade or business conducted outside the United States;

•	a tax-exempt entity; or

•	a partnership for U.S. federal income tax purposes.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of you and your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the United States and Mexico (the “Treaty”), changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note and are, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

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•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion assumes that Grupo Financiero Santander México is not, and will not become, a passive foreign investment company (a “PFIC”), as described below.

Tax Treatment of the Notes

Grupo Financiero Santander México believes that the Notes will be treated as equity of Grupo Financiero Santander México for U.S. federal income tax purposes, and, if required to do so, intends, to so treat the Notes. The characterization of the Notes by Grupo Financiero Santander México as equity for U.S. federal income tax purposes is binding on Grupo Financiero Santander México and any beneficial owner of the Notes, unless the beneficial owner discloses on its tax return that it is taking an inconsistent position. Grupo Financiero Santander México’s characterization, however, is not binding on the Internal Revenue Service (“IRS”). The following discussion assumes that this treatment is respected.

Payments of Interest

Payments of interest on the Notes will be treated as dividends to the extent paid out of Grupo Financiero Santander México’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because Grupo Financiero Santander México does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that payments of interest on the Notes generally will be reported to you as dividends.

Subject to applicable limitations, dividends paid by qualified foreign corporations to certain non-corporate U.S. persons may be eligible for taxation as “qualified dividend income” and accordingly may be taxable at preferential rates.  A foreign corporation is treated as a qualified foreign corporation if (i) it is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program (such as the Treaty) or (ii) the dividends are paid on stock that is readily tradable on an established securities market in the United States (such as the New York Stock Exchange, or NYSE, where Grupo Financiero Santander México’s ADSs are traded). U.S. Holders should consult their tax advisers regarding the availability of these preferential rates in their particular circumstances.

The amount of a dividend will include any amounts withheld in respect of any Mexican taxes and, without duplication, any Additional Interest paid. This amount will be treated as foreign-source dividend income to you, will be treated as “passive category income” for most U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations, which include a minimum holding period and some of which may vary depending upon your particular circumstances, any Mexican income taxes withheld from payments on the Notes at a rate not in excess of the applicable Treaty rate may be creditable against your U.S. federal income tax liability. Alternatively, you may make an election to treat all foreign taxes paid as deductible expenses in computing your taxable income for U.S. federal income tax purposes, rather than as a credit against your U.S. federal income tax liability, subject to generally applicable limitations on deductions. Such an election, once made, generally applies to all foreign taxes paid for the taxable year. The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a Note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your adjusted tax basis in the Note. Your adjusted tax basis in a Note will equal the cost of your Note. Gain or loss, if any, will generally be U.S.-source income for purposes of computing your foreign tax credit limitation.

Gain or loss realized on the sale or other taxable disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the Note has been held for

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more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.

Consequences of an Automatic Conversion

Unless you are entitled to receive cash proceeds from the sale of Excess Settlement Shares, a conversion of Notes into Settlement Shares and the receipt by you of Settlement Shares or ADSs generally will not be a taxable event for U.S. federal income tax purposes, and your tax basis in, and holding period for, the Settlement Shares or ADSs will generally be the same as your tax basis in, and holding period of, the Notes. If you are entitled to receive cash proceeds from the sale of Excess Settlement Shares, you should consult your tax adviser regarding the tax treatment of the receipt of a combination of cash and Settlement Shares or ADSs, and the determination of your tax basis in the Settlement Shares or ADSs received.

Taxation of the Settlement Shares and ADSs

This discussion, to the extent it relates to ADSs, is based in part on representations by the ADS Depositary and assumes that each obligation under the ADS deposit agreement and any related agreement will be performed in accordance with its terms. In general, a U.S. Holder of ADSs will be treated as the owner of the underlying shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder receives ADSs instead of Settlement Shares upon conversion, exchanges ADSs for the underlying shares represented by those ADSs, or exchanges Settlement Shares for ADSs.

The U.S. Treasury has expressed concern that parties to whom ADSs are pre-released, or intermediaries in the chain of ownership between holders and Grupo Financiero Santander México of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming of foreign tax credits by holders of ADSs. These actions would also be inconsistent with the claiming of the favorable rates of tax, described below, applicable to dividends received by certain non-corporate U.S. Holders. Accordingly, the creditability of Mexican taxes, and the availability of the favorable tax rates for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries.

Taxation of Distributions

Distributions paid on Settlement Shares or ADSs will generally be treated as dividends to the extent paid out of Grupo Financiero Santander México’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because Grupo Financiero Santander México does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions will generally be reported to U.S. Holders as dividends. Subject to the discussion above regarding concerns expressed by the U.S. Treasury, dividends paid by qualified foreign corporations to certain non-corporate U.S. persons (including individuals) may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains as discussed above under “—Tax Treatment of the Notes —Payments of Interest” .. Non-corporate U.S. Holders should consult their tax advisers to determine whether the favorable rates will apply to dividends they receive and whether they are subject to any special rules that limit their ability to be taxed at these rates.

The amount of a dividend will include any amounts withheld in respect of Mexican taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s (or in the case of ADSs, the Depositary’s) receipt of the dividend. The amount of any dividend income paid in pesos will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, U.S. Holders should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, and subject to the discussion above regarding concerns expressed by the U.S. Treasury, any Mexican income taxes withheld from dividends on ADSs or Settlement Shares at a rate not exceeding the applicable Treaty rate may be creditable against the U.S. Holder’s U.S. federal income tax liability. Alternatively, you may make an election to treat all foreign taxes paid as deductible expenses in computing your taxable income for U.S. federal income tax purposes, rather than as a credit against your U.S. federal income tax liability, subject to generally applicable

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limitations on deductions. Such an election, once made, generally applies to all foreign taxes paid for the taxable year . The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances.

Sale or Other Taxable Disposition

A U.S. Holder’s sale or other taxable disposition of Settlement Shares or ADSs will generally be treated in the same manner as described above under “—Tax Treatment of the Notes—Sale or Other Taxable Disposition of the Notes”.

PFIC Rules

A non-U.S. corporation will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income is “passive income” under the PFIC rules or (2) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” For this purpose, “passive income” generally includes interest, dividends, rents, royalties and certain gains. Exclusions are provided for income earned in the active conduct of a banking business. For purposes of determining if a non-U.S. corporation is a PFIC, if the non-U.S. corporation owns, directly or indirectly, at least 25%, by value, of the shares of another corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to you for any taxable year, the corporation will continue to be treated as a PFIC with respect to you in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

Based on proposed Treasury regulations regarding the characterization of certain banking income as nonpassive, which are proposed to be effective for taxable years beginning after December 31, 1994, Grupo Financiero Santander México does not expect to be a PFIC for its current taxable year or in the foreseeable future. However, because the proposed Treasury regulations may not be finalized in their current form, because the manner of the application of the proposed regulations is not entirely clear and because the composition of Grupo Financiero Santander México’s income and assets will vary over time, there can be no assurance that Grupo Financiero Santander México will not be a PFIC for any taxable year.

If Grupo Financiero Santander México were a PFIC for any taxable year during which you held the Notes, the Settlements Shares or ADSs gain recognized by you on a sale or other disposition of the Notes, the Settlement Shares or ADSs would be allocated ratably over the your holding period for these securities. The amounts allocated to the taxable year of the sale or other disposition and to any year before Grupo Financiero Santander México became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability. Further, to the extent that any distribution received by you on the Notes, the Settlement Shares or ADSs exceeds 125% of the average of the annual distributions on these securities received during the preceding three years or your holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the Notes, the Settlement Shares or ADSs. You should consult your tax adviser to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in your particular circumstances.

Possible FATCA Withholding After 2018

Sections 1471 through 1474 of the Code and Treasury regulations thereunder, commonly known as “FATCA,” impose a reporting regime and potentially 30% withholding on certain “foreign passthru payments” made by a non-U.S. financial institution (such as Grupo Financiero Santander México or a relevant intermediary) that agrees or is required to perform certain diligence and reporting obligations with respect to the foreign financial institution’s U.S.-owned accounts (each such foreign financial institution, a “Participating Foreign Financial Institution”). A Participating Foreign Financial Institution may be required to impose 30% withholding on payments made (i) to foreign financial institutions which are not Participating Foreign Financial Institutions (or who are not otherwise exempt from FATCA withholding) and (ii) to other holders who fail to provide sufficient identifying information to determine whether the holder is a U.S. person or should otherwise be treated as holding a “United States Account,” of Grupo Financiero Santander México, to the extent that such payments are considered foreign passthru payments.

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Under current guidance, the term “foreign passthru payment” is not defined and it is unclear whether or to what extent payments on securities such as the Notes, Settlement Shares or ADSs would be considered foreign passthru payments that are subject to withholding under FATCA. It is also unclear to what extent the intergovernmental agreement entered into between the United States and Mexico (or the jurisdiction of a relevant intermediary) may modify the requirement to withhold on foreign passthru payments. Withholding on foreign passthru payments would not be required with respect to payments made before January 1, 2019. FATCA is particularly complex and its application is uncertain at this time. The above description is based in part on regulations and other official guidance, all of which are subject to change or may be implemented in materially different form. You should consult your tax adviser regarding the consequences of FATCA, or any intergovernmental agreement or non-U.S. legislation implementing FATCA, to your investment in the Notes.

Backup Withholding and Information Reporting

Information returns may be required to be filed with the IRS in connection with payments on the Notes, Settlement Shares or ADSs and proceeds received from a sale or other disposition of the Notes, Settlement Shares or ADSs unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your Notes, Settlement Shares or ADSs unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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Underwriting (Conflicts of Interest)

Subject to the terms and conditions set forth in a firm commitment underwriting agreement among it and the underwriters, Grupo Financiero Santander México has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the Notes, set forth opposite its name below.

Underwriter	Principal Amount of the Notes
Santander Investment Securities Inc	U.S.$	166,666,000
Goldman, Sachs & Co.	U.S.$	166,667,000
Morgan Stanley & Co. LLC	U.S.$	166,667,000
Total	U.S.$	500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased, Grupo Financiero Santander México may procure additional underwriters, or the underwriting agreement may be terminated.

Grupo Financiero Santander México has agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell the Notes through certain of their respective affiliates.

Grupo Financiero Santander México intends to offer the Notes to, among others, its existing shareholders and certain employees of its subsidiaries. Santander España has agreed to purchase approximately 88% of the initial aggregate principal amount of the Notes.

Commission and Expenses

The underwriters have advised Grupo Financiero Santander México that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the Notes, without Grupo Financiero Santander México's involvement, to securities dealers at the public offering price less a customary selling concession. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The underwriting commission that Grupo Financiero Santander México is to pay to the underwriters in connection with this offering is 0.322% per Note and a total of U.S.$1,610,000.

The expenses of the offering, not including the underwriting commission, are estimated at U.S.$2,240,000 and are payable by Grupo Financiero Santander México.

Trading Market for the Notes

The Notes are a new issue of securities with no established trading market. Grupo Financiero Santander México intends to apply to have the Notes approved for listing on the ISE. Grupo Financiero Santander México has been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Grupo Financiero Santander México cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will be sustained. If an active public trading market for the Notes cannot be sustained, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the

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market for similar securities, Grupo Financiero Santander México’s operating performance and financial condition, general economic conditions and other factors.

Settlement

Grupo Financiero Santander México expects that delivery of the Notes will be made to investors on or about December 29, 2016, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”).

No Sales of Similar Securities

Grupo Financiero Santander México has agreed that it will not, for a period of thirty (30) days after the date of this prospectus supplement without the prior written consent of the underwriters, directly or indirectly, sell, contract to sell, grant any option to purchase, or otherwise dispose of any subordinated debt securities of similar maturity, terms and conditions as the Notes, or any securities that represent the right to receive any such debt securities, in any capital market or markets outside Mexico, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither Grupo Financiero Santander México nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither Grupo Financiero Santander México nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

Santander Investment Securities Inc., Grupo Financiero Santander México’s affiliate, is participating in this offering of notes as an underwriter. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to FINRA Rule 5121, Santander Investment Securities Inc. will not sell to an account holder with a discretionary account any security with respect to which the conflict exists, unless Santander Investment Securities Inc. has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to Grupo Financiero Santander México and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and

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financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Grupo Financiero Santander México or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with Grupo Financiero Santander México routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to Grupo Financiero Santander México consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Grupo Financiero Santander México’s securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Colombia

The Notes have not been and will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered with the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or on the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the Notes may not be offered, sold or negotiated in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. Furthermore, foreign financial entities must abide by the terms of Decree 2555 of 2010 and Regulation 029 of 2014 issued by the Colombian Superintendency of Finance, as modified, complemented or substituted from time to time, to privately market and offer the Notes to their Colombian clients.

Notice to Prospective Investors in Chile

Pursuant to Law No. 18,045 of Chile (the securities market law of Chile) and Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the SVS, the Notes may be privately offered in Chile to certain “qualified investors” identified as such by Rule 336 (which in turn are further described in Rule N°. 216, dated June 12, 2008, of the SVS).

Rule 336 requires the following information to be provided to prospective investors in Chile:

1.	The date of commencement of the offer is December 21, 2016. The offer of the Notes is subject to Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the Superintendency of Securities and Insurance of Chile (Superintendencia de Valores y Seguros de Chile, or the “SVS”);

2.	The subject matter of this offer are securities not registered with the Securities Registry (Registro de Valores) of the SVS, nor with the foreign securities registry (Registro de Valores Extranjeros) of the SVS, due to the Notes not being subject to the oversight of the SVS;

3.	Since the Notes are not registered in Chile there is no obligation by Grupo Financiero Santander México to make publicly available information about the Notes in Chile; and

4.	The Notes shall not be subject to public offering in Chile unless registered with the relevant securities registry of the SVS.

Información a los Inversionistas Chilenos

De conformidad con la ley N° 18.045, de mercado de valores y la Norma de Carácter General N° 336 (la “NCG 336”), de 27 de junio de 2012, de la Superintendencia de Valores y Seguros de Chile (la “SVS”), los bonos pueden ser ofrecidos privadamente a ciertos “inversionistas calificados”, a los que se refiere la NCG 336 y que se definen como tales en la Norma de Carácter General N° 216, de 12 de junio de 2008, de la SVS.

La siguiente información se proporciona a potenciales inversionistas de conformidad con la NCG 336:

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1.	La oferta de los bonos comienza el 21 de diciembre de 2016, y se encuentra acogida a la Norma de Carácter General N° 336, de fecha 27 de junio de 2012, de la SVS;

2.	La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de esa Superintendencia;

3.	Por tratarse de valores no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública sobre los mismos; y

4.	Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.

Notice to Prospective Investors in Peru

The Notes and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the Notes and therefore, the disclosure obligations set forth therein will not be applicable to Grupo Financiero Santander México or the sellers of the Notes before or after their acquisition by prospective investors. The Notes and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores) and the Notes have not been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, the Notes cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Member State, except that it may, with the effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Member State:

a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive.

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriters nominated by Grupo Financiero Santander México for any such offer; or

c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require Grupo Financiero Santander México or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

In this section, the expression an “offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in

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connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented and agreed that:

1.	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to Grupo Financiero Santander México; and

2.	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not, and are not intended to, constitute an offer or solicitation to purchase or invest in the Notes described herein in Switzerland. The Notes may not be offered, sold or advertised, directly or indirectly, to the public in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus pursuant to the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes may be distributed, or otherwise made available, to the public in Switzerland. Each underwriter has, accordingly, represented and agreed that it has not offered, sold or advertised and will not offer, sell or advertise, directly or indirectly, Notes to the public in, into or from Switzerland, and that it has not distributed, or otherwise made available, and will not distribute or otherwise make available, this prospectus supplement or any other offering or marketing material relating to the Notes to the public in Switzerland.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, The Laws of Hong Kong), or which do not constitute an offer to the public within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “FIEL”) and each underwriter has agreed that it has not offered or sold and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and

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any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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Legal Matters

Grupo Financiero Santander México’s U.S. counsel, Davis Polk & Wardwell LLP, New York, New York, will pass upon certain United States legal matters relating to the Notes. Its Mexican counsel, Ritch, Mueller, Heather y Nicolau, S.C., Mexico City, Mexico, will pass upon certain matters of Mexican law relating to the issue and sale of the Notes. The underwriters have been represented by Shearman & Sterling LLP, New York, New York, and Bufete Robles Miaja, S.C., Mexico City, Mexico.

Experts

The consolidated financial statements, the related financial statement schedules and the effectiveness of Grupo Financiero Santander México’s internal control over financial reporting, incorporated in this prospectus supplement by reference to the 2015 Annual Report for the year ended December 31, 2015 have been audited by Galaz, Yamazaki, Ruiz Urquiza, S.C., member firm of Deloitte Touche Tohmatsu Limited, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The address of Galaz, Yamazaki, Ruiz Urquiza, S.C. is Rio Lerma 232, Piso 9, Cuauhtémoc, 06500 Mexico City, Mexico.

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PROSPECTUS

Grupo Financiero Santander México, S.A.B. de C.V.
(incorporated in the United Mexican States)

Contingent Convertible Securities

We may use this prospectus to offer and sell our contingent convertible securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. This prospectus describes some terms of the contingent convertible securities, and the Series B Shares and the American Depositary Shares, or ADSs, that may be issued following conversion of the contingent convertible securities, and the general manner in which they may be offered. We will provide the specific terms of the contingent convertible securities, and the manner in which they will be offered, in a supplement to this prospectus. Any supplement may also add, update or change information contained in, or incorporated by reference into, this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

Our ADSs are listed and traded on the New York Stock Exchange, or NYSE, under the symbol “BSMX.” In addition, our Series B shares are listed and traded on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) under the symbol “SANMEX.”

Investing in our contingent convertible securities involves risks. You should carefully review the risk factors set forth under “Item 3. Key Information—Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference herein, as well as any risk factors set forth in any other recently filed reports and the prospectus supplement.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS EXCLUSIVELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE MEXICAN BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, THE “CNBV”). REGISTRATION OF THE SECURITIES, IF ANY, WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE CNBV, DOES NOT IMPLY ANY CERTIFICATION AS TO THE INVESTEMENT QUALITY OF THE SECURITY, OUR SOLVENCY OR CREDIT QULITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN.

THE CONTINGENT CONVERTIBLE SECURITIES ARE NOT DEPOSITS WITH GRUPO FINANCIERO SANTANDER MÉXICO OR THE GROUP (AS DEFINED BELOW), AND WILL BE UNSECURED, NOT ELIGIBLE FOR REIMBURSEMENT AND NOT GUARANTEED BY ANY MEXICAN GOVERNMENTAL AGENCY, INCLUDING, WITHOUT LIMITATION, THE MEXICAN SAVINGS PROTECTION AGENCY (INSTITUTO PARA LA PROTECCIÓN AL AHORRO BANCARIO OR “IPAB”), OR BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER UNITED STATES GOVERNMENTAL AGENCY OR BY ANY OF OUR SUBSIDIARIES OR AFFILIATES.

The date of this prospectus is December 21, 2016.

table of contents

Page

About This Prospectus	1
Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	3
Grupo Financiero Santander México	4
Risk Factors	6
Special Note Regarding Forward-Looking Statements	7
Use of Proceeds	9
Ratio Of Earnings To Fixed Charges	10
Description of Contingent Convertible Securities	11
Description of Certain Provisions Relating to Contingent Convertible Securities	15
Description of Capital Stock	20
Description of American Depositary Shares	32
Plan of Distribution	41
Expenses of the Issue	41
Legal Matters	42
Experts	42
Service of Process and Enforcement of Judgments	42

We have not authorized any other person to provide you with information different from or in addition to that included in this prospectus or any prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the contingent convertible securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of this prospectus or such prospectus supplement, respectively, regardless of the time of delivery of this prospectus, such prospectus supplement or any sale of the contingent convertible securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus or such prospectus supplement.

We have not taken any action to permit the possession or distribution of this prospectus or any prospectus supplement outside the United States. In addition, we have not taken any action to permit a public offering of the contingent convertible securities outside the United States. Persons outside the United States who have come into possession of this prospectus or any prospectus supplement must inform themselves about and observe restrictions relating to the offering of the contingent convertible securities and the distribution of this prospectus or such prospectus supplement outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Grupo Financiero Santander Mexico,” “we,” “our,” “ours,” “us” or similar terms refer to Grupo Financiero Santander México, S.A.B. de C.V., together with its consolidated subsidiaries. When we refer to “Santander España,” we refer to our controlling shareholder, Banco Santander, S.A., a Spanish bank. When we refer to “Banco Santander Mexico” or the “Bank,” we refer to Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, together with its consolidated subsidiaries. When we refer to “Casa de Bolsa Santander,” we refer to Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México, a Mexican broker-dealer. When we refer to “Gestión Santander,” we refer to SAM Asset Management, S.A. de C.V., Sociedad Operadora de Sociedades de Inversión (formerly Gestión Santander, S.A. de C.V., Grupo Financiero Santander México) (an entity that was sold in December 2013). When we refer to “Seguros Santander,” we refer to Zurich Santander Seguros México, S.A. (formerly, Seguros Santander, S.A., Grupo Financiero Santander) (an entity that was sold in November 2011). When we refer to the “Santander Group,” we refer to Santander España together with its consolidated subsidiaries.

In this prospectus, the term “Mexico” refers to the United Mexican States. The term “Mexican government” refers to the federal government of Mexico. All references herein to the “U.S.$,” “U.S. dollars” and “dollars” are to United States dollars and references to “Mexican pesos,” “pesos,” or “Ps.” are to Mexican pesos. References to “euros” or “€” are to the common legal currency of the member states participating in the European Economic and Monetary Union. We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

i

About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, sell the contingent convertible securities described in this prospectus in one or more offerings of an unspecified amount. This prospectus provides you with a general description of the contingent convertible securities that we may offer, which we refer to as the “contingent convertible securities,” and the Series B shares and the ADSs that may be issued following conversion of the contingent convertible securities. If we sell the contingent convertible securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and the prospectus supplement filed pursuant to the registration statement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or the prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. We will file the prospectus supplement with the SEC. You should carefully read both this prospectus and the prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information included in the registration statement. For more information, you should refer to the registration statement, including the exhibits thereto. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information.”

Where You Can Find More Information

We have filed with the SEC a registration statement (including any amendments and exhibits to the registration statement) on Form F-3 under the Securities Act of 1933, or the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act, including the requirements to prepare and issue quarterly reports, or the proxy rules applicable to domestic U.S. registrants under Section 14 of the Exchange Act or the insider reporting and short-swing profit rules under Section 16 of the Exchange Act. However, we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available to our shareholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year. We will file annual reports on Form 20-F within the time period required by the SEC, which is currently four months from December 31, the end of our fiscal year, and will file interim reports on Form 6-K containing an English language version of any reports we file with Mexican securities regulators or stock exchanges, including our quarterly reports.

We will send to the depositary a copy in English of all notices that we give relating to meetings of our shareholders or to distributions to shareholders or the offering of rights and a copy of any other report or

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communication that we make generally available to our shareholders. The depositary will make all these notices, reports and communications that it receives from us available for inspection by registered holders of ADSs at its office. The depositary will mail copies of those notices, reports and communications to you if we ask the depositary to do so and furnish sufficient copies of materials for that purpose.

We also file annual and quarterly reports and other information, all of which is in Spanish, with the Mexican Stock Exchange in accordance with the requirements applicable to issuers of securities registered with the RNV maintained by the CNBV.

2

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This means that you must look at all of the SEC filings that we incorporated by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents listed below, which we have already filed with or furnished to the SEC:

(1)	our Annual Report on Form 20-F for the fiscal year ended December 31, 2015 filed on May 2, 2016 (the “2015 Annual Report”); and

(2)	our Current Report on Form 6-K furnished to the SEC on December 21, 2016, containing our unaudited interim condensed consolidated financial statements for the nine-month periods ended September 30, 2016 and 2015 and at September 30, 2016 and December 31, 2015 (the “September 2016 Unaudited Interim Condensed Consolidated Financial Statements”) and a discussion and analysis of our results of operation and financial condition for the first nine months of 2016.

While we have prepared our consolidated financial statements as of and for the years ended December 31, 2013, 2014 and 2015 included in the 2015 Annual Report and incorporated by reference in this prospectus in accordance with International Financial Reporting Standards, or IFRS, data reported by the CNBV for the Mexican financial sector as a whole as well as individual financial institutions in Mexico, including our own, is prepared in accordance with Mexican Banking GAAP and, thus, may not be comparable to our results prepared in accordance with IFRS. Unless otherwise indicated, all financial information provided in the 2015 Annual Report as well as in our report on Form 6-K filed on December 21, 2016 has been prepared in accordance with IFRS. However, unless otherwise indicated, our financial information provided in any reports on Form 6-K incorporated by reference in this prospectus are prepared in accordance with Mexican Banking GAAP and, thus, may not be comparable to our results prepared in accordance with IFRS. IFRS differs in certain significant respects from Mexican Banking GAAP. For a discussion of the most significant differences between Mexican Banking GAAP and IFRS as they relate to us, see note 1.b to our consolidated financial statements included in the 2015 Annual Report and incorporated by reference in this prospectus.

All subsequent reports that we file on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents. We may also incorporate by reference any Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in this prospectus or in the most recent document incorporated by reference herein.

We will provide without charge to each person to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:

División de Relación con Inversionistas
Avenida Prolongación Paseo de la Reforma 500
Colonia Lomas de Santa Fe
Delegación Álvaro Obregón
01219 Mexico City, Mexico
Telephone: +(52) 55-5257-8000

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Grupo Financiero Santander México

We are the second-largest financial services holding company in Mexico based on total loans made by the Bank and our other subsidiaries, the third-largest financial services holding company in Mexico based on total assets and deposits and the fourth-largest financial services holding company in Mexico based on net income as of September 30, 2016, in each case as determined in accordance with Mexican Banking GAAP, according to information published by the CNBV. Through our bank and our other subsidiaries, we provide a wide range of financial and related services, principally in Mexico, including retail and commercial banking, securities underwriting and brokerage and custody services. Our principal subsidiaries are Banco Santander México, our commercial bank subsidiary, and Casa de Bolsa Santander, S.A. de C.V., our broker-dealer subsidiary.

As of September 30, 2016, we had total assets of Ps.1,281,599 million (U.S.$66,138 million) and total equity of Ps. 119,212 million (U.S.$6,152 million). For the year ended December 31, 2015, we had net income of Ps.14,004 million (U.S.$811 million), which represented a return-on-average equity, or ROAE, of 13.22% for that period. For the nine months ended September 30, 2016, we had net income of Ps. 12,981 million (U.S.$670 million), which represented a return-on-average equity, or ROAE, of 11.44% for that period.

Our most significant subsidiary is the Bank, which as of September 30, 2016 accounted for 99.89% of our total assets and 98.32% of its shareholders’ equity. For the year ended December 31, 2015 and the nine months ended September 30, 2016, the Bank accounted for 100.40% of our net income and 99.74% of our net income, respectively. As of September 30, 2016, the Bank had total loans, net of allowance for impairment losses, of Ps. 590,058 million (U.S.$30,451 million), total deposits of Ps. 622,597 million (U.S.$32,130 million), 1,364 offices and 6,620 ATMs located throughout Mexico, and 16,828 employees.

We offer a differentiated financial services platform in Mexico focused on the client segments that we believe are most profitable, such as high- and mid-income individuals, small and medium-sized enterprises, or SMEs, and medium and large companies in Mexico, while also providing integrated financial services to low-income individuals. We developed our client segmentation strategy in 2008 with clearly defined client segments: high- and mid-income individuals, SMEs and middle-market corporations. Since then, we have focused our efforts on further refining our client segmentation, developing our product offerings, information technology systems and our internal practices, as well as enhancing our distribution channels in order to maximize service in our key client segments.

The following chart sets forth the Retail Banking and Global Corporate Banking principal operating segments of the Bank and their main focus.

Retail Banking	Global Corporate Banking

Focusing on the following categories of clients:

•      Individuals, with a net wealth of less than Ps.5 million, categorized as classic, preferred, premier or select

•      Private banking, for individuals with net wealth in excess of Ps.8 million. Individuals with net wealth between Ps. 5 million to Ps. 8 million are attended to by either the Individuals segment or the Private Banking segment described above, depending on the product offerings that would suit them best

•      SMEs, with annual gross revenues of up to Ps.200 million

•      Middle-market corporations, with annual gross revenues of more than Ps.200 million that are not clients of Global Corporate Banking

•      Government institutions, comprised of Mexican

Offering to our largest clients (mainly Mexican and multinational corporations, financial groups and large institutional clients) tailored services and products such as:

•      Global transaction banking (GTB), which includes cash management, working capital solutions, security services and trade finance solutions

•      Financial Solutions and Advisory (FS&A), which includes origination, structuring and distribution of structured credit and debt products, debt capital markets, project finance and asset-based finance

•      Corporate finance, which includes mergers and acquisitions and equity capital markets services

•      Markets, including “plain vanilla” and tailored fixed income, foreign exchange and equity investment and hedging solutions and brokerage services

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federal government agencies, state agencies and municipalities, as well as Mexican universities	• Global Corporate Banking products and solutions for retail customers, which offers retail segment clients tailor-made corporate banking products and solutions in order to meet specific needs

In addition, we have a Corporate Activities operating segment comprised of all other operational and administrative activities that are not assigned to a specific segment or product listed above. These activities include the centralized management of our financial investments, the financial management of our structural interest rate risk and foreign exchange position and the management of our liquidity and equity through securities offerings and the management of assets and liabilities.

The investment banking and equity trading activities of Casa de Bolsa, our broker-dealer subsidiary, are included in the Global Corporate Banking segment, while the retail portion of its brokerage business is part of the Retail Banking segment. Our insurance activities are included in the Retail Banking segment.

Banco Santander, S.A., or Santander España, is our controlling shareholder and owns, directly or indirectly, 74.97% of our total capital stock. We believe that our relationship with Santander España and the Santander Group as a whole offers us significant competitive advantages over other financial services holding companies in Mexico. As of September 30, 2016, the Santander Group had total assets of €1,329.5 billion (U.S.$1,484.5 billion), shareholders’ equity of €101,122 million (U.S.$112,902 million) and a market capitalization of €56,973 million (U.S.$63,616 million). It also generated an attributable profit of €4,975 million (U.S.$5,555 million) during the nine months ended September 30, 2016. As of September 30, 2016, we represented approximately 7% of the Santander Group’s attributable profit, making us the fifth largest contributor of attributable profits to the Santander Group. As of September 30, 2016, we also represented approximately 5% of the Santander Group’s assets, according to Santander España’s third quarter earnings report. As of September 30, 2016, the Santander Group had 12,391 branches and 189,675 employees, according to Santander España’s third quarter earnings report.

Our principal executive offices are located at Avenida Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, Delegación Álvaro Obregón, 01219, Mexico City, Mexico. Our telephone number at that address is +52 (55) 5257-8000 and our website is www.santander.com.mx. None of the information contained on our website is incorporated by reference into, or forms part of, this prospectus.

5

Risk Factors

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference from the 2015 Annual Report and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference and the risk factors and other information contained in the prospectus supplement before acquiring any of such securities.

6

Special Note Regarding Forward-Looking Statements

This prospectus and the 2015 Annual Report incorporated herein by reference include forward-looking statements, principally under the captions “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview” and “Item 5. Operating and Financial Review and Prospects” in the 2015 Annual Report. These statements appear throughout this prospectus and the 2015 Annual Report and include statements regarding our intent, belief or current expectations in connection with:

•	asset growth and sources of funding;

•	growth of our fee-based business;

•	expansion of our distribution network;

•	financing plans;

•	competition;

•	impact of regulation and the interpretation thereof;

•	action to modify or revoke its authorization to act as a sociedad controladora de un grupo financiero or Banco Santander México’s banking license;

•	exposure to market risks including interest rate risk, foreign exchange risk and equity price risk;

•	exposure to credit risks including credit default risk and settlement risk;

•	projected capital expenditures;

•	capitalization and related requirements and level of reserves;

•	investments in our information technology platform;

•	liquidity;

•	trends affecting the economy generally; and

•	trends affecting our financial condition and our results of operations.

Many important factors, in addition to those discussed elsewhere in this prospectus or in the 2015 Annual Report incorporated herein by reference, could cause our actual results to differ substantially from those anticipated in our forward-looking statements, including, among other things:

•	changes in capital markets in general that may affect policies or attitudes towards lending to Mexico or Mexican companies;

•	changes in economic conditions in Mexico in particular, in the United States or globally;

•	the monetary, foreign exchange and interest rate policies of the Mexican Central Bank (“Banco de México”);

•	inflation;

•	deflation;

•	unemployment;

•	unanticipated turbulence in interest rates;

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•	movements in foreign exchange rates;

•	movements in equity prices or other rates or prices;

•	changes in Mexican and foreign policies, legislation and regulations;

•	changes in requirements to make contributions to, for the receipt of support from programs organized by or requiring deposits to be made or assessments observed or imposed by, the Mexican government;

•	changes in taxes and tax laws;

•	competition, changes in competition and pricing environments;

•	our inability to hedge certain risks economically;

•	economic conditions that affect consumer spending and the ability of customers to comply with obligations;

•	the adequacy of allowance for impairment losses and other losses;

•	increased default by borrowers;

•	our inability to successfully and effectively integrate acquisitions or to evaluate risks arising from asset acquisitions;

•	technological changes;

•	changes in consumer spending and saving habits;

•	increased costs;

•	unanticipated increases in financing and other costs or the inability to obtain additional debt or equity financing on attractive terms;

•	changes in capitalization requirements for the Bank, including the imposition of additional capital buffers;

•	changes in, or failure to comply with, banking regulations or their interpretations; and

•	the other risk factors discussed under “Item 3. Key Information—D. Risk Factors” in the 2015 Annual Report.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast” and similar words are intended to identify forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date they were made. We undertake no obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors. Our independent public auditors have neither examined nor compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. In light of the risks and uncertainties described above, the future events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance. Because of these uncertainties, you should not make any investment decision based upon these estimates and forward-looking statements.

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Use of Proceeds

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the contingent convertible securities offered by this prospectus for general corporate purposes.

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Ratio Of Earnings To Fixed Charges

	Nine months ended September 30, 2016(1)	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges only(1)(2)
– including interest on deposits	1.81	1.84	1.81	1.75	1.96	2.00
– excluding interest on deposits	3.96	3.70	3.26	3.48	4.94	5.49

(1)	Based on unaudited numbers.

(2)	Fixed charges consist of total interest expensed plus an estimate of the portion of rental expenses representing interest cost. This has been estimated at 30% of rental expenses, as a reasonable approximation of the interest factor.

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Description of Contingent Convertible Securities

The following is a summary of the general terms that will apply to any contingent convertible securities that may be offered by us.

If we issue contingent convertible securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those contingent convertible securities to those described in this prospectus. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the contingent convertible securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your contingent convertible security. Contingent convertible securities will be issued by us under an indenture and a supplemental indenture related to the contingent convertible securities. The indenture is a contract between us and The Bank of New York Mellon, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further contingent convertible securities. You should also read the indenture and any related supplemental indenture establishing such contingent convertible securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

Contingent convertible securities means our subordinated convertible debt securities mandatorily convertible into shares of our capital stock on the occurrence of certain events. The contingent convertible securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the Mexican government.

We may issue contingent convertible securities in one series only. The prospectus supplement for the series of contingent convertible securities will describe the terms of the offered contingent convertible securities, including some or all of the following terms:

•	the specific designation, authorized denomination and aggregate principal amount of the contingent convertible securities;

•	whether such contingent convertible securities will be dated contingent convertible securities with a specified maturity date or undated contingent convertible securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred or cancelled, whether the payment of principal can be deferred and the subordination terms;

•	the price or prices at which they will be issued;

•	the terms on which the contingent convertible securities may or are required to convert into shares of our capital stock and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any interest payments are payable;

•	the terms and conditions of any mandatory or optional redemption;

•	any modifications or additions to the enforcement events with respect to the contingent convertible securities offered;

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•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the contingent convertible securities;

•	whether we can issue any additional contingent convertible securities;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible securities;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional interest on the contingent convertible securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the contingent convertible securities following those developments; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and Mexican tax considerations that apply to the contingent convertible securities.

The contingent convertible securities may bear interest at a fixed rate or a floating rate. We may sell any contingent convertible securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of contingent convertible securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such contingent convertible securities are converted into shares of our capital stock, in which case holders will have the voting rights described under “Description of Capital Stock—Voting Rights.”

If we issue subordinated contingent convertible securities that qualify as Additional Tier 1 capital for regulatory purposes, the payment, subordination, redemption, enforcement events and other terms may vary from those described in this prospectus and will be set forth in the prospectus supplement.

Payments

We will make any payments of interest and principal, on the contingent convertible securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the prospectus supplement. The prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an enforcement event under the contingent convertible securities indenture.

Subordination

Each contingent convertible security will constitute our general, unsecured and subordinated obligations ranking equally without any preference among themselves. The rights and claims of the holders of the contingent convertible securities will be subordinated as described in the prospectus supplement with respect to the series. The prospectus supplement will set forth the nature of the subordinated ranking of the contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any other manner.

Redemption

Any terms of the redemption of the contingent convertible securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the prospectus supplement.

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Enforcement Events; Limitation of Remedies

Enforcement Events

The prospectus supplement with respect to the contingent convertible securities shall set out what events, if any, shall be considered enforcement events and what remedies, if any, that may be available to holders.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

 Subject to any further limitations provided in the prospectus supplement and supplemental indenture establishing the series of contingent convertible securities, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a continuing enforcement event has occurred and remains uncured.

•	The holders of not less than 25% in outstanding principal amount of the contingent convertible securities must make a written request that the trustee institute proceedings because of the enforcement event, and the holder must offer reasonable indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of, and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture with respect to the contingent convertible securities without the consent of the holders of the contingent convertible securities. Other modifications and amendments may be made to the indenture with the consent of not less than a majority in aggregate outstanding principal amount of the contingent convertible securities outstanding under the indenture that are affected by the modification or amendment, voting as one class.

However, no modifications or amendments may be made without the consent of 100% of the holders of all contingent convertible securities affected that would:

•	change the stated maturity, if any, of any principal amount of or any interest payment date on any contingent convertible security;

•	change the terms of any perpetual contingent convertible security to include a stated maturity date;

•	reduce the principal amount of or reduce or increase the interest rates of any contingent convertible security, other than as permitted under the indenture;

•	change our obligation to pay additional interest, if any, except as otherwise permitted under the indenture;

•	change the currency of payment;

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•	modify any other payment provision of any contingent convertible security;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•	modify the subordination provisions, provisions relating to consolidation, merger, conveyance or transfer of the Bank and/or substantially all of its properties, and any provisions dealing with bankruptcy or liquidation of the Bank and the governing law of the contingent convertible securities in a manner adverse to the holders, in each case other than as permitted under the indenture.

In addition to the permitted amendments described in the preceding paragraph, we and the trustee may amend, waive or supplement the indenture or the contingent convertible securities without the consent of any holders of the contingent convertible securities in certain circumstances, including, among other things, to cure any ambiguity, omission, defect or inconsistency, to conform the provisions of the indenture to this “Description of Contingent Convertible Securities” section in this prospectus and to make any other change that does not adversely affect the rights of any relevant holder in any material respect.

No modifications or amendments may be made without the authorization of Banco de México.

Governing Law

The contingent convertible securities and the indenture will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act, except that the subordination provisions and the waiver of the right to set-off will be governed by and construed in accordance with the laws of Mexico.

Notices

All notices to holders of registered contingent convertible securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee or delivered in accordance with the applicable procedures of the relevant clearing system.

The Trustee

The Bank of New York Mellon is the trustee under the indenture with respect to the contingent convertible securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of contingent convertible securities, unless offered reasonable indemnity satisfactory to the trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our contingent convertible securities.

Consent to Service of Process

Under the indenture, we irrevocably designate Banco Santander, S.A., New York Branch as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any contingent convertible securities issued under the indenture brought in any federal or state court in the Borough of Manhattan, The City of New York, New York and we irrevocably submit to the jurisdiction of those courts in connection with any such action or proceeding.

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Description of Certain Provisions Relating to Contingent Convertible Securities

Form of Contingent Convertible Securities; Book-Entry System

Unless the prospectus supplement states otherwise, the contingent convertible securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary identified in the prospectus supplement, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the contingent convertible securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the contingent convertible securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indenture. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have contingent convertible securities registered in its name, receive or be entitled to receive physical delivery of contingent convertible securities in definitive form or be considered the owner or holder of the contingent convertible securities under the indenture. Each person having an ownership or other interest in contingent convertible securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder of the contingent convertible securities under the indenture.

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The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the contingent convertible securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

INDEVAL. Holders of contingent convertible securities may own beneficial interests in the global security through the facilities of INDEVAL (as defined below), which is a participant in each of Clearstream Luxembourg

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and Euroclear. INDEVAL is a privately owned securities depositary that is authorized to act and acts as a clearinghouse, depositary and central custodian for securities in Mexico. As such, INDEVAL provides settlement and transfer services and is the registration agent for Mexican securities transactions, eliminating the need for physical transfer of securities.

Other Clearing Systems

We may choose any other clearing system for the series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the prospectus supplement.

Payments on the Global Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of contingent convertible securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

Primary Distribution

The distribution of contingent convertible securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the prospectus supplement. Payment for contingent convertible securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the prospectus supplement. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the contingent convertible securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold contingent convertible securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Contingent convertible securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, contingent convertible securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream Luxembourg

We understand that investors that hold contingent convertible securities through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Contingent convertible securities will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

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If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of contingent convertible securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the contingent convertible securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the contingent convertible securities either against payment or free of payment.

The interests in the contingent convertible securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the contingent convertible securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the contingent convertible securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the contingent convertible securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing contingent convertible securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the contingent convertible securities were credited to their accounts). However, any interest on the contingent convertible securities would accrue from the value date. Therefore, in many cases, the investment income on contingent convertible securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver contingent convertible securities to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the contingent convertible securities through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the contingent convertible securities, or to receive or make a payment or delivery of the

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contingent convertible securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of the series of contingent convertible securities, such global securities will not be exchangeable for definitive securities of the series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the contingent convertible securities, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the contingent convertible securities when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of the series of contingent convertible securities should be exchanged for definitive contingent convertible securities of the series in registered form.

Each person having an ownership or other interest in a contingent convertible security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indenture permits us to determine at any time and in our sole discretion that contingent convertible securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the prospectus supplement, definitive contingent convertible securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of any definitive contingent convertible securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of contingent convertible securities. Payments will be made in respect of the contingent convertible securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive contingent convertible securities in exchange for a particular global security of the series, the depositary, as holder of that global security, will surrender it against receipt of the definitive contingent convertible securities, cancel the book-entry contingent convertible securities of the series, and distribute the definitive contingent convertible securities of the series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the contingent convertible securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the contingent convertible securities represented by the certificate, to the address specified in the form of transfer.

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Description of Capital Stock

General

Set forth below is certain information relating to our capital stock, including the material provisions of our bylaws, Mexican corporate and securities laws and certain related laws and regulations of Mexico, including those of the CNBV, all as in effect as of the date of this prospectus. The following summary description of our capital stock does not purport to be complete and is qualified in its entirety by reference to our bylaws, which are filed as Exhibit 4.1 to the registration statement of which this prospectus is a part.

We are currently organized as a publicly traded variable capital stock corporation (sociedad anónima bursátil de capital variable) under the laws of Mexico. We were organized as a holding company of a financial group on November 14, 1991, and became a publicly listed company on December 11, 1991. A copy of our bylaws has been filed with the CNBV and with the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) and is available for inspection at the Mexican Stock Exchange’s website: www.bmv.com.mx, and an English translation thereof is filed as an exhibit to the 2015 Annual Report incorporated herein by reference. Our corporate domicile is Mexico City, Federal District and our headquarters are located at Avenida Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, 01219, México, Distrito Federal, Mexico. Our telephone number is +55 5257-8000.

Issued Share Capital

Our capital stock is divided into two series of shares, Series F shares and Series B shares. Series F shares may only be owned by a foreign financial institution, except if such shares are transferred as collateral or in property to the IPAB, and must represent at all times at least 51% of our issued and outstanding capital stock. Series F shares may only be transferred to a third party with the prior approval of the Mexican Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público, or “SHCP”). Series B shares are common shares and may be purchased by Mexican or non-Mexican individuals or entities, subject to certain transfer restrictions. Series B shares may only represent up to 49% of our issued and outstanding capital stock. Our Series B shares are registered with the RNV, and have been listed on the Mexican Stock Exchange since December 11, 1991.

Since we are a variable stock corporation, our capital stock must have a fixed portion and may have a variable portion, represented both by Series F and Series B shares. Our bylaws set forth that the variable portion of our capital stock may not exceed ten times the amount of the fixed portion thereof.

As of the date of this prospectus, our capital stock consists of 6,786,394,913 shares, represented by 3,322,085,768 Series B shares (one vote per share) and 3,464,309,145 Series F shares (one vote per share), all of which are book-entry shares, fully paid and of a par value of Ps.3.780782962 each.

Corporate Purpose

Our bylaws provide that our corporate purpose includes, among other things, the acquisition and management of shares issued by insurance companies, brokerage houses, depositories, mutual funds management companies, credit institutions, pension fund management companies and any other kind of financial entities as the SHCP may determine, pursuant to the provisions of the Mexican Financial Groups Law (Ley para Regular las Agrupaciones Financieras), including companies that render ancillary services to us or to the entities part of the financial group.

Registration and Transfer of Shares

Our Series B shares are registered with the RNV maintained by the CNBV. If we wish to cancel our registration, or if it is cancelled by the CNBV, we will be required to make a public offer to purchase all outstanding Series B shares prior to the cancellation of such registration.

Our shares are evidenced by share certificates in registered form. The certificates evidencing our shares are deposited with the Mexican depository institution, S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., or INDEVAL, and are maintained in book-entry form with institutions which have accounts with INDEVAL. INDEVAL is the holder of record in respect of all of the shares of our capital stock. Accounts may be maintained at INDEVAL by brokers, banks and other financial institutions and entities authorized for this purpose. Ownership of our shares is evidenced by certificates issued by INDEVAL, together with certificates issued by INDEVAL’s account holders. We maintain a stock registry and only those persons listed in such stock registry and holding

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certificates issued in their name as registered holders, or persons holding shares through institutions that maintain accounts with INDEVAL, will be recognized as our shareholders. Pursuant to Mexican law, any transfer of shares must be registered in our stock registry or through book entries that may be traced back from our stock registry to the records of INDEVAL.

Pursuant to the Mexican Financial Groups Law, the Mexican Securities Market Law (Ley del Mercado de Valores) and our bylaws, no person or entity, or group of persons or entities, may directly or indirectly, in one or a series of related transactions, (i) acquire any of our Series F shares, except with the prior authorization of the SHCP, (ii) acquire more than 2% of our shares without informing the SHCP after the acquisition, (iii) acquire 5% or more of our shares, except with the prior authorization of the SHCP, (iv) acquire 20% or more of our shares, unless the acquiror shall have previously obtained the authorization of the SHCP, and (v) acquire 30% or more of our shares, unless (a) the acquiror shall have previously obtained the authorization of the SHCP, and (b) the acquiror, with the approval of the CNBV, shall conduct a public tender offer to acquire either (x) if the intended acquisition is for shares representing less than 50% of our aggregate outstanding shares of capital stock, the greater of an additional 10% of the aggregate outstanding shares or the percentage of additional outstanding shares intended to be acquired, or (y) if the intended acquisition is for shares representing more than 50% of the aggregate outstanding shares of capital stock, 100% of our aggregate outstanding shares.

In addition, our Series F shares may only be transferred with the prior approval of the SHCP.

Voting Rights

Holders of Series F or Series B shares are entitled to one vote per share and such shares shall, within each series, confer its holders with the same rights. Holders of our shares do not have cumulative voting rights, which generally are not available under Mexican law.

Conflicts of Interest

Under Mexican law, any shareholder that votes in a transaction in which its interests conflict with our interest may be liable for damages, but only if the transaction would not have been approved without such shareholder’s vote.

A member of our Board of Directors with a conflict of interest must disclose such conflict and abstain from any deliberation or vote in connection therewith. A breach by any member of our Board of Directors of any such obligations may result in such member being liable for damages and losses. Further, any member of our Audit Committee or our Corporate Practices Committee who votes on a transaction in which he or she has a conflict of interest with us may be liable for damages.

Pursuant to the Mexican Securities Market Law, our Corporate Practices Committee must issue an opinion with regard to, among others, transactions and arrangements with related parties, and these transactions and arrangements must be approved by our Board of Directors (which may base its approval on the opinion of an expert).

Shareholders’ Meetings

Calls

Under Mexican law and our bylaws, shareholders’ meetings may be called by:

•	our Board of Directors;

•	shareholders representing at least 10% of our outstanding capital stock who request that the Board of Directors or the Corporate Practices Committee or Audit Committee call a shareholder meeting;

•	a Mexican court of competent jurisdiction, in the event the Board of Directors does not comply with a valid request of the shareholders described immediately above;

•	each of the Audit Committee and the Corporate Practices Committee; and

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•	any shareholder, provided that no annual ordinary meeting has been held for two consecutive years or the annual shareholders’ meeting did not address the matters required to be addressed in annual shareholders’ meetings.

Calls for shareholders’ meetings will be required to be published in one of the newspapers of general circulation of our corporate domicile at least 15 days before the scheduled date of the shareholders’ meeting in the case of first call. If the shareholders’ meeting is not held on the scheduled date, then a second call explaining the circumstances shall be published within a period not greater than 15 business days from the date established in the first call. The second call shall be published at least 5 business days in advance of the rescheduled shareholders’ meeting. Calls need to specify the place, date and time as well as the matters to be addressed at the meeting. From the date on which a call is published until the date of the corresponding meeting, all relevant information will have to be made available to the shareholders at our executive offices. To attend a shareholders’ meeting, shareholders will have to be either registered in the stock registry or present evidence of the deposit of their shares with INDEVAL or other authorized securities depositary, coupled with a certificate issued by a participant of INDEVAL or such depositary.

Shareholders’ Meetings

General shareholders’ meetings may be general ordinary shareholders’ meetings or general extraordinary shareholders’ meetings. Shareholders may also hold special meetings of a given series (as for example, meetings of Series B shareholders, as a means to exercise their rights or discuss any matters that may affect such series).

General ordinary shareholders’ meetings will be those called to discuss any issues not reserved for extraordinary meetings. General ordinary shareholders’ meetings will have to be held at least once a year during the first four months following the end of each fiscal year to:

•	approve financial statements for the preceding fiscal year prepared by our chief executive officer and the report of the Board of Directors;

•	elect directors;

•	appoint the members of the Audit Committee, the Corporate Practices Committee and any other special committees that may be created and determine their respective compensation;

•	discuss and approve the Audit Committee’s and the Corporate Practices Committee’s annual report;

•	determine how to allocate net profits for the preceding year (including, if applicable, the payment of dividends);

•	determine the maximum amount of funds allocated to share repurchases; and

•	approve any transaction representing 20% or more of our consolidated assets during any fiscal year.

General extraordinary shareholders’ meetings will be those called to consider:

•	an extension of our duration or voluntary dissolution;

•	an increase or decrease in the fixed portion of our capital stock;

•	any change in our corporate purpose or nationality;

•	any merger, spin-off or transformation into another type of company;

•	any issuance of preferred stock;

•	the redemption of shares with retained earnings;

•	any amendment to our bylaws;

•	any amendment to our Statutory Responsibilities Agreement;

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•	the cancellation of the registration of shares at the RNV or any stock exchange (except for automated quotation systems); or

•	the issuance of treasury shares for its further issuance in the stock markets.

A special shareholders’ meeting, comprising a single class of shares (such as our Series B shares), may be called if an action is proposed to be taken that may only affect such class. The quorum for a special meeting of shareholders and the vote required to pass a resolution at such meeting are identical to those required for extraordinary meetings of shareholders, except that the calculations are based upon the number of outstanding shares of the series that is the subject of the special meeting of shareholders.

The attendance quorum for a general ordinary shareholders’ meeting will be 51% of the outstanding capital stock; and resolutions may be taken by a majority of the capital stock represented therein. If the attendance quorum is not met upon the first call, a subsequent meeting may be called during which resolutions may be approved by the majority of the capital stock present, regardless of the percentage of outstanding capital stock represented at such meeting. The attendance quorum for general extraordinary shareholders’ meetings will be at least 75% of our outstanding capital stock. If an attendance quorum is not met upon the first call, a subsequent meeting may be called, at which at least 51% of the capital stock must be represented. In either case, resolutions must be taken by the vote of at least 51% of our outstanding capital stock, except for resolutions in respect of the cancellation of the registration of shares at the RNV or any stock exchange which require that at least 95% of the outstanding capital stock vote in favor of such resolution.

Dividends

Our Board of Directors must submit our financial statements for the previous fiscal year, proposed by our chief executive officer and supplemented by a report of our Board of Directors, at our annual general ordinary shareholders’ meeting for approval. Once our shareholders approve our financial statements, they are required to allocate net profits for the previous fiscal year. Under Mexican law and our bylaws, prior to any distribution of dividends, 5% of our earnings must be allocated to a legal reserve fund until such legal reserve fund is equal to at least 20% of our paid-in capital stock. Additional amounts may be allocated to other reserve funds as the shareholders may determine, including the amount allocated for the repurchase of shares. The remaining balance, if any, may be distributed as dividends, so long as losses for prior fiscal years have been absorbed and dividends are paid out of retained earnings. Any payment of dividends will be published in a gazette of major circulation of our corporate domicile.

Changes to Capital Stock

The fixed portion of our capital stock may be increased or decreased by a resolution adopted at a general extraordinary shareholders’ meeting and upon amendment of our bylaws, which amendment shall be previously approved by the SHCP. The variable portion of our capital stock may be increased or decreased by a resolution adopted at a general shareholders’ meeting without amending our bylaws, and the corresponding minutes of such meeting shall be notarized. Increases or decreases in the fixed or variable portion of the capital stock must be recorded in our capital variations book. New shares cannot be issued unless the then-issued and outstanding shares have been paid in full.

Our bylaws provide that we may issue treasury shares that may be offered for subscription and payment by our Board of Directors, provided that:

•	the general extraordinary shareholders’ meeting approves the maximum amount of the increase of our capital stock, and the terms and conditions for the issuance of the non-subscribed shares;

•	subscription of the shares representing the increase in the capital stock is made through a public offering, and such shares must be registered in the RNV, in accordance with the Mexican Securities Market Law (and if this requirement is not satisfied, preemptive rights would have to be observed); and

•	the subscribed and paid amount of our capital stock must be disclosed when our authorized capital, including any issued and unsubscribed shares, is made public.

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Election of Directors

Our Board of Directors may consist of up to 21 members and currently consists of 11 directors and 10 alternate directors. At least 25% of the members of our Board of Directors (and their respective alternates) must be independent, pursuant to the Mexican Securities Market Law. In accordance with our bylaws, holders of Series F shares representing 51% of our capital stock shall have the right to appoint 50% plus 1 of our directors and their respective alternates, and to appoint an extra director for each additional 10% of our capital stock above such percentage. Series B shareholders have the right to appoint the remaining directors and their alternates.

For each director, an alternate director may be appointed, provided that the alternate director corresponding to an independent director must also be independent. All members of the Board of Directors, whether they are directors or alternate directors, are called to attend the meetings of the Board of Directors. If both a director and an alternate director attend the same meeting, only the vote of the director shall be taken into account.

Pursuant to the Mexican Financial Groups Law, none of the following persons may be appointed as a member of our board: (i) our officers or officers of other entities of our group, except for our chief executive officer and officers of the first two levels of management immediately below the chief executive officer, who may be appointed as long as they do not represent more than one third of our appointed directors; (ii) the spouse of any director, or any relatives of up to the second degree of more than two directors; (iii) persons who have a pending claim against our company or any other member of our financial group; (iv) persons who have been declared bankrupt or in concurso mercantil, condemned by a court for any patrimonial crime or disqualified to engage in commercial or financial activities; (v) persons involved in supervisory and regulatory activities and of those of our subsidiaries; and (vi) persons who participate in the board of directors of any financial entity that belongs to a different financial group, or to such group’s holding company.

A determination in respect of whether a director may be deemed independent must be made by our shareholders (at the general shareholders’ meeting where the director is elected). Such a determination may be challenged by the CNBV within 30 days from the date the appointment of the director is notified to the CNBV. The CNBV may only challenge the appointment after holding a hearing with us and the affected director. Under the Mexican Securities Market Law, none of the following persons may be deemed as independent directors: (i) our officers or officers of our subsidiaries, who have being in office during the prior 12-month period; (ii) individuals who have a significant influence or authority on our company or in any member of our group; (iii) persons that are part of our group of controlling shareholders; (iv) clients, service providers, suppliers, debtors, creditors (or employees of any of them) that have material commercial relationships with us (i.e., sales to us or our subsidiaries that exceed 10% of the aggregate sales of any such person, during the prior 12-month period); (v) relatives of any of the foregoing; (vi) officers or employees of any charity or nonprofit organization that receives significant contributions from us; (vii) general directors and first-level officers of any company at which our general director or any first-level member of our management team is an elected director; or (viii) persons who have occupied any management office in our company or any of the members of our financial group.

Under the Mexican Securities Market Law, our Board of Directors may appoint temporary directors, without the vote of our shareholders, in case existing directors have resigned or their appointment has been revoked.

Directors must be elected at a special shareholders’ meeting held by each series of shares. Holders of at least 10% of our outstanding share capital are entitled to appoint one director and his or her respective alternate. Such an appointment may only be revoked by the shareholders when appointment of all directors designated by the same series of shares is revoked. Any director whose appointment is so revoked may not be reelected during the 12-month period immediately following the revocation. The ordinary shareholders’ meeting acknowledges the appointment of the members of the Board of Directors designated for each series of shares.

The chairman of the Board of Directors will be elected from the members appointed by the Series F shareholders.

Board of Directors

Our management is entrusted to our Board of Directors and our General Director. The Board of Directors sets forth the guidelines and general strategy for the conduct of our business and supervises the execution of such strategy.

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Meetings of the Board of Directors are deemed as validly convened and held if 51% of its members are present, including at least one independent director. Resolutions passed at these meetings will be valid if approved by a majority of the members of the Board of Directors that do not have a conflict of interest. If required, the chairman of the Board of Directors may cast a tie-breaking vote.

Meetings of our Board of Directors may be called by (i) 25% of our Board members; (ii) the chairman of the Board of Directors; (iii) the chairman of the Audit Committee or the Corporate Practices Committee; and (iv) the Secretary of the Board of Directors. Notice of such meetings must be provided to the members of our Board of Directors at least five days prior to the relevant meeting.

The Mexican Securities Market Law imposes duties of care and loyalty on directors. The duty of care generally requires that directors obtain sufficient information and be sufficiently prepared to act in our best interest. The duty of care is discharged, principally, by requesting and obtaining from us all information that may be necessary to take decisions, attending Board meetings and disclosing to the Board of Directors material information in possession of the relevant director. Failure to act with due care by a director subjects the relevant director to joint and several liability, together with other guilty directors, for damages and losses caused to us and our subsidiaries.

The duty of loyalty consists, primarily, of a duty to act for the benefit of the issuer and includes a duty to maintain the confidentiality of information received in connection with the performance of a director’s duties and to abstain from discussing or voting on matters where the director has a conflict of interest. In addition, the duty of loyalty is breached if a shareholder or group of shareholders is knowingly favored or if, without the express approval of the Board of Directors, a director takes advantage of a corporate opportunity belonging to us or our subsidiaries.

The duty of loyalty is also breached if the director uses corporate assets or approves the use of corporate assets in violation of our policies, discloses false or misleading information, orders not to, or causes the failure to, register any transaction in our records, that could affect our financial statements, or causes material information not to be disclosed or to be modified.

The violation of the duty of loyalty subjects the breaching director to joint and several liability with all breaching directors, for damages and losses caused to us and to the persons we control. Liability may also arise if damages and losses result from benefits obtained by the directors or third parties, as a result of activities carried out by such directors.

Claims for breach of the duty of care and the duty of loyalty may be brought solely for our benefit (as a derivative suit) and may only be brought by us or by shareholders representing at least 5% of any outstanding shares.

As a safe harbor for the benefit of directors, in respect of perceived violations of the duty of care or the duty of loyalty, the Mexican Securities Market Law provides that liabilities arising from a breach of the duty of care or the duty of loyalty will not be applicable, if the director acted in good faith and (a) complied with applicable law and our bylaws, (b) decided based upon facts and information provided by officers, external auditors or third-party experts, the capacity and credibility of which may not be the subject of reasonable doubt, and (c) selected the more adequate alternative in good faith, or the negative effects of the director’s decision could not have been reasonably foreseeable, based upon the then-available information. Mexican courts have not yet interpreted the meaning of this provision and, as a result, the extent and meaning of it are uncertain.

Under the Mexican Securities Market Law and our bylaws, our chief executive officer and our principal executives are also required to act for our benefit and not for the benefit of a shareholder or group of shareholders. Principally, these executives are required to submit to the Board of Directors for approval the principal strategies for our business and the business of the companies we control, to execute the resolutions of the Board of Directors, to comply with the provisions related to repurchase and offering of our shares, verify the effectiveness of capital contributions, comply with any provisions relating to declaration and payment of dividends, to submit to the audit committee proposals relating to internal control systems, to prepare all material information related to our activities and the activities of the companies we control, to disclose all material information to the public, to maintain adequate accounting and registration systems and internal control mechanisms, and to prepare and submit to the board the yearly financial statements.

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Committees of the Board of Directors

We maintain several committees of the Board of Directors that are required under the Mexican Securities Market Law or necessary to discharge our specialized duties and limit conflicts of interest. Each of our Audit Committee and our Corporate Practices Committee is required to be comprised of only independent board members and it must consist of at least three directors.

Preemptive Rights

Under Mexican law, our shareholders have preemptive rights for all share issuances or increases except in the cases noted below. Generally, if we issue additional shares of capital stock, our shareholders will have the right to purchase the number of shares necessary to maintain their existing ownership percentage. Shareholders must exercise their preemptive rights within the time period set forth by our shareholders at the general meeting approving the relevant issuance of additional shares. This period must continue for at least 15 days following the publication of notice of the issuance in the Official Gazette of the Federation and in a newspaper of general circulation in our corporate domicile.

The preemptive rights specified in the prior paragraph will not apply (i) in the case of shares issued in connection with mergers, (ii) in the case of resale of shares held in our treasury, as a result of repurchases of shares conducted on the Mexican Stock Exchange, (iii) in the event of an issuance for purposes of a public offering, see “—Changes to Capital Stock” above, and (iv) in respect of shares issued in connection with the conversion of any convertible securities the issuance of which was approved by our shareholders, such as the contingent convertible securities.

We may not be able to offer shares to U.S. shareholders pursuant to preemptive rights granted to our shareholders in connection with any future issuance of shares unless certain conditions are met. We may not legally be permitted to allow holders of our Series B shares or ADSs in the United States to exercise any preemptive rights in any future capital increase, unless we file a registration statement with the SEC with respect to that future issuance of shares or the offering qualifies for an exemption from the registration requirements of the Securities Act. Similar restrictions may apply to holders of our Series B shares or ADSs in other jurisdictions. Under Mexican law, sales or other transfers by the depositary of preemptive rights and distribution of the proceeds from such sales to ADS holders is not possible.

Redemption

In accordance with our bylaws, shares representing our capital stock are subject to redemption in connection with either (i) a reduction of capital stock, or (ii) a redemption with retained earnings, which in either case must be approved by our shareholders. The fixed portion of our capital stock may only be reduced to absorb losses and requires the approval of the general extraordinary shareholders’ meeting. In connection with a capital reduction, the redemption of shares will be made pro rata among the shareholders, first of the shares representing the variable portion of the capital stock and then of the shares representing the fixed portion. In the case of redemption with retained earnings, such redemption will be conducted (a) by means of a tender offer conducted on the Mexican Stock Exchange at prevailing market prices, in accordance with the Mexican Corporations Law, the Mexican Securities Market Law and our bylaws, or (b) pro rata among the shareholders.

Dissolution or Liquidation

Upon our dissolution, which must be approved by the SHCP, our shareholders at an extraordinary general shareholders’ meeting will appoint one or more liquidators to wind up our affairs. Our liquidation may only take place once all of the obligations of our financial subsidiaries have been fulfilled. All fully paid and outstanding shares of capital stock will be entitled to participate equally in any liquidation distributions.

Certain Minority Protections

Pursuant to the Mexican Securities Market Law and the Mexican Corporations Law, our bylaws include a number of minority shareholder protections. These minority protections will include provisions that permit:

•	holders of at least 10% of our outstanding capital stock:

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•	to vote (including in a limited or restricted manner) to request a call for a shareholders’ meeting;

•	to request that resolutions with respect to any matter on which they were not sufficiently informed be postponed; and

•	to appoint one member of our Board of Directors and one alternate member of our Board of Directors.

•	holders of 20% of our outstanding capital stock to oppose any resolution adopted at a shareholders’ meeting and file a petition for a court order to suspend the resolution temporarily, within 15 days following the adjournment of the meeting at which the action was taken, provided that (i) the challenged resolution violates Mexican law or our bylaws, (ii) the opposing shareholders neither attended the meeting nor voted in favor of the challenged resolution, and (iii) the opposing shareholders deliver a bond to the court to secure payment of any damages that we may suffer as a result of suspending the resolution, in the event that the court ultimately rules against the opposing shareholders; and

•	holders of 5% of our outstanding capital stock may initiate a shareholder derivative suit against some or all of our directors, for our benefit, for violations of their duty of care or duty of loyalty, in an amount equal to the damages or losses caused to us. Actions initiated on these grounds have a five-year statute of limitations.

Other Provisions

Duration

Our corporate existence under our bylaws is indefinite.

Share Repurchases

We are able to purchase our shares through the Mexican Stock Exchange, at the then-prevailing market prices for the shares at the time of the purchase. The economic and voting rights corresponding to repurchased shares may not be exercised by us during the period the shares are owned by us, and such shares will not be deemed outstanding for purposes of calculating any quorum or vote at any shareholders’ meeting. We are not required to create a special reserve for the repurchase of shares and we do not need the approval of our Board of Directors to effect share repurchases; however, we are required to obtain shareholder approval in respect of the maximum amount that may be used by us for share repurchases (including, subsequent sales of such repurchased shares). In addition, our Board of Directors must appoint an individual or group of individuals responsible for effecting share repurchases.

Share repurchases are required to be made pursuant to the provisions of the Mexican Securities Market Law, and carried out, reported and disclosed in the manner specified by the CNBV. If we intend to repurchase more than 1% of our outstanding shares at a single trading session, we must inform the public of this intention at least 10 minutes before submitting our bid. If we intend to repurchase 3% or more of our outstanding shares during a period of 20 trading days, we must conduct a public tender offer for these shares.

On April 25, 2014, at an ordinary general shareholders’ meeting, our shareholders approved, among other things, the creation of a fund out of accumulated reserves for the repurchase of our shares in an amount up to Ps.1,500 million.

Purchase of Shares by Our Subsidiaries

Our subsidiaries may not purchase, directly or indirectly, shares representing our capital stock or shares of companies that are our shareholders.

Anti-Takeover Protections

Our shares are subject to certain transfer restrictions that may have the effect of delaying or preventing a change in control. See “— Registration and Transfer of Shares” above.

No Mexican financial institutions, except for Mexican financial institutions when acting as institutional investors pursuant to the Mexican Financial Groups Law, may acquire any of our shares. Foreign governments may

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not participate in our capital stock, except (i) temporarily in connection with rescue packages, (ii) to acquire control, but solely through governmental entities that are not entitled to sovereign immunity, and (iii) indirectly and without acquiring control over us.

Furthermore, our bylaws provide that any transfer of shares may only be made with the prior approval of our Board of Directors.

Tag-Along Rights

Our bylaws do not grant tag-along rights to our shareholders. Notwithstanding, the Mexican Securities Market Law permits our shareholders to enter into these types of agreements or understandings, in which case the applicable shareholders shall notify us within the five business days following the corresponding agreement or understanding so that such information becomes publicly available. Such information is also required to be disclosed in our annual report.

Such agreements and understanding shall not be enforceable against us and any breach thereunder shall not affect the validity of the vote taken pursuant to a shareholders’ meeting. Further, the agreement or understanding shall only become effective among the parties thereto once they are disclosed to the public.

Withdrawal Rights

If our shareholders approve a change in our corporate purpose, jurisdiction of organization or transformation from one type of corporate form to another, any shareholder entitled to vote that voted against the approval of these matters has the right to withdraw and receive book value for its shares, as set forth in the financial statements last approved by our shareholders, provided that the shareholder exercises this withdrawal right within 15 days after the meeting, at which the relevant matter was approved.

Cancellation of Registration in the RNV

In accordance with our bylaws, and as set forth in the Mexican Securities Market Law, we will be required to make a public tender offer for the purchase of stock held by minority shareholders, in the event that the listing of our Series B shares on the Mexican Stock Exchange is cancelled, either as a result of our determination or by an order of the CNBV. Our controlling shareholders will be secondarily liable for these obligations. A controlling shareholder will be deemed to be a shareholder that holds a majority of our capital stock, has the ability to control the outcome of decisions made at a shareholders’ or board of directors’ meeting, or has the ability to appoint a majority of the members of our Board of

Directors. Unless otherwise approved by the CNBV, the price at which the stock must be purchased is the higher of:

•	the average quotation price on the Mexican Stock Exchange for the 30 days prior to the date of the tender offer, or

•	the book value, as reflected in the last report filed with the CNBV and the Mexican Stock Exchange.

If the tender for cancellation is requested by the CNBV, it must be initiated within 180 days from the date of the request. If initiated by us, under the Mexican Securities Market Law, the cancellation must be approved by 95% of our shareholders.

Our Board of Directors must make a determination with respect to fairness of the tender offer price, taking into consideration the minority shareholders’ interest, and disclose its opinion. The resolution of the Board of Directors may be accompanied by a fairness opinion issued by an expert selected by our Audit Committee. Directors and first level officers are required to disclose whether they will sell their shares in connection with the tender offer.

Holding Company Sole Liability

Pursuant to the Mexican Financial Groups Law, we, as a financial services holding company, are secondarily liable for the performance of the obligations undertaken by the members of our financial group (including all of our subsidiaries), in respect of the operations that each such member is allowed to carry out pursuant to applicable law.

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In addition, we are liable for the losses of each company comprising our financial group, provided that for such purposes, such company is deemed to have losses when its assets are insufficient to fulfill its payment obligations. As a result, we would be secondarily liable in respect of all of Banco Santander Mexico’s obligations, including any and all outstanding obligations under the Bank’s debts and issued notes. Pursuant to our Sole Liability Agreement (Convenio Único de Responsabilidades), as amended and in effect as of the date hereof, if our assets were not sufficient to cover the aggregate losses of the members of our financial group, they would be applied first to cover the losses of Banco Santander Mexico and, thereafter, proportionately among the rest of the members of our financial group until our assets were applied entirely or the relevant losses completely covered.

Enforcement of our secondary liability is subject to a specific proceeding set forth in the Mexican Financial Groups Law and may not be carried out expeditiously. Thus, the timing and outcome of an action against us to enforce such liability would be uncertain.

Certain Differences between Mexican and U.S. Corporate Law

As an investor, you should be aware that the Mexican Financial Groups Law, the Mexican Securities Market Law and the Mexican Corporations Law, all of which apply to us, differ in certain material respects from laws generally applicable to U.S. corporations and their shareholders.

Mergers, Consolidations and Similar Arrangements

Under Mexican law, mergers, spin-offs, transformations or other similar reorganizations must be approved by the extraordinary general shareholders’ meeting. Pursuant to the Mexican Corporations Law, under certain circumstances, a shareholder may be entitled to appraisal rights.

In contrast, pursuant to Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under specific circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive payment in the amount of the fair market value of the shares held by the shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction. Delaware law also provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital share. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Transfer Restrictions

Pursuant to the Mexican Financial Groups Law, the Mexican Securities Market Law and our bylaws, no person or entity, or group of persons or entities, may directly or indirectly, in one or a series of related transactions, (i) acquire any of our Series F shares, except with the prior authorization of the SHCP, (ii) acquire more than 2% of our shares without informing the SHCP after the acquisition, (iii) acquire 5% or more of our shares, except with the prior authorization of the SHCP, (iv) acquire 20% or more of our shares, unless the acquiror shall have previously obtained the authorization of the SHCP, and (v) acquire 30% or more of our shares, unless (a) the acquiror shall have previously obtained the authorization of the SHCP, and (b) the acquiror, with the approval of the CNBV, shall conduct a public tender offer to acquire either (x) if the intended acquisition is for shares representing less than 50% of our aggregate outstanding shares of capital stock, the greater of an additional 10% of the aggregate outstanding shares or the percentage of additional outstanding shares intended to be acquired, or (y) if the intended acquisition is for shares representing more than 50% of the aggregate outstanding shares of capital stock, 100% of our aggregate outstanding shares.

The Mexican Securities Market Law defines control, for these purposes, as (a) the ability to impose decisions, directly or indirectly, at a shareholders’ meeting (b) the right to vote 50% or more of our shares, or (c) the ability to cause, directly or indirectly, that our management, strategy or policies be pursued in any given fashion. See “—Anti-Takeover Protections” above.

In contrast, under Delaware law, corporations can implement shareholder rights plans and other measures, including staggered terms for directors and super-majority voting requirements, to prevent takeover attempts. Delaware law also prohibits a publicly held Delaware corporation from engaging in a business combination with an

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interested shareholder for a period of three years after the date of the transaction in which the shareholder became an interested shareholder unless:

•	prior to the date of the transaction in which the shareholder became an interested shareholder, the board of directors of the corporation approves either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of the voting stock of the corporation, excluding shares held by directors, officers, and employee stock plans; or

•	at or after the date of the transaction in which the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized at a shareholders’ meeting by at least 66 2/3% of the voting stock which is not owned by the interested shareholder.

Class Action Lawsuits

Applicable Mexican law has been modified to permit the initiation of class actions (including class actions initiated by Mexican governmental authorities). In Mexico, the law concerning fiduciary duties of directors and executive officers has been in existence for a relatively short period. Actions against directors for breach of fiduciary duties may not be initiated as a direct action, but as a shareholder derivative suit (that is for the benefit of our company). The grounds for shareholder derivative actions under Mexican law are limited. See “—Certain Minority Protections” above.

In contrast, under Delaware law, class actions and derivative actions are generally available to shareholders for purposes of, among other things, breaches of fiduciary duty, corporate waste and other actions or omissions that conflict with applicable law. In these kinds of actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with the action.

Shareholder Proposals

Under Mexican law and our bylaws, holders of at least 10% of our outstanding capital stock may (i) vote to request a call for a shareholders’ meeting; (ii) request that resolutions with respect to any matter on which they were not sufficiently informed be postponed; and (iii) appoint one member of our Board of Directors and its respective alternate.

In contrast, Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Extraordinary Shareholders’ Meetings

Under Mexican law and our bylaws, general shareholders’ meetings may be called by (i) our Board of Directors; (ii) shareholders representing at least 10% of our outstanding capital stock; (iii) a Mexican court of competent jurisdiction; (iv) the audit committee and the corporate practices committee; and (v) a shareholder, in limited cases. See “—Shareholders’ Meetings” above.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call an extraordinary meeting of shareholders.

Cumulative Voting

Cumulative voting rights generally are not available under Mexican law.

Under Delaware law, cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation.

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Approval of Corporate Matters by Written Consent

Under Mexican law and our bylaws, our shareholders may take action by written consent of the holders of all of the outstanding shares of capital stock.

Delaware law permits shareholders to take action by written consent of holders of outstanding shares having more than the minimum number of votes necessary to take the action at a shareholders’ meeting at which all voting shares were present and voted.

Amendment of Bylaws

Under Mexican law, any amendment to our bylaws may only be resolved by our shareholders at a general extraordinary shareholders’ meeting. In addition, the SHCP must previously approve any amendment to our bylaws.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

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Description of American Depositary Shares

American Depositary Receipts

JPMorgan Chase Bank, N.A., as depositary, has executed and delivered or will execute and deliver the American Depositary Receipts, or ADRs. Each ADR is a certificate evidencing a specific number of American depositary shares, also referred to as ADSs. Each ADS represents five Series B shares. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADRs are administered is located at 1 Chase Manhattan Plaza, Floor 58, New York, New York 10005-1401.

You may hold ADSs either directly (by having an ADR registered in your name) or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Mexican law governs shareholder rights. The depositary will be the holder of the Series B shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights. A deposit agreement among us, the depositary, and the holders of ADRs sets out ADR holder rights as well as the rights and obligations of the depositary and us. As an ADR holder you are deemed to be a party to and bound by the terms of the deposit agreement and the ADRs. New York law governs the deposit agreement and the ADRs. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See “Where You Can Find More Information” for directions on how to obtain copies of those documents. A form of the deposit agreement is attached as Exhibit 4.2 to the registration statement of which this prospectus is a part.

How Will You Receive Dividends and Other Distributions on the Shares?

The depositary has agreed to distribute to you, to the extent practicable, the cash dividends or other distributions it or the custodian receives on the Series B shares or other deposited securities, after deducting its fees and expenses described below. The depositary may utilize a division, branch or affiliate of the depositary to direct, manage and/or execute any public and/or private sale of securities, which may charge the depositary a fee consistent with market standards in connection with such sales, which fee shall be considered an expense of the depositary. You will receive these distributions in proportion to the number of Series B shares your ADSs represent.

Cash

The depositary will convert any cash dividend or other cash distribution we pay on the Series B shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States on a reasonable basis, and it will distribute such cash to ADR holders on an averaged or other practicable basis, subject to such distribution being impermissible or impracticable with respect to certain ADR holders, and subject to obtaining any required governmental approval or license. See “—Other Distributions” below.

Before making a distribution, the depositary will deduct its expenses in (1) converting foreign currency to U.S. dollars, (2) transferring foreign currency or U.S. dollars to the United States, (3) obtaining any governmental approval or license required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. The depositary will also deduct any withholding taxes that must be paid. The depositary will distribute only whole U.S. dollars and cents and fractional cents will be withheld and dealt with by the depositary in accordance with its then current practices. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares

The depositary may distribute additional ADSs representing any Series B shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Series B shares, which would require it to deliver a fractional ADS, and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Series B shares.

Rights to purchase additional Series B shares

If we offer holders of our securities any rights to subscribe for additional Series B shares or any other rights, the depositary may make these rights available to you by distributing warrants or other instruments representing such rights. If we do not furnish such evidence and sales of the rights are practicable, the depositary will sell the rights and distribute the net proceeds in the same way as it does with cash. To the extent we do not furnish such evidence and sales of the rights cannot be practicably accomplished by reason of the nontransferability of the rights, limited markets therefor, their short duration or otherwise, the depositary will allow the rights to lapse. In that case, you will receive no value for them.

If the depositary makes rights to purchase Series B shares available to you, it will exercise the rights and purchase the shares on your behalf, subject to such procedures as the depositary shall establish in its discretion. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

Other Distributions

The depositary will distribute to you any other securities or property we distribute on deposited securities by any means it deems equitable and practical. If the depositary determines that it cannot make the distribution in that way, the depositary may sell what we distributed and distribute the net proceeds, in the same way as it does with cash.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. In such case, the depositary may, after consultation with us, if practicable, make such distribution as it deems practicable, including the distribution of foreign currency, securities or other property or it may retain the same as deposited securities, without liability for interest thereon or the investment thereof, and the outstanding ADSs will also represent such retained currency, securities or property.

We have no obligation to register Series B shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, Series B shares, rights or anything else to ADR holders. This means that you may not receive the distributions we make on our Series B shares or any value for them if it is illegal or impractical for us or the depository to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits Series B shares or evidence of rights to receive Series B shares with the custodian. Upon such deposit of shares, receipt of related documentation and payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request. Certificated ADRs will be delivered at the depositary’s office to the persons you request. If ADRs are issued in book-entry form, a statement setting out such ownership interest will be mailed to you by the depositary. Unless an ADR holder specifically requests certificated ADRs, all ADRs will be issued in book-entry form through the depositary’s direct registration system and registered holders will receive periodic statements from the depositary showing the number of ADRs in such holder’s name.

How do ADR holders cancel ADRs and obtain shares?

If you surrender certificated ADSs to the depositary at its office, or if you deliver proper instructions and documentation in the case of book-entry ADRs, then upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Series B shares and any other deposited securities underlying the surrendered ADSs to you or a person you designate at the office of the

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custodian or, in the case of book-entry ADRs, delivery will be made from the custodian’s office. At your request, risk and expense, the depositary may deliver the deposited securities at such place as you have requested.

Record Dates

The depositary may fix a record date for the determination of the ADR holders who will be entitled to receive any distribution on or in respect of the deposited securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such ADR holders at such record date will be so entitled or obligated.

Voting Rights

How do you vote?

If the depositary asks ADR holders to provide it with voting instructions, you may instruct the depositary to vote the shares underlying your ADRs, subject to any applicable provisions of Mexican law. If we furnish voting materials to the depositary, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares underlying your ADRs. However, you may not know about the meeting far enough in advance to withdraw the shares. The depositary’s notice will describe the information in the voting materials and explain how you may instruct the depositary to vote the shares or other deposited securities underlying your ADRs as you direct by a specified date. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practicable and permitted under the provisions of or governing the deposited securities, to vote or cause to be voted the shares or other deposited securities as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. If the depositary does not receive voting instructions from you by the specified date, the shares underlying your ADRs will not be voted. If the depositary receives voting instructions which fail to specify the manner in which the depositary is to vote the underlying shares, the depositary will deem you to have instructed it to vote in favor of the items set forth in the voting instructions.

If so requested by us in writing, the depositary will represent all deposited securities at a meeting of the shareholders (whether or not voting instructions have been received from ADR holders in respect of such deposited securities) for the sole purpose of establishing quorum at such meeting; subject to the depositary’s receipt of a legal opinion confirming the legality of, and other matters relating to, its representation of such deposited securities for purposes of establishing a quorum.

The depositary will only vote or attempt to vote as you instruct. The depositary itself will not exercise any voting discretion.

Fees and Expenses

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances as a result of a distribution of shares, rights and other property, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the deposit agreement or whose ADRs are cancelled or reduced for any other reason, up to $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a distribution of shares, rights and/or other property prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing Series B shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of $1.50 per ADR for transfers of certificated or direct registration ADRs;

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•	a fee of $0.05 or less per ADS for any cash distribution made pursuant to the deposit agreement;

•	a fee of $0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering our ADR program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against ADR holders as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs that would have been charged as a result of the deposit of such securities (treating all such securities as if they were Series B shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•	a fee for the reimbursement of such fees, charges and expenses as are payable by the depositary or any of the depositary’s agents, including, without limitation, the custodian, or the agents of the depositary’s agents, in connection with the servicing of our Series B shares or other deposited securities (which charge shall be assessed against registered holders of our ADRs as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	stock transfer or other taxes and other governmental charges;

•	cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of Series B shares, ADRs or deposited securities;

•	transfer or registration fees for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

•	in connection with the conversion of foreign currency into U.S. dollars, the fees and expenses of the depositary charged by the depositary or its agent so appointed in connection with such conversion;

•	such fees and expenses as are incurred by the depositary (including without limitation expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable laws, rules or regulations;

•	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement, which are consistent with market standards in connection with such sales; and

•	any other charge payable by the depositary, its agents (including the custodian) and the agents of the depositary’s agents in connection with the servicing of the Series B shares or other deposited securities.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The fees described above may be amended from time to time.

Our depositary has agreed to reimburse us for certain expenses we incur that are related to the establishment and maintenance of the ADR program, including investor relations expenses, reasonable legal, audit and accounting fees, initial and ongoing listing fees and certain of our out-of-pocket expenses. The depositary also anticipates making available to us a set amount or portion of the depositary fees charged in respect of the ADR program or otherwise. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing Series B shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, by directly billing investors or by charging the book-entry system

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accounts of participants acting for them. The depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

Payment of Taxes

You will be responsible for any taxes or other governmental charges imposed on the depositary or the custodian with respect to the ADRs, any deposited securities or any distribution on the ADRs, and by holding or having held an ADR, you agree to indemnify, defend and save harmless the depositary and its agents in respect of such tax or governmental charge. The depositary may refuse to effect any registration, registration of transfer, split-up or combination of your ADRs to or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADRs to pay any taxes owed or other charges owed and you will remain liable for any deficiency. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we change the par value of our Series B shares; reclassify, split up, consolidate or cancel any of the deposited securities; distribute securities on the Series B shares that are not distributed to you; or recapitalize, reorganize, merge, consolidate, liquidate, sell all or substantially all of our assets, or go into liquidation, receivership or bankruptcy; then the depositary may choose to either (i) amend the form of ADR, (ii) distribute additional or amended ADRs, (iii) distribute the cash, securities or other property received by the depositary in connection with such actions or (iv) sell any securities or property received and distribute the net proceeds as cash. If the depositary does not choose any of the above, the cash, securities or other property it receives will constitute deposited securities and each ADS will automatically represent its equal share of the new deposited cash, securities or other property, or a combination thereof, as the case may be.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for transfer or registration fees, facsimile, cable or telex costs, delivery charges or similar items, or prejudices a substantial existing right of ADR holders, it will not become effective for outstanding ADRs until 30 days after the depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADRs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

An amendment can become effective before such notice is given if such amendment is necessary to ensure compliance with a new law, rule or regulation.

No amendment will impair the right of ADR holders to surrender their ADRs and to receive the underlying shares, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and have not appointed a new depositary. In either case, the depositary must notify you at least 30 days before termination; however, such notice may not be provided unless (i) we have not appointed a successor depositary within 45 days, in the case where the depositary has resigned or (ii) we have not appointed a successor depositary within 90 days, in the case where we have removed the depositary.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: (i) collect distributions on the deposited securities; (ii) sell rights and other property distributed in respect of deposited securities and (iii) deliver Series B shares and other deposited securities upon cancellation of ADRs. As soon as practicable after the expiration of two months following the termination date, the depositary will sell any

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remaining deposited securities if lawful to do so by private or public sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the net proceeds and other cash. After termination, we will have no obligations except our obligations under the deposit agreement to the depositary and its agents.

Limits on Our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADRs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or bad faith;

•	are not liable if either of us becomes subject to any civil or criminal penalty in connection with any act under the deposit agreement, or is prevented or delayed by reason of any law or regulation, the provisions of or governing the deposited securities, our charter, or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises or fails to exercise any discretion permitted under the deposit agreement;

•	may rely on the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADR holder, or any other person believed by to be competent to give such advice or information;

•	are not liable for any tax consequences that may be incurred by ADR holders and beneficial owners of ADRs on account of their ownership of ADRs or ADSs;

•	have no obligation to inform ADR holders or any other holders of an interest in an ADS about the requirements of Mexican law, rules or regulations or any changes therein or thereto;

•	are not liable to ADR holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought;

•	may rely upon any written notice, request, direction or other documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with the book-entry settlement of deposited securities or otherwise; and

•	are not liable (except, in our case, to the extent we or one of our affiliates serves as custodian under the deposit agreement) for the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.

The depositary is not obligated to appear in, prosecute or defend any lawsuit or other proceeding relating to the ADRs or any deposited securities. We are not obligated to appear in, prosecute or defend any lawsuit or other proceeding relating to the ADRs or any deposited securities if, in our opinion, such proceeding may involve us in expense or liability, unless we are indemnified to our satisfaction against all liabilities and expenses including fees and disbursements of counsel.

The depositary is not liable for:

•	the acts or omissions of any securities depository, clearing agency or settlement system in connection with the book-entry settlement of deposited securities or otherwise;

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•	any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote;

•	the content of any information submitted to it by us for distribution to ADR holders or any inaccuracy of any translation of such information;

•	any investment risk associated with acquiring an interest in the deposited securities or the validity or worth of the deposited securities;

•	the creditworthiness of any third party; and

•	allowing any rights to lapse under the terms of the deposit agreement or for the failure or timeliness of any notice from us.

Neither we, the depositary nor the custodian is liable for the failure by any ADR holder or beneficial owner of ADRs to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability.

The depositary may rely upon instructions from us or our Mexican counsel regarding any Mexican governmental approval or license required for any currency conversion, transfer or distribution. The depositary may own and deal in any class of securities of our company and in our ADRs. The depositary may fully respond to any and all demands or requests made pursuant to lawful authority for information maintained by it in connection with the ADRs, any ADR holders or otherwise related to the deposit agreement.

The depositary and the custodian are not responsible for any errors or omissions made in providing information or services through third parties for matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the deposit agreement, or in using local agents to provide extraordinary services, such as attendance at our annual meeting, provided the depositary and the custodian use reasonable care in selecting such service providers and local agents.

In the deposit agreement, we agree to indemnify the depositary and its agents for acting as depositary, except for losses caused by the depositary or its agents’ own negligence or willful misconduct, and the depositary agrees to indemnify us for any losses, liabilities or expenses resulting from its or its agents’ negligence or bad faith.

Requirements for Depositary Actions

Before the depositary will issue, register, or register a transfer of an ADR, effect a split-up or combination of ADRs, make a distribution on an ADR, or permit withdrawal of Series B shares (subject to limitations under U.S. securities laws and Mexican local law), the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Series B shares or other deposited securities;

•	payment of any applicable charges of the depositary as provided in the deposit agreement;

•	satisfactory proof of the identity of any signatory and genuineness of any signature or other information it deems necessary or proper, including information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing the deposited securities and terms of the deposit agreement and the ADRs; and

•	compliance with regulations it may establish consistent with the deposit agreement.

The depositary may suspend the issuance of ADSs, the deposit of Series B shares, the registration, registration of transfer, split-up or combination of ADRs, or the withdrawal of deposited securities (subject to limitations under U.S. securities laws and Mexican local law), generally or in particular circumstances, when the transfer books of the depositary or our transfer books are closed or at any time if the depositary thinks it advisable to do so.

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Your Right to Receive the Series B Shares Underlying Your ADRs

You have the right to surrender your ADSs and withdraw the underlying Series B shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Series B shares is blocked to permit voting at a shareholders’ meeting or (iii) we are paying a dividend on our Series B shares.

•	When you owe money for fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of Series B shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADRs

The depositary may not lend Series B shares or ADSs. However the deposit agreement permits the depositary to deliver ADSs before deposit of the underlying Series B shares. This is called a pre-release of the ADSs. A pre-release is closed out as soon as the underlying Series B shares are delivered to the depositary. The depositary may receive ADSs instead of Series B shares to close out a pre-release. The depositary may prerelease ADSs only under the following conditions: (i) the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the Series B shares underlying the pre-released ADSs; (b) agrees to indicate the depositary as the owner of such Series B shares in its records and to hold such shares in trust for the depositary until such shares are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian such Series B shares, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate; (ii) the pre-release is fully collateralized with cash, U.S. government securities or other collateral that the depositary considers appropriate; (iii) the depositary must be able to close out the pre-release on not more than five business days’ notice; and (iv) the pre-release is subject to such further indemnities and credit regulations as the depositary deems appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of a pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so. The depositary may retain any compensation received in conjunction with the pre-release of ADSs. Collateral provided in connection with the pre-release of ADSs, but not the earnings on such collateral, will be held for the benefit of the holders other than the applicant for pre-release.

Disclosure of Interests

By holding ADRs, you agree to comply with all applicable disclosure requirements and ownership limitations, including without limitation requirements of Mexican law or under the provisions of or governing the deposited securities, and you agree to comply with any reasonable instructions from us in respect thereof. We have the right to instruct you to cancel your ADSs and withdraw the deposited securities so as to permit us to deal directly with you as a holder of Series B shares, and you agree to comply with such instructions. We may from time to time request ADR holders or beneficial owners of an interest in ADRs to provide information as to the capacity in which such holders own ADRs and regarding the identity of any other persons then or previously having a beneficial interest in such ADRs and the nature of such interest and various other matters. You agree to provide any such information requested by us or the depositary.

Available Information

You can inspect the following documents at the offices of the depositary and the custodian: the deposit agreement, the provisions of or governing deposited securities, the books of the depositary, the list of receipt holders and written communications which are received from us by the custodian as a holder of deposited securities and which are made generally available to the holders of deposited securities. The depositary will distribute copies of such communications (or English-language translations or summaries thereof) to you when furnished by us. For more information about where you can find relevant documents, see “Where You Can Find More Information.”

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JPMorgan Chase Bank, N.A.

The depositary is JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMorgan Chase Bank, N.A. is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

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Plan of Distribution

We may sell the contingent convertible securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents. These sales may be at fixed public offering prices, which may be changed, or at negotiated prices. Any offering of the contingent convertible securities to the public in Mexico will require prior registration with the CNBV.

In connection with the sale of contingent convertible securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the prospectus supplement describes. Underwriters may sell contingent convertible securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of contingent convertible securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements that we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

The series of contingent convertible securities will be a new issue of securities with no established trading market. If contingent convertible securities of the series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those contingent convertible securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of the series or as to the liquidity of the trading market for those contingent convertible securities.

Expenses of the Issue

The estimated aggregate amount of expenses payable by us in connection with any offering of our contingent convertible securities pursuant to this prospectus will be provided in the prospectus supplement or other offering materials related thereto.

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Legal Matters

The validity of the contingent convertible securities will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel. The validity of the Series B shares and certain other matters governed by Mexican law will be passed upon for us by Ritch, Mueller, Heather y Nicolau, S.C., Mexico City, Mexico.

Experts

The consolidated financial statements, the related financial statement schedules and the effectiveness of our internal control over financial reporting, incorporated in this prospectus by reference to the 2015 Annual Report for the year ended December 31, 2015 have been audited by Galaz, Yamazaki, Ruiz Urquiza, S.C., member firm of Deloitte Touche Tohmatsu Limited, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The address of Galaz, Yamazaki, Ruiz Urquiza, S.C. is Rio Lerma 232, Piso 9, Cuauhtémoc, 06500 Mexico City, Mexico.

Service of Process and Enforcement of Judgments

We are a publicly traded variable capital corporation (sociedad anónima bursátil de capital variable) incorporated in accordance with the laws of Mexico. All of our directors and officers and experts named herein are non-residents of the United States, and all or substantially all of the assets of such persons and substantially all of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in United States courts judgments predicated upon the civil liability provisions of United States federal securities laws. We have been advised by our special counsel as to Mexican law, Ritch, Mueller, Heather y Nicolau, S.C., that there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of U.S. federal securities laws. We have been advised by such special Mexican counsel that no bilateral treaty is currently in effect between the United States and Mexico that covers the reciprocal enforcement of civil foreign judgments. In the past, Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the United States judgment, in order to ascertain, among other matters, whether Mexican legal principles of due process, public policy (orden público) and non-violation of Mexican law have been complied with, without reviewing the merits of the subject matter of the case.

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Grupo Financiero Santander México, S.A.B. de C.V.

U.S.$500,000,000 8.500% Perpetual Subordinated Non-Preferred Contingent Convertible Additional Tier 1 Capital Notes

PROSPECTUS SUPPLEMENT

Joint Bookrunners

Santander Goldman, Sachs & Co. Morgan Stanley